PROSPECTUS SUPPLEMENT
(to prospectus dated December 20, 2004)

                                  $135,000,000
                                  (Approximate)

             Structured Asset Mortgage Investments II Trust 2005-F2
                                     Issuer

                  Structured Asset Mortgage Investments II Inc.
                                    Depositor

                    Pass-Through Certificates, Series 2005-F2

You should consider carefully the risk factors beginning on page S-12 in this prospectus supplement.

The Trust

The trust will consist primarily of Class CF Federal National Mortgage
Association Guaranteed REMIC Pass-Through Certificates, issued by Fannie Mae
REMIC Trust 2005-97, which we refer to as the pooled certificates, and two interest rate cap agreements, which we refer to as the interest rate caps, in each case as further described in this prospectus supplement. The trust will issue two classes of certificates which will represent the entire beneficial interest in the trust.

No Cross-Collateralization

Each class of certificates will be entitled to receive payments from its pro rata share of distributions on the pooled certificates and from one of the interest rate caps, and will not have the benefit of any cross collateralization from the other interest rate cap.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the depositor from the offering are expected to be approximately 100% of the aggregate principal amount of the certificates, less expenses. See "Method of Distribution" in this prospectus supplement.

                            Bear, Stearns & Co. Inc.

           The date of this prospectus supplement is October 26, 2005.

   Important notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the certificates in two separate documents that progressively provide more detail:

      o     the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

      o     this prospectus supplement, which describes the specific terms of this series of certificates.

We have included as Exhibit A to this prospectus supplement the following documents related to the pooled certificates, which we refer to in this prospectus supplement as the "Underlying Offering Documents":

      o     Fannie Mae Prospectus Supplement for Guaranteed REMIC Pass-Through
            Certificates, Fannie Mae REMIC Trust 2005-97, dated September 15,
            2005 (the "Fannie Mae Supplement");

      o     Fannie Mae Prospectus for Fannie Mae Guaranteed REMIC Pass-Through
            Certificates dated May 1, 2002 (the "Fannie Mae REMIC Prospectus")

      o     Fannie Mae Prospectus for Fannie Mae Guaranteed Mortgage
            Pass-Through Certificates (Single Family Residential Mortgage Loans)
            dated July 1, 2004 (the "Fannie Mae MBS Prospectus"); and

      o     Fannie Mae Prospectus for Fannie Mae Stripped Mortgage-Backed
            Securities dated May 1, 2002 (the "Fannie Mae SMBS Prospectus").

If the description of your certificates in this prospectus supplement differs from the related description in the prospectus, you should rely on the information in this prospectus supplement.

The depositor's principal offices are located at 383 Madison Avenue, New York,
New York 10179 and its phone number is (212) 272-2000.

                                      S-2

                              PROSPECTUS SUPPLEMENT

Caption                                                                    Page
-------                                                                    ----

Schedule II - Class FB Interest Rate Cap Notional Amounts..................SII-1

Annex I - Global Clearance, Settlement and Tax Documentation Procedures.....AX-1

                                      S-3

                                   PROSPECTUS

Caption                                                                     Page
-------                                                                     ----

Other Financial Obligations Related to
    the Securities............................................................50
Description of Primary Mortgage
    Insurance, Hazard Insurance; Claims

Maturity and Prepayments

Incorporation of Information by
    Reference................................................................122
Glossary.....................................................................123

                                      S-4

                                SUMMARY OF TERMS

      The following summary is a very broad overview of the certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the certificates, you should read carefully this entire prospectus supplement including the Underlying
Offering Documents relating to the pooled certificates attached to and forming a part of this prospectus supplement as Exhibit A and the entire accompanying prospectus. An index of defined terms is included at the end of this prospectus supplement to assist you in finding the location of defined terms. Certain terms used in the Underlying Offering Documents are defined in those documents.
Capitalized terms used but not defined in this prospectus supplement have the meanings assigned to them in the glossary at the end of the prospectus.

Title of Series...........    Structured Asset Mortgage Investments II Trust
                                   2005-F2, Pass-Through Certificates, Series
                                   2005-F2.

Issuer....................    Structured Asset Mortgage Investments II Trust
                                   2005-F2, also referred to as the "trust." The
                                   depositor will establish the trust pursuant
                                   to a pooling agreement, dated as of October
                                   28, 2005, between the depositor and the
                                   trustee, which we refer to in this prospectus
                                   supplement as the "pooling agreement."

Depositor.................    Structured Asset Mortgage Investments II Inc., an
                                   affiliate of the underwriter and of the cap
                                   counterparty.

Trustee...................    U.S. Bank National Association.

Cap Counterparty..........    Bear Stearns Financial Products, Inc., which has a
                                   rating of "AAA" from S&P and a rating of
                                   "Aaa" from Moody's Investors Service, Inc.
                                   ("Moody's"). The cap counterparty is an
                                   affiliate of the depositor and the
                                   underwriter.

Closing Date..............    On or about October 28, 2005.

Distribution Dates........    Distributions on the Class FA and Class FB
                                   Certificates will be made on the first
                                   business day following the 25th day of each
                                   month (or if the 25th day is not a business
                                   day, the second business day following the
                                   25th day of each month), beginning in
                                   November 2005.

Certificates..............    The  two classes of certificates and their
                                   pass-through rates and initial principal
                                   amounts are set forth in the table below.

                                      S-5

Certificate Class        Pass-Through Rate(1)        Initial Principal Amount(2)
-----------------        --------------------        ---------------------------
       FA                  Adjustable Rate                  $ 75,000,000
       FB                  Adjustable Rate                  $ 60,000,000

----------
1. Each class of certificates will have the benefit of an interest rate cap which will terminate prior to the final distribution date for such class of certificates. We sometimes refer to those interest rate caps as the Class FA
Interest Rate Cap and the Class FB Interest Rate Cap.

2. The initial principal amount of the Class FA Certificates is equal to
55.5555555556% of the initial principal balance of the pooled certificates and the initial principal amount of the Class FB Certificates is equal to
44.4444444444% of the initial principal balance of the pooled certificates, as such initial principal balance of the pooled certificates is set forth in the
Fannie Mae Supplement.

                              Each class of certificates represents in the
                                   aggregate the entire beneficial ownership
                                   interest in a portion of the trust consisting
                                   of (1) its pro rata portion of the pooled
                                   certificates and (2) the related interest
                                   rate cap. Distributions of interest and
                                   principal on a class of certificates will be
                                   made only from payments received in
                                   connection with the pooled certificates
                                   according to the priority of payments and
                                   related interest rate cap described below.
                                   See "Description of the
                                   Certificates--Distributions on the
                                   Certificates."

Pass-Through Rates........    Each class of certificates will bear interest at a
                                   per annum pass-through rate equal to,

                               for each distribution date, LIBOR plus the per
                                   annum margin of 0.55%, with a maximum rate of
                                   the applicable available funds cap and a
                                   minimum rate of 0.55%. The pass-through rate
                                   for each class of certificates with respect
                                   to the first interest accrual period is
                                   expected to be approximately 4.25% per annum.

                             LIBOR for each accrual period for each class will
                                   be the same as LIBOR for the pooled
                                   certificates.

                               The available funds cap with respect to each
                                   class of certificates and a distribution date
                                   on or before the termination of the
                                   applicable interest rate cap is 4.50% plus
                                   amounts, if any, paid to the trust pursuant
                                   to the related interest rate cap, expressed
                                   as a per annum rate. With respect to each
                                   class of

                                      S-6

                                   certificates and a distribution date after
                                   the termination of the applicable interest
                                   rate cap, the available funds cap is 4.50%
                                   per annum.

Interest Accrual Period...     For each distribution date, the period from the
                                   25th day of the month preceding the month of
                                   such distribution date through the 24th day
                                   of the month of such distribution date,
                                   commencing for the November 2005 distribution
                                   date on October 25, 2005.

Record Date...............     For the first distribution date, the closing
                                   date, and for any distribution date
                                   thereafter, the last business day of the
                                   month preceding the month in which such
                                   distribution date occurs.

Denominations.............     The certificates will be issued in minimum
                                   denominations of $1,000 and increments of
                                   $1.00 in excess thereof.

Registration of the
  Certificates............     The trust will issue the certificates initially
                                   in book-entry form. Persons acquiring
                                   interests in the certificates will hold their
                                   beneficial interests through The Depository
                                   Trust Company in the United States or
                                   Clearstream Banking, societe anonyme or
                                   Euroclear in Europe.

The Pooled Certificates...     The pooled certificates constitute 100% of the
                                   Class CF Fannie Mae Guaranteed REMIC
                                   Pass-Through Certificates, issued by Fannie
                                   Mae REMIC Trust 2005-97. We sometimes refer
                                   to the pooled certificates as the "Fannie Mae
                                   2005-97, Class CF." The pooled certificates
                                   are being issued on October 27, 2005.

                              Certain information with respect to the pooled
                                   certificates is set forth below.

                Principal      Initial    Interest       Maximum      Principal
  Pooled      Type/Interest   Interest      Rate      Rate/Minimum   Balance in
Certificate      Type(1)        Rate       Formula        Rate          Trust
-----------      -------        ----       -------        ----          -----
Fannie Mae     PAC/AD/FLT       4.25%   LIBOR + 55 bp  4.50%/0.55%  $135,000,000
2005-97,
Class CF

----------
(1)   You can find the explanation of the "Principal Type" and "Interest Type"
      under "Description of the Pooled Certificates" in this prospectus supplement.

                                      S-7

                               You should refer to "Description of the Pooled
                                   Certificates" in this prospectus supplement
                                   for more information regarding the pooled
                                   certificates In addition, Exhibit A, which is
                                   attached and is a part of this prospectus
                                   supplement, contains the Underlying Offering
                                   Documents.

Interest Rate Caps........    Each class of certificates will have the benefit
                                   of an interest rate cap. Payments under each
                                   interest rate cap will be made only to the
                                   related class of certificates. With respect
                                   to each class of certificates, the cap
                                   counterparty will agree to pay to the trust
                                   on each related distribution date, an amount
                                   equal to the product of (i) the excess of (x)
                                   the lesser of the applicable LIBOR and a
                                   maximum payment rate over (y) a strike rate,
                                   (ii) the lesser of (x) the related projected
                                   principal balance for the related
                                   distribution date set forth on a schedule
                                   which is attached to this prospectus
                                   supplement as Schedule I in the case of the
                                   Class FA Interest Rate Cap and Schedule II in
                                   the case of the Class FB Interest Rate Cap
                                   and (y) the current principal amount of the
                                   related class of certificates immediately
                                   following the prior distribution date and
                                   (iii) a fraction, the numerator of which is
                                   the number of days in the related interest
                                   accrual period (calculated on the basis of a
                                   360-day year consisting of twelve 30-day
                                   months), and the denominator of which is 360.
                                   Each interest rate cap is designed to
                                   partially mitigate the interest rate risk
                                   that results from LIBOR exceeding the
                                   applicable strike rate up to the applicable
                                   maximum payment rate. Each interest rate cap
                                   will terminate prior to November 2035 which
                                   is the final distribution date for each class
                                   of certificates.

                                We have described the maximum payment rates, the
                                   strike rates, the prepayment rates used to
                                   calculate the projected principal balances
                                   and the termination dates for each interest
                                   rate cap under "Description of the
                                   Certificates - The Interest Rate Caps" in
                                   this prospectus supplement.

                                      S-8

Payments on the
  Certificates............    Payments on each class of certificates will be
                                   made to the extent of funds available from
                                   its pro rata share of the pooled certificates
                                   and from the related interest rate cap in
                                   accordance with the following:

                              Interest Payments. As a certificateholder, you
                                   will generally be entitled to receive on each
                                   distribution date interest on the
                                   certificates of each class you hold, which
                                   will accrue during the preceding interest
                                   accrual period in an amount equal to:

                              o    1/12th

                                   multiplied by

                              o    the applicable pass-through rate for that
                              class set forth in this prospectus supplement

                                    multiplied by

                              o     the current principal amount of that class
                              immediately prior to that distribution date.

                              Interest will be calculated on the basis of a
                                   360-day year comprised of twelve 30-day
                                   months.

                              Principal Payments. Principal distributions
                                   received on the pooled certificates will be
                                   paid to the Class FA and Class FB
                                   Certificates on a pro rata basis based upon
                                   the outstanding current principal amounts
                                   thereof.

Credit Enhancement........      No Cross-Collateralization. Each class of
                                   certificates will be entitled to receive
                                   payments only from its pro rata share of
                                   distributions from the pooled certificates
                                   and from the related interest rate cap. It
                                   will not have the benefit of any
                                   cross-collateralization from the other
                                   interest rate cap.

                               The certificates are not guaranteed by any
                                   entity. However, the pooled certificates are
                                   entitled to the guaranty of Fannie Mae of
                                   timely payment of principal and interest.

                                      S-9

Final Distribution Date...     The final distribution date for each class of
                                   certificates is in November 2035, which is
                                   the final distribution date for the pooled
                                   certificates.

                                It is likely that the actual final distribution
                                   date will occur earlier due to prepayments
                                   and other factors. See "Yield and Prepayment
                                   Considerations--Final Distribution Date" in
                                   this prospectus supplement.

Federal Income Tax
  Considerations..........     For federal income tax purposes, the trust will
                                   be classified as a grantor trust under
                                   Subpart E, part I of Subchapter J of the Code
                                   and not as a partnership or as an association
                                   taxable as a corporation or as a real estate
                                   mortgage investment conduit (a "REMIC") for
                                   federal income tax purposes.

                               You should review the material under the caption
                                   "Federal Income Tax Considerations" in this
                                   prospectus supplement and the material under
                                   the caption "Federal Income Tax Consequences"
                                   in the prospectus for further information
                                   regarding the federal income tax consequences
                                   of investing in the certificates.

ERISA Considerations......    Fiduciaries of employee benefit plans subject to
                                   Title I of the Employee Retirement Income
                                   Security Act of 1974, as amended ("ERISA"),
                                   should consider the ERISA fiduciary
                                   investment standards before authorizing an
                                   investment by a plan in the certificates. In
                                   addition, fiduciaries of employee benefit
                                   plans or other retirement arrangements (such
                                   as individual retirement accounts or certain
                                   Keogh plans) which are subject to Title I of
                                   ERISA, and/or Section 4975 of the Code, as
                                   well as any entity, including an insurance
                                   company general account, whose underlying
                                   assets include plan assets by reason of a
                                   plan or account investing in such entity
                                   (collectively, "Plan(s)"), should consult
                                   with their legal counsel to determine whether
                                   an investment in the certificates will cause
                                   the assets of the trust ("Trust Assets") to
                                   be considered plan assets pursuant to the
                                   plan asset regulations set forth in 29 C.F.R.
                                   ss. 2510.3-101, thereby subjecting the Plan
                                   to the prohibited transaction rules with
                                   respect to the Trust Assets and the trustee
                                   to the fiduciary investment

                                      S-10

                                   standards of ERISA, or cause the excise tax
                                   provisions of Section 4975 of the Code to
                                   apply to the Trust Assets, unless some
                                   exemption granted by the Department of Labor
                                   applies to the acquisition, holding and
                                   transfer of the certificates.

                              Subject to the considerations set forth under
                                   "ERISA Considerations herein and in the
                                   prospectus, the purchase or holding of the
                                   certificates by, on behalf of, or with plan
                                   assets of, a Plan may qualify for exemptive
                                   relief under Prohibited Transaction Exemption
                                   2002-41.

Ratings ..................     The issuer will issue the certificates only if
                                   each class receives a rating of at least
                                   "AAA" from Standard & Poor's, a division of
                                   The McGraw-Hill Companies, Inc. ("S&P"). We
                                   also refer to S&P in this prospectus
                                   supplement as the "rating agency."

                               You should evaluate the ratings of the
                                   certificates of any class independently from
                                   similar ratings on other types of securities.
                                   A rating is not a recommendation to buy, sell
                                   or hold securities. The rating agency may
                                   revise or withdraw its rating at any time.

Legal Investment..........    Each class of certificates will constitute
                                   "mortgage related securities" for purposes of
                                   the Secondary Mortgage Market Enhancement Act
                                   of 1984, as amended, so long as a nationally
                                   recognized statistical rating organization
                                   rates such certificates in one of the two
                                   highest rating categories.

                                      S-11

                                  RISK FACTORS

The following information, together with the information set forth under "Risk
Factors" in the prospectus and under "Risk Factors" or "Additional Risk Factors"
in the Underlying Offering Documents which you should also carefully consider, identifies certain significant sources of risk associated with an investment in the certificates.

The certificates will be
  sensitive to levels
  of LIBOR ...............    The yields on the certificates will be sensitive
                              to changes in the level of LIBOR. The pass-through
                              rate on the certificates will generally decline as
                              the level of LIBOR declines. If the level of LIBOR
                              differs from the level you expect, your actual
                              yield may be lower than you expect. No prediction
                              can be made as to future levels of LIBOR.

The certificates may not
  always receive interest
  based on LIBOR plus the
  applicable margin ......    The certificates may not always receive interest
                              at a rate equal to LIBOR plus the applicable
                              margin. The pass-through rate on each class of
                              certificates is limited to the applicable
                              available funds cap. Thus, the yield to investors
                              in the certificates will be sensitive to
                              fluctuations in the level of LIBOR that would
                              result in a pass-through rate above the applicable
                              available funds cap. Shortfalls resulting from
                              LIBOR plus the applicable margin exceeding the
                              applicable available funds cap will not be payable
                              on future distribution dates.

                              If prepayments on the mortgage loans underlying
                              the pooled certificates were constant at the
                              assumed prepayment rate used to calculate the
                              applicable projected principal balances, a maximum
                              rate of 9.50% would be expected to be applicable
                              to each class of certificates. However, payments
                              under the interest rate caps may not result in a
                              maximum effective interest rate of 9.50%. Since
                              payments under each interest rate cap are made on
                              each distribution date on a notional balance equal
                              to the lesser of the current principal amount of
                              the applicable class of certificates and the
                              projected principal balance for such class for
                              such distribution date set forth on a schedule
                              which we have attached hereto as Schedule I in the
                              case of the Class FA Interest Rate Cap and
                              Schedule II in the case of the Class FB Interest
                              Rate

                                      S-12

                              Cap, if prepayments are slower than the applicable
                              prepayment rate assumed in creating the schedule
                              of projected principal balances, the effective
                              maximum interest rate on the actual current
                              principal amount of the applicable class of
                              certificates will be less than 9.50%. The
                              schedules of projected principal balances for the
                              Class FA and Class FB Certificates were created
                              assuming prepayment rates of 471% PSA and 400%
                              PSA, respectively. PSA is described in the
                              Underlying Offering Documents.

                              In addition, the interest rate caps terminate in
                              accordance with their terms on the following
                              distribution dates:

                                 Class FA Interest Rate Cap:    April 2016
                                 Class FB Interest Rate Cap:    May 2016

                              We selected those dates based on the assumptions
                              that the mortgage loans underlying the pooled
                              certificates prepay at the applicable rates set
                              forth in the prior paragraph. If prepayments occur
                              at a rate that is slower than such applicable
                              rate, the related interest rate cap may terminate
                              prior to the repayment in full of your
                              certificates.

                              To the extent that payments on the applicable
                              class of certificates depend in part on payments
                              to be received under the applicable interest rate
                              cap, the ability of the trust to make payments on
                              such certificates will be subject to the credit
                              risk of Bear Stearns Financial Products Inc.

Payments on each class of
  certificates will be
  affected by the payment
  priorities governing the
  pooled certificates ....    The rate at which you receive payments on a class
                              of certificates will be affected by the applicable
                              priority sequence governing principal payments on
                              the pooled certificates. The pooled certificates
                              are part of an aggregate group, the principal
                              payments on which are governed by an aggregate
                              principal balance schedule as described in the
                              Fannie Mae Supplement. As a result of such
                              principal balance schedule, the pooled
                              certificates may receive principal payments at
                              rates faster or slower than would otherwise have
                              been the case.

                                      S-13

Delay in payment will
  cause the certificates
  to have a lower yield.

                              Since the Class FA and Class FB Certificates do
                              not receive interest immediately following the
                              related interest accrual period as a result of a
                              one business day delay, each such class has a
                              lower yield and possibly lower market value than
                              it would if there were no such delay.

The rate of prepayment on
  the mortgage loans
  underlying the pooled
  certificates is
  uncertain and may
  adversely affect the
  average life of and
  yield on your
  certificates ...........    Mortgage loans underlying the pooled certificates
                              may be prepaid, as further described in the
                              Underlying Offering Documents. The rate of
                              prepayments is influenced by many factors,
                              including those factors described in the
                              Underlying Offering Documents, and cannot be
                              predicted.

                              Payments of principal, including prepayments, on
                              the pooled certificates will result in a payment
                              of principal on the certificates.

                                o  If you purchase your certificates at a
                                   discount and principal is repaid slower than
                                   you anticipate, then your yield may be lower
                                   than you anticipate.

                                o  If you purchase your certificates at a
                                   premium and principal is repaid faster than
                                   you anticipate, then your yield may be lower
                                   than you anticipate.

                              See "Yield and Prepayment Considerations" in this
                              prospectus supplement. See also "Risk Factors",
                              "Additional Risk Factors" and other information
                              relating to yield, maturity and prepayment
                              considerations in the Underlying Offering
                              Documents for a description of factors that may
                              influence the rate and timing of prepayments of
                              the pooled certificates and the consequent effects
                              on yield and maturity of the certificates.

                                      S-14

The absence of a secondary
  market may interfere
  with your ability to
  resell your
  certificates ...........    There is currently no secondary market for the
                              certificates, and it is not certain that one will
                              develop. The underwriter may establish a market
                              for the certificates, but is not required to do
                              so. Even if a secondary market does develop, it
                              might not continue or it might not be sufficiently
                              liquid to allow you to resell any of your
                              certificates. The certificates will not be listed
                              on any securities exchange or quoted in the
                              automatic quotation system of any registered
                              securities organization. Each certificateholder
                              will be provided access to monthly reports
                              pertaining to the certificates. There are a
                              limited number of sources which provide certain
                              information about pass-through certificates in the
                              secondary market, and they may not provide
                              information about the certificates. You should
                              consider the effect of limited information on the
                              liquidity of the certificates.

                                      S-15

                     DESCRIPTION OF THE POOLED CERTIFICATES

General

      It is anticipated that the pooled certificates will be issued by the
Federal National Mortgage Association ("Fannie Mae") on October 27, 2005. Bear,
Stearns & Co. Inc. will sell the pooled certificates to the depositor on the closing date. We have included in Exhibit A to this prospectus supplement, the
Underlying Offering Documents, which set forth information provided to investors in the pooled certificates. You should carefully read such materials.

The Pooled Certificates

      The pooled certificates represent beneficial ownership interests in Fannie
Mae REMIC Trust 2005-97 (the "Fannie Mae 2005-97 Trust"). The Fannie Mae 2005-97
Trust and the pooled certificates are more fully described in the Fannie Mae
Supplement. The pooled certificates were issued as part of group 1 referred to therein.

      The principal assets of the Fannie Mae 2005-97 Trust backing the group of pass-through certificates of which the pooled certificates are a part are Fannie
Mae Stripped Mortgage-Backed Securities ("Fannie Mae SMBS") which represent beneficial ownership interests in certain principal and interest distributions on first lien, one- to four-family, fixed rate residential mortgage loans having the characteristics described in the Underlying Offering Documents underlying certain guaranteed mortgage pass-through certificates ("Fannie Mae MBS"). Fannie
Mae MBS and Fannie Mae SMBS are more fully described in the Fannie Mae MBS
Prospectus and the Fannie Mae SMBS Prospectus.

      The pooled certificates are entitled to payments of interest and principal, as described in the Fannie Mae Supplement. The pooled certificates and the related Fannie Mae MBS are guaranteed as to timely distribution of principal and interest by Fannie Mae, as described under "Description of the
Certificates--General--Fannie Mae Guaranty" in the Fannie Mae Supplement. You
should also review the information under "Description of the SMBS
Certificates--Fannie Mae Obligations" in the Fannie Mae SMBS Prospectus. The
Fannie Mae guaranty is not backed by the full faith and credit of the United
States.

      The pooled certificates bear interest at a floating rate equal to LIBOR +
55 basis points, subject to a maximum rate of 4.50% per annum and a minimum rate of 0.55% per annum. The interest rate for the pooled certificates November 2005 distribution date will be 4.25% per annum.

      The timing of principal payments on the pooled certificates will be affected by the principal type and payment priority of such class. The pooled certificates have the designations "PAC" (also referred to as a "Planned
Amortization Class") and "AD" (also referred to as an "Accretion Directed
Class"). Please refer to the Fannie Mae REMIC Prospectus in Exhibit A for a complete description of such terms. As a PAC, the pooled certificates, together with another class in its aggregate group, were structured to receive principal payments based on a predetermined principal balance schedule derived by assuming two constant prepayment rates for the mortgage loans backing the related underlying securities. These two rates are the endpoints for the "structuring range" of the PAC class. As an Accretion Directed Class, the

                                      S-16

pooled certificates were structured to receive principal payments from the accrued interest on other group 1 classes issued by the Fannie Mae 2005-97
Trust.

      Fannie Mae does not have an option to effect an early termination of the
Fannie Mae 2005-97 Trust and has agreed not to repurchase the mortgage loans underlying the Fannie Mae MBS.

                                      S-17

                         DESCRIPTION OF THE CERTIFICATES

      The following summaries describing certain provisions of the certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the prospectus and the provisions of the pooling agreement relating to the certificates offered by this prospectus supplement.

General

      The certificates will evidence in the aggregate the entire beneficial ownership interest in the trust. The trust will consist of:

      o     the pooled certificates;

      o     the interest rate caps;

      o     the Certificate Account;

      o     the rights to enforce the representations and warranties made by the depositor with respect to the pooled certificates; and

      o     all proceeds of the foregoing.

Book-Entry Registration

      Each class of certificates ("book-entry certificates," will initially be issued as a single certificate in fully registered form (a "physical certificate,"), with a denomination that equals the initial principal amount of each related class of certificates and will initially be registered in the name of Cede & Co.

      As a holder of interests in book-entry certificates, or beneficial owner, you may elect to hold your interests in these certificates through DTC in the
United States, or Clearstream Banking, societe anonyme, formerly known as
Cedelbank SA, or Clearstream, or Euroclear, in Europe if you are a participant of their systems, or indirectly through organizations which are participants in their systems. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Except as described below, no beneficial owner of the book-entry certificates will be entitled to receive a physical certificate representing its interest in a class of certificates.
Unless and until physical certificates are issued, it is anticipated that the only holder of the book-entry certificates will be Cede & Co., as nominee of
DTC. Beneficial owners will not be holders as that term is used in the pooling agreement.

      The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry certificates will be recorded on the records of DTC, or of a

                                      S-18

participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of
Clearstream or Euroclear, as appropriate.

      Beneficial owners will receive all payments of principal and interest on the book-entry certificates from the trustee through DTC and DTC participants.
While the book-entry certificates are outstanding, except under the circumstances described below, under the DTC rules, regulations and procedures,
DTC is required to make book-entry transfers among participants on whose behalf it acts in connection with the book-entry certificates and is required to receive and transmit payments of principal and interest on the book-entry certificates.

      Participants and indirect participants with whom beneficial owners have accounts for certificates are similarly required to make book-entry transfers and receive and transmit the payments on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the DTC rules provide a mechanism by which beneficial owners will receive payments and will be able to transfer their interest.

      Beneficial owners will not receive or be entitled to receive physical certificates representing their respective interests in the book-entry certificates, except under the limited circumstances described below. Unless and until physical certificates are issued, beneficial owners who are not participants may transfer ownership of book-entry certificates only through participants and indirect participants by instructing the participants and indirect participants to transfer the book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of the book-entry certificates, which account is maintained with their respective participants.
Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

      Under a book-entry format, beneficial owners may experience delays in their receipt of payments, since distributions of principal and interest will be made by the trustee to Cede & Co., as nominee for DTC. Payments on book-entry certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depositary system, or otherwise take actions relating to the book-entry certificates, may be limited due to the lack of physical certificates. In addition, issuance of the book-entry certificates may reduce the liquidity of such certificates in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

      DTC has advised the trustee that, unless and until physical certificates are issued, DTC will take any action permitted to be taken by a certificateholder under the pooling agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-

                                      S-19

entry certificates are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by certificateholders under the pooling agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some certificates which conflict with actions taken relating to other certificates.

      Physical certificates will be issued to beneficial owners or their nominees, respectively, rather than to DTC or its nominee, only upon the events specified in the pooling agreement. Such events may include the following: (1)
the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the book-entry certificates and the depositor is unable to locate a qualified successor within 30 days or (2) after the occurrence of a default, certificateholders representing not less than 51% of the aggregate current principal amount of the applicable securities advise the trustee and DTC through participants in writing that the continuation of a book-entry system through DTC
(or a successor thereto) is no longer in the best interest of the certificateholders.

      Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the trustee is required to request that DTC notify all beneficial owners through its participants of the availability of physical certificates. Upon surrender by DTC of the physical certificates representing the book-entry certificates and receipt of instructions for re-registration, the trustee will reissue the book-entry certificates as physical certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee will recognize them as certificateholders under the pooling agreement.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See Annex I to this prospectus supplement.

      The depositor and the trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

      For additional information regarding DTC, Clearstream, Euroclear and the certificates, see "Description of the Securities--Form of Securities" and
"--Global Securities" in the prospectus.

      Upon the issuance of physical certificates registered in the name of persons other than Cede, distributions will be made by the trustee to the persons in whose names such certificates are registered at the close of business on each record date, which will be the last business day of the month preceding the month in which the related distribution date occurs. These distributions will be made by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer,

                                      S-20

provided, however, that the final payment in respect of each class of certificates will be made only upon presentation and surrender of the respective certificates at the office or agency of the trustee specified in the notice to certificateholders of such final payment.

      Physical certificates, if any, will be transferable and exchangeable on a certificate register to be maintained by the trustee at the office or agency of the trustee maintained for that purpose. Physical certificates surrendered to the trustee for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the trustee. No service charge may be made for any registration of transfer or exchange of physical certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. The office or agency of the trustee is currently located at c/o DTC Transfer Services, 55 Water Street, Jeanette Park
Entrance, New York, New York 10041.

      A "business day" is generally any day other than a Saturday, a Sunday or a day on which the Federal Reserve is closed or on which banking institutions in
New York City or in the jurisdiction in which the trustee is located are obligated by law or executive order to be closed.

      The certificates will not be listed on any securities exchange or quoted in the automated quotation system of any registered securities association. As a result, investors in the certificates may experience limited liquidity. See
"Risk Factors--The absence of a secondary market may interfere with your ability to resell your certificates" in this prospectus supplement.

Available Funds

      Available funds for any distribution date will be determined separately with respect to each class of certificates. In each case, "Available Funds" will be an amount equal to the aggregate of the following (without duplication):

      o     the pro rata share of the applicable class of certificates of all previously undistributed payments on account of principal and interest received with respect to the pooled certificates,

      o     any amounts received by the trustee from the cap counterparty in respect of the related interest rate cap, and

      o     the pro rata share of the applicable class of certificates of the purchase price received in connection with any pooled certificates repurchased by the depositor under the pooling agreement.

Distributions on the Certificates

      On each distribution date for a class of certificate, the trustee will withdraw the Available Funds for that class of certificates from the Certificate
Account and apply them to pay to that class of certificates as follows:

            (A) from amounts in respect of interest received on the pooled certificates and from amounts received under the related interest rate cap, interest accrued on that class during

                                      S-21

the related interest accrual period for that distribution date at the applicable pass-through rate on the current principal amount of that class immediately prior to that distribution date; and

            (B) from amounts in respect of principal received on the pooled certificates, a distribution, in reduction of the current principal amount of that class, until the current principal amount thereof has been reduced to zero.

      The "current principal amount" of any certificate as of any distribution date will equal that certificate's initial principal amount on the closing date, as reduced by all amounts distributed on previous distribution dates on that certificate on account of principal.

      With respect to any class of certificates, the current principal amount of that class will equal the sum of the current principal amounts of all certificates in that class.

Calculation of Interest

      Interest will accrue during the preceding interest accrual period at its then applicable pass-through rate on the current principal amount of that class immediately preceding the related distribution date. Accrued interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

      The "interest accrual period" for each distribution date will be the period from the 25th day of the month preceding the month of such distribution date through the 24th day of the month of such distribution date, commencing for the November 2005 distribution date on October 25, 2005.

      The "pass-through rates" on the certificates are set forth under "Summary of Terms--Pass-Through Rates."

      No interest will be payable with respect to any class of certificates after the distribution date on which the outstanding current principal amount of that class of certificates has been reduced to zero.

Determination of LIBOR

      On the second LIBOR business day preceding the commencement of each interest accrual period, the trustee will ascertain the LIBOR being used by
Fannie Mae for the pooled certificates and will use the same LIBOR in determining the interest rate on the Class FA and Class FB Certificates. The term "LIBOR" as used in this prospectus supplement with respect to the certificates refers to such LIBOR. The trustee will notify the cap counterparty of the applicable LIBOR on or prior to the beginning of the each interest accrual period and the cap counterparty will use such LIBOR in making calculations under each interest rate cap.

"LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

                                      S-22

The Interest Rate Caps

      On the closing date, the trustee will enter into two interest rate caps with the cap counterparty. Each interest rate cap will relate to one class of certificates. Each class of certificates will be entitled to payments only from the interest rate cap related to such class of certificates. The trustee will deposit into the Certificate Account amounts received by it under the interest rate caps.

      With respect to each class of certificates, the cap counterparty will agree to pay on each distribution date, an amount equal to the product of (i)
the excess of (x) the lesser of the LIBOR as determined for the related interest accrual period and the applicable maximum payment rate over (y) the applicable strike rate, (ii) the lesser of (x) the projected principal balance for that class of certificates for that distribution date set forth on a schedule which is attached to this prospectus supplement as Schedule I in the case of the Class
FA Interest Rate Cap or Schedule II in the case of the Class FB Interest Rate
Cap and (y) the current principal amount of the related class of certificates immediately following the prior distribution date and (iii) a fraction, the numerator of which is the number of days in the related interest accrual period
(calculated on the basis of a 360-day year consisting of twelve 30-day months), and the denominator if which is 360.

      Each interest rate cap terminates in accordance with its terms prior to the Final Distribution Date for the related class of certificates. We selected each termination date based on the assumption that the mortgage loans underlying the applicable pooled certificates prepay at the applicable rate used to determine the related projected principal balances. If prepayments occur at a rate that is slower than such applicable rate, the related interest rate cap may terminate prior to the repayment in full of your certificates.

      The maximum payment rates, the strike rates, the prepayment rates used to calculate the projected principal balances and the termination dates for the interest rate caps for the classes of certificates are as follows:

                                                             Interest Rate
             Maximum                     Prepayment Rate          Cap
             Payment                      for Projected       Termination
    Class     Rate      Strike Rate    Principal Balances         Date
    -----    -------    -----------    ------------------    -------------
     FA       8.95%        3.95%            471% PSA          April 2016
     FB       8.95%        3.95%            400% PSA          May 2016

      To the extent that payments on the applicable class of certificates depend in part on payments to be received under the applicable interest rate cap, the ability of the trust to make payments on such certificates will be subject to the credit risk of Bear Stearns Financial Products Inc.

                                      S-23

The Cap Counterparty

      Bear Stearns Financial Products Inc. ("BSFP") will be the counterparty for the interest rate caps. BSFP is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP maintains a ratings classification of "AAA" from S&P and "Aaa" from Moody's. BSFP will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of S&P and Moody's evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP. Requests for such information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or
in writing at 383 Madison Avenue, New York, New York 10179. BSFP is an affiliate of the depositor and the underwriter.

                       YIELD AND PREPAYMENT CONSIDERATIONS

General

      The yield to maturity and weighted average life of each class of certificates will be affected by, among other things, the amount and timing of principal payments, including prepayments (for this purpose the term
"prepayments" includes payments resulting from refinancing, liquidations, purchases by the original transferors or others and guaranty payments), and interest payments on the mortgage loans underlying the pooled certificates (the
"mortgage loans"), the payment priorities and other characteristics of the pooled certificates, the purchase price paid for the certificates and, if applicable, the occurrence of an optional termination with respect to the pooled certificates. No representation is made as to the anticipated rate of prepayments on the mortgage loans or the anticipated yield to maturity of the certificates. Prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the mortgage loans and the suitability of the certificates to their investment objectives. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the mortgage rates on the mortgage loans. Other factors affecting prepayments of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, net equity in the mortgaged properties and servicing decisions. Since Fannie Mae guarantees the timely payment of installments of principal of and interest on the mortgage loans, losses in respect of the mortgage loans underlying the pooled certificates will have the effect of a prepayment on the certificates.

      Timing of Payments and Distributions. The timing and amount of payments, including prepayments, on the mortgage loans may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on an investor's yield to maturity on a related certificate. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be offset by a subsequent like reduction
(or increase) in the rate of principal prepayments on the mortgage loans underlying the pooled certificates.

                                      S-24

      Discounts and Premiums. In the case of any certificates purchased at a discount, a slower than anticipated rate of principal payments, other things being equal, could result in an actual yield that is lower than the anticipated yield. In the case of any certificates purchased at a premium, a faster than anticipated rate of principal payments, other things being equal, could result in an actual yield that is lower than the anticipated yield.

      Reinvestment Risk. Because the pooled certificates may be prepaid, it is not possible to predict the rate at which distributions on the certificates will be received. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than yields on the certificates. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a greater rate of return of principal to investors at a time when reinvestment at comparable yields may not be possible.

      LIBOR. The yield to investors in the certificates will also be affected by changes in LIBOR. In general, a low level of LIBOR will reduce the yield to investors in the certificates. Changes in LIBOR may not correlate with changes in mortgage interest rates. It is possible that lower mortgage interest rates could occur concurrently with an increase in the level of LIBOR. Conversely, higher mortgage interest rates could occur concurrently with a decrease in the level of LIBOR.

Final Distribution Date

      The "Final Distribution Date " for distributions on each class of certificates is the distribution date for that class occurring in November 2035.
The Final Distribution Date for a class of certificates is the distribution date on which the final distribution on the pooled certificates is scheduled to be made. Since the rate of payment (including prepayments) of principal on the mortgage loans underlying the pooled certificates can be expected to exceed the rate of payments used in calculating such final scheduled distribution, the date of the final distribution on each class of certificates is expected to be earlier, and could be substantially earlier, than the Final Distribution Date.
See "The Pooling Agreement-Termination" in this prospectus supplement.

                                      S-25

                              THE POOLING AGREEMENT

General

      The certificates will be issued pursuant to the pooling agreement.
Reference is made to the prospectus for important information additional to that set forth herein regarding the terms and conditions of the pooling agreement and the certificates. The depositor will file the pooling agreement with the
Securities and Exchange Commission in a report on Form 8-K following the closing date.

Voting Rights

      With respect to any date of determination, the voting rights will be allocated between the classes of certificates and among the certificates of a class based upon their respective current principal amounts. To the extent the matters to be voted on relate to a single interest rate cap, only the holders of the related class of certificates will have the right to vote on such matter.
The Trustee, as holder of the pooled certificates, may be asked to vote on issues arising under the related trust agreement. If so, the trustee will vote the pooled certificates as instructed by a the holders of certificates evidencing more than 50% of the aggregate current principal amount of the certificates.

Assignment of Pooled Certificates

      At the time of issuance of the certificates, the depositor will cause the pooled certificates to be assigned to the trustee. The depositor will represent, among other things, that as of the closing date (i) it is the owner of the pooled certificates free and clear of any lien or adverse interests of any person and (ii) that it has acquired its ownership in the pooled certificates in good faith without notice of any adverse claim.

      Upon discovery or receipt of notice by either the depositor or the trustee of a breach of any of the representations and warranties regarding the pooled certificates which materially and adversely affects the interests of the holders of a class of certificates, the depositor or the trustee, the party discovering such breach will give prompt notice to the other. Within thirty days of the earlier of either discovery by or notice to the depositor of any such breach, the depositor shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the depositor shall, at the election of holders of more than 50% of the current principal amount of the certificates, repurchase the pooled certificates affected by the breach at a repurchase price equal to the outstanding principal amount thereof as of the date of repurchase plus accrued interest thereon.

The Certificate Account

      The trustee will cause all distributions received on the pooled certificates and the interest rate caps by the trustee in its capacity as holder of the pooled certificates and the interest rate caps, from whatever source, to be deposited directly into one or more accounts held in trust by the trustee for the benefit of the certificateholders (such accounts referred to collectively herein as the "Certificate Account"). Separate subaccounts will be established for distributions on the pooled certificates and interest rate caps received with respect to a class of certificates. The

                                      S-26

trustee shall be entitled to any investment income earned on distributions on the pooled certificates and payments on the interest rate caps pending distribution to the holders of the certificates.

Reports to Certificateholders

      On each distribution date, the trustee will make available to each holder of the certificates, the depositor and the rating agency, a statement setting forth certain information with respect to the composition of the payment being made and certain other information relating to the certificates and the pooled certificates.

      The trustee will make that statement available via the trustee's internet website. The trustee's internet website will initially be located at
"http://trustinvestorreporting.usbank.com." Assistance in using the website can be obtained by calling the trustee's customer service desk at 1-866-252-4360.
Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The trustee will have the right to change the way these reports are distributed in order to make the distribution more convenient and/or more accessible to the above parties, and the trustee will provide timely and adequate notification to all above parties regarding any such changes.

      In addition, the trustee promptly will furnish to the depositor and, upon request, to the certificateholders, copies of any notices, statements, reports or other information received by the trustee in its capacity as the holder of the pooled certificates.

      Furthermore, upon written request within a reasonable period of time after the end of each calendar year, the trustee, pursuant to the pooling agreement, will prepare and deliver to each holder of a certificate of record during the previous calendar year a statement containing aggregate payment information necessary to enable holders of the certificates to prepare their tax returns.
These statements will not have been examined and reported upon by an independent public accountant.

Amendments

      The pooling agreement may be amended by the depositor and the trustee, without the prior written consent of any certificateholder (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the pooling agreement that are not materially inconsistent with other provisions of the pooling agreement and (iv) to make such modifications as may be required in connection with a repurchase of the pooled certificates permitted under the pooling agreement; provided, however, that such amendment will not, as evidenced by an opinion of counsel delivered to the trustee, adversely affect in any material respect the interests of any certificateholder. The Agreement may also be amended by the depositor and the trustee and the holders of certificates evidencing more than 50% of the aggregate principal amount of the certificates or of one or more affected classes if less than all of the classes of certificates are affected (the "Majority Certificateholders") for the purpose of adding any provisions to or changing in any manner or eliminating any of the

                                      S-27

provisions of the pooling agreement or modifying in any manner the rights of certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, amounts required to be distributed on any certificate without the consent of the holder of such certificate; (ii) modify the provisions of the section of the pooling agreement governing amendments of the pooling agreement, without the consent of the holders of all certificates; or (iii) be made unless the trustee has received an opinion of counsel (at the expense of the party seeking such amendment) that such amendment will not adversely affect the status of the trust as a grantor trust for federal income tax purposes.

Certificateholder Action

      No Certificateholder will have any right to institute any action, suit or proceeding in equity or at law upon or under or with respect to the pooling agreement unless such holder previously has given to the trustee and the depositor a written notice of default and unless also the Majority
Certificateholders have made written request upon the trustee to institute such action, suit or proceeding in its own name as trustee under the pooling agreement and have offered to the trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred, and the trustee, for 30 days after its receipt of such notice, request and offer of indemnity, will have neglected or refused to institute any such action, suit or proceeding.

Termination

      The respective obligations of the trustee and the depositor created by the pooling agreement will terminate upon the later of:

            (i) the making of the final payment on or other liquidation of the pooled certificates; and

            (ii) the payment to certificateholders of all amounts required to be paid to them pursuant to the pooling agreement.

Indemnification of the Trustee

      The trustee and its directors, officers, employees and agents, will be indemnified by the trust against any loss, liability or expense arising out of or incurred in connection with, the exercise and performance of any powers and duties of the trustee under the pooling agreement, with certain exceptions described in the pooling agreement. The trustee and its directors, officers, employees and agents will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the obligations and duties of the trustee.

Certain Matters Regarding the Trustee

      The trustee for the certificates will be U.S. Bank National Association.
The trustee's corporate office is located at Corporate Trust Services, One
Federal Street, Boston, MA 02110, Attention: Structured Finance/SAMI II 2005-F2,
and its Customer Services telephone number is 1-800-934-6802.

                                      S-28

      The trustee may at any time resign and be discharged from the trust by giving 30 days' written notice thereof to the depositor and the certificateholders. Upon receiving such notice of resignation, the depositor shall promptly appoint a successor trustee. If no successor trustee has been so appointed and has accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. If at any time the trustee fails to meet the eligibility requirements or is incapable of acting, or certain insolvency events occur, then the depositor shall remove the trustee and appoint a successor trustee. The Majority Certificateholders may at any time remove the trustee and appoint a successor trustee. No resignation, discharge or removal of the trustee will become effective until a successor trustee shall have assumed the trustee's responsibilities and obligations under the pooling agreement.

                                      S-29

                        FEDERAL INCOME TAX CONSIDERATIONS

General

      The following discussion represents the opinion of Stroock & Stroock &
Lavan LLP, special tax counsel to the Trust ("Tax Counsel"), as to the material federal income tax consequences of the purchase, ownership and disposition of certificates. However, the discussion does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of certificateholders that are insurance companies, regulated investment companies or dealers in securities. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of certificates. Each certificate will be entitled to receive payment from its pro rata share of the pooled certificates and from one interest rate cap, which will be referred to as its "Corresponding Certificates" and
"Corresponding Cap," respectively.

      To ensure compliance with requirements imposed by the IRS in Circular 230, you are hereby informed that (i) any tax advice contained in this prospectus supplement is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties under the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the advice is written to support the promotion or marketing of the transactions or matters addressed in the prospectus supplement, and (iii) each investor and potential investor should seek advice based on its particular circumstances from an independent tax advisor.

      The following discussion is based upon current provisions of the Code, the
Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Internal Revenue
Service (the "IRS"). As a result, the IRS may disagree with all or part of the discussion below.

Tax Characterization of the Trust

      Tax counsel is of the opinion that the Trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation, a taxable mortgage pool taxable as a corporation, or a partnership. Accordingly, each holder of a certificate will be treated for federal income tax purposes as the owner of an undivided interest in its
Corresponding Certificates and Corresponding Cap. As further described below, each holder of a certificate therefore must report on its federal income tax return its proportionate share of the gross income from (and may deduct its proportionate share of the losses and deductions attributable to) its
Corresponding Certificates and Corresponding Cap at the same time and to the same extent as such items would be included in income or deducted by such holder if it had purchased and held directly such interest in its Corresponding
Certificates and Corresponding Class.

      A certificateholder that is an individual, estate or trust (or certain other pass-through entities) will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such

                                      S-30

holder's adjusted gross income. In addition, in the case of a certificateholder who is an individual, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of such certificateholder's adjusted gross income in excess of a statutorily defined threshold. Moreover, a certificateholder that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing and administrative fees, if any, paid to the trustee.

      You must allocate the purchase price of your certificate between its
Corresponding Certificates and Corresponding Cap based upon their relative fair market values as of the date you purchased the certificate.

      The tax consequences to certificateholders of ownership of an undivided interest in pooled certificates are described in the Underlying Offering
Documents. The Underlying Offering Documents for the pooled certificates state that the pooled certificates are REMIC Regular Interests. A general discussion of the tax consequences to a holder of REMIC Regular Interests can be found in under the headings "Certain Federal Income Tax Consequences" in the Fannie Mae
REMIC Prospectus and "Certain Additional Federal Income Tax Consequences" in the
Fannie Mae Supplement.

      Taxable Mortgage Pools. Entities classified as "taxable mortgage pools"
are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity or a portion of an entity that meets the following requirements: (i) the entity is not a REMIC, (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consist of real estate mortgages (or interests therein), (iii)
the entity is the obligor under debt obligations with two or more maturities, and (iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the IRS to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If the certificates were treated as obligations of a taxable mortgage pool, the trust would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. The legislative history of the taxable mortgage pool provisions states that entities treated as grantor trusts will not be considered to be taxable mortgage pools. Based in part on the legislative history, Tax Counsel is of the opinion that the trust is not a taxable mortgage pool taxable as a corporation.

      As noted above, a beneficial owner of a certificate must allocate its purchase price for such certificate between the Corresponding Certificates and
Corresponding Cap components. The Corresponding Certificates will therefore be treated as issued with additional market discount (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or less premium. See the discussions of market discount and premium in the Underlying
Offering Documents under the headings "Certain Federal Income Tax Consequences"
in the Fannie Mae REMIC Prospectus and "Certain Additional Federal Income Tax
Consequences" in the Fannie Mae Supplement.

      The Corresponding Caps will not represent "loans ... secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C),
"obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an

                                      S-31

interest in real property" within the meaning of Code section 860G(a)(3), or
"real estate assets" within the meaning of Code section 856(c)(4)(A).
Furthermore, payments on the Corresponding Caps will not be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B).

      Upon the sale, exchange, or other disposition of a certificate, the beneficial owner will be treated as selling (or otherwise disposing of) the
Corresponding Certificates and Corresponding Cap and must allocate a portion of the amount realized between the Corresponding Certificates and Corresponding
Cap, based on their relative fair market values, in determining gain or loss on the sales of the Corresponding Certificates and Corresponding Cap.

      The portion of the overall purchase price attributable to the
Corresponding Cap component must be amortized over the life of such
Corresponding Cap, taking into account its declining balance. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Beneficial owners are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the
Corresponding Cap component of a certificate.

      Any payments received by a holder of a certificate in respect of the
Corresponding Cap will be treated as periodic payments received under a notional principal contract. To the extent the sum of such periodic payments for any year exceed that year's amortized cost of the Corresponding Cap component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is treated as an expense the deduction of which, as discussed above, is subject to limits for individuals, estates or trusts (and certain other pass-through entities).

                        CERTAIN STATE TAX CONSIDERATIONS

      Because the income tax laws of the states vary, it is impossible to predict the income tax consequences to the certificateholders in all of the state taxing jurisdictions in which they are subject to tax. Certificateholders are urged to consult their own advisors with respect to state income and franchise taxes.

                              ERISA CONSIDERATIONS

      Fiduciaries of employee benefit plans subject to Title I of ERISA should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section
4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively,
"Plan(s)"), should consult with their legal counsel to determine whether an investment in the certificates will cause the assets of the trust ("Trust
Assets") to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect

                                      S-32

to the Trust Assets and the trustee to the fiduciary investments standards of
ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply with respect to the Trust Assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the certificates and the operation and management of the trust and its assets.

      Prohibited Transaction Exemption 2002-41 ("PTE 2002-41") may be applicable to the purchase, sale or transfer of the certificates and the operation and management of the trust and its assets. The definition of an allowable "Trust"
under PTE 2002-41 requires that the corpus of the Trust contain only certain categories of obligations: certain direct obligations (not here applicable),
"guaranteed governmental mortgage pool certificates" as defined in the Plan
Asset Regulations and fractional, undivided interests in either of the above types of obligations. The Fannie Mae Supplement pursuant to which the pooled certificates were offered states that Fannie Mae had been advised by its counsel that the pooled certificates should qualify as "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.
Accordingly, the pooled certificates should qualify as an allowable type of
Trust obligation under PTE 2002-41. However, any Plan fiduciary which proposes to cause a Plan to purchase certificates should consult with its own counsel and should make its own determination as to the availability of exemptive relief under PTE 2002-41, both with respect to whether the pooled certificates qualify as "guaranteed governmental mortgage pool certificates" and whether all of the specific and general conditions of PTE 2002-41 are satisfied with respect to any potential prohibited transaction relating to the purchase, sale and transfer of the certificates and the operation and management of the trust and its assets.
Each beneficial owner of a certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of that certificate is eligible for the exemptive relief of PTE 2002 - 41.

      Governmental plans and church plans, as defined in Sections 3(32) and
3(33) of ERISA, generally are not subject to ERISA or Code Section 4975.
However, such plans may be subject to Federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975
("Similar Law"). A fiduciary of a governmental or church plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any Similar Law.

                                LEGAL INVESTMENT

      The certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended
("SMMEA") so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA.

      Investors whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the certificates. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the certificates. See "Legal
Investment" in the prospectus.

                                      S-33

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the underwriting agreement, as supplemented by the terms agreement to be dated the date hereof, between the depositor and Bear, Stearns & Co. Inc. (the "underwriter"), the depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase, the certificates.

      Distribution of the certificates will be made by the underwriter from time to time, in one or more negotiated transactions or otherwise, at varying prices to be determined at the time of sale. The underwriter may effect such transactions by selling the certificates to or through dealers, which may receive from the underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions and commissions. The underwriter and any dealers that participate with the underwriter in the distribution of the certificates may be deemed to be "underwriters" within the meaning of the
Securities Act of 1933, as amended (the "Securities Act") and any profit on the sale of the certificates by them and any discounts, commissions, concessions or other compensation received by them may be considered underwriting discounts and commissions under the Securities Act.

      Proceeds to the depositor are expected to be approximately 100% of the aggregate principal amount of the certificates less expenses payable by the depositor in connection with the certificates which are estimated to be approximately $275,000. In connection with the purchase and sale of the certificates, the underwriter may be deemed to have received compensation from the depositor in the form of an underwriting discount.

      The depositor will indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the underwriter may be required to make in respect thereof.

                                SECONDARY MARKET

      There can be no assurance that a secondary market for the certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the certificates will be the monthly statements discussed in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders," which will include such information with respect to a class of certificates as the current principal amount of the certificates, the amount of interest and principal being distributed and the interest rate at which such interest accrued. There can be no assurance that any additional information regarding the certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the certificates will be generally available on an ongoing basis. The limited nature of information regarding the certificates may adversely affect the liquidity of the certificates, even if a secondary market for the certificates becomes available.

                                  LEGAL MATTERS

      Certain legal matters relating to the certificates will be passed upon for the depositor, the issuer and the underwriter by Stroock & Stroock & Lavan LLP,
New York, New York.

                                      S-34

                                     RATINGS

      It is a condition to the issuance of the certificates that each class receives a rating of at least "AAA" from S&P.

      The ratings assigned by S&P to the certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. The ratings are based principally on the guarantee of Fannie Mae of the pooled certificates, the rating of the cap counterparty and structural and legal aspects associated with the certificates and the extent to which the payment stream on the pooled certificates and the interest rate caps is adequate to make payments on the certificates. S&P ratings do not represent any assessment of the likelihood that prepayments will be made by borrowers on the mortgage loans underlying the pooled certificates or the degree to which such prepayments will differ from those originally anticipated.
The rating does not address the possibility that, as a result of prepayments, certificateholders may suffer a lower than anticipated yield on the certificates.

      The ratings assigned to the certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by S&P.

      The depositor has not requested a rating of the certificates by any rating agency other than S&P. However, there can be no assurance as to whether any other rating agency will rate the certificates or, in that event, what rating would be assigned to the certificates by that other rating agency. The ratings assigned by that other rating agency to the certificates may be lower than the ratings assigned by S&P.

                                      S-35

                         INDEX OF PRINCIPAL DEFINITIONS

Term                                                                        Page
----                                                                        ----
Available Funds.............................................................S-21
available funds cap..........................................................S-6
book-entry certificates.....................................................S-18
BSFP........................................................................S-24
business day................................................................S-21
cap counterparty.............................................................S-5
Certificate Account.........................................................S-26
certificates.................................................................S-5
Class FA Interest Rate Cap...................................................S-6
Class FB Interest Rate Cap...................................................S-6
closing date.................................................................S-5
Code........................................................................S-30
Corresponding Cap...........................................................S-30
Corresponding Certificates..................................................S-30
current principal amount....................................................S-22
depositor....................................................................S-5
ERISA.......................................................................S-10
Fannie Mae..................................................................S-16
Fannie Mae 2005-97 Trust....................................................S-16
Fannie Mae 2005-97, Class CF.................................................S-7
Fannie Mae MBS..............................................................S-16
Fannie Mae MBS Prospectus....................................................S-2
Fannie Mae Remic Prospectus..................................................S-2
Fannie Mae SMBS.............................................................S-16
Fannie Mae SMBS Prospectus...................................................S-2
Fannie Mae Supplement........................................................S-2
Final Distribution Date.....................................................S-25
interest accrual period.....................................................S-22
IRS ........................................................................S-30
issuer.......................................................................S-5
LIBOR.......................................................................S-22
LIBOR business day..........................................................S-22
Majority Certificateholders.................................................S-27
Moody's......................................................................S-5
mortgage loans..............................................................S-24
mortgage related securities.................................................S-33
pass-through rates..........................................................S-22
physical certificate........................................................S-18
Plan(s).....................................................................S-10
pooled certificates..........................................................S-7
pooling agreement............................................................S-5
rating agency...............................................................S-11
record date..................................................................S-7
REMIC.......................................................................S-10
S&P ........................................................................S-11
Securities Act..............................................................S-34
SMMEA.......................................................................S-33
Tax Counsel.................................................................S-30
trust........................................................................S-5
Trust Assets................................................................S-10

                                      S-36

trustee......................................................................S-5
Underlying Offering Documents................................................S-2
underwriter.................................................................S-34

                                      S-37

                                                                       EXHIBIT A

                          UNDERLYING OFFERING DOCUMENTS

                                       A-1
Prospectus Supplement
(To REMIC Prospectus dated May 1, 2002)
$779,687,200
Guaranteed REMIC Pass-Through Certificates
Fannie Mae REMIC Trust 2005-97
The Certificates
We, the Federal National Mortgage Association (Fannie Mae), will issue the classes of certificates listed in the chart on this page.
Payments to Certificateholders
We will make monthly payments on the certificates. You, the investor, will receive

•	interest accrued on the balance of your certificate (except in the case of the accrual classes), and

•	principal to the extent available for payment on your class.
We may pay principal at rates that vary from time to time. We may not pay principal to certain classes for long periods of time.
The Fannie Mae Guaranty
We will guarantee that required payments of principal and interest on the certificates are distributed to investors on time.
The Trust and its Assets
The trust will own
• Fannie Mae Stripped MBS,
• Fannie Mae MBS, and

•	underlying REMIC certificates backed by Fannie Mae MBS.
The mortgage loans underlying the Fannie Mae Stripped MBS and Fannie Mae MBS are first lien, single-family, fixed-rate loans.

Carefully consider the risk factors starting on page S-13 of this prospectus supplement and on page 10 of the REMIC prospectus. Unless you understand and are able to tolerate these risks, you should not invest in the certificates.

You should read the REMIC prospectus as well as this prospectus supplement.

The certificates, together with interest thereon, are not guaranteed by the United States and do not constitute a debt or obligation of the United States or any agency or instrumentality thereof other than Fannie Mae.

The certificates are exempt from registration under the Securities Act of 1933 and are “exempted securities” under the Securities Exchange Act of 1934.

		Original						Final
		Class		Principal	Interest	Interest	CUSIP	Distribution
Class	Group	Balance		Type	Rate	Type	Number	Date

B	1	$5,393,127		TAC/AD	5.50%	FIX	31394U M J 8	November 2035
CF	1	135,000,000		PAC/AD	(1)	FLT	31394U M K 5	November 2035
CS	1	135,000,000	(2)	NTL	(1)	INV/IO	31394U M L 3	November 2035
DZ	1	10,116,000		SUP	4.50	FIX/Z	31394UMM1	November 2035
GZ	1	72,000		PAC/AD	4.50	FIX/Z	31394U M N 9	November 2035
PO	1	1,198,473		TAC/AD	(3)	PO	31394U M P 4	November 2035
A	2	25,000,000		SC/JMP/TAC/AD	5.00	FIX	31394U M Q 2	October 2035
ZQ	2	25,000		SC/SEQ	5.00	FIX/Z	31394U M R 0	October 2035
ZR	2	2,000,000		SC/NSJ/SUP/AD	5.00	FIX/Z	31394U M S 8	October 2035
ZU	2	7,443,770		SC/JMP/SUP/AD	5.00	FIX/Z	31394U M T 6	October 2035
HA(4)	3	126,796,000		PAC	4.50	FIX	31394U M U 3	January 2026
HB(4)	3	46,800,000		PAC	5.00	FIX	31394U M V 1	May 2029
HC(4)	3	49,699,000		PAC	5.00	FIX	31394UMW9	February 2032
HD(4)	3	49,018,000		PAC	5.00	FIX	31394U M X 7	June 2034
IH(4)	3	37,059,000	(2)	NTL	5.00	FIX/IO	31394U M Y 5	November 2035
IM(4)	3	12,679,600	(2)	NTL	5.00	FIX/IO	31394U M Z 2	January 2026
LB(4)	3	88,250,000		JMP/TAC/AD	5.00	FIX	31394U N A 6	November 2035
LC(4)	3	3,000,000		JMP/TAC/AD	5.00	FIX	31394U N B 4	November 2035
LD(4)	3	36,000,000		JMP/TAC/AD	4.75	FIX	31394U N C 2	November 2035
LI(4)	3	1,800,000	(2)	NTL	5.00	FIX/IO	31394U N D 0	November 2035
LZ(4)	3	10,108,645		NSJ/SUP/AD	5.00	FIX/Z	31394U N E 8	August 2030
OH(4)	3	37,059,000		PAC	(3)	PO	31394U N F 5	November 2035
WZ(4)	3	368,925		SUP	5.00	FIX/Z	31394U N G 3	November 2035
ZY(4)	3	52,900,430		JMP/SUP/AD	5.00	FIX/Z	31394U N H 1	November 2035
EO	4	17,272,727		SC(NSJ/SUP)/PT	(3)	PO	31394U N J 7	April 2035
IO	4	17,272,727	(2)	NTL	(1)	FLT/T/IO	31394U N K 4	April 2035
BA	5	7,124,103		SUP	5.50	FIX	31394U N L 2	November 2035
BD	5	16,314,000		PAC	5.50	FIX	31394U N M 0	February 2032
BE	5	10,617,000		PAC	5.50	FIX	31394U N N 8	May 2035
CK	5	15,086,000		PAC	5.50	FIX	31394U N P 3	August 2024
DF	5	20,000,000		SUP	(1)	INV/T	31394U N Q 1	October 2034
DI	5	454,545	(2)	NTL	5.50	FIX/IO	31394U N R 9	October 2034
DS	5	5,000,000		SUP	(1)	FLT/T	31394U N S 7	October 2034
IG(4)	5	2,025,000	(2)	NTL	5.50	FIX/IO	31394U N T 5	November 2035
KO(4)	5	2,025,000		PAC	(3)	PO	31394U N U 2	November 2035
R		0		NPR	0	NPR	31394U N W 8	November 2035
RL		0		NPR	0	NPR	31394U N X 6	November 2035

(1) Based on LIBOR. (2) Notional balances. These classes are interest only classes.	(3) Principal only classes. (4) Exchangeable classes.

If you own certificates of certain classes, you can exchange them for the corresponding RCR certificates to be issued at the time of the exchange. The HL, BR, PR, HE, HM, CR and BG Classes are the RCR classes, as further described in this prospectus supplement.

The dealer will offer the certificates (other than the HA, HB, HC, HD, IH, IM and OH Classes) from time to time in negotiated transactions at varying prices. We expect the settlement date to be October 27, 2005. Fannie Mae initially will retain the HA, HB, HC, HD, IH, IM and OH Classes.

Bear, Stearns & Co. Inc.
The date of this Prospectus Supplement is September 15, 2005

AVAILABLE INFORMATION
      You should purchase the certificates only if you have read and understood this prospectus supplement and the following documents (the “Disclosure Documents”):

•	our Prospectus for Fannie Mae Guaranteed REMIC Pass-Through Certificates dated May 1, 2002 (the “REMIC Prospectus”);

•	our Prospectus for Fannie Mae Guaranteed Mortgage Pass-Through Certificates (Single-Family Residential Mortgage Loans) dated July 1, 2004 (the “MBS Prospectus”);

•	if you are purchasing any Group 1 Class or the R or RL Class, our Prospectus for Fannie Mae Stripped Mortgage-Backed Securities dated May 1, 2002 (the “SMBS Prospectus”);

•	if you are purchasing any Group 2 or Group 4 Class or the R or RL Class, the disclosure documents relating to the applicable underlying REMIC Certificates (the “Underlying REMIC Disclosure Documents”); and

•	any information incorporated by reference in this prospectus supplement as discussed below under the heading “Incorporation by Reference.”
You can obtain copies of the Disclosure Documents by writing or calling us at:

Fannie Mae MBS Helpline 3900 Wisconsin Avenue, N.W., Area 2H-3S Washington, D.C. 20016 (telephone 1-800-237-8627).
In addition, the Disclosure Documents, together with the class factors, are available on our corporate Web site at www.fanniemae.com.
      You also can obtain copies of the Disclosure Documents, except the Underlying REMIC Disclosure Documents, by writing or calling the dealer at:

Bear Stearns & Co. Inc. c/o ADP Financial Services Prospectus Department 1155 Long Island Avenue Edgewood, New York 11717 (telephone 631-254-7106).
INCORPORATION BY REFERENCE
      In this prospectus supplement, we are incorporating by reference the MBS Prospectus, the SMBS Prospectus and the Underlying REMIC Disclosure Documents described above. In addition, we are incorporating by reference the documents listed below. This means that we are disclosing information to you by referring you to these documents. These documents are considered part of this prospectus supplement, so you should read this prospectus supplement, and any applicable supplements or amendments, together with these documents.
      You should rely only on the information provided or incorporated by reference in this prospectus supplement, the REMIC Prospectus, the MBS Prospectus and the SMBS Prospectus and any applicable supplements or amendments.

      We incorporate by reference the following documents we have filed, or may file, with the Securities and Exchange Commission (“SEC”):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (“Form 10-K”);

•	all other reports we have filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Form 10-K until the date of this prospectus supplement, excluding any information “furnished” to the SEC on Form 8-K; and

•	all proxy statements that we file with the SEC and all documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this prospectus supplement and prior to the completion of the offering of the certificates, excluding any information we “furnish” to the SEC on Form 8-K.
      Any information incorporated by reference in this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent information contained or incorporated by reference in this prospectus supplement modifies or supersedes such information. In such case, the information will constitute a part of this prospectus supplement only as so modified or superseded.
      We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can obtain copies of the periodic reports we file with the SEC without charge by calling or writing our Office of Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, NW, Washington, DC 20016, telephone: (202) 752-7115. The periodic and current reports that we file with the SEC are also available on our Web site. Information appearing on our Web site is not incorporated in this prospectus supplement except as specifically stated in this prospectus supplement.
      In addition, you may read our SEC filings and other information about Fannie Mae at the offices of the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Exchange. Our SEC filings are also available at the SEC’s Web site at www.sec.gov. You also may read and copy any document we file with the SEC by visiting the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. We are providing the address of the SEC’s Web site solely for the information of prospective investors. Information appearing on the SEC’s Web site is not incorporated in this prospectus supplement except as specifically stated in this prospectus supplement.
RECENT DEVELOPMENTS
      On December 21, 2004, our Board of Directors (the “Board”) announced the retirement of Chairman and Chief Executive Officer Franklin D. Raines and the resignation of Vice Chairman and Chief Financial Officer J. Timothy Howard. The Board further announced that the Audit Committee of the Board dismissed KPMG LLP as our independent auditor. On January 4, 2005, the Audit Committee of the Board approved the engagement of Deloitte & Touche LLP (“Deloitte”) as our independent auditor. Deloitte will serve as our auditor for each of the fiscal years 2001, 2002, 2003, 2004 and 2005.
      Stephen B. Ashley, a member of the Board, currently is serving as the non-executive Chairman of the Board. On June 1, 2005, the Board announced that it had selected Daniel H. Mudd, the former Chief Operating Officer of Fannie Mae, to be the new President and Chief Executive Officer. Mr. Mudd had been serving as the interim Chief Executive Officer since the retirement of Mr. Raines. Executive Vice President Robert Levin currently is serving as the interim Chief Financial Officer.
      On December 15, 2004, the Office of the Chief Accountant of the Securities and Exchange Commission (the “SEC”) issued a statement (the “Statement”) regarding certain accounting issues relating to Fannie Mae, including determinations by the SEC that we should (i) restate our financial statements to eliminate the use of hedge accounting under Financial Accounting Standard No. 133, Accounting for Derivative Instruments and Hedging Activities (“FAS 133”), (ii) evaluate the accounting under Financial Accounting Standard No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases (“FAS 91”) and restate our financial statements filed with the SEC if the amounts required for correction are material, and (iii) re-evaluate the information prepared under generally accepted accounting principles (“GAAP”) and non-GAAP information that we previously provided to investors. On December 16, 2004, we filed a Current Report on Form 8-K with the SEC that includes a copy of the Statement.
      As a result of the SEC’s findings, we will restate our financial results from 2001 through June 30, 2004 to comply fully with the SEC’s determination. In a Form 12b-25 filed with the SEC on November 15, 2004, we estimated that a loss of hedge accounting under FAS 133 for all derivatives could result in recording into earnings a net cumulative loss on derivative transactions of approximately $9.0 billion as of September 30, 2004. (We estimate that as of December 31, 2004, this net cumulative after-tax loss was approximately $8.4 billion.) We also stated that there would be a corresponding decrease to retained earnings and, accordingly, regulatory capital. In a Form 12b-25 filed with the SEC on March 17, 2005, we stated that if we do not qualify for hedge accounting for mortgage commitments accounted for as derivatives since our July 1, 2003 adoption of Financial Accounting Standard No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities (“FAS 149”), we estimate that we would be required to record in earnings a net cumulative after-tax loss related to these commitments of approximately $2.4 billion as of December 31, 2004.
      We are working to determine the effect of the restatement, including the effect on each prior reporting period. We expect that the impact will be material to our reported GAAP and core business results for many, if not all, periods and will vary substantially from period to period based on the amount and types of derivatives held and fluctuations in interest rates and volatility. Our restated financial statements also will reflect corrections as a result of our misapplication of FAS 91 for each prior reporting period described above. We also will consider the impact, if any, of the SEC’s decision on FAS 91 for periods prior to those described above.
      Accordingly, on December 17, 2004, the Audit Committee of the Board concluded that our previously filed interim and audited financial statements and the independent auditor’s reports thereon for the periods from January 2001 through the second quarter of 2004 should no longer be relied upon because such financial statements were prepared applying accounting practices that did not comply with GAAP. We have not yet filed our quarterly reports on Form 10-Q for the quarters ended September 30, 2004, March 31, 2005 and June 30, 2005, or our annual report on Form 10-K for the year ended December 31, 2004. The financial information regarding our anticipated results of operations for the quarter ended September 30, 2004 that was contained in our Form 12b-25 filed on November 15, 2004 and in a Form 8-K filed on November 16, 2004 was prepared applying the same policies and practices, and, accordingly, should not be relied upon. The Audit Committee has discussed the matters described above and in a Form 8-K filed with the SEC on December 22, 2004 with KPMG LLP, our independent auditor through December 21, 2004.
      On September 20, 2004, the Office of Federal Housing Enterprise Oversight (“OFHEO”) delivered its report to the Board of its findings to date of the agency’s special examination. Among other matters, the OFHEO report raised a number of questions and concerns about our accounting policies and practices with respect to FAS 91 and FAS 133. On February 23, 2005, we announced that OFHEO notified our Board and management of several additional accounting and internal control issues and questions that OFHEO identified in its ongoing special examination, and directed that these matters be included in the internal reviews by the Board and management and reviewed by Deloitte. OFHEO indicated that it has not completed its review of all aspects of these issues, but has identified policies that it believes appear to be inconsistent with generally accepted accounting principles as well as internal control deficiencies that raise safety and soundness concerns. The issues and questions include the following areas: securities accounting, loan accounting, consolidations, accounting for commitments, and practices to smooth certain income and expense amounts. OFHEO also raised concerns regarding journal entry controls, systems limitations, and database modifications, as well as FAS 149 and new developments relating to FAS 91. A summary of the additional questions raised in OFHEO’s ongoing special examination of Fannie Mae has been filed as an exhibit to a Form 8-K that we filed with the SEC on February 23, 2005.
      Our Board and management are addressing the issues and questions raised by OFHEO. In addition, the Board designated its Special Review Committee to review the findings of OFHEO’s September 2004 special examination report. This review, led by former Senator Warren Rudman of the law firm of Paul, Weiss, Rifkind, Wharton & Garrison (“Paul Weiss”), is focused on: accounting issues, including accounting policies, procedures and controls regarding FAS 91 and FAS 133; organization, structure and governance, including Board oversight and management responsibilities and resources; and executive compensation. Paul Weiss’ work continues as it examines these areas and other issues that may arise in the course of its review, reporting regularly to the Board. We will report to OFHEO regarding each of these issues and will continue to work with OFHEO to resolve these matters as part of our ongoing internal reviews and restatement process. In light of the foregoing, management has initiated a comprehensive review of accounting routines and controls, the financial reporting process and the application of GAAP, which will include the issues OFHEO has identified, as well as issues identified by management and/or Deloitte. Management, working with accounting consultants, will develop a view on these issues, which then will be reviewed with the Audit Committee, Deloitte and OFHEO. Upon conclusion of this review, our financial statements will be restated where necessary and submitted to Deloitte for review as part of its audit. We are providing periodic updates to the SEC and the New York Stock Exchange on the restatement. In addition, the SEC and the U.S. Attorney’s Office for the District of Columbia are conducting ongoing investigations into these matters.
      OFHEO is required to review our capital classification quarterly, and as of September 30, 2004 and December 31, 2004, classified us as “significantly undercapitalized.” As a result of this classification, we submitted a capital restoration plan to OFHEO in January 2005, and on February 23, 2005, we announced that OFHEO approved our proposed capital restoration plan. Under the plan, we detail how we expect to meet our minimum capital requirement on an ongoing basis, as well as achieve OFHEO’s 30 percent surplus capital requirement by September 30, 2005. A summary of the capital restoration plan was filed as an exhibit to a Form 8-K that we filed with the SEC on February 23, 2005. On May 19, 2005, OFHEO classified us as “adequately capitalized” as of March 31, 2005. OFHEO has noted that this classification is subject to revision pending the outcome of ongoing accounting reviews, and that this classification does not amend any existing capital restoration plans currently in place between Fannie Mae and OFHEO.
      In a Form 12b-25 filed with the SEC on August 9, 2005, we reported that, based on our current assessment, we are not likely to complete and file our Annual Report on Form 10-K for the year ended December 31, 2004, which will contain restated financial information, prior to the second half of 2006. We also reported in that Form 12b-25 that we are uncertain whether Deloitte will be able to opine on either the effectiveness of our internal control over financial reporting or management’s process for assessing the effectiveness of internal control over financial reporting as of December 31, 2004 or December 31, 2005. We also reported in that Form 12b-25 that current NYSE listing standards allow the NYSE to continue to list the securities of a listed company for up to nine months after a company is delinquent in filing its Annual Report on Form 10-K (until December 16, 2005, in the case of Fannie Mae). The NYSE, in its sole discretion, also may extend the listing of a company’s securities for another three months after that date, depending on the company’s circumstances. Under the rules of the NYSE, Fannie Mae would have a right to a review of any decision to delist its securities by a committee of the NYSE Board of Directors.
      Forms 8-K that we file with the SEC prior to the completion of the offering of the certificates are incorporated by reference in this prospectus supplement. This means that we are disclosing information to you by referring you to those documents. You should refer to “Incorporation by Reference” above for further details on the information that we incorporate by reference in this prospectus supplement and where to find it.

REFERENCE SHEET
      This reference sheet is not a summary of the transaction and does not contain complete information about the certificates. You should purchase the certificates only after reading this prospectus supplement and each of the additional disclosure documents listed on page S-3.
Assets Underlying Each Group of Classes

Group	Assets

1	Group 1 SMBS
2	Class 2005-86-TA REMIC Certificate
Class 2005-86-ZQ REMIC Certificate
Class 2005-86-ZR REMIC Certificate
Class 2005-86-ZU REMIC Certificate
3	Group 3 MBS
4	Class 2005-22-UF REMIC Certificate
5	Group 5 MBS
Assumed Characteristics of the Mortgage Loans Underlying the Group 1 SMBS and the Trust MBS (as of October 1, 2005)

				Approximate	Approximate
			Original	Weighted Average	Weighted	Approximate
	Approximate		Term to	Remaining Term	Average	Weighted
	Principal	Interest	Maturity	to Maturity	Loan Age	Average
	Balance	Rate	(in months)	(in months)	(in months)	Coupon

Group 1 SMBS	$151,779,600	4.5%	360	344	13	6.49%

			Approximate	Approximate
		Original	Weighted Average	Weighted	Approximate
	Approximate	Term to	Remaining Term	Average	Weighted
	Principal	Maturity	to Maturity	Loan Age	Average
	Balance	(in months)	(in months)	(in months)	Coupon

Group 3 MBS	$500,000,000	360	330	25	5.48%
Group 5 MBS	$76,166,103	360	323	30	5.97%
      The actual remaining terms to maturity, weighted average loan ages and interest rates of most of the mortgage loans will differ from the weighted averages shown above, perhaps significantly.
Characteristics of the Underlying REMIC Certificates
      Exhibit A describes the underlying REMIC certificates, including certain information about the related mortgage loans. To learn more about the underlying REMIC certificates, you should obtain from us the current class factors and the related disclosure documents as described on page S-3.
Class Factors
      The class factors are numbers that, when multiplied by the initial principal balance of a certificate, can be used to calculate the current principal balance of that certificate (after taking into account principal payments in the same month). We publish the class factors on or shortly after the 11th day of each month.
Settlement Date
      We expect to issue the certificates on October 27, 2005.

Distribution Dates
      We will make payments on the certificates on the 25th day of each calendar month, or on the next business day if the 25th day is not a business day.
Book-Entry and Physical Certificates
      We will issue the book-entry certificates through the U.S. Federal Reserve Banks, which will electronically track ownership of the certificates and payments on them. We will issue physical certificates in registered, certificated form.
      We will issue the classes of certificates in the following forms:

Fed Book-Entry	Physical

All classes of certificates other than the R and RL Classes	R and RL Classes
Exchanging Certificates Through Combination and Recombination
      If you own certain certificates, you will be able to exchange them for a proportionate interest in the related RCR certificates as shown on Schedule 1. We will issue the RCR certificates upon such exchange. You can exchange your certificates by notifying us and paying an exchange fee. We use the principal and interest of the certificates exchanged to pay principal and interest on the related RCR certificates. Schedule 1 lists the available combinations of the certificates eligible for exchange and the related RCR certificates.
Interest Rates
      During each interest accrual period, the fixed rate classes will bear interest at the applicable annual interest rates listed on the cover of this prospectus supplement or on Schedule 1.
      During the initial interest accrual period, the floating rate, inverse floating rate and toggle classes will bear interest at the initial interest rates listed below. During subsequent interest accrual periods, the floating rate, inverse floating rate and toggle classes will bear interest based on the formulas indicated below, but always subject to the specified maximum and minimum interest rates:

	Initial	Maximum	Minimum	Formula for
	Interest	Interest	Interest	Calculation of
Class	Rate	Rate	Rate	Interest Rate(1)

CF	4.25000%	4.50000%	0.55%	LIBOR + 55 basis points
CS	0.25000%	3.95000%	0.00%	3.95% - LIBOR
IO	8.68421%	8.68421%	0.00%	(2)
DF	6.75000%	6.75000%	0.00%	(3)
DS	0.00000%	27.00000%	0.00%	(4)

(1)	We will establish LIBOR on the basis of the “BBA Method.”
(2)	The applicable interest rate for the IO Class each month will be determined as follows:

If LIBOR is:	Applicable Rate

Less than or equal to 3.80%	0.00%
Greater than 3.80%	8.68421%

(3)	The applicable interest rate for the DF Class each month will be determined as follows:

If LIBOR is:	Applicable Rate

Less than or equal to 6.50%	6.75%
Greater than 6.50%	0.00%

(4)	The applicable interest rate for the DS Class each month will be determined as follows:

If LIBOR is:	Applicable Rate

Less than or equal to 6.50%	0.00%
Greater than 6.50%	27.00%
      We will apply interest payments from exchanged REMIC certificates to the corresponding RCR certificates, on a pro rata basis, following any exchange.
Notional Classes
      A notional class will not receive any principal. Its notional principal balance is the balance used to calculate accrued interest. The notional principal balances will equal the percentages of the outstanding balances specified below immediately before the related distribution date:

Class

CS	100.0000000000%	of the CF Class
IH	100.0000000000%	of the OH Class
LI	5.0000000000%	of the LD Class
IO	100.0000000000%	of the EO Class
DI	1.8181818182%	of the sum of the DF and DS Classes
IG	100.0000000000%	of the KO Class
IM	10.0000000000%	of the HA Class
Distributions of Principal
     Group 1 Principal Distribution Amount
          GZ Accrual Amount
      To the CF Class to zero, and thereafter to the GZ Class.
          DZ Accrual Amount and Group 1 Cash Flow Distribution Amount
      1. To Aggregate Group I to its Planned Balance.
      2. To Aggregate Group II to its Targeted Balance.
      3. To the DZ Class to zero.
      4. To Aggregate Group II to zero.
      5. To Aggregate Group I to zero.
      For a description of Aggregate Group I and Aggregate Group II, see “Description of the Certificates— Distributions of Principal— Group 1 Principal Distribution Amount” in this prospectus supplement.
     Group 2 Principal Distribution Amount
          ZQ Accrual Amount
      To the A, ZR and ZU Classes, in that order, to zero, and thereafter to the ZQ Class.
          ZR Accrual Amount, ZU Accrual Amount and Group 2 Cash Flow Distribution Amount
      1. If and only if either

•	the principal balance of the MBS backing the Group 2 Underlying REMIC Certificates is less than the principal balance of those MBS for the preceding month multiplied by the Group 2 Specified Payment Percentage

or

•	the ZR Class has been reduced to zero and the principal balance of the MBS backing the Group 2 Underlying REMIC Certificates is less than the Group 2 Specified Balance,

then as follows:

first, to the ZR Class to zero;

second, to the ZU Class to zero;

third, to the A Class to zero; and

fourth, to the ZQ Class to zero.
      2. To the A Class to its Targeted Balance.
      3. To the ZU and ZR Classes, in that order, to zero.
      4. To the A Class to zero.
      5. To the ZQ Class to zero.
     Group 3 Principal Distribution Amount
          WZ Accrual Amount
      1. To Aggregate Group IV to zero.
      2. To the LZ and ZY Classes, in that order, to zero.
      3. Thereafter to the WZ Class.
          Group 3 Cash Flow Distribution Amount
      To Aggregate Group III to its Planned Balance.
      LZ Accrual Amount, ZY Accrual Amount and Remaining Group 3 Cash Flow Distribution Amount
      1. If and only if either

•	the principal balance of the Group 3 MBS is less than the principal balance of the Group 3 MBS for the preceding month multiplied by the Group 3 MBS Specified Payment Percentage
or

•	the LZ Class has been reduced to zero and the principal balance of the Group 3 MBS is less than the Group 3 MBS Specified Balance,

then as follows:

first, to the LZ and ZY Classes, in that order, to zero;

second, to Aggregate Group IV to zero; and

third, to the WZ Class to zero.
      2. To Aggregate Group IV to its Targeted Balance.
      3. To the LZ and ZY Classes, in that order, to zero.
      4. To Aggregate Group IV to zero.
      5. To the WZ Class to zero.

      6. To Aggregate Group III to zero.
      For a description of Aggregate Group III and Aggregate Group IV, see “Description of the Certificates— Distributions of Principal— Group 3 Principal Distribution Amount” in this prospectus supplement.
     Group 4 Principal Distribution Amount
      To the EO Class to zero.
     Group 5 Principal Distribution Amount
      1. To Aggregate Group V to its Planned Balance.
      2. To the DF and DS Classes, pro rata, to zero.
      3. To the BA Class to zero.
      4. To Aggregate Group V to zero.
      For a description of Aggregate Group V, see “Description of the Certificates— Distributions of Principal— Group 5 Principal Distribution Amount” in this prospectus supplement.
Weighted Average Lives (years)*

	PSA Prepayment Assumption

Group 1 Classes	0%	200%	471%	501%	600%	850%	1100%

B and PO	26.6	13.4	3.8	4.0	3.8	0.6	0.4
CF and CS	16.8	5.0	2.7	2.7	2.7	2.0	1.5
DZ	28.5	18.9	9.5	7.9	0.8	0.3	0.2
GZ	26.3	12.6	10.7	10.7	10.7	11.7	8.1

	PSA Prepayment Assumption

Group 2 Classes	0%	100%	165%	181%	182%	209%	350%	500%

A	14.8	7.5	3.5	3.5	8.3	5.6	1.2	0.7
ZQ	29.9	27.5	27.2	27.1	27.1	26.7	2.4	1.3
ZR	29.4	24.9	22.0	20.9	0.1	0.1	0.1	0.1
ZU	27.1	18.7	11.3	7.5	0.5	0.4	0.3	0.2

	CPR
	Prepayment
	Assumption

	4%	4.1%

A	9.8	9.6
ZQ	27.5	27.5
ZR	25.8	25.8
ZU	21.0	20.9

	PSA Prepayment Assumption

Group 3 Classes	0%	95%	130%	180%	185%	186%	260%	350%	500%

HA, IM and HM	9.6	3.0	3.0	3.0	3.0	3.0	3.0	2.7	2.0
HB	17.2	6.0	6.0	6.0	6.0	6.0	6.0	4.6	3.1
HC	19.9	8.0	8.0	8.0	8.0	8.0	8.0	6.0	4.1
HD	22.2	11.0	11.0	11.0	11.0	11.0	11.0	8.3	5.7
IH, OH and HE	24.0	17.3	17.3	17.3	17.3	17.3	17.3	13.6	9.5
LB, LC, LD, LI and HL	12.3	6.5	3.4	1.5	1.5	8.7	2.6	1.5	0.9
LZ	23.4	14.0	10.7	4.9	4.1	0.1	0.1	0.1	0.1
WZ	30.0	27.4	27.3	27.0	26.9	26.9	7.1	2.8	1.5
ZY	27.5	20.6	18.5	14.7	14.1	0.6	0.5	0.4	0.3
BR and CR	26.9	14.9	10.9	6.5	6.2	6.1	1.9	1.1	0.7
PR	16.1	7.2	7.2	7.2	7.2	7.2	7.2	5.7	4.0

	CPR
	Prepayment
	Assumption

	4%	4.1%

HA, IM and HM	3.5	3.5
HB	7.2	7.1
HC	9.5	9.4
HD	12.1	12.0
IH, OH and HE	17.3	17.3
LB, LC, LD, LI and HL	8.2	8.1
LZ	16.4	16.3
WZ	27.5	27.5
ZY	22.2	22.1
BR and CR	17.7	17.5
PR	8.0	8.0

	PSA Prepayment Assumption

Group 4 Classes	0%	100%	220%	350%	500%	501%	600%

EO and IO	26.7	17.5	7.3	2.2	1.3	1.3	1.0

	PSA Prepayment Assumption

Group 5 Classes	0%	100%	131%	300%	500%

BA	29.5	23.9	22.4	4.1	1.4
BD	17.6	6.0	6.0	6.0	3.6
BE	22.2	11.0	11.0	11.0	6.5
CK	8.6	2.5	2.5	2.5	2.0
DF, DI and DS	26.0	11.6	8.0	1.1	0.5
IG, KO and BG	24.0	19.0	19.0	19.0	12.1

*	Determined as specified under “Description of the Certificates— Weighted Average Lives of the Certificates” in this prospectus supplement.

ADDITIONAL RISK FACTORS
      The rate of principal payments on the certificates will be affected by the rate of principal payments on the underlying mortgage loans. The rate at which you receive principal payments on the certificates will be sensitive to the rate of principal payments on the mortgage loans underlying the related MBS, including prepayments. Because borrowers generally may prepay their mortgage loans at any time without penalty, the rate of principal payments on the mortgage loans is likely to vary over time. It is highly unlikely that the mortgage loans will prepay

•	at any of the prepayment rates we assumed in this prospectus supplement, or

•	at any constant prepayment rate until maturity.
      Payments on the Group 2 and Group 4 Classes also will be affected by the payment priorities governing the related underlying REMIC certificates. If you invest in any Group 2 or Group 4 Classes, the rate at which you receive payments also will be affected by the applicable priority sequence governing principal payments on the related underlying REMIC certificates.
      In particular, as described in the related underlying disclosure documents, certain Group 2 Underlying REMIC Certificates and the Group 4 Underlying REMIC Certificate are support classes. A support class is entitled to receive principal payments on any distribution date only if scheduled payments of principal have been made on certain other classes in the related underlying REMIC trust. Accordingly, a support class may receive no principal payments for extended periods or may receive principal payments that vary widely from period to period.
      In addition, as described in the related underlying disclosure documents, principal payments on one of the Group 2 Underlying REMIC Certificates are governed by a principal balance schedule. As a result, that Group 2 Underlying REMIC Certificate may receive principal payments at rates faster or slower than would otherwise have been the case. In some cases, that Group 2 Underlying REMIC Certificate may receive no principal payments for extended periods. Prepayments on the related mortgage loans may have occurred at rates faster or slower than the rates initially assumed. This prospectus supplement contains no information as to whether

•	that Group 2 Underlying REMIC Certificate has adhered to its principal balance schedule,

•	any related support classes remain outstanding, or

•	that Group 2 Underlying REMIC Certificate has performed as originally anticipated.
      Moreover, as described in the related underlying REMIC disclosure document, the Group 4 Underlying REMIC Certificate is also a non-sticky jump class. The weighted average life of a non-sticky jump class is especially sensitive to the rate of principal payments, including prepayments, of the related mortgage loans, although this sensitivity is not necessarily proportional to changes in prepayment rates. In some scenarios, small changes in prepayment rates may have a dramatic effect on the weighted average life of a non-sticky jump class.
      You may obtain additional information about the underlying REMIC certificates by reviewing their current class factors in light of other information available in the related disclosure documents. You may obtain those documents from us as described on page S-3.
      Yields may be lower than expected due to unexpected rate of principal payments. The actual yield on your certificates probably will be lower than you expect:

•	if you buy your certificates at a premium and principal payments are faster than you expect, or

•	if you buy your certificates at a discount and principal payments are slower than you expect.
      Furthermore, in the case of interest only certificates and certificates purchased at a premium, you could lose money on your investment if prepayments occur at a rapid rate.

      Recent hurricanes in the Gulf Coast region may present risk of increased mortgage loan prepayments. In August and September 2005, Hurricane Katrina and Hurricane Rita and related events caused catastrophic damage to extensive areas along the Gulf Coast of the United States, including portions of coastal and inland Alabama, Florida, Louisiana, Mississippi and Texas. The full extent of the physical damage resulting from severe flooding, high winds and environmental contamination remains uncertain. Hundreds of thousands of people have been displaced and interruptions in the regional economy have been significant. Although the long-term effects are unclear, these events could lead to a general economic downturn in the Gulf Coast region, including job losses and declines in real estate values. Accordingly, defaults on any mortgage loans in the affected areas may increase, in turn resulting in early payments of principal to holders of certificates backed by those mortgage loans. Additionally, casualty losses on mortgaged properties with hurricane or flood damage may result in early payment of principal to holders of the related certificates.
      You must make your own decisions about the various applicable assumptions, including prepayment assumptions, when deciding whether to purchase the certificates.
      Weighted average lives of the jump and non-sticky jump classes are especially sensitive to prepayments under certain scenarios. The weighted average lives of the jump and non-sticky jump classes are especially sensitive to the rate of principal payments, including prepayments, of the related mortgage loans. This sensitivity to prepayments is not necessarily proportional to the changes in prepayment rates. In some scenarios, small changes in prepayment rates of the related mortgage loans may have a dramatic effect on the weighted average lives of the jump and non-sticky jump classes. For an illustration of this sensitivity, see the related decrement tables for these classes in this prospectus supplement.
      Any change in principal priority of the jump and non-sticky jump classes may remain in effect for an extended period. Once a change in principal priority of the jump and non-sticky jump classes occurs, under many prepayment scenarios the new payment priority may continue in effect for subsequent periods. Moreover, it is possible that under various prepayment scenarios the change in payment priority of the jump and non-sticky jump classes will remain in effect indefinitely.
      Weighted average lives and yields on the certificates are affected by actual characteristics of the underlying mortgage loans. We have assumed that the mortgage loans underlying the Group 1 SMBS and the Trust MBS have certain characteristics. However, the actual mortgage loans probably will have different characteristics from those we assumed. As a result, your yields could be lower than you expect, even if the mortgage loans prepay at the indicated constant prepayment rates. In addition, slight differences between the assumed mortgage loan characteristics and the actual mortgage loans could affect the weighted average lives of the classes of certificates.
      Level of floating rate index affects yields on certain certificates. The yield on any floating rate or inverse floating rate certificate will be affected by the level of its interest rate index. If the level of the index differs from the level you expect, then your actual yield may be lower than you expect.
      Delay classes have lower yields and market values. Since certain classes do not receive interest immediately following each interest accrual period, these classes have lower yields and lower market values than they would if there were no such delay.
      Reinvestment of certificate payments may not achieve same yields as certificates. The rate of principal payments of the certificates is uncertain. You may be unable to reinvest the payments on the certificates at the same yields provided by the certificates.
      Unpredictable timing of last payment affects yields on certificates. The actual final payment of your class is likely to occur earlier, and could occur much earlier, than the final distribution date listed on the cover page of this prospectus supplement. If you assume that the actual final payment will occur on the final distribution date specified, your yield could be lower than you expect.

      Some investors may be unable to buy certain classes. Investors whose investment activities are subject to legal investment laws and regulations, or to review by regulatory authorities, may be unable to buy certain certificates. You should obtain legal advice to determine whether you may purchase the certificates.
      Uncertain market for the certificates could make them difficult to sell and cause their values to fluctuate. We cannot be sure that a market for resale of the certificates will develop. Further, if a market develops, it may not continue or be sufficiently liquid to allow you to sell your certificates. Even if you are able to sell your certificates, the sale price may not be comparable to similar investments that have a developed mar ket. Moreover, you may not be able to sell small or large amounts of certificates at prices comparable to those available to other investors. You should purchase certificates only if you understand and can tolerate the risk that the value of your certificates will vary over time and that your certificates may not be easily sold.
      Terrorist activities and related military and political actions by the U.S. government could cause reductions in investor confidence and substantial market volatility in real estate and securities markets. It is impossible to predict the extent to which terrorist activities may occur or, if they do occur, the extent of the effect on the certificates. Moreover, it is uncertain what effects any past or future terrorist activities or any related military or political actions on the part of the United States government and others will have on the United States and world financial markets, local, regional and national economies, real estate markets across the United States, or particular business sectors, including those affecting the performance of mortgage loan borrowers. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, defaults on the mortgage loans could increase, causing early payments of principal to you and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the certificates may be impaired.
DESCRIPTION OF THE CERTIFICATES
      The material under this heading summarizes certain features of the Certificates. You will find additional information about the Certificates in the other sections of this prospectus supplement, as well as in the additional Disclosure Documents and the Trust Agreement. If we use a capitalized term in this prospectus supplement without defining it, you will find the definition of that term in the applicable Disclosure Document or in the Trust Agreement.
General
      Structure. We will create the Fannie Mae REMIC Trust specified on the cover of this prospectus supplement (the “Trust”) and a separate trust (the “Lower Tier REMIC”) pursuant to a trust agreement dated as of October 1, 2005 (the “Issue Date”). We will issue the Guaranteed REMIC Pass-Through Certificates (the “REMIC Certificates”) pursuant to that trust agreement. We will issue the Combinable and Recombinable REMIC Certificates (the “RCR Certificates” and, together with the REMIC Certificates, the “Certificates”) pursuant to a separate trust agreement dated as of the Issue Date (together with the trust agreement relating to the REMIC Certificates, the “Trust Agreement”). We will execute the Trust Agreement in our corporate capacity and as trustee (the “Trustee”). In general, the term “Classes” includes the Classes of REMIC Certificates and RCR Certificates.
      The Trust and the Lower Tier REMIC each will constitute a “real estate mortgage investment conduit” (“REMIC”) under the Internal Revenue Code of 1986, as amended (the “Code”).

•	The REMIC Certificates (except the R and RL Classes) will be “regular interests” in the Trust.

•	The R Class will be the “residual interest” in the Trust.

•	The interests in the Lower Tier REMIC other than the RL Class (the “Lower Tier Regular Interests”) will be the “regular interests” in the Lower Tier REMIC.

•	The RL Class will be the “residual interest” in the Lower Tier REMIC.
      The assets of the Trust will consist of the Lower Tier Regular Interests.
      The assets of the Lower Tier REMIC will consist of

•	certain Fannie Mae Stripped Mortgage-Backed Securities (the “Group 1 SMBS”),

•	two groups of Fannie Mae Guaranteed Mortgage Pass-Through Certificates (the “Group 3 MBS” and “Group 5 MBS” and, together, the “Trust MBS”), and

•	two groups of previously issued REMIC certificates (the “Group 2 Underlying REMIC Certificates” and “Group 4 Underlying REMIC Certificate” and, together, the “Underlying REMIC Certificates”) evidencing beneficial ownership interests in the related Fannie Mae REMIC trusts (the “Underlying REMIC Trusts”) as further described in Exhibit A.
      The Group 1 SMBS represent beneficial ownership interests in certain principal and interest distributions on mortgage loans underlying certain Fannie Mae Guaranteed Mortgage Pass-Through Certificates.
      The assets of the Underlying REMIC Trusts evidence direct or indirect beneficial ownership interests in certain Fannie Mae Guaranteed Mortgage Pass-Through Certificates (together with the Fannie Mae Guaranteed Mortgage Pass-Through Certificates backing the Group 1 SMBS and the Trust MBS, the “MBS”).
      Each MBS represents a beneficial ownership interest in a pool of first lien, one- to four-family (“single-family”), fixed-rate residential mortgage loans (the “Mortgage Loans”) having the characteristics described in this prospectus supplement.
      Fannie Mae Guaranty. We guarantee that we will distribute to Certificateholders:

•	required installments of principal and interest on the Certificates on time, and

•	the principal balance of each Class of Certificates no later than its Final Distribution Date, whether or not we have received sufficient payments on the MBS.
In addition, we guarantee that we will distribute to each holder of an MBS:

•	scheduled installments of principal and interest on the underlying Mortgage Loans on time, whether or not the related borrowers pay us, and

•	the full principal balance of any foreclosed Mortgage Loan, whether or not we recover it.
Our guaranty obligations with respect to the Underlying REMIC Certificates are described in the Underlying REMIC Disclosure Documents. Our guarantees are not backed by the full faith and credit of the United States. See “Description of Certificates— The Fannie Mae Guaranty” in the REMIC Prospectus, “Description of the Certificates— Fannie Mae Guaranty” in the MBS Prospectus, “The SMBS Certificates— Fannie Mae Obligations” in the SMBS Prospectus, and “Description of the Certificates— General— Fannie Mae Guaranty” in the Underlying REMIC Disclosure Documents.
      Characteristics of Certificates. We will issue the Certificates (except the R and RL Classes) in book-entry form on the book-entry system of the U.S. Federal Reserve Banks. Entities whose names appear on the book-entry records of a Federal Reserve Bank as having had Certificates deposited in their accounts are “Holders” or “Certificateholders.” A Holder is not necessarily the beneficial owner of a Certificate. Beneficial owners ordinarily will hold Certificates through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations. See “Description of Certificates—Denominations and Form” in the REMIC Prospectus.

      We will issue the R and RL Certificates in fully registered, certificated form. The “Holder” or “Certificateholder” of the R or RL Certificate is its registered owner. The R or RL Certificate can be transferred at the corporate trust office of the Transfer Agent, or at the office of the Transfer Agent in New York, New York. U.S. Bank National Association (“US Bank”) in Boston, Massachusetts will be the initial Transfer Agent. We may impose a service charge for any registration of transfer of the R or RL Certificate and may require payment to cover any tax or other governmental charge. See also “—Characteristics of the R and RL Classes” below.
      The Holder of the R Class will receive the proceeds of any remaining assets of the Trust, and the Holder of the RL Class will receive the proceeds of any remaining assets of the Lower Tier REMIC, in each case only by presenting and surrendering the related Certificate at the office of the Paying Agent. US Bank will be the initial Paying Agent.
      Authorized Denominations. We will issue the Certificates in the following denominations:

Classes	Denominations

The Jump Classes	$1,000,000 plus whole dollar increments
The Interest Only, Principal Only, Inverse Floating Rate, Toggle and Non-Sticky Jump Classes	$100,000 minimum plus whole dollar increments
All other Classes (except the R and RL Classes)	$1,000 minimum plus whole dollar increments
We will issue the R and RL Classes as single Certificates with no principal balances.
      Distribution Dates. We will make monthly payments on the Certificates on the 25th day of each month (or, if the 25th is not a business day, on the first business day after the 25th). We refer to each of these dates as a “Distribution Date.” We will make the first payments to Certificateholders the month after we issue the Certificates.
      Record Date. On each Distribution Date, we will make each monthly payment on the Certificates to Holders of record on the last day of the preceding month.
      Class Factors. On or shortly after the eleventh calendar day of each month, we will publish a factor (carried to eight decimal places) for each Class of Certificates. When the applicable class factor is multiplied by the original principal balance (or notional principal balance) of a Certificate of any Class, the product will equal the current principal balance (or notional principal balance) of that Certificate after taking into account payments on the Distribution Date in the same month (as well as any addition to principal in the case of the Accrual Classes).
      No Optional Termination. We have no option to effect an early termination of the Lower Tier REMIC or the Trust. Further, we will not repurchase the Mortgage Loans underlying any MBS in a “clean-up call.” See “Description of the Certificates— Termination” in the MBS Prospectus.
      Voting the Group 1 SMBS and the Underlying REMIC Certificates. Holders of the Group 1 SMBS and the Underlying REMIC Certificates may be asked to vote on issues arising under the related trust agreements. If so, the Trustee will vote the Group 1 SMBS and the related Underlying REMIC Certificates, as instructed by Holders of Certificates of the related Classes. The Trustee must receive instructions from Holders of Certificates having principal balances totaling at least 51% of the aggregate principal balance of the related Classes.
Combination and Recombination
      General. You are permitted to exchange all or a portion of the Group 3 Classes and the IG and KO Classes of REMIC Certificates for a proportionate interest in the related RCR Certificates in the combinations shown on Schedule 1. You also may exchange all or a portion of the RCR Certificates for the related REMIC Certificates in the same manner. This process may occur repeatedly.

      Holders of RCR Certificates will be the beneficial owners of a proportionate interest in the related REMIC Certificates and will receive a proportionate share of the distributions on the related REMIC Certificates.
      The Classes of REMIC Certificates and RCR Certificates that are outstanding at any given time, and the outstanding principal balances (or notional principal balances) of these Classes, will depend upon any related distributions of principal, as well as any exchanges that occur. REMIC Certificates and RCR Certificates may be exchanged only in the proportions shown on Schedule 1.
      Procedures. If a Certificateholder wishes to exchange Certificates, the Certificateholder must notify our Structured Transactions Department through one of our “REMIC Dealer Group” dealers in writing or by telefax no later than two business days before the proposed exchange date. The exchange date can be any business day other than the first or last business day of the month subject to our approval. The notice must include the outstanding principal balance of both the Certificates to be exchanged and the Certificates to be received, and the proposed exchange date. After receiving the Holder’s notice, we will telephone the dealer with delivery and wire payment instructions. Notice becomes irrevocable on the second business day before the proposed exchange date.
      In connection with each exchange, the Holder must pay us a fee equal to 1/32 of 1% of the outstanding principal balance (exclusive of any notional principal balance) of the Certificates to be exchanged. In no event, however, will our fee be less than $2,000.
      We will make the first distribution on a REMIC Certificate or an RCR Certificate received in an exchange transaction on the Distribution Date in the following month. We will make that distribution to the Holder of record as of the close of business on the last day of the month of the exchange.
      Additional Considerations. The characteristics of RCR Certificates will reflect the characteristics of the REMIC Certificates used to form those RCR Certificates. You should also consider a number of factors that will limit a Certificateholder’s ability to exchange REMIC Certificates for RCR Certificates or vice versa:

•	At the time of the proposed exchange, a Certificateholder must own Certificates of the related Class or Classes in the proportions necessary to make the desired exchange.

•	A Certificateholder that does not own the Certificates may be unable to obtain the necessary REMIC Certificates or RCR Certificates.

•	If, as a result of a proposed exchange, a Certificateholder would hold a REMIC Certificate or RCR Certificate of a Class in an amount less than the applicable minimum denomination for that Class, the Certificateholder will be unable to effect the proposed exchange.

•	The Certificateholder of needed Certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•	Certain Certificates may have been purchased and placed into other financial structures and thus be unavailable.

•	Principal distributions will decrease the amounts available for exchange over time.

•	Only the combinations listed on Schedule 1 are permitted.
The Group 1 SMBS
      The general characteristics of the Group 1 SMBS are described in the SMBS Prospectus. The Group 1 SMBS provide that principal and interest on the Mortgage Loans underlying the related MBS are passed through monthly. The general characteristics of the MBS are described in the MBS Prospectus. Each MBS evidences beneficial ownership interests in a pool of conventional, fixed-rate, fully-amortizing Mortgage Loans secured by first mortgages or deed of trust on single-family residential properties. These Mortgage Loans have original maturities of up to 30 years. See “The Mortgage Pools” and “Yield, Maturity, and Prepayment Considerations” in the MBS Prospectus.
      We expect the characteristics of the Group 1 SMBS and the underlying Mortgage Loans as of the Issue Date to be as follows:

Group 1 SMBS*
Aggregate Unpaid Principal Balance	$151,779,600
Interest Rate	4.5%

*	Payments on Group 1 SMBS are derived from previously issued principal only SMBS having a principal balance of $151,779,600 as of the Issue Date and previously issued interest only SMBS having a notional principal balance of $113,834,700 as of the Issue Date and a pass-through rate of 6.0%.

Related Mortgage Loans
Range of WACs (annual percentages)	6.25% to 8.50%
Range of WAMs	241 months to 360 months
Approximate Weighted Average WAM	344 months
Approximate Weighted Average WALA (weighted average loan age)	13 months
The Trust MBS
      The following table contains certain information about the Trust MBS. The Trust MBS included in each specified Group will have the aggregate unpaid principal balance and Pass-Through Rate shown below and the general characteristics described in the MBS Prospectus. The Trust MBS provide that principal and interest on the related Mortgage Loans are passed through monthly. The Mortgage Loans underlying the Trust MBS are conventional, fixed-rate, fully-amortizing mortgage loans secured by first mortgages or deeds of trust on single-family residential properties. These Mortgage Loans have original maturities of up to 30 years. See “The Mortgage Pools” and “Yield, Maturity, and Prepayment Considerations” in the MBS Prospectus.
      We expect the characteristics of the Trust MBS and the related Mortgage Loans as of the Issue Date to be as follows:

Group 3 MBS
Aggregate Unpaid Principal Balance	$500,000,000
MBS Pass-Through Rate	5.00%
Range of WACs (annual percentages)	5.25% to 7.50%
Range of WAMs	241 months to 360 months
Approximate Weighted Average WAM	330 months
Approximate Weighted Average WALA (weighted average loan age)	25 months
Group 5 MBS
Aggregate Unpaid Principal Balance	$76,166,103
MBS Pass-Through Rate	5.50%
Range of WACs (annual percentages)	5.75% to 8.00%
Range of WAMs	241 months to 360 months
Approximate Weighted Average WAM	323 months
Approximate Weighted Average WALA	30 months
The Underlying REMIC Certificates
      The Underlying REMIC Certificates represent beneficial ownership interests in the related Underlying REMIC Trusts. The assets of those trusts evidence direct or indirect beneficial ownership interests in certain MBS having the general characteristics set forth in the MBS Prospectus.

Distributions on the Underlying REMIC Certificates will be passed through monthly, beginning in the month after we issue the Certificates. The general characteristics of the Underlying REMIC Certificates are described in the related Underlying REMIC Disclosure Documents. See Exhibit A for additional information about the Underlying REMIC Certificates.
      Each MBS evidences beneficial ownership interests in a pool of conventional, fixed-rate, fully-amortizing mortgage loans secured by first mortgages or deeds of trust on single-family residential properties, as described under “The Mortgage Pools” and “Yield, Maturity, and Prepayment Considerations” in the MBS Prospectus.
      For further information about the Underlying REMIC Certificates, telephone us at 1-800-237-8627. There may have been material changes in facts and circumstances since the dates we prepared the Underlying REMIC Disclosure Documents. These may include changes in prepayment speeds, prevailing interest rates and other economic factors. As a result, the usefulness of the information set forth in those documents may be limited.
Final Data Statement
      After issuing the Certificates, we will prepare a Final Data Statement containing certain information, including the principal balances of the Underlying REMIC Certificates as of the Issue Date and, with respect to the Group 1 SMBS and the Trust MBS, the Pool number, the current WAC (or original WAC, if the current WAC is not available) and the current WAM (or Adjusted WAM, if the current WAM is not available) of the Mortgage Loans underlying each of the Group 1 SMBS and the Trust MBS as of the Issue Date. The Final Data Statement also will include the weighted averages of all the current or original WACs and the weighted averages of all the current or Adjusted WAMs, based on the current unpaid principal balances of the Mortgage Loans underlying each of the Group 1 SMBS and the Trust MBS as of the Issue Date. You may obtain the Final Data Statement by telephoning us at 1-800-237-8627. In addition, the Final Data Statement is available on our corporate Web site at www.fanniemae.com.
Distributions of Interest
     Categories of Classes
      For the purpose of interest payments, the Classes will be categorized as follows:

Interest Type*	Classes

Group 1 Classes
Fixed Rate	B, DZ and GZ
Floating Rate	CF
Inverse Floating Rate	CS
Accrual	DZ and GZ
Interest Only	CS
Principal Only	PO
Group 2 Classes
Fixed Rate	A, ZQ, ZR and ZU
Accrual	ZQ, ZR and ZU
Group 3 Classes
Fixed Rate	HA, HB, HC, HD, IH, IM, LB, LC, LD, LI, LZ, WZ and ZY
Accrual	LZ, WZ and ZY
Interest Only	IH, IM and LI
Principal Only	OH
RCR**	HL, BR, PR, HE, HM and CR

Interest Type*	Classes

Group 4 Classes
Floating Rate	IO
Toggle	IO
Interest Only	IO
Principal Only	EO
Group 5 Classes
Fixed Rate	BA, BD, BE, CK, DI and IG
Floating Rate	DS
Inverse Floating Rate	DF
Toggle	DF and DS
Interest Only	DI and IG
Principal Only	KO
RCR**	BG
No Payment Residual	R and RL

*	See “Description of Certificates— Class Definitions and Abbreviations” in the REMIC Prospectus.
**	See “— Combination and Recombination” above and Schedule 1 for a further description of the RCR Classes.
     General. We will pay interest on the Certificates at the applicable annual interest rates specified on the cover or described in this prospectus supplement. We calculate interest based on an assumed 360-day year consisting of twelve 30-day months. We pay interest monthly (except in the case of the Accrual Classes) on each Distribution Date, beginning in the month after the Settlement Date specified in the Reference Sheet.
      Interest to be paid on each Certificate (or added to principal, in the case of the Accrual Classes) on a Distribution Date will consist of one month’s interest on the outstanding balance of that Certificate immediately prior to that Distribution Date. For a description of the Accrual Classes, see “—Accrual Classes” below.
      We will apply interest payments from exchanged REMIC Certificates to the corresponding RCR Certificates, on a pro rata basis, following any exchange.
      Interest Accrual Periods. Interest to be paid on each Distribution Date will accrue on the Certificates during the applicable one-month periods set forth below (each, an “Interest Accrual Period”).

Classes	Interest Accrual Periods

All Fixed Rates Classes and the IO, DF and DS Classes (collectively, the “Delay Classes”)	Calendar month preceding the month in which the Distribution Date occurs
The CF and CS Classes	One-month period beginning on the 25th day of the month preceding the month in which the Distribution Date occurs
See “Additional Risk Factors— Delay classes have lower yields and market values” in this prospectus supplement.
      The Dealer will treat the PO, OH, EO and KO Classes as Delay Classes for the sole purpose of facilitating trading.
      Accrual Classes. The DZ, GZ, ZQ, ZR, ZU, LZ, WZ and ZY Classes are Accrual Classes. Interest will accrue on the Accrual Classes at the applicable annual rates specified on the cover or described in this prospectus supplement. However, we will not pay any interest on the Accrual Classes. Instead, interest accrued on the Accrual Classes will be added as principal to their respective principal balances on each Distribution Date. We will pay principal on the Accrual Classes as described under “—Distributions of Principal” below.

      Notional Classes. The Notional Classes will not have principal balances. During each Interest Accrual Period, the Notional Classes will bear interest on their notional principal balances at their applicable interest rates. The notional principal balances of the Notional Classes will be calculated as specified under “Reference Sheet—Notional Classes” in this prospectus supplement.
      We use the notional principal balance of a Notional Class to determine interest payments on that Class. Although a Notional Class will not have a principal balance and will not be entitled to any principal payments, we will publish a class factor for that Class. References in this prospectus supplement to the principal balances of the Certificates generally shall refer also to the notional principal balances of the Notional Classes.
      Floating Rate and Inverse Floating Rate Classes. During each Interest Accrual Period, the Floating Rate and Inverse Floating Rate Classes will bear interest at rates determined as described under “Reference Sheet— Interest Rates” in this prospectus supplement.
      Changes in the specified interest rate index (the “Index”) will affect the yields with respect to the related Classes. These changes may not correspond to changes in mortgage interest rates. Lower mortgage interest rates could occur while an increase in the level of the Index occurs. Similarly, higher mortgage interest rates could occur while a decrease in the level of the Index occurs.
      Our establishment of each Index value and our determination of the interest rate for each applicable Class for the related Interest Accrual Period will be final and binding in the absence of manifest error. You may obtain each such interest rate by telephoning us at 1-800-237-8627.
Calculation of LIBOR
      On each Index Determination Date, we will calculate LIBOR for the related Interest Accrual Period. We will calculate LIBOR on the basis of the “BBA Method,” as described in the REMIC Prospectus under “Description of Certificates— Indexes for Floating Rate Classes and Inverse Floating Rate Classes— LIBOR.”
      If we are unable to calculate LIBOR on the initial Index Determination Date, LIBOR for the following Interest Accrual Period will be equal to 3.70% in the case of the CF and CS Classes; 3.84% in the case of the DF and DS Classes; and will be equal to LIBOR as determined for that Interest Accrual Period for the Group 4 Underlying REMIC Certificate in the case of the IO Class.
Distributions of Principal
     Categories of Classes
      For the purpose of principal payments, the Classes fall into the following categories:

Principal Type*	Classes

Group 1 Classes
PAC	CF and GZ
TAC	B and PO
Support	DZ
Accretion Directed	B, CF, GZ and PO
Notional	CS

Group 2 Classes
Structured Collateral/TAC	A
Structured Collateral/Support	ZR and ZU
Structured Collateral/Sequential Pay	ZQ
Structured Collateral/Jump†	A and ZU
Structured Collateral/Non-Sticky Jump	ZR
Accretion Directed	A, ZR and ZU

Principal Type*	Classes

Group 3 Classes
PAC	HA, HB, HC, HD and OH
TAC	LB, LC and LD
Support	LZ, WZ and ZY
Jump†	LB, LC, LD and ZY
Non-Sticky Jump	LZ
Accretion Directed	LB, LC, LD, LZ and ZY
Notional	IH, IM and LI
RCR**	HL, BR, PR, HE, HM and CR

Group 4 Classes
Structured Collateral (Non-Sticky Jump/Support)/PT	EO
Notional	IO

Group 5 Classes
PAC	BD, BE, CK and KO
Support	BA, DF and DS
Notional	DI and IG
RCR**	BG
No Payment Residual	R and RL

*	See “Description of Certificates— Class Definitions and Abbreviations” in the REMIC Prospectus.

**	See “—Combination and Recombination” above and Schedule 1 for a further description of the RCR Classes.

†	The “JMP” or “Jump” designation refers to a security that has principal payment priorities that change upon the occurrence of (i) multiple “trigger events” or (ii) any “trigger event” calculated with reference to a prepayment speed or schedule that is not structured at a single PSA speed. Generally, a “Jump” class adjusts to its new priority on each Distribution Date when the trigger condition is met. It reverts to its original priority (i.e., does not “stick” to the new priority) on each Distribution Date when the trigger condition is not met.
     Principal Distribution Amount
      On the Distribution Date in each month, we will pay principal on the Certificates in an aggregate amount (the “Principal Distribution Amount”) equal to the sum of

•	the principal then paid on the Group 1 SMBS (the “Group 1 Cash Flow Distribution Amount”) plus any interest then accrued and added to the principal balances of the DZ and GZ Classes (the “DZ Accrual Amount” and “GZ Accrual Amount,” respectively, and together with the Group 1 Cash Flow Distribution Amount, the “Group 1 Principal Distribution Amount”),

•	the principal then paid on the Group 2 Underlying REMIC Certificates (the “Group 2 Cash Flow Distribution Amount”) plus any interest then accrued and added to the principal balances of the ZQ, ZR and ZU Classes (the “ZQ Accrual Amount,” “ZR Accrual Amount” and “ZU Accrual Amount,” respectively, and together with the Group 2 Cash Flow Distribution Amount, the “Group 2 Principal Distribution Amount”),

•	the principal then paid on the Group 3 MBS (the “Group 3 Cash Flow Distribution Amount”) plus any interest then accrued and added to the principal balances of the LZ, WZ and ZY Classes (the “LZ Accrual Amount,” “WZ Accrual Amount” and “ZY Accrual Amount,” respectively, and together with the Group 3 Cash Flow Distribution Amount, the “Group 3 Principal Distribution Amount”),

•	the principal then paid on the Group 4 Underlying REMIC Certificate (the “Group 4 Principal Distribution Amount”), and

•	the principal then paid on the Group 5 MBS (the “Group 5 Principal Distribution Amount”).

     Group 1 Principal Distribution Amount

GZ Accrual Amount

On each Distribution Date, we will pay the GZ Accrual Amount as principal of the CF Class, until its principal balance is reduced to zero. Thereafter, we will pay the GZ Accrual Amount as principal of the GZ Class.	}	Accretion Directed Class and Accrual Class
          DZ Accrual Amount and Group 1 Cash Flow Distribution Amount
      On each Distribution Date, we will pay the DZ Accrual Amount and Group 1 Cash Flow Distribution Amount as principal of the Group 1 Classes in the following priority:

(i) to Aggregate Group I (described below), until the Aggregate I Balance (described below) is reduced to its Planned Balance for that Distribution Date;	}	PAC Group

(ii) to Aggregate Group II (described below), until the Aggregate II Balance (described below) is reduced to its Targeted Balance for that Distribution Date;	}	TAC Group

(iii) to the DZ Class, until its principal balance is reduced to zero;	}	Support Class

(iv) to Aggregate Group II, without regard to its Targeted Balance and until the Aggregate II Balance is reduced to zero; and	}	TAC Group

(v) to Aggregate Group I, without regard to its Planned Balance and until the Aggregate I Balance is reduced to zero.	}	PAC Group
      “Aggregate Group I” consists of the CF and GZ Classes. On each Distribution Date, we will apply payments of principal of Aggregate Group I, sequentially, to the CF and GZ Classes, in that order, until their principal balances are reduced to zero.
      The “Aggregate I Balance” is equal to the aggregate of the principal balances of the Classes in Aggregate Group I. For determining principal payments on a Distribution Date, the Aggregate I Balance will include any increase in the principal balance of the GZ Class on that date.
      “Aggregate Group II” consists of the B and PO Classes. On each Distribution Date, we will apply payments of principal of Aggregate Group II, concurrently, to the B and PO Classes, pro rata (or 81.8181776807% and 18.1818223193%, respectively), until their principal balances are reduced to zero.
      The “Aggregate II Balance” is equal to the aggregate of the principal balances of the Classes in Aggregate Group II.
     Group 2 Principal Distribution Amount
          ZQ Accrual Amount

On each Distribution Date, we will pay the ZQ Accrual Amount as principal of the Classes specified below in the following priority:

(i) to the A Class, without regard to its Targeted Balance and until its principal balance is reduced to zero;	}	PAC Class		Accretion Directed Classes

(ii) sequentially, to the ZR and ZU Classes, in that order, until their principal balances are reduced to zero; and	}	Support Class

(iii) thereafter to the ZQ Class.			}	Accrual Class

ZR Accrual Amount, ZU Accrual Amount and Group 2 Cash Flow Distribution Amount
      On each Distribution Date, we will pay the ZR Accrual Amount, ZU Accrual Amount and Group 2 Cash Flow Distribution Amount as principal of the Group 2 Classes in the following priority:

(i) if and only if either

•	the aggregate principal balance of the MBS backing the Group 2 Underlying REMIC Certificates on that Distribution Date (after giving effect to distributions made on that date) is less than the product of the aggregate principal balance of the MBS backing the Group 2 Underlying REMIC Certificates for the preceding Distribution Date (after giving effect to distributions made on that date) multiplied by the Group 2 Specified Payment Percentage for the current Distribution Date
                                         or

•	the principal balance of the ZR Class has been reduced to zero and the aggregate principal balance of the MBS backing the Group 2 Underlying REMIC Certificates for that Distribution Date (after giving effect to distributions made on that date) is less than the Group 2 Specified Balance for that date, then as follows:

first, to the ZR Class, until its principal balance is reduced to zero;	}	Support Class	Structured Collateral Classes	}	Non-Sticky Jump Class

second, to the ZU Class, until its principal balance is reduced to zero;	}	Support Class		}	Jump Class

third, to the A Class, without regard to its Targeted Balance and until its principal balance is reduced to zero; and	}	TAC Class		}	Jump Class

fourth, to the ZQ Class, until its principal balance is reduced to zero;	}	Sequential Pay Class

(ii) to the A Class, until its principal balance is reduced to its Targeted Balance for that Distribution Date;	}	TAC Class

(iii) sequentially, to the ZU and ZR Classes, in that order, until their principal balances are reduced to zero;	}	Support Class

(iv) to the A Class, without regard to its Targeted Balance and until its principal balance is reduced to zero; and	}	TAC Class

(v) to the ZQ Class, until its principal balance is reduced to zero.	}	Sequential Pay Class

Group 3 Principal Distribution Amount

WZ Accrual Amount
      On each Distribution Date, we will pay the WZ Accrual Amount as principal of the Classes specified below in the following priority:

(i) to Aggregate Group IV (described below), without regard to its Targeted Balance and until the Aggregate IV Balance (described below) is reduced to zero;	}	TAC Group		Accretion Directed Group and Classes

(ii) sequentially, to the LZ and ZY Classes, in that order, until their principal balances are reduced to zero; and	}	Support Classes

(iii) thereafter to the WZ Class.			}	Accrual Class
          Group 3 Cash Flow Distribution Amount

On each Distribution Date, we will pay the Group 3 Cash Flow Distribution Amount as principal of Aggregate Group III (described below), until the Aggregate III Balance (described below) is reduced to its Planned Balance for that Distribution Date.

LZ Accrual Amount, ZY Accrual Amount and Remaining Group 3 Cash Flow Distribution Amount
      On each Distribution Date, we will pay the LZ Accrual Amount and ZY Accrual Amount, together with the Group 3 Cash Flow Distribution Amount remaining after the distribution specified above under “—Group 3 Cash Flow Distribution Amount,” as principal of the Group 3 Classes in the following priority:

(i) if and only if either

•	the aggregate principal balance of the Group 3 MBS for that Distribution Date (after giving effect to distributions made on that date) is less than the product of the aggregate principal balance of the Group 3 MBS for the preceding Distribution Date (after giving effect to distributions made on that date) multiplied by the Group 3 MBS Specified Payment Percentage for the current Distribution Date
or

•	the principal balance of the LZ Class has been reduced to zero and the aggregate principal balance of the Group 3 MBS on that Distribution Date (after giving effect to distributions made on that date) is less than the Group 3 MBS Specified Balance for that Distribution Date, then as follows:

first, to the LZ Class, until its principal balance is reduced to zero;		Support Classes	}	Non-Sticky Jump Class

second, to the ZY Class, until its principal balance is reduced to zero;				Jump Class and Group

third, to Aggregate Group IV, without regard to its Targeted Balance and until and Group the Aggregate IV Balance is reduced to zero; and	}	TAC Group

fourth, to the WZ Class, until its principal balance is reduced to zero;	}	Support Class

(ii) to Aggregate Group IV, until the Aggregate IV Balance is reduced to its Targeted Balance for that Distribution Date;	}	TAC Class

(iii) sequentially, to the LZ and ZY Classes, in that order, until their principal balances are reduced to zero;	}	Support Classes

(iv) to Aggregate Group IV, without regard to its Targeted Balance and until the Aggregate IV Balance is reduced to zero;	}	TAC Class

(v) to the WZ Class, until its principal balance is reduced to zero; and	}	Support Class

(vi) to Aggregate Group III, without regard to its Planned Balance and until the Aggregate III Balance is reduced to zero.	}	PAC Group
      “Aggregate Group III” consists of the HA, HB, HC, HD and OH Classes. On each Distribution Date, we will apply payments of Aggregate Group III, sequentially, as principal of the HA, HB, HC, HD and OH Classes, in that order, until their principal balances are reduced to zero.
      The “Aggregate III Balance” is equal to the aggregate of the principal balances of the Classes in Aggregate Group III.
      “Aggregate Group IV” consists of the LB, LC and LD Classes. On each Distribution Date, we will apply payments of Aggregate Group IV, concurrently, to the LB, LC and LD Classes, pro rata (or 69.3516699410%. 2.3575638507% and 28.2907662083%, respectively), until their principal balances are reduced to zero.
      The “Aggregate IV Balance” is equal to the aggregate of the principal balances of the Classes in Aggregate Group IV.
     Group 4 Principal Distribution Amount

On each Distribution Date, we will pay the Group 4 Principal Distribution Amount as principal of the EO Class, until its principal balance is reduced to zero.	}	Structured Collateral/ Pass-Through Class

     Group 5 Principal Distribution Amount

      On each Distribution Date, we will pay the Group 5 Principal Distribution Amount as principal of the Group 5 Classes in the following priority:

(i) to Aggregate Group V (described below), until the Aggregate V Balance (described below) is reduced to its Planned Balance for that Distribution Date;	}	PAC Group

(ii) concurrently, to the DF and DS Classes, pro rata (or 80% and 20%, respectively), until their principal balances are reduced to zero;	}	Support Class

(iii) to the BA Class, until its principal balance is reduced to zero; and	}	Support Class

(iv) to Aggregate Group V, without regard to its Planned Balance and until the Aggregate V Balance is reduced to zero.	}	PAC Group

    “Aggregate Group V” consists of the CK, BD, BE and KO Classes. On each Distribution Date, we will apply payments of principal of Aggregate Group V, sequentially, to the CK, BD, BE and KO Classes, in that order, until their principal balances are reduced to zero.
      The “Aggregate V Balance” is equal to the aggregate of the principal balances of the Classes in Aggregate Group V.
      We will apply principal payments from exchanged REMIC Certificates to the corresponding RCR Certificates, on a pro rata basis, following any exchange.
Structuring Assumptions
      Pricing Assumptions. Except where otherwise noted, the information in the tables in this prospectus supplement has been prepared based on the actual characteristics of each pool of Mortgage Loans backing the Underlying REMIC Certificates, the priority sequences affecting principal payments on the Underlying REMIC Certificates, and the following assumptions (such characteristics and assumptions, collectively, the “Pricing Assumptions”):

•	the Mortgage Loans underlying the Group 1 SMBS and the Trust MBS have the original terms to maturity, remaining terms to maturity, WALAs and interest rates specified under “Reference Sheet— Assumed Characteristics of the Mortgage Loans Underlying the Group 1 SMBS and the Trust MBS” in this prospectus supplement;

•	the Mortgage Loans prepay at the constant percentages of PSA specified in the related table;

•	the settlement date for the sale of the Certificates is October 27, 2005; and

•	each Distribution Date occurs on the 25th day of a month.
      Prepayment Assumptions. Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. Except as specified below, the model used in this prospectus supplement is The Bond Market Association’s standard prepayment model (“PSA”). To assume a specified rate of PSA is to assume a specified rate of prepayment each month of the then-outstanding principal balance of a pool of new mortgage loans computed as described under “Description of Certificates— Prepayment Models” in the REMIC Prospectus. The model used in this prospectus for the Group 2 Specified Balances and the Group 3 MBS Specified Balances is the constant prepayment model (“CPR”), which represents the annual rate of prepayments relative to the then outstanding principal balance of a pool of new mortgage loans. Thus, “0% CPR” means no prepayments, “30% CPR” means an annual prepayment rate of 30%, and so forth. It is highly unlikely that prepayments will occur at any constant PSA or CPR rate, as applicable, or at any other constant rate.
      Structuring Ranges and Rates. The Principal Balance and Payment Percentage Schedules are found beginning on page B-1 of this prospectus supplement. The Principal Balance and Payment Percentage Schedules have been prepared on the basis of the Pricing Assumptions and the assumption that the related Mortgage Loans will prepay at a constant PSA rate within the applicable Structuring Ranges or at the applicable PSA or CPR rates set forth below.

Principal Balance
and Payment Percentage
Schedule References	Related Groups(1), MBS and Class	Structuring Ranges and Rates

Planned Balances	Aggregate Group I	Between 471% and 600% PSA
Targeted Balances	Aggregate Group II	471% PSA
Specified Payment Percentages	MBS backing the Group 2 Underlying REMIC Certificates	(2)
Specified Balances	MBS backing the Group 2 Underlying REMIC Certificates	4% CPR
Targeted Balances	A Class	(3)
Planned Balances	Aggregate Group III	Between 95% and 260% PSA
Targeted Balances	Aggregate Group IV	180% PSA
Specified Payment Percentages	Group 3 MBS	(4)
Specified Balances	Group 3 MBS	4% CPR
Planned Balances	Aggregate Group V	Between 100% and 300% PSA

(1)	The Structuring Ranges and Rates for the Aggregate Groups are associated with the related Aggregate Balances but not with the individual balances of the related Classes.
(2)	The Specified Payment Percentages for the MBS backing the Group 2 Underlying REMIC Certificates have been derived based on a constant rate of 181% PSA.
(3)	The Targeted Balances for the A Class have been structured at 209% PSA but do not hold at any constant PSA rate.
(4)	The Specified Payment Percentages for the Group 3 MBS have been derived based on a constant rate of 185% PSA.
     We cannot assure you that the balance of any Group, MBS or Class listed above will conform on any Distribution Date to the specified balance in the Principal Balance Schedules. As a result, we cannot assure you that payments of principal of any Group or Class listed above will begin or end on the Distribution Dates specified in the Principal Balance Schedules. We will distribute any excess of principal payments over the amount needed to reduce a Group or Class to its scheduled balance on a Distribution Date. Accordingly, the ability to reduce a Group or Class to its scheduled balance will not be improved by the averaging of high and low principal payments from month to month. In addition, even if the related Mortgage Loans prepay at rates falling within the applicable Structuring Ranges, principal distributions may be insufficient to reduce the applicable Groups to their scheduled balances if the prepayments do not occur at a constant PSA rate. Moreover, because of the diverse remaining terms to maturity of the related Mortgage Loans, which may include recently originated Mortgage Loans, the Groups and Classes specified above may not be reduced to their scheduled balances, even if prepayments occur at a constant rate within the applicable Structuring Ranges or at the applicable PSA or CPR rates specified above.
      Initial Effective Ranges. The Effective Range for a Group is the range of prepayment rates (measured by constant PSA rates) which would reduce that Group to its scheduled balance on each Distribution Date. The Initial Effective Ranges shown in the table below are based upon the assumed characteristics of the related Mortgage Loans specified in the Pricing Assumptions.

Groups	Initial Effective Ranges

Aggregate Group I	Between 464% and 600% PSA
Aggregate Group III	Between 95% and 260% PSA
Aggregate Group V	Between 100% and 300% PSA
      The actual Effective Ranges at any time will be based upon the actual characteristics of the related Mortgage Loans at that time, which are likely to vary (and may vary considerably) from the Pricing Assumptions. The actual Effective Ranges calculated on the basis of the actual characteristics are likely to differ from the Initial Effective Ranges. As a result, the applicable Groups might not be reduced to their scheduled balances even if prepayments were to occur at a constant PSA rate within the Initial Effective Ranges. This is so particularly if the rate were at the lower or higher end of this range. In addition, even if prepayments occur at rates falling within the actual Effective Ranges, principal distributions may be insufficient to reduce the applicable Groups to their scheduled balances if such prepayments do not occur at a constant PSA rate. It is highly unlikely that the related Mortgage Loans will prepay at any constant PSA rate. In general, the actual Effective Ranges may narrow, widen or shift upward or downward to reflect actual prepayment experience over time.
      The stability in principal payment of the Classes specified below will be supported by the corresponding supporting Classes as indicated in the following table:

Classes	Supporting Groups and Classes

Group 1
PAC	TAC and Support
Group 3
PAC	TAC and Support
Group 5
PAC	Support
      When the supporting Classes are retired, the Classes they support, if still outstanding, may no longer have Effective Ranges and will be more sensitive to prepayments.
Yield Tables
      General. The tables below illustrate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the applicable Classes to various constant percentages of PSA or CPR, as applicable, and, where specified, to changes in the Index. We calculated the yields set forth in the tables by

•	determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable Classes, would cause the discounted present values of the assumed streams of cash flows to equal the assumed aggregate purchase prices of those Classes, and

•	converting the monthly rates to corporate bond equivalent rates.
These calculations do not take into account variations in the interest rates at which you could reinvest distributions on the Certificates. Accordingly, these calculations do not illustrate the return on any investment in the Certificates when reinvestment rates are taken into account.
      We cannot assure you that

•	the pre-tax yields on the applicable Certificates will correspond to any of the pre-tax yields shown here, or

•	the aggregate purchase prices of the applicable Certificates will be as assumed.

      In addition, it is unlikely that the Index will correspond to the levels shown here. Furthermore, because some of the Mortgage Loans are likely to have remaining terms to maturity shorter or longer than those assumed and interest rates higher or lower than those assumed, the principal payments on the Certificates are likely to differ from those assumed. This would be the case even if all Mortgage Loans prepay at the indicated constant percentages of PSA or CPR, as applicable. Moreover, it is unlikely that

•	the Mortgage Loans will prepay at a constant PSA or CPR rate, as applicable, until maturity,

•	all of the Mortgage Loans will prepay at the same rate, or

•	the level of the Index will remain constant.
      The Principal Only Classes. The Principal Only Classes will not bear interest. As indicated in the applicable tables below, a low rate of principal payments (including prepayments) on the related Mortgage Loans will have a negative effect on the yields to investors in the Principal Only Classes.
      The information shown in the yield tables has been prepared on the basis of the Pricing Assumptions and the assumption that the aggregate purchase prices of the Principal Only Classes (expressed in each case as a percentage of original principal balance) are as follows:

Class	Price

PO	65.453125%
OH	47.959653%
EO	79.500000%
KO	46.205572%
Sensitivity of the PO Class to Prepayments

	PSA Prepayment Assumption

	50%	200%	471%	501%	600%	850%	1100%

Pre-Tax Yields to Maturity	1.9%	3.2%	11.9%	11.4%	15.6%	78.8%	138.1%
Sensitivity of the OH Class to Prepayments

										CPR
										Prepayment
	PSA Prepayment Assumption									Assumption

	50%	95%	130%	180%	185%	186%	260%	350%	500%	4%	4.1%

Pre-Tax Yields to Maturity	4.3%	4.4%	4.4%	4.4%	4.4%	4.4%	4.4%	5.6%	8.1%	4.4%	4.4%
Sensitivity of the EO Class to Prepayments

	PSA Prepayment Assumption

	50%	100%	220%	350%	500%	501%	600%

Pre-Tax Yields to Maturity	1.1%	1.3%	3.5%	11.4%	19.3%	19.4%	23.9%
Sensitivity of the KO Class to Prepayments

	PSA Prepayment Assumption

	50%	100%	131%	300%	500%

Pre-Tax Yields to Maturity	4.1%	4.1%	4.1%	4.1%	6.6%

      The Inverse Floating Rate Classes and the IO and DS Classes. The yields on the Inverse Floating Rate Classes and the IO and DS Classes will be sensitive in varying degrees to the rate of principal payments, including prepayments, of the related Mortgage Loans and to the level of the Index. The Mortgage Loans generally can be prepaid at any time without penalty. In addition, the rate of principal payments (including prepayments) of the Mortgage Loans is likely to vary, and may vary considerably, from pool to pool. As illustrated in the applicable tables below, it is possible that investors in the CS, IO and DS Classes would lose money on their initial investments under certain Index and prepayment scenarios.
      Changes in the Index may not correspond to changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur while the level of the Index increased.
      The information shown in the yield tables has been prepared on the basis of the Pricing Assumptions and the assumptions that

•	the interest rates for the Inverse Floating Rate Classes and the IO and DS Classes for the initial Interest Accrual Period are the rates listed in the table under “Reference Sheet— Interest Rates” in this prospectus supplement and for each following Interest Accrual Period will be based on the specified level of the Index, and

•	the aggregate purchase prices of those Classes (expressed in each case as a percentage of original principal balance) are as follows:

Class	Price*

CS	0.890625%
IO	32.781250%
DF	99.843750%
DS	102.812500%

*	The prices do not include accrued interest. Accrued interest has been added to the prices in calculating the yields set forth in the tables below.
Sensitivity of the CS Class to Prepayments and LIBOR
(Pre-Tax Yields to Maturity)

	PSA Prepayment Assumption

LIBOR	50%	200%	471%	501%	600%	850%	1100%

1.70%	339.7%	323.8%	294.4%	294.4%	294.4%	284.2%	262.2%
3.70%	23.3%	10.4%	(12.1)%	(12.1)%	(12.1)%	(29.1)%	(51.7)%
3.95%	*	*	*	*	*	*	*

*	The pre-tax yield to maturity would be less than (99.9)%.
Sensitivity of the IO Class to Prepayments and LIBOR
(Pre-Tax Yields to Maturity)

	PSA Prepayment Assumption

LIBOR	50%	100%	220%	350%	500%	501%	600%

3.8% and below	*	*	*	*	*	*	*
Above 3.8%	26.8%	26.0%	13.1%	(31.0)%	(83.5)%	(83.7)%	*

*	The pre-tax yield to maturity would be less than (99.9)%.

Sensitivity of the DF Class to Prepayments and LIBOR
(Pre-Tax Yields to Maturity)

	PSA Prepayment Assumption

LIBOR	50%	100%	131%	300%	500%

6.50% and below	6.8%	6.8%	6.8%	6.5%	6.3%
Above 6.50%	0.0%	0.0%	0.0%	0.2%	0.4%
Sensitivity of the DS Class to Prepayments and LIBOR
(Pre-Tax Yields to Maturity)

	PSA Prepayment Assumption

LIBOR	50%	100%	131%	300%	500%

6.50% and below	(0.2)%	(0.2)%	(0.3)%	(2.6)%	(5.1)%
Above 6.50%	27.0%	26.8%	26.5%	22.5%	17.9%
      The Fixed Rate Interest Only Classes. The yields to investors in the Fixed Rate Interest Only Classes will be very sensitive to the rate of principal payments (including prepayments) of the related Mortgage Loans. The Mortgage Loans generally can be prepaid at any time without penalty. On the basis of the assumptions described below, the yields to maturity on the Fixed Rate Interest Only Classes would be 0% if prepayments of the related Mortgage Loans were to occur at the constant rates shown in the tables below:

Class	% PSA

IH	561% PSA
IM	333% PSA
LI	138% PSA	*
DI	220% PSA
IG	683% PSA

*	In addition, the yield to maturity on the LI Class would be 0% at a constant rate of 254% PSA.
For any Fixed Rate Interest Only Class, if the actual prepayment rate of the related Mortgage Loans were to exceed the level specified for as little as one month while equaling that level for the remaining months, the investors in the applicable Class would lose money on their initial investments.
      The information shown in the yield tables has been prepared on the basis of the Pricing Assumptions and the assumption that the aggregate purchase prices of the Fixed Rate Interest Only Classes (expressed in each case as a percentage of the original principal balance) are as follows:

Class	Price*

IH	41.622717%
IM	13.599860%
LI	14.156250%
DI	11.328125%
IG	46.170947%

*	The prices do not include accrued interest. Accrued interest has been added to the prices in calculating the yields set forth in the tables below.

Sensitivity of the IH Class to Prepayments

										CPR
										Prepayment
	PSA Prepayment Assumption									Assumption

	50%	95%	130%	180%	185%	186%	260%	350%	500%	4%	4.1%

Pre-Tax Yields to Maturity	9.8%	9.7%	9.7%	9.7%	9.7%	9.7%	9.7%	7.6%	2.6%	9.7%	9.7%
Sensitivity of the IM Class to Prepayments

										CPR
										Prepayment
	PSA Prepayment Assumption									Assumption

	50%	95%	130%	180%	185%	186%	260%	350%	500%	4%	4.1%

Pre-Tax Yields to Maturity	16.7%	4.1%	4.1%	4.1%	4.1%	4.1%	4.1%	(2.1)%	(27.9)%	11.9%	11.5%
Sensitivity of the LI Class to Prepayments

										CPR Prepayment
	PSA Prepayment Assumption									Assumption

	50%	95%	130%	180%	185%	186%	260%	350%	500%	4%	4.1%

Pre-Tax Yields to Maturity	26.3%	20.8%	5.4%	(37.2)%	(37.2)%	25.8%	(5.8)%	(56.5)%	*	24.3%	24.1%

*	The pre-tax yield to maturity would be less than (99.9)%.
Sensitivity of the DI Class to Prepayments

	PSA Prepayment Assumption

	50%	100%	131%	300%	500%

Pre-Tax Yields to Maturity	45.6%	41.0%	34.2%	(58.8)%	*

*	The pre-tax yield to maturity would be less than (99.9)%.
Sensitivity of the IG Class to Prepayments

	PSA Prepayment Assumption

	50%	100%	131%	300%	500%

Pre-Tax Yields to Maturity	10.2%	10.2%	10.2%	10.2%	6.2%
Weighted Average Lives of the Certificates
      The weighted average life of a Certificate is determined by

(a)	multiplying the amount of the reduction, if any, of the principal balance of the Certificate from one Distribution Date to the next Distribution Date by the number of years from the Settlement Date to the second such Distribution Date,

(b)	summing the results, and

(c)	dividing the sum by the aggregate amount of the reductions in principal balance of the Certificate referred to in clause (a).
      For a description of the factors which may influence the weighted average life of a Certificate, see “Description of Certificates— Weighted Average Life and Final Distribution Date” in the REMIC Prospectus.

      In general, the weighted average lives of the Certificates will be shortened if the level of prepayments of principal of the related Mortgage Loans increases. However, the weighted average lives will depend upon a variety of other factors, including

•	the timing of changes in the rate of principal payments,

•	the priority sequences of payments of principal of the Group 1, Group 2, Group 3 and Group 5 Classes,

•	in the case of the Group 1, Group 2, Group 3 and Group 5 Classes, the payment of principal of certain Classes in accordance with the Principal Balance and Payment Percentage Schedules, and

•	in the case of the Group 2 and Group 4 Classes, the priority sequences affecting principal payments on the related Underlying REMIC Certificates.
See “— Distributions of Principal” above and “Description of the Certificates— Distributions of Principal” in the Underlying REMIC Disclosure Documents.
      The effect of these factors may differ as to various Classes and the effects on any Class may vary at different times during the life of that Class. Accordingly, we can give no assurance as to the weighted average life of any Class. Further, to the extent the prices of the Certificates represent discounts or premiums to their original principal balances, variability in the weighted average lives of those Classes of Certificates could result in variability in the related yields to maturity. For an example of how the weighted average lives of the Classes may be affected at various constant prepayment rates, see the Decrement Tables below.
Decrement Tables
      The following tables indicate the percentages of original principal balances of the specified Classes that would be outstanding after each date shown at various constant PSA or CPR rates, as applicable, and the corresponding weighted average lives of those Classes. The tables have been prepared on the basis of the Pricing Assumptions. However, in the case of the information set forth for each Class under 0% PSA, we assumed that the underlying Mortgage Loans have the original and remaining terms to maturity and bear interest at the annual rates specified in the table below.

	Original	Remaining
Mortgage Loans Relating to	Terms	Terms to	Interest
Trust Assets Specified Below	to Maturity	Maturity	Rates

Group 1 SMBS	360 months	360 months	7.00%
Group 2 Underlying REMIC Certificates	360 months	359 months	7.50%
Group 3 MBS	360 months	360 months	7.50%
Group 4 Underlying REMIC Certificate	360 months	353 months	8.00%
Group 5 MBS	360 months	360 months	8.00%
      It is unlikely

•	that all of the underlying Mortgage Loans will have the interest rates, WALAs or remaining terms to maturity assumed or

•	that the underlying Mortgage Loans will prepay at any constant PSA or CPR level, as applicable.
      In addition, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the specified constant PSA or CPR rates, as applicable. This is the case even if the dispersion of weighted average remaining terms to maturity and the weighted average WALAs of the Mortgage Loans are identical to the dispersion specified in the Pricing Assumptions.

Percent of Original Principal Balances Outstanding

	B and PO Classes

	PSA Prepayment
	Assumption

Date	0%	200%	471%	501%	600%	850%	1100%

Initial Percent	100	100	100	100	100	100	100
October 2006	100	100	93	93	93	0	0
October 2007	100	100	86	86	42	0	0
October 2008	100	100	78	78	19	0	0
October 2009	100	100	54	59	19	0	0
October 2010	100	100	15	28	19	0	0
October 2011	100	100	0	0	19	0	0
October 2012	100	100	0	0	19	0	0
October 2013	100	100	0	0	19	0	0
October 2014	100	100	0	0	19	0	0
October 2015	100	100	0	0	19	0	0
October 2016	100	100	0	0	17	0	0
October 2017	100	100	0	0	10	0	0
October 2018	100	72	0	0	6	0	0
October 2019	100	6	0	0	4	0	0
October 2020	100	0	0	0	2	0	0
October 2021	100	0	0	0	1	0	0
October 2022	100	0	0	0	1	0	0
October 2023	100	0	0	0	1	0	0
October 2024	100	0	0	0	*	0	0
October 2025	100	0	0	0	*	0	0
October 2026	100	0	0	0	*	0	0
October 2027	100	0	0	0	*	0	0
October 2028	100	0	0	0	*	0	0
October 2029	100	0	0	0	*	0	0
October 2030	100	0	0	0	*	0	0
October 2031	100	0	0	0	*	0	0
October 2032	0	0	0	0	*	0	0
October 2033	0	0	0	0	*	0	0
October 2034	0	0	0	0	0	0	0
October 2035	0	0	0	0	0	0	0
Weighted Average Life (years)**	26.6	13.4	3.8	4.0	3.8	0.6	0.4

[Additional columns below]

[Continued from above table, first column(s) repeated]

	CF and CS† Classes

	PSA Prepayment
	Assumption

Date	0%	200%	471%	501%	600%	850%	1100%

Initial Percent	100	100	100	100	100	100	100
October 2006	99	90	78	78	78	74	63
October 2007	97	76	52	52	52	37	22
October 2008	95	64	33	33	33	18	7
October 2009	93	53	21	21	21	8	2
October 2010	92	44	13	13	13	4	1
October 2011	89	35	8	8	8	2	*
October 2012	87	28	4	4	4	1	*
October 2013	85	21	2	2	2	*	0
October 2014	82	16	1	1	1	*	0
October 2015	80	11	*	*	*	*	0
October 2016	77	6	0	0	0	0	0
October 2017	74	2	0	0	0	0	0
October 2018	71	0	0	0	0	0	0
October 2019	67	0	0	0	0	0	0
October 2020	64	0	0	0	0	0	0
October 2021	60	0	0	0	0	0	0
October 2022	55	0	0	0	0	0	0
October 2023	51	0	0	0	0	0	0
October 2024	46	0	0	0	0	0	0
October 2025	41	0	0	0	0	0	0
October 2026	36	0	0	0	0	0	0
October 2027	30	0	0	0	0	0	0
October 2028	23	0	0	0	0	0	0
October 2029	17	0	0	0	0	0	0
October 2030	10	0	0	0	0	0	0
October 2031	2	0	0	0	0	0	0
October 2032	0	0	0	0	0	0	0
October 2033	0	0	0	0	0	0	0
October 2034	0	0	0	0	0	0	0
October 2035	0	0	0	0	0	0	0
Weighted Average Life (years)**	16.8	5.0	2.7	2.7	2.7	2.0	1.5

[Additional columns below]

[Continued from above table, first column(s) repeated]

	DZ Class

	PSA Prepayment
	Assumption

Date	0%	200%	471%	501%	600%	850%	1100%

Initial Percent	100	100	100	100	100	100	100
October 2006	105	105	105	87	29	0	0
October 2007	109	109	109	76	0	0	0
October 2008	114	114	114	76	0	0	0
October 2009	120	120	120	80	0	0	0
October 2010	125	125	125	83	0	0	0
October 2011	131	131	112	84	0	0	0
October 2012	137	137	91	68	0	0	0
October 2013	143	143	73	55	0	0	0
October 2014	150	150	58	44	0	0	0
October 2015	157	157	46	35	0	0	0
October 2016	164	164	36	28	0	0	0
October 2017	171	171	25	19	0	0	0
October 2018	179	179	17	13	0	0	0
October 2019	188	188	12	8	0	0	0
October 2020	196	161	8	6	0	0	0
October 2021	205	135	6	4	0	0	0
October 2022	215	113	4	3	0	0	0
October 2023	224	93	3	2	0	0	0
October 2024	235	77	2	1	0	0	0
October 2025	246	62	1	1	0	0	0
October 2026	257	50	1	*	0	0	0
October 2027	269	39	*	*	0	0	0
October 2028	281	30	*	*	0	0	0
October 2029	294	23	*	*	0	0	0
October 2030	307	16	*	*	0	0	0
October 2031	321	11	*	*	0	0	0
October 2032	323	6	*	*	0	0	0
October 2033	223	2	*	*	0	0	0
October 2034	115	0	0	0	0	0	0
October 2035	0	0	0	0	0	0	0
Weighted Average Life (years)**	28.5	18.9	9.5	7.9	0.8	0.3	0.2

	GZ Class

	PSA Prepayment
	Assumption

Date	0%	200%	471%	501%	600%	850%	1100%

Initial Percent	100	100	100	100	100	100	100
October 2006	105	105	105	105	105	105	105
October 2007	109	109	109	109	109	109	109
October 2008	114	114	114	114	114	114	114
October 2009	120	120	120	120	120	120	120
October 2010	125	125	125	125	125	125	125
October 2011	131	131	131	131	131	131	131
October 2012	137	137	137	137	137	137	137
October 2013	143	143	143	143	143	143	58
October 2014	150	150	150	150	150	150	19
October 2015	157	157	157	157	157	157	6
October 2016	164	164	0	0	0	93	2
October 2017	171	171	0	0	0	44	1
October 2018	179	0	0	0	0	21	*
October 2019	188	0	0	0	0	10	*
October 2020	196	0	0	0	0	5	*
October 2021	205	0	0	0	0	2	*
October 2022	215	0	0	0	0	1	*
October 2023	224	0	0	0	0	*	*
October 2024	235	0	0	0	0	*	*
October 2025	246	0	0	0	0	*	*
October 2026	257	0	0	0	0	*	*
October 2027	269	0	0	0	0	*	*
October 2028	281	0	0	0	0	*	*
October 2029	294	0	0	0	0	*	0
October 2030	307	0	0	0	0	*	0
October 2031	321	0	0	0	0	*	0
October 2032	0	0	0	0	0	*	0
October 2033	0	0	0	0	0	*	0
October 2034	0	0	0	0	0	0	0
October 2035	0	0	0	0	0	0	0
Weighted Average Life (years)**	26.3	12.6	10.7	10.7	10.7	11.7	8.1

[Additional columns below]

[Continued from above table, first column(s) repeated]

									A Class
	A Class

									CPR
	PSA Prepayment								Prepayment
	Assumption								Assumption

Date	0%	100%	165%	181%	182%	209%	350%	500%	4%	4.1%

Initial Percent	100	100	100	100	100	100	100	100	100	100
October 2006	95	71	62	62	92	85	53	18	78	77
October 2007	93	69	48	47	77	66	12	0	76	75
October 2008	91	67	37	36	65	50	0	0	74	73
October 2009	88	64	27	27	56	39	0	0	71	71
October 2010	86	62	21	21	49	31	0	0	69	69
October 2011	83	60	17	17	45	26	0	0	67	66
October 2012	81	57	15	15	42	24	0	0	64	64
October 2013	78	54	14	14	41	22	0	0	61	61
October 2014	75	51	13	13	39	21	0	0	58	58
October 2015	72	44	11	11	36	20	0	0	55	55
October 2016	69	36	10	10	33	18	0	0	52	52
October 2017	66	28	8	8	31	16	0	0	49	48
October 2018	62	18	7	7	28	15	0	0	45	45
October 2019	58	8	5	5	25	13	0	0	41	41
October 2020	54	4	4	4	22	11	0	0	34	32
October 2021	50	2	2	2	19	10	0	0	21	19
October 2022	46	1	1	1	17	8	0	0	8	6
October 2023	42	0	0	0	14	7	0	0	0	0
October 2024	37	0	0	0	12	6	0	0	0	0
October 2025	32	0	0	0	10	5	0	0	0	0
October 2026	27	0	0	0	8	4	0	0	0	0
October 2027	21	0	0	0	6	3	0	0	0	0
October 2028	15	0	0	0	5	2	0	0	0	0
October 2029	9	0	0	0	3	1	0	0	0	0
October 2030	3	0	0	0	2	1	0	0	0	0
October 2031	0	0	0	0	1	*	0	0	0	0
October 2032	0	0	0	0	0	0	0	0	0	0
October 2033	0	0	0	0	0	0	0	0	0	0
October 2034	0	0	0	0	0	0	0	0	0	0
October 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (years)**	14.8	7.5	3.5	3.5	8.3	5.6	1.2	0.7	9.8	9.6

*	Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

**	Determined as specified under “—Weighted Average Lives of the Certificates” above.

†	In the case of a Notional Class, the Decrement Table indicates the percentage of the original notional principal balance outstanding.

									ZQ Class
	ZQ Class

									CPR
	PSA Prepayment								Prepayment
	Assumption								Assumption

Date	0%	100%	165%	181%	182%	209%	350%	500%	4%	4.1%

Initial Percent	100	100	100	100	100	100	100	100	100	100
October 2006	105	105	105	105	105	105	105	105	105	105
October 2007	110	110	110	110	110	110	110	0	110	110
October 2008	116	116	116	116	116	116	0	0	116	116
October 2009	122	122	122	122	122	122	0	0	122	122
October 2010	128	128	128	128	128	128	0	0	128	128
October 2011	135	135	135	135	135	135	0	0	135	135
October 2012	142	142	142	142	142	142	0	0	142	142
October 2013	149	149	149	149	149	149	0	0	149	149
October 2014	157	157	157	157	157	157	0	0	157	157
October 2015	165	165	165	165	165	165	0	0	165	165
October 2016	173	173	173	173	173	173	0	0	173	173
October 2017	182	182	182	182	182	182	0	0	182	182
October 2018	191	191	191	191	191	191	0	0	191	191
October 2019	201	201	201	201	201	201	0	0	201	201
October 2020	211	211	211	211	211	211	0	0	211	211
October 2021	222	222	222	222	222	222	0	0	222	222
October 2022	234	234	234	234	234	234	0	0	234	234
October 2023	246	246	246	246	246	246	0	0	246	246
October 2024	258	258	258	258	258	258	0	0	258	258
October 2025	271	271	271	271	271	271	0	0	271	271
October 2026	285	285	285	285	285	285	0	0	285	285
October 2027	300	300	300	300	300	300	0	0	300	300
October 2028	315	315	315	315	315	315	0	0	315	315
October 2029	331	331	331	331	331	331	0	0	331	331
October 2030	348	348	348	348	348	348	0	0	348	348
October 2031	366	366	366	366	366	366	0	0	366	366
October 2032	385	385	385	242	234	64	0	0	385	385
October 2033	404	0	0	0	0	0	0	0	0	0
October 2034	425	0	0	0	0	0	0	0	0	0
October 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (years)**	29.9	27.5	27.2	27.1	27.1	26.7	2.4	1.3	27.5	27.5

									ZR Class
	ZR Class

									CPR
	PSA Prepayment								Prepayment
	Assumption								Assumption

Date	0%	100%	165%	181%	182%	209%	350%	500%	4%	4.1%

Initial Percent	100	100	100	100	100	100	100	100	100	100
October 2006	105	105	105	105	0	0	0	0	105	105
October 2007	110	110	110	110	0	0	0	0	110	110
October 2008	116	116	116	116	0	0	0	0	116	116
October 2009	122	122	122	122	0	0	0	0	122	122
October 2010	128	128	128	128	0	0	0	0	128	128
October 2011	135	135	135	135	0	0	0	0	135	135
October 2012	142	142	142	142	0	0	0	0	142	142
October 2013	149	149	149	149	0	0	0	0	149	149
October 2014	157	157	157	157	0	0	0	0	157	157
October 2015	165	165	165	165	0	0	0	0	165	165
October 2016	173	173	173	173	0	0	0	0	173	173
October 2017	182	182	182	182	0	0	0	0	182	182
October 2018	191	191	191	191	0	0	0	0	191	191
October 2019	201	201	201	201	0	0	0	0	201	201
October 2020	211	211	211	211	0	0	0	0	211	211
October 2021	222	222	222	214	0	0	0	0	222	222
October 2022	234	234	234	197	0	0	0	0	234	234
October 2023	246	246	246	180	0	0	0	0	246	246
October 2024	258	258	211	151	0	0	0	0	258	258
October 2025	271	271	175	125	0	0	0	0	271	271
October 2026	285	285	142	100	0	0	0	0	285	285
October 2027	300	299	112	78	0	0	0	0	299	299
October 2028	315	287	85	58	0	0	0	0	314	314
October 2029	331	214	60	40	0	0	0	0	330	330
October 2030	348	144	38	24	0	0	0	0	257	250
October 2031	366	78	18	10	0	0	0	0	143	139
October 2032	384	16	*	0	0	0	0	0	34	32
October 2033	404	0	0	0	0	0	0	0	0	0
October 2034	362	0	0	0	0	0	0	0	0	0
October 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (years)**	29.4	24.9	22.0	20.9	0.1	0.1	0.1	0.1	25.8	25.8

*	Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

**	Determined as specified under “—Weighted Average Lives of the Certificates” above.

									ZU Class
	ZU Class

									CPR
	PSA Prepayment								Prepayment
	Assumption								Assumption

Date	0%	100%	165%	181%	182%	209%	350%	500%	4%	4.1%

Initial Percent	100	100	100	100	100	100	100	100	100	100
October 2006	105	105	85	73	0	0	0	0	105	105
October 2007	110	110	89	71	0	0	0	0	110	110
October 2008	116	116	94	68	0	0	0	0	116	116
October 2009	122	122	99	65	0	0	0	0	122	122
October 2010	128	128	99	62	0	0	0	0	128	128
October 2011	135	135	98	59	0	0	0	0	135	135
October 2012	142	142	95	55	0	0	0	0	142	142
October 2013	149	149	92	52	0	0	0	0	149	149
October 2014	157	157	87	48	0	0	0	0	157	157
October 2015	165	165	80	42	0	0	0	0	165	165
October 2016	173	173	71	35	0	0	0	0	173	173
October 2017	182	182	62	28	0	0	0	0	182	182
October 2018	191	191	52	21	0	0	0	0	191	191
October 2019	201	201	42	13	0	0	0	0	201	201
October 2020	211	188	32	5	0	0	0	0	211	211
October 2021	222	167	21	0	0	0	0	0	222	222
October 2022	234	144	11	0	0	0	0	0	234	234
October 2023	246	121	1	0	0	0	0	0	225	219
October 2024	258	95	0	0	0	0	0	0	190	184
October 2025	271	68	0	0	0	0	0	0	155	149
October 2026	285	43	0	0	0	0	0	0	119	114
October 2027	300	17	0	0	0	0	0	0	83	79
October 2028	315	0	0	0	0	0	0	0	47	44
October 2029	331	0	0	0	0	0	0	0	11	9
October 2030	348	0	0	0	0	0	0	0	0	0
October 2031	277	0	0	0	0	0	0	0	0	0
October 2032	187	0	0	0	0	0	0	0	0	0
October 2033	89	0	0	0	0	0	0	0	0	0
October 2034	0	0	0	0	0	0	0	0	0	0
October 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (years)**	27.1	18.7	11.3	7.5	0.5	0.4	0.3	0.2	21.0	20.9

										HA, IM†
										and HM Classes
	HA, IM† and HM Classes

										CPR
	PSA Prepayment									Prepayment
	Assumption									Assumption

Date	0%	95%	130%	180%	185%	186%	260%	350%	500%	4%	4.1%

Initial Percent	100	100	100	100	100	100	100	100	100	100	100
October 2006	100	100	100	100	100	100	100	100	100	100	100
October 2007	96	73	73	73	73	73	73	73	45	79	79
October 2008	92	48	48	48	48	48	48	42	0	59	58
October 2009	87	24	24	24	24	24	24	0	0	39	38
October 2010	82	2	2	2	2	2	2	0	0	20	19
October 2011	77	0	0	0	0	0	0	0	0	2	1
October 2012	71	0	0	0	0	0	0	0	0	0	0
October 2013	65	0	0	0	0	0	0	0	0	0	0
October 2014	59	0	0	0	0	0	0	0	0	0	0
October 2015	52	0	0	0	0	0	0	0	0	0	0
October 2016	44	0	0	0	0	0	0	0	0	0	0
October 2017	36	0	0	0	0	0	0	0	0	0	0
October 2018	27	0	0	0	0	0	0	0	0	0	0
October 2019	17	0	0	0	0	0	0	0	0	0	0
October 2020	7	0	0	0	0	0	0	0	0	0	0
October 2021	0	0	0	0	0	0	0	0	0	0	0
October 2022	0	0	0	0	0	0	0	0	0	0	0
October 2023	0	0	0	0	0	0	0	0	0	0	0
October 2024	0	0	0	0	0	0	0	0	0	0	0
October 2025	0	0	0	0	0	0	0	0	0	0	0
October 2026	0	0	0	0	0	0	0	0	0	0	0
October 2027	0	0	0	0	0	0	0	0	0	0	0
October 2028	0	0	0	0	0	0	0	0	0	0	0
October 2029	0	0	0	0	0	0	0	0	0	0	0
October 2030	0	0	0	0	0	0	0	0	0	0	0
October 2031	0	0	0	0	0	0	0	0	0	0	0
October 2032	0	0	0	0	0	0	0	0	0	0	0
October 2033	0	0	0	0	0	0	0	0	0	0	0
October 2034	0	0	0	0	0	0	0	0	0	0	0
October 2035	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (years)**	9.6	3.0	3.0	3.0	3.0	3.0	3.0	2.7	2.0	3.5	3.5

**	Determined as specified under “—Weighted Average Lives of the Certificates” above.

†	In the case of a Notional Class, the Decrement Table indicates the percentage of the original notional principal balance outstanding.

										HB Class
	HB Class

										CPR
	PSA Prepayment									Prepayment
	Assumption									Assumption

Date	0%	95%	130%	180%	185%	186%	260%	350%	500%	4%	4.1%

Initial Percent	100	100	100	100	100	100	100	100	100	100	100
October 2006	100	100	100	100	100	100	100	100	100	100	100
October 2007	100	100	100	100	100	100	100	100	100	100	100
October 2008	100	100	100	100	100	100	100	100	62	100	100
October 2009	100	100	100	100	100	100	100	100	0	100	100
October 2010	100	100	100	100	100	100	100	11	0	100	100
October 2011	100	47	47	47	47	47	47	0	0	100	100
October 2012	100	0	0	0	0	0	0	0	0	58	54
October 2013	100	0	0	0	0	0	0	0	0	12	7
October 2014	100	0	0	0	0	0	0	0	0	0	0
October 2015	100	0	0	0	0	0	0	0	0	0	0
October 2016	100	0	0	0	0	0	0	0	0	0	0
October 2017	100	0	0	0	0	0	0	0	0	0	0
October 2018	100	0	0	0	0	0	0	0	0	0	0
October 2019	100	0	0	0	0	0	0	0	0	0	0
October 2020	100	0	0	0	0	0	0	0	0	0	0
October 2021	88	0	0	0	0	0	0	0	0	0	0
October 2022	55	0	0	0	0	0	0	0	0	0	0
October 2023	20	0	0	0	0	0	0	0	0	0	0
October 2024	0	0	0	0	0	0	0	0	0	0	0
October 2025	0	0	0	0	0	0	0	0	0	0	0
October 2026	0	0	0	0	0	0	0	0	0	0	0
October 2027	0	0	0	0	0	0	0	0	0	0	0
October 2028	0	0	0	0	0	0	0	0	0	0	0
October 2029	0	0	0	0	0	0	0	0	0	0	0
October 2030	0	0	0	0	0	0	0	0	0	0	0
October 2031	0	0	0	0	0	0	0	0	0	0	0
October 2032	0	0	0	0	0	0	0	0	0	0	0
October 2033	0	0	0	0	0	0	0	0	0	0	0
October 2034	0	0	0	0	0	0	0	0	0	0	0
October 2035	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (years)**	17.2	6.0	6.0	6.0	6.0	6.0	6.0	4.6	3.1	7.2	7.1

										HC Class
	HC Class

										CPR
	PSA Prepayment									Prepayment
	Assumption									Assumption

Date	0%	95%	130%	180%	185%	186%	260%	350%	500%	4%	4.1%

Initial Percent	100	100	100	100	100	100	100	100	100	100	100
October 2006	100	100	100	100	100	100	100	100	100	100	100
October 2007	100	100	100	100	100	100	100	100	100	100	100
October 2008	100	100	100	100	100	100	100	100	100	100	100
October 2009	100	100	100	100	100	100	100	100	54	100	100
October 2010	100	100	100	100	100	100	100	100	0	100	100
October 2011	100	100	100	100	100	100	100	46	0	100	100
October 2012	100	93	93	93	93	93	93	0	0	100	100
October 2013	100	46	46	46	46	46	46	0	0	100	100
October 2014	100	7	7	7	7	7	7	0	0	69	65
October 2015	100	0	0	0	0	0	0	0	0	29	24
October 2016	100	0	0	0	0	0	0	0	0	0	0
October 2017	100	0	0	0	0	0	0	0	0	0	0
October 2018	100	0	0	0	0	0	0	0	0	0	0
October 2019	100	0	0	0	0	0	0	0	0	0	0
October 2020	100	0	0	0	0	0	0	0	0	0	0
October 2021	100	0	0	0	0	0	0	0	0	0	0
October 2022	100	0	0	0	0	0	0	0	0	0	0
October 2023	100	0	0	0	0	0	0	0	0	0	0
October 2024	84	0	0	0	0	0	0	0	0	0	0
October 2025	45	0	0	0	0	0	0	0	0	0	0
October 2026	4	0	0	0	0	0	0	0	0	0	0
October 2027	0	0	0	0	0	0	0	0	0	0	0
October 2028	0	0	0	0	0	0	0	0	0	0	0
October 2029	0	0	0	0	0	0	0	0	0	0	0
October 2030	0	0	0	0	0	0	0	0	0	0	0
October 2031	0	0	0	0	0	0	0	0	0	0	0
October 2032	0	0	0	0	0	0	0	0	0	0	0
October 2033	0	0	0	0	0	0	0	0	0	0	0
October 2034	0	0	0	0	0	0	0	0	0	0	0
October 2035	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (years)**	19.9	8.0	8.0	8.0	8.0	8.0	8.0	6.0	4.1	9.5	9.4

**	Determined as specified under “—Weighted Average Lives of the Certificates” above.

										HD Class
	HD Class

										CPR
	PSA Prepayment									Prepayment
	Assumption									Assumption

Date	0%	95%	130%	180%	185%	186%	260%	350%	500%	4%	4.1%

Initial Percent	100	100	100	100	100	100	100	100	100	100	100
October 2006	100	100	100	100	100	100	100	100	100	100	100
October 2007	100	100	100	100	100	100	100	100	100	100	100
October 2008	100	100	100	100	100	100	100	100	100	100	100
October 2009	100	100	100	100	100	100	100	100	100	100	100
October 2010	100	100	100	100	100	100	100	100	82	100	100
October 2011	100	100	100	100	100	100	100	100	32	100	100
October 2012	100	100	100	100	100	100	100	95	0	100	100
October 2013	100	100	100	100	100	100	100	56	0	100	100
October 2014	100	100	100	100	100	100	100	25	0	100	100
October 2015	100	73	73	73	73	73	73	1	0	100	100
October 2016	100	46	46	46	46	46	46	0	0	90	85
October 2017	100	23	23	23	23	23	23	0	0	51	47
October 2018	100	4	4	4	4	4	4	0	0	14	10
October 2019	100	0	0	0	0	0	0	0	0	0	0
October 2020	100	0	0	0	0	0	0	0	0	0	0
October 2021	100	0	0	0	0	0	0	0	0	0	0
October 2022	100	0	0	0	0	0	0	0	0	0	0
October 2023	100	0	0	0	0	0	0	0	0	0	0
October 2024	100	0	0	0	0	0	0	0	0	0	0
October 2025	100	0	0	0	0	0	0	0	0	0	0
October 2026	100	0	0	0	0	0	0	0	0	0	0
October 2027	59	0	0	0	0	0	0	0	0	0	0
October 2028	10	0	0	0	0	0	0	0	0	0	0
October 2029	0	0	0	0	0	0	0	0	0	0	0
October 2030	0	0	0	0	0	0	0	0	0	0	0
October 2031	0	0	0	0	0	0	0	0	0	0	0
October 2032	0	0	0	0	0	0	0	0	0	0	0
October 2033	0	0	0	0	0	0	0	0	0	0	0
October 2034	0	0	0	0	0	0	0	0	0	0	0
October 2035	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (years)**	22.2	11.0	11.0	11.0	11.0	11.0	11.0	8.3	5.7	12.1	12.0

										IH†, OH
										and HE Classes
	IH†, OH and HE Classes

										CPR
	PSA Prepayment									Prepayment
	Assumption									Assumption

Date	0%	95%	130%	180%	185%	186%	260%	350%	500%	4%	4.1%

Initial Percent	100	100	100	100	100	100	100	100	100	100	100
October 2006	100	100	100	100	100	100	100	100	100	100	100
October 2007	100	100	100	100	100	100	100	100	100	100	100
October 2008	100	100	100	100	100	100	100	100	100	100	100
October 2009	100	100	100	100	100	100	100	100	100	100	100
October 2010	100	100	100	100	100	100	100	100	100	100	100
October 2011	100	100	100	100	100	100	100	100	100	100	100
October 2012	100	100	100	100	100	100	100	100	97	100	100
October 2013	100	100	100	100	100	100	100	100	66	100	100
October 2014	100	100	100	100	100	100	100	100	45	100	100
October 2015	100	100	100	100	100	100	100	100	31	100	100
October 2016	100	100	100	100	100	100	100	78	21	100	100
October 2017	100	100	100	100	100	100	100	59	14	100	100
October 2018	100	100	100	100	100	100	100	45	9	100	100
October 2019	100	85	85	85	85	85	85	34	6	85	85
October 2020	100	68	68	68	68	68	68	25	4	68	68
October 2021	100	54	54	54	54	54	54	19	3	54	54
October 2022	100	43	43	43	43	43	43	14	2	43	43
October 2023	100	33	33	33	33	33	33	10	1	33	33
October 2024	100	26	26	26	26	26	26	7	1	26	26
October 2025	100	20	20	20	20	20	20	5	*	20	20
October 2026	100	15	15	15	15	15	15	4	*	15	15
October 2027	100	11	11	11	11	11	11	3	*	11	11
October 2028	100	8	8	8	8	8	8	2	*	8	8
October 2029	44	5	5	5	5	5	5	1	*	5	5
October 2030	3	3	3	3	3	3	3	1	*	3	3
October 2031	2	2	2	2	2	2	2	*	*	2	2
October 2032	*	*	*	*	*	*	*	*	*	*	*
October 2033	0	0	0	0	0	0	0	0	0	0	0
October 2034	0	0	0	0	0	0	0	0	0	0	0
October 2035	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (years)**	24.0	17.3	17.3	17.3	17.3	17.3	17.3	13.6	9.5	17.3	17.3

*	Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

**	Determined as specified under “—Weighted Average Lives of the Certificates” above.

†	In the case of a Notional Class, the Decrement Table indicates the percentage of the original notional principal balance outstanding.

										LB, LC,
										LD, LI† and
										HL Classes
	LB, LC, LD, LI† and HL Classes

										CPR
	PSA Prepayment									Prepayment
	Assumption									Assumption

Date	0%	95%	130%	180%	185%	186%	260%	350%	500%	4%	4.1%

Initial Percent	100	100	100	100	100	100	100	100	100	100	100
October 2006	94	70	62	51	51	100	85	64	30	76	75
October 2007	91	67	52	32	32	84	55	22	0	73	73
October 2008	88	64	44	17	17	71	34	0	0	70	70
October 2009	85	61	36	4	4	61	19	0	0	67	67
October 2010	82	58	30	0	0	53	9	0	0	64	64
October 2011	79	55	24	0	0	48	3	0	0	61	60
October 2012	76	51	19	0	0	45	0	0	0	57	57
October 2013	72	48	13	0	0	43	0	0	0	54	53
October 2014	68	42	7	0	0	41	0	0	0	50	50
October 2015	64	34	0	0	0	38	0	0	0	46	46
October 2016	60	25	0	0	0	35	0	0	0	42	41
October 2017	56	14	0	0	0	32	0	0	0	37	37
October 2018	51	3	0	0	0	28	0	0	0	33	32
October 2019	46	0	0	0	0	25	0	0	0	24	22
October 2020	41	0	0	0	0	22	0	0	0	11	8
October 2021	36	0	0	0	0	19	0	0	0	0	0
October 2022	30	0	0	0	0	17	0	0	0	0	0
October 2023	24	0	0	0	0	14	0	0	0	0	0
October 2024	18	0	0	0	0	12	0	0	0	0	0
October 2025	11	0	0	0	0	9	0	0	0	0	0
October 2026	4	0	0	0	0	7	0	0	0	0	0
October 2027	0	0	0	0	0	6	0	0	0	0	0
October 2028	0	0	0	0	0	4	0	0	0	0	0
October 2029	0	0	0	0	0	3	0	0	0	0	0
October 2030	0	0	0	0	0	1	0	0	0	0	0
October 2031	0	0	0	0	0	*	0	0	0	0	0
October 2032	0	0	0	0	0	0	0	0	0	0	0
October 2033	0	0	0	0	0	0	0	0	0	0	0
October 2034	0	0	0	0	0	0	0	0	0	0	0
October 2035	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (years)**	12.3	6.5	3.4	1.5	1.5	8.7	2.6	1.5	0.9	8.2	8.1

										LZ Class
	LZ Class

										CPR
	PSA Prepayment									Prepayment
	Assumption									Assumption

Date	0%	95%	130%	180%	185%	186%	260%	350%	500%	4%	4.1%

Initial Percent	100	100	100	100	100	100	100	100	100	100	100
October 2006	105	105	105	105	91	0	0	0	0	105	105
October 2007	110	110	110	110	85	0	0	0	0	110	110
October 2008	116	116	116	116	83	0	0	0	0	116	116
October 2009	122	122	122	122	83	0	0	0	0	122	122
October 2010	128	128	128	48	6	0	0	0	0	128	128
October 2011	135	135	135	0	0	0	0	0	0	135	135
October 2012	142	142	142	0	0	0	0	0	0	142	142
October 2013	149	149	149	0	0	0	0	0	0	149	149
October 2014	157	157	157	0	0	0	0	0	0	157	157
October 2015	165	165	153	0	0	0	0	0	0	165	165
October 2016	173	173	50	0	0	0	0	0	0	173	173
October 2017	182	182	0	0	0	0	0	0	0	182	182
October 2018	191	191	0	0	0	0	0	0	0	191	191
October 2019	201	92	0	0	0	0	0	0	0	201	201
October 2020	211	0	0	0	0	0	0	0	0	211	211
October 2021	222	0	0	0	0	0	0	0	0	176	151
October 2022	234	0	0	0	0	0	0	0	0	1	0
October 2023	246	0	0	0	0	0	0	0	0	0	0
October 2024	258	0	0	0	0	0	0	0	0	0	0
October 2025	271	0	0	0	0	0	0	0	0	0	0
October 2026	285	0	0	0	0	0	0	0	0	0	0
October 2027	261	0	0	0	0	0	0	0	0	0	0
October 2028	180	0	0	0	0	0	0	0	0	0	0
October 2029	95	0	0	0	0	0	0	0	0	0	0
October 2030	0	0	0	0	0	0	0	0	0	0	0
October 2031	0	0	0	0	0	0	0	0	0	0	0
October 2032	0	0	0	0	0	0	0	0	0	0	0
October 2033	0	0	0	0	0	0	0	0	0	0	0
October 2034	0	0	0	0	0	0	0	0	0	0	0
October 2035	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (years)**	23.4	14.0	10.7	4.9	4.1	0.1	0.1	0.1	0.1	16.4	16.3

*	Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

**	Determined as specified under “—Weighted Average Lives of the Certificates” above.

†	In the case of a Notional Class, the Decrement Table indicates the percentage of the original notional principal balance outstanding.

										WZ Class
	WZ Class

										CPR
	PSA Prepayment									Prepayment
	Assumption									Assumption

Date	0%	95%	130%	180%	185%	186%	260%	350%	500%	4%	4.1%

Initial Percent	100	100	100	100	100	100	100	100	100	100	100
October 2006	105	105	105	105	105	105	105	105	105	105	105
October 2007	110	110	110	110	110	110	110	110	0	110	110
October 2008	116	116	116	116	116	116	116	0	0	116	116
October 2009	122	122	122	122	122	122	122	0	0	122	122
October 2010	128	128	128	128	128	128	128	0	0	128	128
October 2011	135	135	135	135	135	135	135	0	0	135	135
October 2012	142	142	142	142	142	142	100	0	0	142	142
October 2013	149	149	149	149	149	149	*	0	0	149	149
October 2014	157	157	157	157	157	157	*	0	0	157	157
October 2015	165	165	165	165	165	165	*	0	0	165	165
October 2016	173	173	173	173	173	173	*	0	0	173	173
October 2017	182	182	182	182	182	182	*	0	0	182	182
October 2018	191	191	191	191	191	191	*	0	0	191	191
October 2019	201	201	201	201	201	201	*	0	0	201	201
October 2020	211	211	211	211	211	211	*	0	0	211	211
October 2021	222	222	222	222	222	222	*	0	0	222	222
October 2022	234	234	234	234	234	234	*	0	0	234	234
October 2023	246	246	246	246	246	246	*	0	0	246	246
October 2024	258	258	258	258	258	258	*	0	0	258	258
October 2025	271	271	271	271	271	271	*	0	0	271	271
October 2026	285	285	285	285	285	285	*	0	0	285	285
October 2027	300	300	300	300	300	300	*	0	0	300	300
October 2028	315	315	315	315	315	315	*	0	0	315	315
October 2029	331	331	331	331	331	331	*	0	0	331	331
October 2030	348	348	348	348	348	348	*	0	0	348	348
October 2031	366	366	366	366	366	366	*	0	0	366	366
October 2032	385	385	385	167	148	145	*	0	0	385	385
October 2033	404	0	0	0	0	0	0	0	0	0	0
October 2034	425	0	0	0	0	0	0	0	0	0	0
October 2035	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (years)**	30.0	27.4	27.3	27.0	26.9	26.9	7.1	2.8	1.5	27.5	27.5

										ZY Class
	ZY Class

										CPR
	PSA Prepayment									Prepayment
	Assumption									Assumption

Date	0%	95%	130%	180%	185%	186%	260%	350%	500%	4%	4.1%

Initial Percent	100	100	100	100	100	100	100	100	100	100	100
October 2006	105	105	105	105	105	3	0	0	0	105	105
October 2007	110	110	110	110	110	0	0	0	0	110	110
October 2008	116	116	116	116	116	0	0	0	0	116	116
October 2009	122	122	122	122	122	0	0	0	0	122	122
October 2010	128	128	128	128	128	0	0	0	0	128	128
October 2011	135	135	135	126	117	0	0	0	0	135	135
October 2012	142	142	142	118	109	0	0	0	0	142	142
October 2013	149	149	149	113	105	0	0	0	0	149	149
October 2014	157	157	157	107	99	0	0	0	0	157	157
October 2015	165	165	165	100	92	0	0	0	0	165	165
October 2016	173	173	173	93	85	0	0	0	0	173	173
October 2017	182	182	170	84	77	0	0	0	0	182	182
October 2018	191	191	157	76	70	0	0	0	0	191	191
October 2019	201	201	143	68	62	0	0	0	0	201	201
October 2020	211	201	129	60	54	0	0	0	0	211	211
October 2021	222	183	116	52	47	0	0	0	0	222	222
October 2022	234	165	102	45	41	0	0	0	0	234	229
October 2023	246	146	89	38	34	0	0	0	0	211	207
October 2024	258	128	77	32	29	0	0	0	0	188	184
October 2025	271	111	65	26	23	0	0	0	0	165	161
October 2026	285	94	54	21	18	0	0	0	0	142	139
October 2027	300	77	43	16	14	0	0	0	0	119	116
October 2028	315	61	33	12	10	0	0	0	0	96	94
October 2029	331	46	24	8	7	0	0	0	0	74	72
October 2030	325	31	16	4	4	0	0	0	0	51	50
October 2031	270	17	8	1	1	0	0	0	0	29	29
October 2032	209	4	1	0	0	0	0	0	0	8	8
October 2033	144	0	0	0	0	0	0	0	0	0	0
October 2034	73	0	0	0	0	0	0	0	0	0	0
October 2035	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (years)**	27.5	20.6	18.5	14.7	14.1	0.6	0.5	0.4	0.3	22.2	22.1

*	Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

**	Determined as specified under “—Weighted Average Lives of the Certificates” above.

										BR and
										CR Classes
	BR and CR Classes

										CPR
	PSA Prepayment									Prepayment
	Assumption									Assumption

Date	0%	95%	130%	180%	185%	186%	260%	350%	500%	4%	4.1%

Initial Percent	100	100	100	100	100	100	100	100	100	100	100
October 2006	98	81	76	69	68	68	57	43	20	85	85
October 2007	98	81	72	58	57	56	37	15	0	85	85
October 2008	98	81	68	50	48	48	23	0	0	85	85
October 2009	98	81	65	43	41	41	13	0	0	85	85
October 2010	98	81	63	38	36	36	6	0	0	85	85
October 2011	98	81	61	35	33	32	2	0	0	85	85
October 2012	98	81	60	33	31	30	*	0	0	85	85
October 2013	98	81	59	32	29	29	*	0	0	85	85
October 2014	98	80	57	30	28	27	*	0	0	85	85
October 2015	98	77	54	28	26	26	*	0	0	85	85
October 2016	98	74	51	26	24	24	*	0	0	85	85
October 2017	98	70	48	24	22	21	*	0	0	85	85
October 2018	98	66	44	21	20	19	*	0	0	85	85
October 2019	98	61	40	19	18	17	*	0	0	83	82
October 2020	98	56	36	17	16	15	*	0	0	77	76
October 2021	98	51	33	15	14	13	*	0	0	71	70
October 2022	98	46	29	13	12	11	*	0	0	65	64
October 2023	98	41	25	11	10	10	*	0	0	59	58
October 2024	98	36	22	9	8	8	*	0	0	53	52
October 2025	98	31	19	8	7	7	*	0	0	46	45
October 2026	98	27	15	6	6	6	*	0	0	40	39
October 2027	98	22	13	5	4	4	*	0	0	34	33
October 2028	98	18	10	4	3	3	*	0	0	27	27
October 2029	98	13	7	3	2	2	*	0	0	21	21
October 2030	91	9	5	2	2	2	*	0	0	15	15
October 2031	76	5	3	1	1	1	*	0	0	9	9
October 2032	59	2	1	*	*	*	*	0	0	3	3
October 2033	41	0	0	0	0	0	0	0	0	0	0
October 2034	21	0	0	0	0	0	0	0	0	0	0
October 2035	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (years)**	26.9	14.9	10.9	6.5	6.2	6.1	1.9	1.1	0.7	17.7	17.5

										PR Class
	PR Class

										CPR
	PSA Prepayment									Prepayment
	Assumption									Assumption

Date	0%	95%	130%	180%	185%	186%	260%	350%	500%	4%	4.1%

Initial Percent	100	100	100	100	100	100	100	100	100	100	100
October 2006	100	100	100	100	100	100	100	100	100	100	100
October 2007	98	89	89	89	89	89	89	89	77	91	91
October 2008	97	79	79	79	79	79	79	76	53	83	83
October 2009	95	69	69	69	69	69	69	59	37	75	75
October 2010	93	60	60	60	60	60	60	46	25	67	67
October 2011	91	51	51	51	51	51	51	35	17	60	59
October 2012	88	43	43	43	43	43	43	27	12	53	52
October 2013	86	35	35	35	35	35	35	21	8	46	45
October 2014	83	29	29	29	29	29	29	16	5	39	38
October 2015	80	24	24	24	24	24	24	12	4	32	32
October 2016	77	19	19	19	19	19	19	9	2	26	25
October 2017	74	16	16	16	16	16	16	7	2	20	19
October 2018	70	13	13	13	13	13	13	5	1	14	14
October 2019	66	10	10	10	10	10	10	4	1	10	10
October 2020	62	8	8	8	8	8	8	3	*	8	8
October 2021	57	6	6	6	6	6	6	2	*	6	6
October 2022	52	5	5	5	5	5	5	2	*	5	5
October 2023	47	4	4	4	4	4	4	1	*	4	4
October 2024	41	3	3	3	3	3	3	1	*	3	3
October 2025	35	2	2	2	2	2	2	1	*	2	2
October 2026	28	2	2	2	2	2	2	*	*	2	2
October 2027	21	1	1	1	1	1	1	*	*	1	1
October 2028	14	1	1	1	1	1	1	*	*	1	1
October 2029	5	1	1	1	1	1	1	*	*	1	1
October 2030	*	*	*	*	*	*	*	*	*	*	*
October 2031	*	*	*	*	*	*	*	*	*	*	*
October 2032	*	*	*	*	*	*	*	*	*	*	*
October 2033	0	0	0	0	0	0	0	0	0	0	0
October 2034	0	0	0	0	0	0	0	0	0	0	0
October 2035	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (years)**	16.1	7.2	7.2	7.2	7.2	7.2	7.2	5.7	4.0	8.0	8.0

*	Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

**	Determined as specified under “—Weighted Average Lives of the Certificates” above.

	EO and IO† Classes							BA Class

	PSA Prepayment							PSA Prepayment
	Assumption							Assumption

Date	0%	100%	220%	350%	500%	501%	600%	0%	100%	131%	300%	500%

Initial Percent	100	100	100	100	100	100	100	100	100	100	100	100
October 2006	99	97	89	78	62	62	51	100	100	100	100	100
October 2007	99	97	75	47	15	14	0	100	100	100	100	0
October 2008	99	97	62	25	0	0	0	100	100	100	87	0
October 2009	99	97	54	10	0	0	0	100	100	100	44	0
October 2010	99	97	48	2	0	0	0	100	100	100	17	0
October 2011	99	97	44	0	0	0	0	100	100	100	3	0
October 2012	99	97	42	0	0	0	0	100	100	100	*	0
October 2013	99	97	39	0	0	0	0	100	100	100	*	0
October 2014	99	97	36	0	0	0	0	100	100	100	*	0
October 2015	99	97	33	0	0	0	0	100	100	100	*	0
October 2016	99	94	29	0	0	0	0	100	100	100	*	0
October 2017	99	87	25	0	0	0	0	100	100	100	*	0
October 2018	99	81	22	0	0	0	0	100	100	100	*	0
October 2019	99	74	18	0	0	0	0	100	100	100	*	0
October 2020	99	67	15	0	0	0	0	100	100	100	*	0
October 2021	99	60	13	0	0	0	0	100	100	100	*	0
October 2022	99	53	10	0	0	0	0	100	100	100	*	0
October 2023	99	47	8	0	0	0	0	100	100	100	*	0
October 2024	99	40	6	0	0	0	0	100	100	95	*	0
October 2025	99	34	4	0	0	0	0	100	100	79	*	0
October 2026	99	29	3	0	0	0	0	100	100	65	*	0
October 2027	99	23	1	0	0	0	0	100	83	52	*	0
October 2028	99	18	*	0	0	0	0	100	64	39	*	0
October 2029	99	13	0	0	0	0	0	100	47	28	*	0
October 2030	87	8	0	0	0	0	0	100	30	18	*	0
October 2031	68	4	0	0	0	0	0	100	14	8	*	0
October 2032	48	0	0	0	0	0	0	100	0	0	0	0
October 2033	26	0	0	0	0	0	0	100	0	0	0	0
October 2034	2	0	0	0	0	0	0	90	0	0	0	0
October 2035	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (years)**	26.7	17.5	7.3	2.2	1.3	1.3	1.0	29.5	23.9	22.4	4.1	1.4

[Additional columns below]

[Continued from above table, first column(s) repeated]

	BD Class

	PSA Prepayment
	Assumption

Date	0%	100%	131%	300%	500%

Initial Percent	100	100	100	100	100
October 2006	100	100	100	100	100
October 2007	100	100	100	100	100
October 2008	100	100	100	100	75
October 2009	100	100	100	100	27
October 2010	100	73	73	73	0
October 2011	100	48	48	48	0
October 2012	100	24	24	24	0
October 2013	100	3	3	3	0
October 2014	100	0	0	0	0
October 2015	100	0	0	0	0
October 2016	100	0	0	0	0
October 2017	100	0	0	0	0
October 2018	100	0	0	0	0
October 2019	100	0	0	0	0
October 2020	88	0	0	0	0
October 2021	75	0	0	0	0
October 2022	61	0	0	0	0
October 2023	46	0	0	0	0
October 2024	30	0	0	0	0
October 2025	12	0	0	0	0
October 2026	0	0	0	0	0
October 2027	0	0	0	0	0
October 2028	0	0	0	0	0
October 2029	0	0	0	0	0
October 2030	0	0	0	0	0
October 2031	0	0	0	0	0
October 2032	0	0	0	0	0
October 2033	0	0	0	0	0
October 2034	0	0	0	0	0
October 2035	0	0	0	0	0
Weighted Average Life (years)**	17.6	6.0	6.0	6.0	3.6

	BE Class					CK Class

	PSA Prepayment					PSA Prepayment
	Assumption					Assumption

Date	0%	100%	131%	300%	500%	0%	100%	131%	300%	500%

Initial Percent	100	100	100	100	100	100	100	100	100	100
October 2006	100	100	100	100	100	100	100	100	100	100
October 2007	100	100	100	100	100	95	65	65	65	48
October 2008	100	100	100	100	100	90	31	31	31	0
October 2009	100	100	100	100	100	85	*	*	*	0
October 2010	100	100	100	100	91	79	0	0	0	0
October 2011	100	100	100	100	56	73	0	0	0	0
October 2012	100	100	100	100	32	66	0	0	0	0
October 2013	100	100	100	100	16	59	0	0	0	0
October 2014	100	80	80	80	5	51	0	0	0	0
October 2015	100	59	59	59	0	42	0	0	0	0
October 2016	100	43	43	43	0	33	0	0	0	0
October 2017	100	30	30	30	0	23	0	0	0	0
October 2018	100	19	19	19	0	12	0	0	0	0
October 2019	100	11	11	11	0	0	0	0	0	0
October 2020	100	4	4	4	0	0	0	0	0	0
October 2021	100	0	0	0	0	0	0	0	0	0
October 2022	100	0	0	0	0	0	0	0	0	0
October 2023	100	0	0	0	0	0	0	0	0	0
October 2024	100	0	0	0	0	0	0	0	0	0
October 2025	100	0	0	0	0	0	0	0	0	0
October 2026	89	0	0	0	0	0	0	0	0	0
October 2027	57	0	0	0	0	0	0	0	0	0
October 2028	22	0	0	0	0	0	0	0	0	0
October 2029	0	0	0	0	0	0	0	0	0	0
October 2030	0	0	0	0	0	0	0	0	0	0
October 2031	0	0	0	0	0	0	0	0	0	0
October 2032	0	0	0	0	0	0	0	0	0	0
October 2033	0	0	0	0	0	0	0	0	0	0
October 2034	0	0	0	0	0	0	0	0	0	0
October 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (years)**	22.2	11.0	11.0	11.0	6.5	8.6	2.5	2.5	2.5	2.0

[Additional columns below]

[Continued from above table, first column(s) repeated]

	DF, DI† and DS Classes					IG†, KO and BG Classes

	PSA Prepayment					PSA Prepayment
	Assumption					Assumption

Date	0%	100%	131%	300%	500%	0%	100%	131%	300%	500%

Initial Percent	100	100	100	100	100	100	100	100	100	100
October 2006	97	77	72	41	5	100	100	100	100	100
October 2007	97	77	67	15	0	100	100	100	100	100
October 2008	97	77	63	0	0	100	100	100	100	100
October 2009	97	77	60	0	0	100	100	100	100	100
October 2010	97	77	58	0	0	100	100	100	100	100
October 2011	97	77	56	0	0	100	100	100	100	100
October 2012	97	77	55	0	0	100	100	100	100	100
October 2013	97	76	53	0	0	100	100	100	100	100
October 2014	97	73	49	0	0	100	100	100	100	100
October 2015	97	69	45	0	0	100	100	100	100	84
October 2016	97	63	40	0	0	100	100	100	100	57
October 2017	97	58	35	0	0	100	100	100	100	38
October 2018	97	51	29	0	0	100	100	100	100	26
October 2019	97	45	24	0	0	100	100	100	100	17
October 2020	97	38	18	0	0	100	100	100	100	11
October 2021	97	32	13	0	0	100	94	94	94	7
October 2022	97	25	8	0	0	100	72	72	72	5
October 2023	97	19	3	0	0	100	54	54	54	3
October 2024	97	12	0	0	0	100	41	41	41	2
October 2025	97	6	0	0	0	100	30	30	30	1
October 2026	97	1	0	0	0	100	22	22	22	1
October 2027	97	0	0	0	0	100	15	15	15	*
October 2028	97	0	0	0	0	100	10	10	10	*
October 2029	97	0	0	0	0	19	6	6	6	*
October 2030	81	0	0	0	0	4	4	4	4	*
October 2031	63	0	0	0	0	1	1	1	1	*
October 2032	43	0	0	0	0	0	0	0	0	0
October 2033	21	0	0	0	0	0	0	0	0	0
October 2034	0	0	0	0	0	0	0	0	0	0
October 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (years)**	26.0	11.6	8.0	1.1	0.5	24.0	19.0	19.0	19.0	12.1

*	Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

**	Determined as specified under “—Weighted Average Lives of the Certificates” above.

†	In the case of a Notional Class, the Decrement Table indicates the percentage of the original notional principal balance outstanding.

Characteristics of the R and RL Classes
      The R and RL Classes will not have principal balances and will not bear interest. If any assets of the Trust remain after the principal balances of all Classes are reduced to zero, we will pay the Holder of the R Class the proceeds from those assets. If any assets of the Lower Tier REMIC remain after the principal balances of the Lower Tier Regular Interests are reduced to zero, we will pay the proceeds of those assets to the Holder of the RL Class. Fannie Mae does not expect that any material assets will remain in either case.
      A Residual Certificate will be subject to certain transfer restrictions. We will not permit transfer of record or beneficial ownership of a Residual Certificate to a “disqualified organization.” In addition, we will not permit transfer of record or beneficial ownership of a Residual Certificate to any person that is not a “U.S. Person” or a foreign person subject to United States income taxation on a net basis on income derived from that Certificate. Any transferee of a Residual Certificate must execute and deliver an affidavit and an Internal Revenue Service Form W-9 (or, if applicable, a Form W-8ECI) on which the transferee provides its taxpayer identification number. See “Description of Certificates— Special Characteristics of Residual Certificates” and “Certain Federal Income Tax Consequences— Taxation of Beneficial Owners of Residual Certificates” in the REMIC Prospectus. The affidavit must also state that the transferee is a “U.S. Person” or a foreign person subject to United States income taxation on a net basis on income derived from that Certificate and that, if the transferee is a partnership for U.S. federal income tax purposes, each person or entity that holds an interest (directly, or indirectly through a pass-through entity) in the partnership is a “U.S. Person” or a foreign person subject to United States income taxation on a net basis on income derived from that Certificate. In addition, the transferee must receive an affidavit containing these same representations from any new transferee. Transferors of a Residual Certificate should consult with their own tax advisors for further information regarding such transfers.
      Treasury Department regulations (the “Regulations”) provide that a transfer of a “noneconomic residual interest” will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. The R and RL Classes will constitute noneconomic residual interests under the Regulations. Having a significant purpose to impede the assessment or collection of tax means that the transferor of a Residual Certificate knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC trust (that is, the transferor had “improper knowledge”).
      As discussed under the caption “Special Characteristics of Residual Certificates” in the REMIC Prospectus, the Regulations presume that a transferor does not have improper knowledge if two conditions are met. The Treasury Department has amended the Regulations to provide additional requirements that a transferor must satisfy to avail itself of the safe harbor regarding the presumed lack of improper knowledge. For transfers occurring on or after August 19, 2002, a transferor of a Residual Certificate is presumed not to have improper knowledge if, in addition to meeting the two conditions discussed in the REMIC Prospectus, both (i) the transferee represents that it will not cause income from the Residual Certificate to be attributed to a foreign permanent establishment or fixed base of the transferee or another taxpayer and (ii) the transfer satisfies either the “asset test” or the “formula test.” The representation described in (i) will be included in the affidavit discussed above. See “Description of Certificates—Special Characteristics of Residual Certificates” and “Certain Federal Income Tax Consequences—Taxation of Beneficial Owners of Residual Certificates” in the REMIC Prospectus.
      A transfer satisfies the asset test if (i) the transferee’s gross assets exceed $100 million and its net assets exceed $10 million (in each case, at the time of the transfer and at the close of each of the transferee’s two fiscal years preceding the year of transfer), (ii) the transferee is an “eligible corporation” and the transferee agrees in writing that any subsequent transfer of the Residual Certificate will be to an eligible corporation and will comply with the safe harbor and satisfy the asset test, and (iii) the facts and circumstances known to the transferor do not reasonably indicate that the taxes associated with the Residual Certificate will not be paid. A transfer satisfies the formula test if the present value of the anticipated tax liabilities associated with holding the Residual Certificate is less than or equal to the present value of the sum of (i) any consideration given to the transferee to acquire the Residual Certificate, (ii) expected future distributions on the Residual Certificate, and (iii) anticipated tax savings associated with holding the Residual Certificate as the related REMIC trust generates losses. The Regulations contain additional details regarding their application and you should consult your own tax advisor regarding the application of the Regulations to a transfer of a Residual Certificate.
      The Holder of the R Class will be considered to be the holder of the “residual interest” in the REMIC constituted by the Trust, and the Holder of the RL Class will be considered to be the holder of the “residual interest” in the REMIC constituted by the Lower Tier REMIC. See “Certain Federal Income Tax Consequences” in the REMIC Prospectus. Pursuant to the Trust Agreement, we will be obligated to provide to these Holders (i) information necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the R or RL Class that may be required under the Code.
CERTAIN ADDITIONAL FEDERAL INCOME TAX CONSEQUENCES
      The Certificates and payments on the Certificates are not generally exempt from taxation. Therefore, you should consider the tax consequences of holding a Certificate before you acquire one. The following tax discussion supplements the discussion under the caption “Certain Federal Income Tax Consequences” in the REMIC Prospectus. When read together, the two discussions describe the current federal income tax treatment of beneficial owners of Certificates. These two tax discussions do not purport to deal with all federal tax consequences applicable to all categories of beneficial owners, some of which may be subject to special rules. In addition, these discussions may not apply to your particular circumstances for one of the reasons explained in the REMIC Prospectus. You should consult your own tax advisors regarding the federal income tax consequences of holding and disposing of Certificates as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
U.S. Treasury Circular 230 Notice
      The tax discussions contained in the REMIC Prospectus (including the sections entitled “Certain Federal Income Tax Consequences” and “ERISA Considerations”) and this prospectus supplement were not intended or written to be used, and cannot be used, for the purpose of avoiding United States federal tax penalties. These discussions were written to support the promotion or marketing of the transactions or matters addressed in this prospectus supplement. You should seek advice based on your particular circumstances from an independent tax advisor.
REMIC Elections and Special Tax Attributes
      We will elect to treat the Lower Tier REMIC and the Trust as REMICs for federal income tax purposes. The REMIC Certificates, other than the R and RL Classes, will be designated as the “regular interests,” and the R Class will be designated as the “residual interest,” in the REMIC constituted by the Trust. The Lower Tier Regular Interests will be designated as the “regular interests” and the RL Class will be designated as the “residual interest” in the Lower Tier REMIC.
      Because the Lower Tier REMIC and the Trust will qualify as REMICs, the REMIC Certificates and any related RCR Certificates generally will be treated as “regular or residual interests in a REMIC” for domestic building and loan associations, as “real estate assets” for real estate investment trusts, and, except for the R and RL Classes, as “qualified mortgages” for other REMICs. See “Certain Federal Income Tax Consequences— REMIC Election and Special Tax Attributes” in the REMIC Prospectus.

Taxation of Beneficial Owners of Regular Certificates
      The Notional Classes, the Principal Only Classes and the Accrual Classes will be issued with original issue discount (“OID”), and certain other Classes of REMIC Certificates may be issued with OID. If a Class is issued with OID, a beneficial owner of a Certificate of that Class generally must recognize some taxable income in advance of the receipt of the cash attributable to that income. See “Certain Federal Income Tax Consequences—Taxation of Beneficial Owners of Regular Certificates—Treatment of Original Issue Discount” in the REMIC Prospectus. In addition, certain Classes of REMIC Certificates may be treated as having been issued at a premium. See “Certain Federal Income Tax Consequences—Taxation of Beneficial Owners of Regular Certificates—Regular Certificates Purchased at a Premium” in the REMIC Prospectus.
      The Prepayment Assumptions that will be used in determining the rate of accrual of OID will be as follows:

Group	Prepayment Assumption

1	501% PSA
2	165% PSA
3	130% PSA
4	220% PSA
5	131% PSA
See “Certain Federal Income Tax Consequences— Taxation of Beneficial Owners of Regular Certificates— Treatment of Original Issue Discount— Daily Portions of Original Issue Discount” in the REMIC Prospectus. No representation is made as to whether the Mortgage Loans underlying the MBS will prepay at any of those rates or any other rate. See “Description of the Certificates— Weighted Average Lives of the Certificates” in this prospectus supplement and “Description of Certificates— Weighted Average Life and Final Distribution Date” in the REMIC Prospectus.
Taxation of Beneficial Owners of Residual Certificates
      For purposes of determining the portion of the taxable income of the Trust (or the Lower Tier REMIC) that generally will not be treated as excess inclusions, the rate to be used is 120% of the “federal long-term rate.” The rate will be published on or about September 20, 2005. See “Certain Federal Income Tax Consequences— Taxation of Beneficial Owners of Residual Certificates— Treatment of Excess Inclusions” and “—Foreign Investors— Residual Certificates” in the REMIC Prospectus.
      The Treasury Department recently issued Regulations providing that, to clearly reflect income, an inducement fee paid to a transferee of a noneconomic residual interest in a REMIC must be included in income over a period that is reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss allocable to the transferee. The Regulations set forth two safe harbor methods under which a taxpayer’s accounting for the inducement fee will be considered to clearly reflect income for these purposes. In addition, under the Regulations an inducement fee shall be treated as income from sources within the United States. The Regulations, which are effective for taxable years ending on or after May 11, 2004, contain additional details regarding their application. You should consult your own tax advisor regarding the application of the Regulations to the transfer of a Residual Certificate.
Taxation of Beneficial Owners of RCR Certificates
      General. The RCR Classes will be created, sold and administered pursuant to an arrangement that will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The REMIC Certificates that are exchanged for RCR Certificates (including any exchanges effective on the Settlement Date) will be the assets of the trust, and the RCR Certificates will represent an ownership interest in those REMIC Certificates. For a general discussion of the federal income tax treatment of beneficial owners of REMIC Certificates, see “Certain Federal Income Tax Consequences” in the REMIC Prospectus.
      The RCR Classes (each, a “Combination RCR Class”) will represent the beneficial ownership of the underlying REMIC Certificates set forth in Schedule 1. Each Certificate of a Combination RCR Class (a “Combination RCR Certificate”) will represent beneficial ownership of undivided interests in two or more underlying REMIC Certificates.
      Combination RCR Classes. A beneficial owner of a Combination RCR Certificate will be treated as the beneficial owner of a proportionate interest in the REMIC Certificates underlying that Combination RCR Certificate. Except in the case of a beneficial owner that acquires a Combination RCR Certificate in an exchange described under “—Exchanges” below, a beneficial owner of a Combination RCR Certificate must allocate its cost to acquire that Certificate among the underlying REMIC Certificates in proportion to their relative fair market values at the time of acquisition. Such an owner should account for its ownership interest in each underlying REMIC Certificate as described under “—Taxation of Beneficial Owners of Regular Certificates” above and “Certain Federal Income Tax Consequences— Taxation of Beneficial Owners of Regular Certificates” in the REMIC Prospectus. When a beneficial owner sells a Combination RCR Certificate, the owner must allocate the sale proceeds among the underlying REMIC Certificates in proportion to their relative fair market values at the time of sale.
      Exchanges. If a beneficial owner exchanges one or more REMIC Certificates for the related RCR Certificate or Certificates in the manner described under “Description of the Certificates— Combination and Recombination” in this prospectus supplement, the exchange will not be taxable. Likewise, if a beneficial owner exchanges one or more RCR Certificates for the related REMIC Certificate or Certificates in the manner described in that discussion, the exchange will not be a taxable exchange. In each of these cases, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in the related REMIC Certificates (or the same interest in the related REMIC Certificate) that it owned immediately prior to the exchange.
Tax Return Disclosure Requirements
      Treasury Department Regulations that are directed at “tax shelters” could be read to apply to transactions generally not considered to be tax shelters. These Regulations require that taxpayers that participate in a “reportable transaction” disclose such transaction on their tax returns by attaching IRS Form 8886 and retain information related to the transaction. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to the Certificates. You should consult your own tax advisor concerning any possible disclosure obligation with respect to your investment in the Certificates.
PLAN OF DISTRIBUTION
      General. We are obligated to deliver the Group 1, Group 2, Group 4 and Group 5 Classes and the R and RL Classes to Bear, Stearns & Co. Inc. (the “Dealer”) in exchange for the Group 1 SMBS, the Group 5 MBS and the Underlying REMIC Certificates. The Group 3 MBS will be provided by Fannie Mae. We will sell the Group 3 Classes (other than the HA, HB, HC, HD, IH, IM and OH Classes) to the Dealer for cash proceeds estimated to be approximately $186,878,320.
      The Dealer proposes to offer the Certificates (other than the HA, HB, HC, HD, IH, IM and OH Classes) directly to the public from time to time in negotiated transactions at varying prices to be determined at the time of sale. The Dealer may effect these transactions to or through other dealers. The HA, HB, HC, HD, IH, IM and OH Classes initially will be retained by Fannie Mae.
      Increase in Certificates. Before the Settlement Date, we and the Dealer may agree to offer Group 1 or 5 Classes in addition to those contemplated as of the date of this prospectus supplement. In this event, we will increase the Group 1 SMBS or the related Trust MBS, as applicable, in principal balance, but we expect that all these additional Group 1 SMBS or Trust MBS, as applicable, will have the same characteristics as described under “Description of the Certificates— The Group 1 SMBS” and “—The Trust MBS” in this prospectus supplement. The proportion that the original principal balance of each Group 1 or 5 Class bears to the aggregate original principal balance of all Group 1 or 5 Classes, respectively, will remain the same. In addition, the dollar amounts shown in the Principal Balance and Payment Percentage Schedules will be increased to correspond to the increase of the principal balances of the applicable Classes.
LEGAL MATTERS
      Sidley Austin Brown & Wood llp will provide legal representation for Fannie Mae. Stroock & Stroock & Lavan llp will provide legal representation for the Dealer.

Exhibit A
Underlying REMIC Certificates

		Date
Underlying		of	CUSIP	Interest	Interest
REMIC Trust	Class	Issue	Number	Rate	Type(1)

Group 2
2005-086	TA	September 2005	31394UBG6	5.0%	FIX
2005-086	ZQ	September 2005	31394UBT8	5.0	FIX/Z
2005-086	ZR	September 2005	31394UBU5	5.0	FIX/Z
2005-086	ZU	September 2005	31394UBV3	5.0	FIX/Z
Group 4
2005-022	UF	March 2005	31394DDQ0	(2)	FLT/T

[Additional columns below]

[Continued from above table, first column(s) repeated]

					Principal		Approximate	Approximate
			Original	October	Balance in	Approximate	Weighted	Weighted
	Final		Principal	2005	the Lower	Weighted	Average	Average
Underlying	Distribution	Principal	Balance	Class	Tier	Average	WAM	WALA
REMIC Trust	Date	Type(1)	of Class	Factor	REMIC	WAC	(in months)	(in months)

Group 2
2005-086	October 2035	JMP/TAC/AD	$50,000,000	0.99999583	$24,999,896	5.502%	328	27
2005-086	October 2035	SUP/AD	50,000	1.00416667	25,104	5.502	328	27
2005-086	October 2035	NSJ/SUP/AD	5,241,935	0.34958475	916,250	5.502	328	27
2005-086	October 2035	JMP/SUP/AD	16,984,274	1.00416667	8,527,521	5.502	328	27
Group 4
2005-022	April 2035	NSJ/SUP	17,272,727	1.00000000	17,272,727	5.884	345	12

(1)	See “Description of the Certificates—Definitions and Abbreviations” in the REMIC Prospectus.
(2)	These Classes bear interest during their respective interest accrual periods, subject to the applicable maximum and minimum interest rates, as further described in the related Underlying REMIC Disclosure Documents.

A-1

Schedule 1
Available Recombinations(1)(2)

REMIC Certificates			RCR Certificates

	Original
	Principal
	or Notional				Original					Final
	Principal		RCR		Principal	Interest	Interest	Principal	CUSIP	Distribution
Classes	Balances		Class		Balance	Rate	Type(3)	Type(3)	Number	Date

Recombination 1
LB	$36,000,000		HL		$36,000,000	5.25%	FIX	JMP/TAC/AD	31394UNY4	November 2035
LI	1,800,000	(4)
Recombination 2
LB	88,250,000		BR	(5)	132,203,701	5.00	FIX	SUP	31394UNZ1	November 2035
LZ	7,010,514
ZY	36,687,331
WZ	255,856
Recombination 3
HA	126,796,000		PR		309,372,000	5.00	FIX	PAC	31394UPA4	November 2035
HB	46,800,000
HC	49,699,000
HD	49,018,000
IH	37,059,000	(4)
IM	12,679,600	(4)
OH	37,059,000
Recombination 4
IH	37,059,000	(4)	HE		37,059,000	5.00	FIX	PAC	31394UPB2	November 2035
OH	37,059,000
Recombination 5
HA	126,796,000		HM		126,796,000	5.00	FIX	PAC	31394U P C0	January 2026
IM	12,679,600	(4)
Recombination 6
LB	88,250,000		CR	(5)	190,628,000	5.00	FIX	SUP	31394UPD8	November 2035
LC	3,000,000
LD	36,000,000
LI	1,800,000	(4)
LZ	10,108,645
ZY	52,900,430
WZ	368,925

A-2

REMIC Certificates			RCR Certificates

	Original
	Principal
	or Notional			Original					Final
	Principal		RCR	Principal	Interest	Interest	Principal	CUSIP	Distribution
Classes	Balances		Class	Balance	Rate	Type(3)	Type(3)	Number	Date

Recombination 7
KO	$2,025,000		BG	$2,025,000	5.50%	FIX	PAC	31394U P E6	November 2035
IG	2,025,000	(4)

(1)	REMIC Certificates and RCR Certificates in Recombinations 1, 4, 5 and 7 may be exchanged only in the proportions shown in this Schedule 1. In any exchange under Recombination 2, 3 or 6, the relative proportions of the REMIC Certificates to be delivered (or if applicable, received) in such exchange will equal the proportions reflected by the outstanding principal balances of the related REMIC Classes at the time of exchange.
(2)	If, as a result of a proposed exchange, a Certificateholder would hold a REMIC Certificate or RCR Certificate of a Class in an amount less than the applicable minimum denomination for that Class, the Certificateholder will be unable to effect the proposed exchange. See “Description of the Certificates— General— Authorized Denominations” in this prospectus supplement.
(3)	See “Description of Certificates— Class Definitions and Abbreviations” in the REMIC Prospectus and “Description of the Certificates— Distributions of Interest” and “—Distributions of Principal” in this prospectus supplement.
(4)	Notional principal balance.
(5)	Principal payments on the REMIC Certificates in Recombinations 2 and 6 from the LZ Accrual Amount, ZY Accrual Amount and WZ Accrual Amount will be paid as interest on the related RCR Certificates and thus will not reduce the principal balances of those RCR Certificates.

A-3

Principal Balance and Payment Percentage Schedules
Aggregate Group I Planned Balances

Distribution	Planned
Date	Balance

Initial Balance	$135,072,000.00
November 2005	133,143,326.41
December 2005	131,103,757.40
January 2006	128,957,042.33
February 2006	126,707,203.77
March 2006	124,358,525.90
April 2006	121,915,541.83
May 2006	119,383,019.64
June 2006	116,765,947.44
July 2006	114,069,517.25
August 2006	111,299,108.02
September 2006	108,460,267.66
October 2006	105,558,694.32
November 2006	102,600,216.80
December 2006	99,590,774.45
January 2007	96,536,396.43
February 2007	93,443,180.51
March 2007	90,317,271.55
April 2007	87,279,315.81
May 2007	84,326,854.59
June 2007	81,457,497.55
July 2007	78,668,920.86
August 2007	75,958,865.34
September 2007	73,325,134.68
October 2007	70,765,593.68
November 2007	68,278,166.56
December 2007	65,860,835.35
January 2008	63,511,638.20
February 2008	61,228,667.94
March 2008	59,010,070.45
April 2008	56,854,043.28
May 2008	54,758,834.17
June 2008	52,722,739.66
July 2008	50,744,103.74
August 2008	48,821,316.55
September 2008	46,952,813.08
October 2008	45,137,071.94
November 2008	43,387,877.33
December 2008	41,704,313.81
January 2009	40,083,929.89
February 2009	38,524,365.29
March 2009	37,023,347.62
April 2009	35,578,689.04
May 2009	34,188,283.19
June 2009	32,850,102.11
July 2009	31,562,193.37
August 2009	30,322,677.25
September 2009	29,129,744.06
October 2009	27,981,651.49
November 2009	26,876,722.18
December 2009	25,813,341.23
January 2010	24,789,953.95
February 2010	23,805,063.58
March 2010	22,857,229.15
April 2010	21,945,063.43
May 2010	21,067,230.87
June 2010	20,222,445.75
July 2010	19,409,470.31
August 2010	18,627,112.92
September 2010	17,874,226.44
October 2010	17,149,706.51
November 2010	16,452,489.98
December 2010	15,781,553.37
January 2011	15,135,911.41
February 2011	14,514,615.60
March 2011	13,916,752.86
April 2011	13,341,444.20
May 2011	12,787,843.45
June 2011	12,255,136.06
July 2011	11,742,537.89
August 2011	11,249,294.11
September 2011	10,774,678.07
October 2011	10,317,990.31
November 2011	9,878,557.49
December 2011	9,455,731.46
January 2012	9,048,888.27
February 2012	8,657,427.33
March 2012	8,280,770.51
April 2012	7,918,361.29
May 2012	7,569,663.98
June 2012	7,234,162.93
July 2012	6,911,361.79
August 2012	6,600,782.79
September 2012	6,301,966.02
October 2012	6,014,468.83
November 2012	5,737,865.10
December 2012	5,471,744.71
January 2013	5,215,712.88
February 2013	4,969,389.61
March 2013	4,732,409.16
April 2013	4,504,419.50
May 2013	4,285,081.76
June 2013	4,074,069.81
July 2013	3,871,069.73
August 2013	3,675,779.38
September 2013	3,487,907.95
October 2013	3,307,175.52
November 2013	3,133,312.72
December 2013	2,966,060.23
January 2014	2,805,168.51
February 2014	2,650,397.37
March 2014	2,501,515.63
April 2014	2,358,300.80
May 2014	2,220,538.76
June 2014	2,088,023.40
July 2014	1,960,556.39
August 2014	1,837,946.84
September 2014	1,720,011.02
October 2014	1,606,572.12
November 2014	1,497,460.00
December 2014	1,392,510.88
January 2015	1,291,567.16
February 2015	1,194,477.17
March 2015	1,101,094.94
April 2015	1,011,280.02
May 2015	924,897.20
June 2015	841,816.41
July 2015	761,912.45
August 2015	685,064.83
September 2015	611,157.63
October 2015	540,079.27
November 2015	471,722.40
December 2015	405,983.68
January 2016	342,763.71
February 2016	281,966.81
March 2016	223,500.93
April 2016	167,277.46
May 2016	113,211.18
June 2016	61,220.05
July 2016	11,225.14
August 2016 and thereafter	0.00
Aggregate Group II Targeted Balances

Distribution	Targeted
Date	Balance

Initial Balance	$6,591,600.00
November 2005	6,553,665.00
December 2005	6,515,587.75
January 2006	6,477,367.70
February 2006	6,439,004.33
March 2006	6,400,497.10

Aggregate Group II (Continued)
Distribution	Targeted
Date	Balance

April 2006	$6,361,845.46
May 2006	6,323,048.88
June 2006	6,284,106.81
July 2006	6,245,018.72
August 2006	6,205,784.04
September 2006	6,166,402.23
October 2006	6,126,872.73
November 2006	6,087,195.01
December 2006	6,047,368.49
January 2007	6,007,392.62
February 2007	5,967,266.84
March 2007	5,926,990.59
April 2007	5,886,563.31
May 2007	5,845,984.42
June 2007	5,805,253.36
July 2007	5,764,369.56
August 2007	5,723,332.45
September 2007	5,682,141.44
October 2007	5,640,795.97
November 2007	5,599,295.46
December 2007	5,557,639.32
January 2008	5,515,826.96
February 2008	5,473,857.82
March 2008	5,431,731.28
April 2008	5,389,446.77
May 2008	5,347,003.70
June 2008	5,304,401.46
July 2008	5,261,639.47
August 2008	5,218,717.12
September 2008	5,175,633.81
October 2008	5,132,388.93
November 2008	5,073,718.70
December 2008	4,999,100.17
January 2009	4,909,586.54
February 2009	4,806,178.74
March 2009	4,689,827.75
April 2009	4,561,436.77
May 2009	4,421,863.39
June 2009	4,271,921.57
July 2009	4,112,383.60
August 2009	3,943,981.97
September 2009	3,767,411.17
October 2009	3,583,329.36
November 2009	3,392,360.03
December 2009	3,195,093.59
January 2010	2,992,088.84
February 2010	2,783,874.44
March 2010	2,570,950.25
April 2010	2,353,788.72
May 2010	2,132,836.07
June 2010	1,908,513.58
July 2010	1,681,218.69
August 2010	1,451,326.17
September 2010	1,219,189.10
October 2010	985,140.00
November 2010	749,491.70
December 2010	512,538.32
January 2011	274,556.17
February 2011	35,804.59
March 2011 and thereafter	0.00
A Class Targeted Balances

Distribution	Targeted
Date	Balance

Initial Balance	$25,000,000.00
November 2005	24,162,698.75
December 2005	23,307,906.10
January 2006	22,437,215.92
February 2006	21,569,078.87
March 2006	20,710,416.60
April 2006	19,862,539.36
May 2006	19,025,327.59
June 2006	18,198,660.30
July 2006	17,382,417.86
August 2006	16,576,482.01
September 2006	15,780,735.83
October 2006	15,427,558.77
November 2006	15,081,540.99
December 2006	14,742,582.49
January 2007	14,410,584.46
February 2007	14,085,449.31
March 2007	13,767,080.64
April 2007	13,455,383.22
May 2007	13,150,262.98
June 2007	12,851,626.98
July 2007	12,559,383.45
August 2007	12,273,441.71
September 2007	11,993,712.21
October 2007	11,720,106.46
November 2007	11,452,537.09
December 2007	11,190,917.79
January 2008	10,935,163.28
February 2008	10,685,189.37
March 2008	10,440,912.85
April 2008	10,202,251.58
May 2008	9,969,124.40
June 2008	9,741,451.15
July 2008	9,519,152.65
August 2008	9,302,150.73
September 2008	9,090,368.12
October 2008	8,883,728.56
November 2008	8,682,156.70
December 2008	8,485,578.11
January 2009	8,293,919.31
February 2009	8,107,107.71
March 2009	7,925,071.60
April 2009	7,747,740.19
May 2009	7,575,043.54
June 2009	7,406,912.59
July 2009	7,243,279.13
August 2009	7,084,075.79
September 2009	6,929,236.05
October 2009	6,778,694.20
November 2009	6,632,385.36
December 2009	6,490,245.45
January 2010	6,352,211.18
February 2010	6,218,220.07
March 2010	6,088,210.40
April 2010	5,962,121.22
May 2010	5,839,892.35
June 2010	5,721,464.35
July 2010	5,606,778.53
August 2010	5,495,776.94
September 2010	5,388,402.34
October 2010	5,284,598.22
November 2010	5,184,308.78
December 2010	5,087,478.90
January 2011	4,994,054.17
February 2011	4,903,980.87
March 2011	4,817,205.93
April 2011	4,733,676.97
May 2011	4,653,342.27
June 2011	4,576,150.74
July 2011	4,502,051.96
August 2011	4,430,996.13
September 2011	4,362,934.10
October 2011	4,297,817.30
November 2011	4,235,597.83
December 2011	4,176,228.35
January 2012	4,119,662.14
February 2012	4,065,853.08
March 2012	4,014,755.62
April 2012	3,966,324.80
May 2012	3,920,516.23
June 2012	3,877,286.09

A Class (Continued)
Distribution	Targeted
Date	Balance

July 2012	$3,836,591.10
August 2012	3,798,388.55
September 2012	3,762,636.28
October 2012	3,729,292.64
November 2012	3,698,316.55
December 2012	3,669,667.43
January 2013	3,643,305.22
February 2013	3,619,190.40
March 2013	3,597,283.93
April 2013	3,577,528.24
May 2013	3,557,216.52
June 2013	3,536,366.51
July 2013	3,514,995.58
August 2013	3,493,120.73
September 2013	3,470,758.63
October 2013	3,447,925.59
November 2013	3,424,637.57
December 2013	3,400,910.24
January 2014	3,376,758.89
February 2014	3,352,198.52
March 2014	3,327,243.81
April 2014	3,301,909.14
May 2014	3,276,208.55
June 2014	3,250,155.82
July 2014	3,223,764.42
August 2014	3,197,047.52
September 2014	3,170,018.02
October 2014	3,142,688.55
November 2014	3,115,071.45
December 2014	3,087,178.78
January 2015	3,059,022.38
February 2015	3,030,613.78
March 2015	3,001,964.29
April 2015	2,973,084.95
May 2015	2,943,986.57
June 2015	2,914,679.70
July 2015	2,885,174.68
August 2015	2,855,481.59
September 2015	2,825,610.30
October 2015	2,795,570.45
November 2015	2,765,371.44
December 2015	2,735,022.50
January 2016	2,704,532.60
February 2016	2,673,910.53
March 2016	2,643,164.87
April 2016	2,612,303.99
May 2016	2,581,336.08
June 2016	2,550,269.11
July 2016	2,519,110.88
August 2016	2,487,869.01
September 2016	2,456,550.92
October 2016	2,425,163.86
November 2016	2,393,714.89
December 2016	2,362,210.92
January 2017	2,330,658.67
February 2017	2,299,064.70
March 2017	2,267,435.41
April 2017	2,235,777.04
May 2017	2,204,095.67
June 2017	2,172,397.22
July 2017	2,140,687.47
August 2017	2,108,972.03
September 2017	2,077,256.40
October 2017	2,045,545.91
November 2017	2,013,845.74
December 2017	1,982,160.97
January 2018	1,950,496.51
February 2018	1,918,857.16
March 2018	1,887,247.56
April 2018	1,855,672.27
May 2018	1,824,135.68
June 2018	1,792,642.09
July 2018	1,761,195.65
August 2018	1,729,800.42
September 2018	1,698,460.32
October 2018	1,667,179.18
November 2018	1,635,960.71
December 2018	1,604,808.50
January 2019	1,573,726.04
February 2019	1,542,716.73
March 2019	1,511,783.85
April 2019	1,480,930.59
May 2019	1,450,160.03
June 2019	1,419,475.15
July 2019	1,388,878.87
August 2019	1,358,373.97
September 2019	1,327,963.18
October 2019	1,297,649.11
November 2019	1,267,434.30
December 2019	1,237,321.20
January 2020	1,207,312.18
February 2020	1,177,409.53
March 2020	1,147,615.44
April 2020	1,117,932.04
May 2020	1,088,361.39
June 2020	1,058,905.46
July 2020	1,029,566.14
August 2020	1,000,345.27
September 2020	971,244.60
October 2020	942,265.82
November 2020	913,410.55
December 2020	884,680.35
January 2021	856,076.70
February 2021	827,601.03
March 2021	799,254.70
April 2021	771,039.02
May 2021	742,955.22
June 2021	715,004.49
July 2021	687,187.96
August 2021	659,506.71
September 2021	631,961.74
October 2021	604,554.02
November 2021	577,284.47
December 2021	550,153.94
January 2022	523,163.25
February 2022	496,313.16
March 2022	469,604.38
April 2022	443,037.58
May 2022	416,613.39
June 2022	390,332.38
July 2022	364,195.10
August 2022	338,202.02
September 2022	312,353.60
October 2022	286,650.26
November 2022	261,092.36
December 2022	235,680.24
January 2023	210,414.19
February 2023	185,294.46
March 2023	160,321.30
April 2023	135,494.87
May 2023	110,815.33
June 2023	86,282.80
July 2023	61,897.38
August 2023	37,659.11
September 2023	13,568.02
October 2023 and thereafter	0.00
Group 2 Specified Balances

Distribution	Specified
Date	Balance

Initial Balance	$1,278,472,277.18
November 2005	1,272,452,120.41
December 2005	1,266,450,446.19
January 2006	1,260,467,189.43
February 2006	1,254,502,285.24
March 2006	1,248,555,668.98

Group 2 Specified Balances (Continued)
Distribution	Specified
Date	Balance

April 2006	$1,242,627,276.20
May 2006	1,236,717,042.67
June 2006	1,230,824,904.39
July 2006	1,224,950,797.56
August 2006	1,219,094,658.59
September 2006	1,213,256,424.12
October 2006	1,207,436,030.99
November 2006	1,201,633,416.26
December 2006	1,195,848,517.19
January 2007	1,190,081,271.26
February 2007	1,184,331,616.15
March 2007	1,178,599,489.76
April 2007	1,172,884,830.20
May 2007	1,167,187,575.77
June 2007	1,161,507,664.98
July 2007	1,155,845,036.57
August 2007	1,150,199,629.46
September 2007	1,144,571,382.78
October 2007	1,138,960,235.86
November 2007	1,133,366,128.26
December 2007	1,127,788,999.70
January 2008	1,122,228,790.13
February 2008	1,116,685,439.71
March 2008	1,111,158,888.76
April 2008	1,105,649,077.84
May 2008	1,100,155,947.69
June 2008	1,094,679,439.26
July 2008	1,089,219,493.68
August 2008	1,083,776,052.29
September 2008	1,078,349,056.62
October 2008	1,072,938,448.40
November 2008	1,067,544,169.55
December 2008	1,062,166,162.20
January 2009	1,056,804,368.66
February 2009	1,051,458,731.42
March 2009	1,046,129,193.19
April 2009	1,040,815,696.85
May 2009	1,035,518,185.49
June 2009	1,030,236,602.37
July 2009	1,024,970,890.95
August 2009	1,019,720,994.89
September 2009	1,014,486,858.02
October 2009	1,009,268,424.36
November 2009	1,004,065,638.13
December 2009	998,878,443.73
January 2010	993,706,785.73
February 2010	988,550,608.92
March 2010	983,409,858.24
April 2010	978,284,478.83
May 2010	973,174,416.01
June 2010	968,079,615.30
July 2010	963,000,022.36
August 2010	957,935,583.08
September 2010	952,886,243.50
October 2010	947,851,949.85
November 2010	942,832,648.54
December 2010	937,828,286.16
January 2011	932,838,809.46
February 2011	927,864,165.40
March 2011	922,904,301.10
April 2011	917,959,163.85
May 2011	913,028,701.13
June 2011	908,112,860.58
July 2011	903,211,590.03
August 2011	898,324,837.48
September 2011	893,452,551.09
October 2011	888,594,679.22
November 2011	883,751,170.37
December 2011	878,921,973.24
January 2012	874,107,036.68
February 2012	869,306,309.73
March 2012	864,519,741.59
April 2012	859,747,281.62
May 2012	854,988,879.37
June 2012	850,244,484.54
July 2012	845,514,047.00
August 2012	840,797,516.80
September 2012	836,094,844.14
October 2012	831,405,979.40
November 2012	826,730,873.12
December 2012	822,069,476.01
January 2013	817,421,738.92
February 2013	812,787,612.90
March 2013	808,167,049.14
April 2013	803,559,999.00
May 2013	798,966,414.00
June 2013	794,386,245.82
July 2013	789,819,446.31
August 2013	785,265,967.46
September 2013	780,725,761.44
October 2013	776,198,780.58
November 2013	771,684,977.35
December 2013	767,184,304.39
January 2014	762,696,714.51
February 2014	758,222,160.65
March 2014	753,760,595.93
April 2014	749,311,973.61
May 2014	744,876,247.12
June 2014	740,453,370.03
July 2014	736,043,296.08
August 2014	731,645,979.15
September 2014	727,261,373.28
October 2014	722,889,432.67
November 2014	718,530,111.65
December 2014	714,183,364.74
January 2015	709,849,146.56
February 2015	705,527,411.93
March 2015	701,218,115.79
April 2015	696,921,213.24
May 2015	692,636,659.53
June 2015	688,364,410.05
July 2015	684,104,420.36
August 2015	679,856,646.14
September 2015	675,621,043.23
October 2015	671,397,567.63
November 2015	667,186,175.46
December 2015	662,986,823.00
January 2016	658,799,466.68
February 2016	654,624,063.07
March 2016	650,460,568.87
April 2016	646,308,940.95
May 2016	642,169,136.31
June 2016	638,041,112.09
July 2016	633,924,825.57
August 2016	629,820,234.19
September 2016	625,727,295.50
October 2016	621,645,967.22
November 2016	617,576,207.20
December 2016	613,517,973.43
January 2017	609,471,224.04
February 2017	605,435,917.29
March 2017	601,412,011.59
April 2017	597,399,465.48
May 2017	593,398,237.65
June 2017	589,408,286.92
July 2017	585,429,572.23
August 2017	581,462,052.69
September 2017	577,505,687.51
October 2017	573,560,436.06
November 2017	569,626,257.84
December 2017	565,703,112.47
January 2018	561,790,959.72
February 2018	557,889,759.50
March 2018	553,999,471.82
April 2018	550,120,056.85
May 2018	546,251,474.90
June 2018	542,393,686.37
July 2018	538,546,651.84
August 2018	534,710,331.98
September 2018	530,884,687.63
October 2018	527,069,679.72
November 2018	523,265,269.33
December 2018	519,471,417.67
January 2019	515,688,086.08
February 2019	511,915,236.01
March 2019	508,152,829.05
April 2019	504,400,826.93
May 2019	500,659,191.48
June 2019	496,927,884.68

Group 2 Specified Balances (Continued)
Distribution	Specified
Date	Balance

July 2019	$493,206,868.62
August 2019	489,496,105.51
September 2019	485,795,557.72
October 2019	482,105,187.70
November 2019	478,424,958.04
December 2019	474,754,831.48
January 2020	471,094,770.85
February 2020	467,444,739.10
March 2020	463,804,699.34
April 2020	460,174,614.76
May 2020	456,554,448.69
June 2020	452,944,164.59
July 2020	449,343,726.03
August 2020	445,753,096.69
September 2020	442,172,240.39
October 2020	438,601,121.06
November 2020	435,039,702.75
December 2020	431,487,949.62
January 2021	427,945,825.96
February 2021	424,413,296.19
March 2021	420,890,324.81
April 2021	417,376,876.46
May 2021	413,872,915.91
June 2021	410,378,408.02
July 2021	406,893,317.78
August 2021	403,417,610.29
September 2021	399,951,250.77
October 2021	396,494,204.56
November 2021	393,046,437.09
December 2021	389,607,913.93
January 2022	386,178,600.75
February 2022	382,758,463.34
March 2022	379,347,467.59
April 2022	375,945,579.52
May 2022	372,552,765.26
June 2022	369,168,991.02
July 2022	365,794,223.18
August 2022	362,428,428.17
September 2022	359,071,572.56
October 2022	355,723,623.04
November 2022	352,384,546.38
December 2022	349,054,309.49
January 2023	345,732,879.37
February 2023	342,420,223.13
March 2023	339,116,307.99
April 2023	335,821,101.29
May 2023	332,534,570.45
June 2023	329,256,683.02
July 2023	325,987,406.65
August 2023	322,726,709.09
September 2023	319,474,558.22
October 2023	316,230,921.98
November 2023	312,995,768.47
December 2023	309,769,065.85
January 2024	306,550,782.41
February 2024	303,340,886.52
March 2024	300,139,346.69
April 2024	296,946,131.51
May 2024	293,761,209.66
June 2024	290,584,549.95
July 2024	287,416,121.28
August 2024	284,255,892.65
September 2024	281,103,833.16
October 2024	277,959,912.03
November 2024	274,824,098.55
December 2024	271,696,362.14
January 2025	268,576,672.30
February 2025	265,464,998.64
March 2025	262,361,310.86
April 2025	259,265,578.77
May 2025	256,177,772.28
June 2025	253,097,861.38
July 2025	250,025,816.19
August 2025	246,961,606.89
September 2025	243,905,203.78
October 2025	240,856,577.26
November 2025	237,815,697.82
December 2025	234,782,536.04
January 2026	231,757,062.61
February 2026	228,739,248.30
March 2026	225,729,064.00
April 2026	222,726,480.66
May 2026	219,731,469.36
June 2026	216,744,001.25
July 2026	213,764,047.58
August 2026	210,791,579.70
September 2026	207,826,569.06
October 2026	204,868,987.18
November 2026	201,918,805.69
December 2026	198,975,996.31
January 2027	196,040,530.84
February 2027	193,112,381.21
March 2027	190,191,519.39
April 2027	187,277,917.47
May 2027	184,371,547.63
June 2027	181,472,382.14
July 2027	178,580,393.36
August 2027	175,695,553.73
September 2027	172,817,835.79
October 2027	169,947,212.16
November 2027	167,083,655.57
December 2027	164,227,138.82
January 2028	161,377,634.80
February 2028	158,535,116.49
March 2028	155,699,556.96
April 2028	152,870,929.37
May 2028	150,049,206.97
June 2028	147,234,363.08
July 2028	144,426,371.12
August 2028	141,625,204.60
September 2028	138,830,837.10
October 2028	136,043,242.31
November 2028	133,262,393.98
December 2028	130,488,265.96
January 2029	127,720,832.19
February 2029	124,960,066.67
March 2029	122,205,943.51
April 2029	119,458,436.90
May 2029	116,717,521.10
June 2029	113,983,170.46
July 2029	111,255,359.42
August 2029	108,534,062.50
September 2029	105,819,254.29
October 2029	103,110,909.48
November 2029	100,409,002.84
December 2029	97,713,509.21
January 2030	95,024,403.51
February 2030	92,341,660.76
March 2030	89,665,256.05
April 2030	86,995,164.54
May 2030	84,331,361.49
June 2030	81,673,822.23
July 2030	79,022,522.17
August 2030	76,377,436.80
September 2030	73,738,541.68
October 2030	71,105,812.48
November 2030	68,479,224.90
December 2030	65,859,065.13
January 2031	63,244,998.10
February 2031	60,636,999.78
March 2031	58,047,949.25
April 2031	55,466,125.80
May 2031	52,890,266.64
June 2031	50,320,348.19
July 2031	47,759,606.76
August 2031	45,204,751.56
September 2031	42,655,759.26
October 2031	40,112,606.59
November 2031	37,578,878.66
December 2031	35,050,935.88
January 2032	32,528,755.25
February 2032	30,012,313.83
March 2032	27,501,645.11
April 2032	24,997,300.25
May 2032	22,501,310.81
June 2032	20,049,644.39
July 2032	17,603,509.36
August 2032	15,207,455.85
September 2032	12,845,920.38

Group 2 Specified Balances (Continued)
Distribution	Specified
Date	Balance

October 2032	$10,533,373.08
November 2032	8,285,557.73
December 2032	6,106,717.23
January 2033	4,176,696.89
February 2033	2,528,135.05
March 2033	1,197,753.03
April 2033	569,587.95
May 2033	192,925.09
June 2033	39,225.58
July 2033	9,091.04
August 2033	1,967.37
September 2033 and thereafter	0.00
Group 2 Specified Payment Percentages

Specified
Distribution	Payment
Date	Percentage

Initial Balance	100.0000000000%
November 2005	98.9937755257
December 2005	98.9597609175
January 2006	98.9266302164
February 2006	98.9155367316
March 2006	98.9129735401
April 2006	98.9121768054
May 2006	98.9113778262
June 2006	98.9105729936
July 2006	98.9097622559
August 2006	98.9089455513
September 2006	98.9081228276
October 2006	98.9072940220
November 2006	98.9064590791
December 2006	98.9056179367
January 2007	98.9047705368
February 2007	98.9039168159
March 2007	98.9030567146
April 2007	98.9021901675
May 2007	98.9013171123
June 2007	98.9004374861
July 2007	98.8995512204
August 2007	98.8986582516
September 2007	98.8977585131
October 2007	98.8968519353
November 2007	98.8959384500
December 2007	98.8950179900
January 2008	98.8940904802
February 2008	98.8931558542
March 2008	98.8922140358
April 2008	98.8912649539
May 2008	98.8903085334
June 2008	98.8893446981
July 2008	98.8883733740
August 2008	98.8873944801
September 2008	98.8864079418
October 2008	98.8854136773
November 2008	98.8844116066
December 2008	98.8834016477
January 2009	98.8823837192
February 2009	98.8813577350
March 2009	98.8803236105
April 2009	98.8792812610
May 2009	98.8782305983
June 2009	98.8771715314
July 2009	98.8761039740
August 2009	98.8750278318
September 2009	98.8739430138
October 2009	98.8728494257
November 2009	98.8717469727
December 2009	98.8706355575
January 2010	98.8695150831
February 2010	98.8683854502
March 2010	98.8672465553
April 2010	98.8660982990
May 2010	98.8649405776
June 2010	98.8637732830
July 2010	98.8625963138
August 2010	98.8614095549
September 2010	98.8602129009
October 2010	98.8590062398
November 2010	98.8577894542
December 2010	98.8565624359
January 2011	98.8553250624
February 2011	98.8540772171
March 2011	98.8528187806
April 2011	98.8515496303
May 2011	98.8502696419
June 2011	98.8489786892
July 2011	98.8476766458
August 2011	98.8463633812
September 2011	98.8450387628
October 2011	98.8437026571
November 2011	98.8423549297
December 2011	98.8409954402
January 2012	98.8396240500
February 2012	98.8382406162
March 2012	98.8368449959
April 2012	98.8354370392
May 2012	98.8340165962
June 2012	98.8325835189
July 2012	98.8311376515
August 2012	98.8296788359
September 2012	98.8282069158
October 2012	98.8267217240
November 2012	98.8252231047
December 2012	98.8237108813
January 2013	98.8221848880
February 2013	98.8206449559
March 2013	98.8190909025
April 2013	98.8175225560
May 2013	98.8159397284
June 2013	98.8143422382
July 2013	98.8127298976
August 2013	98.8111025168
September 2013	98.8094598990
October 2013	98.8078018496
November 2013	98.8061281642
December 2013	98.8044386426
January 2014	98.8027330721
February 2014	98.8010112440
March 2014	98.7992729434
April 2014	98.7975179498
May 2014	98.7957460410
June 2014	98.7939569908
July 2014	98.7921505662
August 2014	98.7903265322
September 2014	98.7884846520
October 2014	98.7866246781
November 2014	98.7847463690
December 2014	98.7828494615
January 2015	98.7809337111
February 2015	98.7789988456
March 2015	98.7770446007
April 2015	98.7750707081
May 2015	98.7730768878
June 2015	98.7710628554
July 2015	98.7690283312
August 2015	98.7669730163
September 2015	98.7648966099
October 2015	98.7627988155
November 2015	98.7606793192
December 2015	98.7585378014
January 2016	98.7563739431
February 2016	98.7541874228
March 2016	98.7519778931

Group 2 Specified Payment Percentages (Continued)
Specified
Distribution	Payment
Date	Percentage

April 2016	98.7497450197%
May 2016	98.7474884548
June 2016	98.7452078403
July 2016	98.7429028171
August 2016	98.7405730153
September 2016	98.7382180497
October 2016	98.7358375512
November 2016	98.7334311139
December 2016	98.7309983479
January 2017	98.7285388281
February 2017	98.7260521603
March 2017	98.7235378994
April 2017	98.7209956157
May 2017	98.7184248728
June 2017	98.7158252074
July 2017	98.7131961640
August 2017	98.7105372592
September 2017	98.7078480250
October 2017	98.7051279563
November 2017	98.7023765507
December 2017	98.6995933004
January 2018	98.6967776621
February 2018	98.6939291203
March 2018	98.6910471054
April 2018	98.6881310667
May 2018	98.6851804195
June 2018	98.6821945798
July 2018	98.6791729559
August 2018	98.6761149192
September 2018	98.6730198408
October 2018	98.6698870873
November 2018	98.6667159857
December 2018	98.6635058769
January 2019	98.6602560608
February 2019	98.6569658302
March 2019	98.6536344656
April 2019	98.6502612239
May 2019	98.6468453489
June 2019	98.6433860644
July 2019	98.6398825687
August 2019	98.6363340555
September 2019	98.6327396857
October 2019	98.6290985918
November 2019	98.6254099111
December 2019	98.6216727339
January 2020	98.6178861488
February 2020	98.6140492008
March 2020	98.6101609194
April 2020	98.6062203124
May 2020	98.6022263588
June 2020	98.5981780012
July 2020	98.5940741829
August 2020	98.5899137831
September 2020	98.5856956734
October 2020	98.5814186908
November 2020	98.5770816368
December 2020	98.5726832964
January 2021	98.5682223815
February 2021	98.5636976268
March 2021	98.5591076770
April 2021	98.5544511619
May 2021	98.5497266967
June 2021	98.5449328145
July 2021	98.5400680221
August 2021	98.5351307927
September 2021	98.5301195563
October 2021	98.5250326743
November 2021	98.5198685009
December 2021	98.5146252767
January 2022	98.5093012731
February 2022	98.5038946344
March 2022	98.4984034913
April 2022	98.4928259087
May 2022	98.4871598832
June 2022	98.4814033575
July 2022	98.4755542006
August 2022	98.4696102412
September 2022	98.4635692010
October 2022	98.4574287463
November 2022	98.4511864865
December 2022	98.4448399121
January 2023	98.4383864800
February 2023	98.4318235099
March 2023	98.4251482818
April 2023	98.4183579613
May 2023	98.4114495933
June 2023	98.4044201954
July 2023	98.3972665802
August 2023	98.3899855348
September 2023	98.3825736968
October 2023	98.3750275925
November 2023	98.3673436081
December 2023	98.3595180311
January 2024	98.3515469733
February 2024	98.3434264604
March 2024	98.3351522909
April 2024	98.3267201895
May 2024	98.3181256759
June 2024	98.3093640791
July 2024	98.3004305959
August 2024	98.2913202306
September 2024	98.2820277146
October 2024	98.2725477189
November 2024	98.2628745362
December 2024	98.2530023364
January 2025	98.2429250292
February 2025	98.2326362491
March 2025	98.2221293871
April 2025	98.2113975464
May 2025	98.2004335430
June 2025	98.1892298899
July 2025	98.1777787307
August 2025	98.1660719368
September 2025	98.1541009379
October 2025	98.1418568540
November 2025	98.1293303541
December 2025	98.1165116639
January 2026	98.1033906156
February 2026	98.0899565310
March 2026	98.0761981496
April 2026	98.0621038302
May 2026	98.0476612089
June 2026	98.0328573752
July 2026	98.0176787988
August 2026	98.0021112043
September 2026	97.9861396087
October 2026	97.9697482764
November 2026	97.9529206018
December 2026	97.9356391429
January 2027	97.9178854226
February 2027	97.8996400491
March 2027	97.8808825075
April 2027	97.8615911280
May 2027	97.8417430305
June 2027	97.8213139036
July 2027	97.8002781668
August 2027	97.7786085772
September 2027	97.7562762954
October 2027	97.7332507074
November 2027	97.7094992251
December 2027	97.6849873103
January 2028	97.6596780409
February 2028	97.6335322280
March 2028	97.6065079061
April 2028	97.5785603914
May 2028	97.5496418468
June 2028	97.5197011074
July 2028	97.4886833116
August 2028	97.4565296366
September 2028	97.4231768562
October 2028	97.3885569614
November 2028	97.3525969009
December 2028	97.3152174348
January 2029	97.2763335506
February 2029	97.2358527713
March 2029	97.1936751985

Group 2 Specified Payment Percentages (Continued)
Specified
Distribution	Payment
Date	Percentage

April 2029	97.1496923238%
May 2029	97.1037862752
June 2029	97.0558284366
July 2029	97.0056788150
August 2029	96.9531841111
September 2029	96.8981765449
October 2029	96.8404718176
November 2029	96.7798673218
December 2029	96.7161393245
January 2030	96.6490410185
February 2030	96.5782982295
March 2030	96.5036067425
April 2030	96.4246271510
May 2030	96.3409803495
June 2030	96.2522408678
July 2030	96.1579300417
August 2030	96.0575074197
September 2030	95.9503599526
October 2030	95.8357901008
November 2030	95.7130002784
December 2030	95.5815264688
January 2031	95.4394427073
February 2031	95.2859424769
March 2031	95.1407338972
April 2031	94.9638506994
May 2031	94.7687918700
June 2031	94.5551884146
July 2031	94.3267017693
August 2031	94.0677969138
September 2031	93.7802349854
October 2031	93.4589831065
November 2031	93.1066925458
December 2031	92.6987622223
January 2032	92.2329641633
February 2032	91.6960502604
March 2032	91.0705828471
April 2032	90.3345262135
May 2032	89.4611729070
June 2032	88.5562296498
July 2032	87.2597168842
August 2032	85.8577189705
September 2032	83.9522155908
October 2032	81.4942535440
November 2032	78.1775053556
December 2032	73.2519073539
January 2033	67.9768254312
February 2033	60.1592903133
March 2033	47.0885105555
April 2033	47.2644850639
May 2033	33.6597206871
June 2033	20.2240315358
July 2033	23.0520353758
August 2033	21.5074980268
September 2033	00.0000000000
Group 3 MBS Specified Balances

Distribution	Specified
Date	Balance

Initial Balance	$500,000,000.00
November 2005	497,651,383.20
December 2005	495,309,990.92
January 2006	492,975,797.78
February 2006	490,648,778.43
March 2006	488,328,907.67
April 2006	486,016,160.32
May 2006	483,710,511.35
June 2006	481,411,935.75
July 2006	479,120,408.64
August 2006	476,835,905.21
September 2006	474,558,400.73
October 2006	472,287,870.54
November 2006	470,024,290.09
December 2006	467,767,634.90
January 2007	465,517,880.57
February 2007	463,275,002.78
March 2007	461,038,977.29
April 2007	458,809,779.96
May 2007	456,587,386.70
June 2007	454,371,773.53
July 2007	452,162,916.53
August 2007	449,960,791.88
September 2007	447,765,375.82
October 2007	445,576,644.68
November 2007	443,394,574.86
December 2007	441,219,142.86
January 2008	439,050,325.24
February 2008	436,888,098.63
March 2008	434,732,439.77
April 2008	432,583,325.46
May 2008	430,440,732.56
June 2008	428,304,638.04
July 2008	426,175,018.94
August 2008	424,051,852.35
September 2008	421,935,115.46
October 2008	419,824,785.55
November 2008	417,720,839.94
December 2008	415,623,256.05
January 2009	413,532,011.37
February 2009	411,447,083.47
March 2009	409,368,449.99
April 2009	407,296,088.64
May 2009	405,229,977.21
June 2009	403,170,093.58
July 2009	401,116,415.67
August 2009	399,068,921.50
September 2009	397,027,589.16
October 2009	394,992,396.81
November 2009	392,963,322.68
December 2009	390,940,345.07
January 2010	388,923,442.37
February 2010	386,912,593.02
March 2010	384,907,775.55
April 2010	382,908,968.55
May 2010	380,916,150.69
June 2010	378,929,300.71
July 2010	376,948,397.41
August 2010	374,973,419.67
September 2010	373,004,346.45
October 2010	371,041,156.77
November 2010	369,083,829.72
December 2010	367,132,344.45
January 2011	365,186,680.20
February 2011	363,246,816.27
March 2011	361,312,732.03
April 2011	359,384,406.92
May 2011	357,461,820.43
June 2011	355,544,952.16
July 2011	353,633,781.74
August 2011	351,728,288.89
September 2011	349,828,453.38
October 2011	347,934,255.07
November 2011	346,045,673.86
December 2011	344,162,689.74
January 2012	342,285,282.75
February 2012	340,413,433.02
March 2012	338,547,120.72
April 2012	336,686,326.11
May 2012	334,831,029.49
June 2012	332,981,211.25
July 2012	331,136,851.83
August 2012	329,297,931.74
September 2012	327,464,431.56
October 2012	325,636,331.93
November 2012	323,813,613.55
December 2012	321,996,257.20

Group 3 MBS Specified Balances (Continued)
Distribution	Specified
Date	Balance

January 2013	$320,184,243.70
February 2013	318,377,553.96
March 2013	316,576,168.93
April 2013	314,780,069.64
May 2013	312,989,237.19
June 2013	311,203,652.71
July 2013	309,423,297.44
August 2013	307,648,152.63
September 2013	305,878,199.64
October 2013	304,113,419.86
November 2013	302,353,794.76
December 2013	300,599,305.87
January 2014	298,849,934.77
February 2014	297,105,663.10
March 2014	295,366,472.59
April 2014	293,632,345.00
May 2014	291,903,262.17
June 2014	290,179,205.97
July 2014	288,460,158.38
August 2014	286,746,101.40
September 2014	285,037,017.10
October 2014	283,332,887.62
November 2014	281,633,695.15
December 2014	279,939,421.93
January 2015	278,250,050.29
February 2015	276,565,562.59
March 2015	274,885,941.26
April 2015	273,211,168.78
May 2015	271,541,227.70
June 2015	269,876,100.63
July 2015	268,215,770.22
August 2015	266,560,219.20
September 2015	264,909,430.33
October 2015	263,263,386.46
November 2015	261,622,070.48
December 2015	259,985,465.33
January 2016	258,353,554.02
February 2016	256,726,319.60
March 2016	255,103,745.21
April 2016	253,485,814.00
May 2016	251,872,509.22
June 2016	250,263,814.14
July 2016	248,659,712.11
August 2016	247,060,186.52
September 2016	245,465,220.83
October 2016	243,874,798.54
November 2016	242,288,903.21
December 2016	240,707,518.47
January 2017	239,130,627.98
February 2017	237,558,215.47
March 2017	235,990,264.71
April 2017	234,426,759.54
May 2017	232,867,683.85
June 2017	231,313,021.57
July 2017	229,762,756.71
August 2017	228,216,873.30
September 2017	226,675,355.45
October 2017	225,138,187.32
November 2017	223,605,353.09
December 2017	222,076,837.04
January 2018	220,552,623.48
February 2018	219,032,696.76
March 2018	217,517,041.30
April 2018	216,005,641.57
May 2018	214,498,482.08
June 2018	212,995,547.41
July 2018	211,496,822.17
August 2018	210,002,291.03
September 2018	208,511,938.72
October 2018	207,025,750.01
November 2018	205,543,709.72
December 2018	204,065,802.73
January 2019	202,592,013.95
February 2019	201,122,328.37
March 2019	199,656,731.01
April 2019	198,195,206.94
May 2019	196,737,741.28
June 2019	195,284,319.20
July 2019	193,834,925.93
August 2019	192,389,546.74
September 2019	190,948,166.94
October 2019	189,510,771.91
November 2019	188,077,347.05
December 2019	186,647,877.84
January 2020	185,222,349.78
February 2020	183,800,748.44
March 2020	182,383,059.43
April 2020	180,969,268.40
May 2020	179,559,361.05
June 2020	178,153,323.13
July 2020	176,751,140.45
August 2020	175,352,798.85
September 2020	173,958,284.22
October 2020	172,567,582.50
November 2020	171,180,679.67
December 2020	169,797,561.76
January 2021	168,418,214.86
February 2021	167,042,625.09
March 2021	165,670,778.61
April 2021	164,302,661.64
May 2021	162,938,260.45
June 2021	161,577,561.34
July 2021	160,220,550.65
August 2021	158,867,214.79
September 2021	157,517,540.20
October 2021	156,171,513.37
November 2021	154,829,120.82
December 2021	153,490,349.13
January 2022	152,155,184.93
February 2022	150,823,614.87
March 2022	149,495,625.66
April 2022	148,171,204.06
May 2022	146,850,336.86
June 2022	145,533,010.90
July 2022	144,219,213.07
August 2022	142,908,930.29
September 2022	141,602,149.52
October 2022	140,298,857.78
November 2022	138,999,042.14
December 2022	137,702,689.67
January 2023	136,409,787.53
February 2023	135,120,322.90
March 2023	133,834,282.99
April 2023	132,551,655.09
May 2023	131,272,426.49
June 2023	129,996,584.55
July 2023	128,724,116.67
August 2023	127,455,010.27
September 2023	126,189,252.83
October 2023	124,926,831.86
November 2023	123,667,734.93
December 2023	122,411,949.64
January 2024	121,159,463.62
February 2024	119,910,264.55
March 2024	118,664,340.16
April 2024	117,421,678.20
May 2024	116,182,266.48
June 2024	114,946,092.84
July 2024	113,713,145.16
August 2024	112,483,411.36
September 2024	111,256,879.41
October 2024	110,033,537.30
November 2024	108,813,373.08
December 2024	107,596,374.81
January 2025	106,382,530.64
February 2025	105,171,828.70
March 2025	103,964,257.20
April 2025	102,759,804.38
May 2025	101,558,458.50
June 2025	100,360,207.88
July 2025	99,165,040.87
August 2025	97,972,945.87
September 2025	96,783,911.29
October 2025	95,597,925.60
November 2025	94,414,977.31
December 2025	93,235,054.96
January 2026	92,058,147.13
February 2026	90,884,242.42
March 2026	89,713,329.50

Group 3 MBS Specified Balances (Continued)
Distribution	Specified
Date	Balance

April 2026	$88,545,397.06
May 2026	87,380,433.82
June 2026	86,218,428.55
July 2026	85,059,370.05
August 2026	83,903,247.15
September 2026	82,750,048.74
October 2026	81,599,763.72
November 2026	80,452,381.04
December 2026	79,307,889.69
January 2027	78,166,278.68
February 2027	77,027,537.08
March 2027	75,891,653.96
April 2027	74,758,618.46
May 2027	73,628,419.75
June 2027	72,501,047.01
July 2027	71,376,489.49
August 2027	70,254,736.45
September 2027	69,135,777.19
October 2027	68,019,601.06
November 2027	66,906,197.43
December 2027	65,795,555.71
January 2028	64,687,665.34
February 2028	63,582,515.79
March 2028	62,480,096.59
April 2028	61,380,397.27
May 2028	60,283,407.41
June 2028	59,189,116.64
July 2028	58,097,514.60
August 2028	57,008,590.96
September 2028	55,922,335.46
October 2028	54,838,737.83
November 2028	53,757,787.85
December 2028	52,679,475.35
January 2029	51,603,790.18
February 2029	50,530,722.21
March 2029	49,460,261.36
April 2029	48,392,397.58
May 2029	47,327,120.85
June 2029	46,264,421.19
July 2029	45,204,288.63
August 2029	44,146,713.27
September 2029	43,091,685.20
October 2029	42,039,194.57
November 2029	40,989,231.57
December 2029	39,941,786.38
January 2030	38,896,849.26
February 2030	37,854,410.47
March 2030	36,814,460.32
April 2030	35,776,989.14
May 2030	34,741,987.29
June 2030	33,709,445.18
July 2030	32,679,353.22
August 2030	31,651,701.88
September 2030	30,626,481.65
October 2030	29,603,683.05
November 2030	28,583,296.63
December 2030	27,565,312.97
January 2031	26,549,722.69
February 2031	25,536,516.42
March 2031	24,525,684.85
April 2031	23,517,218.68
May 2031	22,511,108.63
June 2031	21,507,345.48
July 2031	20,505,920.01
August 2031	19,506,823.06
September 2031	18,510,045.47
October 2031	17,515,578.13
November 2031	16,523,411.96
December 2031	15,533,537.88
January 2032	14,545,946.88
February 2032	13,560,629.96
March 2032	12,577,578.14
April 2032	11,596,782.48
May 2032	10,618,234.08
June 2032	9,641,924.04
July 2032	8,667,843.52
August 2032	7,695,983.69
September 2032	6,726,335.74
October 2032	5,758,890.92
November 2032	4,793,640.48
December 2032	3,830,575.70
January 2033	2,869,687.91
February 2033	1,910,968.44
March 2033	954,408.67
April 2033 and thereafter	0.00
Group 3 MBS Specified Payment Percentages

Specified
Distribution	Payment
Date	Percentage

Initial Balance	100.0000000000%
November 2005	99.0311836360
December 2005	98.9965743824
January 2006	98.9618323884
February 2006	98.9269565953
March 2006	98.8919459371
April 2006	98.8911635204
May 2006	98.8903754169
June 2006	98.8895815756
July 2006	98.8887819414
August 2006	98.8879764594
September 2006	98.8871650704
October 2006	98.8863477215
November 2006	98.8855243552
December 2006	98.8846949117
January 2007	98.8838593349
February 2007	98.8830175591
March 2007	98.8821695318
April 2007	98.8813151880
May 2007	98.8804544639
June 2007	98.8795872996
July 2007	98.8787136313
August 2007	98.8778333966
September 2007	98.8769465264
October 2007	98.8760529578
November 2007	98.8751526205
December 2007	98.8742454531
January 2008	98.8733313789
February 2008	98.8724103347
March 2008	98.8714822470
April 2008	98.8705470452
May 2008	98.8696046589
June 2008	98.8686550092
July 2008	98.8676980309
August 2008	98.8667336419
September 2008	98.8657617680
October 2008	98.8647823315
November 2008	98.8637952510
December 2008	98.8628004563
January 2009	98.8617978554
February 2009	98.8607873760
March 2009	98.8597689295
April 2009	98.8587424384
May 2009	98.8577078078
June 2009	98.8566649570
July 2009	98.8556138067
August 2009	98.8545542500
September 2009	98.8534862166
October 2009	98.8524096015
November 2009	98.8513243169
December 2009	98.8502302725
January 2010	98.8491273650
February 2010	98.8480155055
March 2010	98.8468945916

Group 3 MBS Specified Payment Percentages (Continued)
Specified
Distribution	Payment
Date	Percentage

April 2010	98.8457645320%
May 2010	98.8446252137
June 2010	98.8434765420
July 2010	98.8423184111
August 2010	98.8411507227
September 2010	98.8399733590
October 2010	98.8387862210
November 2010	98.8375891896
December 2010	98.8363821644
January 2011	98.8351650247
February 2011	98.8339376562
March 2011	98.8326999439
April 2011	98.8314517710
May 2011	98.8301930155
June 2011	98.8289235533
July 2011	98.8276432627
August 2011	98.8263520248
September 2011	98.8250497009
October 2011	98.8237361629
November 2011	98.8224112846
December 2011	98.8210749332
January 2012	98.8197269682
February 2012	98.8183672553
March 2012	98.8169956475
April 2012	98.8156120133
May 2012	98.8142161989
June 2012	98.8128080658
July 2012	98.8113874567
August 2012	98.8099542203
September 2012	98.8085082158
October 2012	98.8070492729
November 2012	98.8055772313
December 2012	98.8040919469
January 2013	98.8025932285
February 2013	98.8010809373
March 2013	98.7995548868
April 2013	98.7980149114
May 2013	98.7964608226
June 2013	98.7948924650
July 2013	98.7933096373
August 2013	98.7917121594
September 2013	98.7900998562
October 2013	98.7884725220
November 2013	98.7868299670
December 2013	98.7851720057
January 2014	98.7834984143
February 2014	98.7818090096
March 2014	98.7801035754
April 2014	98.7783819051
May 2014	98.7766437770
June 2014	98.7748889724
July 2014	98.7731172696
August 2014	98.7713284570
September 2014	98.7695222792
October 2014	98.7676985172
November 2014	98.7658569278
December 2014	98.7639972703
January 2015	98.7621192925
February 2015	98.7602227517
March 2015	98.7583073713
April 2015	98.7563729130
May 2015	98.7544191042
June 2015	98.7524456506
July 2015	98.7504523127
August 2015	98.7484387840
September 2015	98.7464047817
October 2015	98.7443500163
November 2015	98.7422741994
December 2015	98.7401770028
January 2016	98.7380581472
February 2016	98.7359172881
March 2016	98.7337541220
April 2016	98.7315683292
May 2016	98.7293595461
June 2016	98.7271274512
July 2016	98.7248717057
August 2016	98.7225919334
September 2016	98.7202877835
October 2016	98.7179589044
November 2016	98.7156048770
December 2016	98.7132253645
January 2017	98.7108199329
February 2017	98.7083882322
March 2017	98.7059297921
April 2017	98.7034442573
May 2017	98.7009311597
June 2017	98.6983900871
July 2017	98.6958205824
August 2017	98.6932222154
September 2017	98.6905944873
October 2017	98.6879369689
November 2017	98.6852491502
December 2017	98.6825305362
January 2018	98.6797806369
February 2018	98.6769989565
March 2018	98.6741849114
April 2018	98.6713380254
May 2018	98.6684577102
June 2018	98.6655434276
July 2018	98.6625945951
August 2018	98.6596106077
September 2018	98.6565909131
October 2018	98.6535348363
November 2018	98.6504417915
December 2018	98.6473111319
January 2019	98.6441421852
February 2019	98.6409342929
March 2019	98.6376867431
April 2019	98.6343988509
May 2019	98.6310699043
June 2019	98.6276991344
July 2019	98.6242858127
August 2019	98.6208291380
September 2019	98.6173283499
October 2019	98.6137825820
November 2019	98.6101910692
December 2019	98.6065528915
January 2020	98.6028672154
February 2020	98.5991331255
March 2020	98.5953497161
April 2020	98.5915160109
May 2020	98.5876310914
June 2020	98.5836939339
July 2020	98.5797034868
August 2020	98.5756587928
September 2020	98.5715586781
October 2020	98.5674021138
November 2020	98.5631879549
December 2020	98.5589150065
January 2021	98.5545821146
February 2021	98.5501880376
March 2021	98.5457314980
April 2021	98.5412112602
May 2021	98.5366259157
June 2021	98.5319741938
July 2021	98.5272545853
August 2021	98.5224656982
September 2021	98.5176060799
October 2021	98.5126741493
November 2021	98.5076683619
December 2021	98.5025870598
January 2022	98.4974286216
February 2022	98.4921913085
March 2022	98.4868733479
April 2022	98.4814729572
May 2022	98.4759882259
June 2022	98.4704172276
July 2022	98.4647579724
August 2022	98.4590083789
September 2022	98.4531663960
October 2022	98.4472297767
November 2022	98.4411963252
December 2022	98.4350636122
January 2023	98.4288293626
February 2023	98.4224910343
March 2023	98.4160460196

Group 3 MBS Specified Payment Percentages (Continued)
Specified
Distribution	Payment
Date	Percentage

April 2023	98.4094917857%
May 2023	98.4028255114
June 2023	98.3960443855
July 2023	98.3891455239
August 2023	98.3821258464
September 2023	98.3749823083
October 2023	98.3677115974
November 2023	98.3603104310
December 2023	98.3527752735
January 2024	98.3451025809
February 2024	98.3372886728
March 2024	98.3293295897
April 2024	98.3212214172
May 2024	98.3129600175
June 2024	98.3045410145
July 2024	98.2959600681
August 2024	98.2872124063
September 2024	98.2782933541
October 2024	98.2691978171
November 2024	98.2599206371
December 2024	98.2504564380
January 2025	98.2407996137
February 2025	98.2309443155
March 2025	98.2208843963
April 2025	98.2106136053
May 2025	98.2001253300
June 2025	98.1894127481
July 2025	98.1784685951
August 2025	98.1672854978
September 2025	98.1558556070
October 2025	98.1441707993
November 2025	98.1322226177
December 2025	98.1200020563
January 2026	98.1074999723
February 2026	98.0947066319
March 2026	98.0816117702
April 2026	98.0682048750
May 2026	98.0544746965
June 2026	98.0404096323
July 2026	98.0259973203
August 2026	98.0112251001
September 2026	97.9960791880
October 2026	97.9805456576
November 2026	97.9646094218
December 2026	97.9482548179
January 2027	97.9314655192
February 2027	97.9142238465
March 2027	97.8965116477
April 2027	97.8783094768
May 2027	97.8595970426
June 2027	97.8403526652
July 2027	97.8205536701
August 2027	97.8001758111
September 2027	97.7791935179
October 2027	97.7575799590
November 2027	97.7353061674
December 2027	97.7123419015
January 2028	97.6886546611
February 2028	97.6642099964
March 2028	97.6389712700
April 2028	97.6128994792
May 2028	97.5859530615
June 2028	97.5580873043
July 2028	97.5292548207
August 2028	97.4994046511
September 2028	97.4684823321
October 2028	97.4364294825
November 2028	97.4031830178
December 2028	97.3686755547
January 2029	97.3328343547
February 2029	97.2955809030
March 2029	97.2568304434
April 2029	97.2164914662
May 2029	97.1744645137
June 2029	97.1306418283
July 2029	97.0849065936
August 2029	97.0371308558
September 2029	96.9871758949
October 2029	96.9348892905
November 2029	96.8801048823
December 2029	96.8226397573
January 2030	96.7622925949
February 2030	96.6988421244
March 2030	96.6320431838
April 2030	96.5616239768
May 2030	96.4872834613
June 2030	96.4086845875
July 2030	96.3254528137
August 2030	96.2371658958
September 2030	96.1433502842
October 2030	96.0434711989
November 2030	95.9369221847
December 2030	95.8230129612
January 2031	95.7009551892
February 2031	95.5698433117
March 2031	95.4286327955
April 2031	95.2761115047
May 2031	95.1108662438
June 2031	94.9312366072
July 2031	94.7352616578
August 2031	94.5206056873
September 2031	94.2844673747
October 2031	94.0234538590
November 2031	93.7334204322
December 2031	93.4092447098
January 2032	93.0445261073
February 2032	92.6311548940
March 2032	92.1587059552
April 2032	91.6135472520
May 2032	90.9774991133
June 2032	90.2257745869
July 2032	89.3236722752
August 2032	88.2210630163
September 2032	86.8427588909
October 2032	85.0706057566
November 2032	82.7076750705
December 2032	79.3995065028
January 2033	74.4371648500
February 2033	66.1664859482
March 2033	49.6249491800
April 2033	00.0000000000
Aggregate Group III Planned Balances

Distribution	Planned
Date	Balance

Initial Balance through
October 2006	$309,372,000.00
November 2006	306,456,704.92
December 2006	303,555,849.75
January 2007	300,669,363.97
February 2007	297,797,177.39
March 2007	294,939,220.19
April 2007	292,095,422.88
May 2007	289,265,716.28
June 2007	286,450,031.59
July 2007	283,648,300.32
August 2007	280,860,454.33
September 2007	278,086,425.80
October 2007	275,326,147.24
November 2007	272,579,551.49
December 2007	269,846,571.74
January 2008	267,127,141.48
February 2008	264,421,194.52

Aggregate Group III (Continued)
Distribution	Planned
Date	Balance

March 2008	$261,728,665.02
April 2008	259,049,487.45
May 2008	256,383,596.58
June 2008	253,730,927.52
July 2008	251,091,415.70
August 2008	248,464,996.85
September 2008	245,851,607.03
October 2008	243,251,182.58
November 2008	240,663,660.19
December 2008	238,088,976.83
January 2009	235,527,069.80
February 2009	232,977,876.70
March 2009	230,441,335.41
April 2009	227,917,384.14
May 2009	225,405,961.40
June 2009	222,907,005.99
July 2009	220,420,457.01
August 2009	217,946,253.86
September 2009	215,484,336.24
October 2009	213,034,644.13
November 2009	210,597,117.83
December 2009	208,171,697.90
January 2010	205,758,325.20
February 2010	203,356,940.90
March 2010	200,967,486.42
April 2010	198,589,903.49
May 2010	196,224,134.13
June 2010	193,870,120.63
July 2010	191,527,805.55
August 2010	189,197,131.75
September 2010	186,878,042.38
October 2010	184,570,480.82
November 2010	182,274,390.79
December 2010	179,989,716.22
January 2011	177,716,401.37
February 2011	175,454,390.73
March 2011	173,203,629.08
April 2011	170,964,061.48
May 2011	168,735,633.23
June 2011	166,518,289.92
July 2011	164,311,977.39
August 2011	162,116,641.77
September 2011	159,932,229.41
October 2011	157,758,686.96
November 2011	155,595,961.32
December 2011	153,443,999.64
January 2012	151,302,749.33
February 2012	149,172,158.07
March 2012	147,052,173.77
April 2012	144,942,744.63
May 2012	142,843,819.07
June 2012	140,755,345.77
July 2012	138,677,273.68
August 2012	136,609,551.97
September 2012	134,552,130.07
October 2012	132,504,957.67
November 2012	130,467,984.69
December 2012	128,441,161.30
January 2013	126,424,437.90
February 2013	124,417,765.16
March 2013	122,421,093.95
April 2013	120,434,375.43
May 2013	118,470,958.91
June 2013	116,537,701.51
July 2013	114,634,155.14
August 2013	112,759,878.25
September 2013	110,914,435.72
October 2013	109,097,398.76
November 2013	107,308,344.83
December 2013	105,546,857.56
January 2014	103,812,526.62
February 2014	102,104,947.71
March 2014	100,423,722.37
April 2014	98,768,457.99
May 2014	97,138,767.67
June 2014	95,534,270.16
July 2014	93,954,589.78
August 2014	92,399,356.32
September 2014	90,868,204.97
October 2014	89,360,776.28
November 2014	87,876,716.01
December 2014	86,415,675.12
January 2015	84,977,309.65
February 2015	83,561,280.69
March 2015	82,167,254.26
April 2015	80,794,901.28
May 2015	79,443,897.47
June 2015	78,113,923.30
July 2015	76,804,663.91
August 2015	75,515,809.05
September 2015	74,247,053.01
October 2015	72,998,094.55
November 2015	71,768,636.85
December 2015	70,558,387.43
January 2016	69,367,058.09
February 2016	68,194,364.85
March 2016	67,040,027.92
April 2016	65,903,771.56
May 2016	64,785,324.13
June 2016	63,684,417.92
July 2016	62,600,789.18
August 2016	61,534,178.02
September 2016	60,484,328.36
October 2016	59,450,987.89
November 2016	58,433,907.98
December 2016	57,432,843.68
January 2017	56,447,553.61
February 2017	55,477,799.96
March 2017	54,523,348.40
April 2017	53,583,968.03
May 2017	52,659,431.39
June 2017	51,749,514.31
July 2017	50,853,995.96
August 2017	49,972,658.74
September 2017	49,105,288.23
October 2017	48,251,673.22
November 2017	47,411,605.56
December 2017	46,584,880.18
January 2018	45,771,295.04
February 2018	44,970,651.07
March 2018	44,182,752.13
April 2018	43,407,404.98
May 2018	42,644,419.22
June 2018	41,893,607.26
July 2018	41,154,784.27
August 2018	40,427,768.18
September 2018	39,712,379.55
October 2018	39,008,441.65
November 2018	38,315,780.32
December 2018	37,634,223.97
January 2019	36,963,603.58
February 2019	36,303,752.60
March 2019	35,654,506.95
April 2019	35,015,704.96
May 2019	34,387,187.38
June 2019	33,768,797.30
July 2019	33,160,380.12
August 2019	32,561,783.56
September 2019	31,972,857.57
October 2019	31,393,454.33
November 2019	30,823,428.20
December 2019	30,262,635.72
January 2020	29,710,935.53
February 2020	29,168,188.39
March 2020	28,634,257.11
April 2020	28,109,006.54
May 2020	27,592,303.53
June 2020	27,084,016.93
July 2020	26,584,017.50
August 2020	26,092,177.94
September 2020	25,608,372.85
October 2020	25,132,478.69
November 2020	24,664,373.73
December 2020	24,203,938.09
January 2021	23,751,053.64
February 2021	23,305,604.03
March 2021	22,867,474.63
April 2021	22,436,552.53
May 2021	22,012,726.48

Aggregate Group III (Continued)
Distribution	Planned
Date	Balance

June 2021	$21,595,886.90
July 2021	21,185,925.86
August 2021	20,782,737.00
September 2021	20,386,215.58
October 2021	19,996,258.41
November 2021	19,612,763.84
December 2021	19,235,631.73
January 2022	18,864,763.45
February 2022	18,500,061.84
March 2022	18,141,431.18
April 2022	17,788,777.20
May 2022	17,442,007.02
June 2022	17,101,029.15
July 2022	16,765,753.49
August 2022	16,436,091.27
September 2022	16,111,955.06
October 2022	15,793,258.72
November 2022	15,479,917.43
December 2022	15,171,847.61
January 2023	14,868,966.96
February 2023	14,571,194.40
March 2023	14,278,450.08
April 2023	13,990,655.32
May 2023	13,707,732.64
June 2023	13,429,605.74
July 2023	13,156,199.44
August 2023	12,887,439.70
September 2023	12,623,253.60
October 2023	12,363,569.30
November 2023	12,108,316.06
December 2023	11,857,424.19
January 2024	11,610,825.05
February 2024	11,368,451.06
March 2024	11,130,235.62
April 2024	10,896,113.16
May 2024	10,666,019.09
June 2024	10,439,889.79
July 2024	10,217,662.62
August 2024	9,999,275.86
September 2024	9,784,668.74
October 2024	9,573,781.41
November 2024	9,366,554.90
December 2024	9,162,931.17
January 2025	8,962,853.02
February 2025	8,766,264.15
March 2025	8,573,109.08
April 2025	8,383,333.21
May 2025	8,196,882.72
June 2025	8,013,704.64
July 2025	7,833,746.80
August 2025	7,656,957.82
September 2025	7,483,287.08
October 2025	7,312,684.75
November 2025	7,145,101.76
December 2025	6,980,489.77
January 2026	6,818,801.19
February 2026	6,659,989.14
March 2026	6,504,007.47
April 2026	6,350,810.72
May 2026	6,200,354.12
June 2026	6,052,593.60
July 2026	5,907,485.75
August 2026	5,764,987.81
September 2026	5,625,057.70
October 2026	5,487,653.97
November 2026	5,352,735.79
December 2026	5,220,262.98
January 2027	5,090,195.95
February 2027	4,962,495.73
March 2027	4,837,123.94
April 2027	4,714,042.80
May 2027	4,593,215.10
June 2027	4,474,604.18
July 2027	4,358,173.99
August 2027	4,243,888.99
September 2027	4,131,714.20
October 2027	4,021,615.19
November 2027	3,913,558.04
December 2027	3,807,509.37
January 2028	3,703,436.29
February 2028	3,601,306.43
March 2028	3,501,087.92
April 2028	3,402,749.39
May 2028	3,306,259.94
June 2028	3,211,589.14
July 2028	3,118,707.04
August 2028	3,027,584.16
September 2028	2,938,191.46
October 2028	2,850,500.36
November 2028	2,764,482.72
December 2028	2,680,110.83
January 2029	2,597,357.42
February 2029	2,516,195.63
March 2029	2,436,599.02
April 2029	2,358,541.56
May 2029	2,281,997.64
June 2029	2,206,942.02
July 2029	2,133,349.87
August 2029	2,061,196.75
September 2029	1,990,458.58
October 2029	1,921,111.68
November 2029	1,853,132.71
December 2029	1,786,498.73
January 2030	1,721,187.12
February 2030	1,657,175.64
March 2030	1,594,442.38
April 2030	1,532,965.80
May 2030	1,472,724.65
June 2030	1,413,698.06
July 2030	1,355,865.46
August 2030	1,299,206.61
September 2030	1,243,701.59
October 2030	1,189,330.77
November 2030	1,136,074.87
December 2030	1,083,914.87
January 2031	1,032,832.08
February 2031	982,808.09
March 2031	933,824.78
April 2031	885,864.32
May 2031	838,909.15
June 2031	792,942.00
July 2031	747,945.87
August 2031	703,904.03
September 2031	660,800.00
October 2031	618,617.58
November 2031	577,340.82
December 2031	536,954.00
January 2032	497,441.69
February 2032	458,788.68
March 2032	420,980.00
April 2032	384,000.93
May 2032	347,836.97
June 2032	312,473.86
July 2032	277,897.57
August 2032	244,094.28
September 2032	211,050.40
October 2032	178,752.57
November 2032	147,187.61
December 2032	116,342.58
January 2033	86,204.74
February 2033	56,761.54
March 2033	28,000.65
April 2033 and thereafter	0.00

Aggregate Group IV Targeted Balances

Distribution	Targeted
Date	Balance

Initial Balance	$127,250,000.00
November 2005	122,260,391.78
December 2005	117,147,901.81
January 2006	111,916,320.21
February 2006	106,569,534.10
March 2006	101,111,522.50
April 2006	95,704,734.71
May 2006	90,348,654.29
June 2006	85,042,769.73
July 2006	79,786,574.37
August 2006	74,579,566.35
September 2006	69,421,248.62
October 2006	64,311,128.81
November 2006	62,164,014.34
December 2006	60,049,687.16
January 2007	57,967,739.35
February 2007	55,917,767.18
March 2007	53,899,371.07
April 2007	51,912,155.57
May 2007	49,955,729.28
June 2007	48,029,704.86
July 2007	46,133,698.96
August 2007	44,267,332.17
September 2007	42,430,229.01
October 2007	40,622,017.85
November 2007	38,842,330.93
December 2007	37,090,804.26
January 2008	35,367,077.62
February 2008	33,670,794.51
March 2008	32,001,602.11
April 2008	30,359,151.26
May 2008	28,743,096.39
June 2008	27,153,095.52
July 2008	25,588,810.20
August 2008	24,049,905.49
September 2008	22,536,049.91
October 2008	21,046,915.41
November 2008	19,582,177.35
December 2008	18,141,514.43
January 2009	16,724,608.71
February 2009	15,331,145.53
March 2009	13,960,813.47
April 2009	12,613,304.39
May 2009	11,288,313.30
June 2009	9,985,538.39
July 2009	8,704,681.00
August 2009	7,445,445.55
September 2009	6,207,539.54
October 2009	4,990,673.49
November 2009	3,794,560.95
December 2009	2,618,918.45
January 2010	1,463,465.43
February 2010	327,924.29
March 2010 and thereafter	0.00
Aggregate Group V Planned Balances

Distribution	Planned
Date	Balance

Initial Balance through
October 2006	$44,042,000.00
November 2006	43,584,681.82
December 2006	43,129,733.99
January 2007	42,677,144.31
February 2007	42,226,900.64
March 2007	41,778,990.93
April 2007	41,333,403.16
May 2007	40,890,125.39
June 2007	40,449,145.73
July 2007	40,010,452.36
August 2007	39,574,033.53
September 2007	39,139,877.51
October 2007	38,707,972.69
November 2007	38,278,307.47
December 2007	37,850,870.33
January 2008	37,425,649.82
February 2008	37,002,634.52
March 2008	36,581,813.09
April 2008	36,163,174.25
May 2008	35,746,706.76
June 2008	35,332,399.46
July 2008	34,920,241.24
August 2008	34,510,221.02
September 2008	34,102,327.83
October 2008	33,696,550.71
November 2008	33,292,878.77
December 2008	32,891,301.19
January 2009	32,491,807.20
February 2009	32,094,386.07
March 2009	31,699,027.13
April 2009	31,305,719.78
May 2009	30,914,453.47
June 2009	30,525,217.69
July 2009	30,138,002.00
August 2009	29,752,796.00
September 2009	29,369,589.36
October 2009	28,988,371.78
November 2009	28,609,133.04
December 2009	28,231,862.95
January 2010	27,856,551.39
February 2010	27,483,188.28
March 2010	27,111,763.59
April 2010	26,742,267.35
May 2010	26,374,689.65
June 2010	26,009,020.61
July 2010	25,645,250.40
August 2010	25,283,369.27
September 2010	24,923,367.49
October 2010	24,565,235.39
November 2010	24,208,963.36
December 2010	23,854,541.82
January 2011	23,501,961.25
February 2011	23,151,212.18
March 2011	22,802,285.19
April 2011	22,455,170.91
May 2011	22,109,860.00
June 2011	21,766,343.20
July 2011	21,424,611.26
August 2011	21,084,655.01
September 2011	20,746,465.31
October 2011	20,410,033.06
November 2011	20,075,349.24
December 2011	19,742,404.84
January 2012	19,411,190.92
February 2012	19,081,698.56
March 2012	18,753,918.92
April 2012	18,427,843.18
May 2012	18,103,462.57
June 2012	17,780,768.37
July 2012	17,459,751.91
August 2012	17,140,404.56
September 2012	16,822,896.81
October 2012	16,511,015.15
November 2012	16,204,662.46
December 2012	15,903,743.32
January 2013	15,608,163.90
February 2013	15,317,831.97
March 2013	15,032,656.85
April 2013	14,752,549.43
May 2013	14,477,422.10

Aggregate Group V (Continued)
Distribution	Planned
Date	Balance

June 2013	$14,207,188.73
July 2013	13,941,764.67
August 2013	13,681,066.69
September 2013	13,425,013.00
October 2013	13,173,523.17
November 2013	12,926,518.17
December 2013	12,683,920.28
January 2014	12,445,653.14
February 2014	12,211,641.67
March 2014	11,981,812.05
April 2014	11,756,091.75
May 2014	11,534,409.46
June 2014	11,316,695.09
July 2014	11,102,879.73
August 2014	10,892,895.65
September 2014	10,686,676.29
October 2014	10,484,156.21
November 2014	10,285,271.08
December 2014	10,089,957.69
January 2015	9,898,153.88
February 2015	9,709,798.57
March 2015	9,524,831.71
April 2015	9,343,194.30
May 2015	9,164,828.31
June 2015	8,989,676.72
July 2015	8,817,683.50
August 2015	8,648,793.55
September 2015	8,482,952.72
October 2015	8,320,107.79
November 2015	8,160,206.45
December 2015	8,003,197.29
January 2016	7,849,029.76
February 2016	7,697,654.19
March 2016	7,549,021.75
April 2016	7,403,084.47
May 2016	7,259,795.17
June 2016	7,119,107.50
July 2016	6,980,975.88
August 2016	6,845,355.54
September 2016	6,712,202.46
October 2016	6,581,473.38
November 2016	6,453,125.77
December 2016	6,327,117.86
January 2017	6,203,408.55
February 2017	6,081,957.49
March 2017	5,962,724.99
April 2017	5,845,672.06
May 2017	5,730,760.38
June 2017	5,617,952.28
July 2017	5,507,210.73
August 2017	5,398,499.36
September 2017	5,291,782.40
October 2017	5,187,024.71
November 2017	5,084,191.74
December 2017	4,983,249.57
January 2018	4,884,164.81
February 2018	4,786,904.69
March 2018	4,691,436.99
April 2018	4,597,730.03
May 2018	4,505,752.69
June 2018	4,415,474.39
July 2018	4,326,865.07
August 2018	4,239,895.18
September 2018	4,154,535.70
October 2018	4,070,758.10
November 2018	3,988,534.34
December 2018	3,907,836.86
January 2019	3,828,638.59
February 2019	3,750,912.91
March 2019	3,674,633.68
April 2019	3,599,775.20
May 2019	3,526,312.20
June 2019	3,454,219.88
July 2019	3,383,473.84
August 2019	3,314,050.11
September 2019	3,245,925.16
October 2019	3,179,075.82
November 2019	3,113,479.36
December 2019	3,049,113.43
January 2020	2,985,956.06
February 2020	2,923,985.67
March 2020	2,863,181.07
April 2020	2,803,521.40
May 2020	2,744,986.18
June 2020	2,687,555.31
July 2020	2,631,209.00
August 2020	2,575,927.82
September 2020	2,521,692.68
October 2020	2,468,484.83
November 2020	2,416,285.82
December 2020	2,365,077.54
January 2021	2,314,842.20
February 2021	2,265,562.31
March 2021	2,217,220.68
April 2021	2,169,800.42
May 2021	2,123,284.96
June 2021	2,077,657.97
July 2021	2,032,903.46
August 2021	1,989,005.67
September 2021	1,945,949.15
October 2021	1,903,718.70
November 2021	1,862,299.39
December 2021	1,821,676.56
January 2022	1,781,835.79
February 2022	1,742,762.93
March 2022	1,704,444.06
April 2022	1,666,865.51
May 2022	1,630,013.86
June 2022	1,593,875.91
July 2022	1,558,438.69
August 2022	1,523,689.48
September 2022	1,489,615.75
October 2022	1,456,205.21
November 2022	1,423,445.79
December 2022	1,391,325.62
January 2023	1,359,833.05
February 2023	1,328,956.61
March 2023	1,298,685.05
April 2023	1,269,007.33
May 2023	1,239,912.58
June 2023	1,211,390.13
July 2023	1,183,429.51
August 2023	1,156,020.41
September 2023	1,129,152.72
October 2023	1,102,816.51
November 2023	1,077,002.01
December 2023	1,051,699.62
January 2024	1,026,899.94
February 2024	1,002,593.71
March 2024	978,771.82
April 2024	955,425.37
May 2024	932,545.57
June 2024	910,123.80
July 2024	888,151.60
August 2024	866,620.66
September 2024	845,522.80
October 2024	824,850.01
November 2024	804,594.40
December 2024	784,748.23
January 2025	765,303.89
February 2025	746,253.93
March 2025	727,590.99
April 2025	709,307.88
May 2025	691,397.52
June 2025	673,852.95
July 2025	656,667.35
August 2025	639,834.00
September 2025	623,346.33
October 2025	607,197.85
November 2025	591,382.23
December 2025	575,893.20
January 2026	560,724.66
February 2026	545,870.56
March 2026	531,325.00
April 2026	517,082.18
May 2026	503,136.39
June 2026	489,482.02
July 2026	476,113.58
August 2026	463,025.66

Aggregate Group V (Continued)
Distribution	Planned
Date	Balance

September 2026	$450,212.96
October 2026	437,670.27
November 2026	425,392.46
December 2026	413,374.52
January 2027	401,611.50
February 2027	390,098.57
March 2027	378,830.96
April 2027	367,803.99
May 2027	357,013.09
June 2027	346,453.74
July 2027	336,121.51
August 2027	326,012.06
September 2027	316,121.13
October 2027	306,444.51
November 2027	296,978.11
December 2027	287,717.87
January 2028	278,659.83
February 2028	269,800.09
March 2028	261,134.84
April 2028	252,660.31
May 2028	244,372.81
June 2028	236,268.73
July 2028	228,344.51
August 2028	220,596.66
September 2028	213,021.76
October 2028	205,616.43
November 2028	198,377.39
December 2028	191,301.37
January 2029	184,385.20
February 2029	177,625.76
March 2029	171,019.98
April 2029	164,564.83
May 2029	158,257.37
June 2029	152,094.70
July 2029	146,073.95
August 2029	140,192.34
September 2029	134,447.11
October 2029	128,835.57
November 2029	123,355.08
December 2029	118,003.03
January 2030	112,776.88
February 2030	107,674.12
March 2030	102,692.29
April 2030	97,828.98
May 2030	93,081.83
June 2030	88,448.51
July 2030	83,926.74
August 2030	79,514.27
September 2030	75,208.93
October 2030	71,008.53
November 2030	66,910.98
December 2030	62,914.19
January 2031	59,016.13
February 2031	55,214.78
March 2031	51,508.20
April 2031	47,894.45
May 2031	44,371.64
June 2031	40,937.91
July 2031	37,591.45
August 2031	34,330.46
September 2031	31,153.19
October 2031	28,057.93
November 2031	25,042.97
December 2031	22,106.67
January 2032	19,247.40
February 2032	16,463.56
March 2032	13,753.59
April 2032	11,115.95
May 2032	8,549.14
June 2032	6,051.67
July 2032	3,622.09
August 2032	1,258.98
September 2032 and thereafter	0.00

            No one is authorized to give information
or to make representations in connection with the Certificates other than the information and representations contained in this Prospectus Supplement and the additional Disclosure Documents. You must not rely on any unauthorized information or representation. This Prospectus Supplement and the additional Disclosure Documents do not constitute an offer or solicitation with regard to the Certificates if it is illegal to make such an offer or solicitation to you under state law. By delivering this Prospectus Supplement and the additional Disclosure Documents at any time, no one implies that the information contained herein or therein is correct after the date hereof or thereof.
The Securities and Exchange Commission has not approved or disapproved the Certificates or determined if this Prospectus Supplement is truthful and complete. Any representation to the contrary is a criminal offense.

$779,687,200
Guaranteed REMIC
Pass-Through Certificates
Fannie Mae REMIC Trust 2005-97

PROSPECTUS SUPPLEMENT

Bear, Stearns & Co. Inc.
September 15, 2005

Single-Family
REMIC Prospectus

                                      LOGO

                   Guaranteed REMIC Pass-Through Certificates
                              -------------------
The Certificates

       We, the Federal National Mortgage Association or Fannie Mae, will issue and guarantee the certificates. Each series of certificates will have its own identification number and will represent the ownership of a trust. The assets of the trust will include certain underlying securities typically issued and guaranteed by us or by Ginnie Mae. These underlying securities represent the ownership of pools of residential mortgage loans secured by single-family properties. Each series of certificates will consist of two or more classes having various characteristics.

Fannie Mae Guaranty

       We will guarantee that required payments of interest and principal on the certificates are distributed to investors on time. Neither the certificates nor interest on the certificates are guaranteed by the United States, and they do not constitute a debt or obligation of the United States or any of its agencies or instrumentalities other than Fannie Mae.

REMIC Status

       For federal income tax purposes, we will elect to treat each trust as at least one "real estate mortgage investment conduit," commonly referred to as a
REMIC. At least one class of certificates in each series will be the "residual interest" in a REMIC; the others will be the "regular interests."

   Consider carefully the risk factors beginning on page 10. Unless you understand and are able to tolerate these risks, you should not invest in the certificates.

   The certificates are exempt from registration under the Securities Act of
   1933 and are "exempted securities" under the Securities Exchange Act of
   1934.

                              -------------------
                   The date of this Prospectus is May 1, 2002

                                                              Page
                                                              ----

---------------

*    Beginning with the section of this prospectus entitled "Description of the
Certificates," we often use certain capitalized terms that are defined in this prospectus. The Index of Defined Terms tells you the numbers of the pages where we define these capitalized terms.

                                        2

                    INFORMATION ABOUT PROSPECTUS SUPPLEMENTS

       We will prepare a prospectus supplement for each series of certificates.
The disclosure documents for any particular series of certificates are this prospectus and the related prospectus supplement together with any information incorporated in these documents by reference as discussed below under the heading "Additional Information about Fannie Mae." Because the prospectus supplement will contain specific information about a particular series of certificates, you should rely on the information in the prospectus supplement to the extent it is different from the information in this prospectus. The prospectus supplement for each series generally will include the following information:

       -       the aggregate principal amount and interest rate (or method of calculating the interest rate) of each class of certificates;

       -       whether any class of certificates is an accrual class;

       -       a description of the underlying securities, including their interest rates, if any, and, if applicable, the range of their weighted average coupons and/or the range of the weighted average maturities of the mortgage loans backing the underlying
               securities;

       -       the method for calculating how much principal will be paid on each class of certificates;

       -       whether a class represents a "regular interest" or a "residual interest" in a REMIC;

       -       the monthly distribution date for the certificates;

       -       the final distribution date for each class of certificates;

       -       a table for each class of certificates showing what percentage of the original principal balance would be outstanding on various dates based on various assumed prepayment rates for the mortgage loans backing the underlying securities; and

       -       if any certificates will not be maintained on the book-entry system of the U.S. Federal Reserve Banks, a description of the book-entry system on which those certificates will be maintained.

       In connection with the initial distribution of a particular series of certificates, you should obtain a copy of this prospectus (if it has not yet been delivered to you) and the related prospectus supplement from the securities dealer offering that series. We also make copies of these documents available for informational purposes. Write us at Fannie Mae, 3900 Wisconsin Avenue, NW,
Area 2H-3S, Washington, DC 20016 or call the Fannie Mae Helpline at
1-800-237-8627 or (202) 752-6547. You also can access our Web site at
www.fanniemae.com and our business to business Web site at www.efanniemae.com.
The prospectus supplement is generally available three to five business days before settlement of the related series of certificates.

                                        3

                                   FANNIE MAE

       Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter
Act, 12 U.S.C. sec. 1716 et seq. (the "Fannie Mae Charter Act"). We were established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and were transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Today, we are the largest investor in residential mortgage loans in the United States.

       We provide funds to the mortgage market by purchasing mortgage loans from lenders. In this way, we replenish their funds so they can make additional loans. We acquire funds to purchase these loans by issuing debt securities to capital market investors, many of whom ordinarily would not invest in mortgages.
Thus, we are able to expand the total amount of funds available for housing.

       We also issue mortgage-backed certificates, receiving guaranty fees for our guaranty of timely payment of principal and interest on the certificates. We issue certificates primarily in exchange for pools of mortgage loans from lenders. By issuing certificates, we can further our statutory mandate to increase the liquidity of residential mortgage loans.

       In addition, we offer various services to lenders and others for a fee.
These services include issuing certain types of mortgage-backed certificates and providing technology services for originating and underwriting mortgage loans.

       Our principal office is located at 3900 Wisconsin Avenue, NW, Washington,
DC 20016 (telephone: (202) 752-7000).

                    ADDITIONAL INFORMATION ABOUT FANNIE MAE

       In addition to this prospectus and any applicable prospectus supplement, you also should read our current Information Statement and any supplements to the Information Statement.

       These documents contain important financial and other information about
Fannie Mae which we are incorporating by reference in this prospectus. This means that we are disclosing important information to you by referring to these documents, so you should read them together with this prospectus.

       We publish our Information Statement annually and update it from time to time generally to reflect quarterly and annual financial results. When we use the term "Information Statement" in this prospectus, we mean our most recent
Information Statement as of the issue date for a particular series of certificates, together with any Supplements to that Information Statement. You should always rely on the most current information.

       You can read our Information Statement and other information about us at the offices of the New York Stock Exchange, the Chicago Stock Exchange and the
Pacific Exchange. We

                                        4

are not subject to the periodic reporting requirements of the Securities
Exchange Act of 1934, so we do not file reports or other information with the
Securities and Exchange Commission.

       You can request free copies of our Information Statement, all the other documents incorporated by reference and additional information about us, without charge, by writing us at Office of Investor Relations, Fannie Mae, 3900
Wisconsin Avenue, NW, Washington, DC 20016, or by calling us at 1-800-701-4791.
You also can obtain certain of these documents from our Web site at
www.fanniemae.com or our business to business Web site at www.efanniemae.com.

       We may discontinue providing any of the information referenced in this section at any time without notice.

                                        5

                                    SUMMARY

       This summary highlights information contained elsewhere in this prospectus. As a summary, it must speak in general terms without giving details or discussing any exceptions. Before buying certificates of any series, you should have the complete picture. For that, you must read this prospectus in its entirety, the related prospectus supplement and the prospectuses for the underlying securities.

Title of Security.......... Guaranteed REMIC Pass-Through Certificates

Issuer and Guarantor....... Fannie Mae, a federally chartered and stockholder-owned corporation. Neither the
                            certificates nor interest on the certificates are
                            guaranteed by the United States, and they do not
                            constitute a debt or obligation of the United States
                            or any of its agencies or instrumentalities other
                            than Fannie Mae. We alone are responsible for making
                            payments on our guaranty.

Description of
Certificates............... We will issue and guarantee the certificates of each series. Each certificate will represent an ownership
                            interest in a trust consisting of certain underlying
                            securities.

                            As trustee, we will maintain each trust under a
                            trust agreement. We have executed the trust
                            agreement, and will execute any applicable issue
                            supplement for a particular series, both in our
                            corporate capacity and as trustee.

Denominations.............. In general, we will issue the certificates only in whole dollar amounts in minimum denominations of
                            $1,000.

Book-Entry Form............ We will issue the certificates (except for
                            "residual" certificates) in book-entry form on the
                            book-entry system of the U.S. Federal Reserve Banks,
                            unless we specify a different system in the related
                            prospectus supplement. The book-entry certificates
                            will not be convertible into physical certificates.

Underlying Securities...... In general, each underlying security will represent a fractional undivided interest in a pool of first
                            lien residential mortgage loans. The underlying
                            securities will be securities that we have
                            previously issued and guaranteed or other
                            securities, including Government National Mortgage
                            Association (or Ginnie Mae) certificates, that the
                            prospectus supplement will specify.

Interest Payments.......... Each interest-bearing class of certificates will accrue interest at the annual rate set forth in the
                            related prospectus supplement. In general, we will
                            pay interest on all interest-bearing classes on the
                            monthly distribution date specified in the

                                        6

                            related prospectus supplement. This payment will
                            equal the amount of interest that has accrued during
                            the related interest accrual period.

Principal Payments......... In general, we will distribute principal on each series of certificates on each monthly distribution
                            date in a total amount equal to the sum of the
                            following:

                                     (i) if we issued and guaranteed the
                                underlying securities, the amount of principal
                                that we have paid on the underlying securities
                                since the previous monthly distribution date;

                                      if Ginnie Mae issued and guaranteed the
                                underlying securities, the amount of principal
                                expected to be paid by Ginnie Mae for the month
                                in which the monthly distribution date occurs
                                plus any principal paid during the prior month
                                that we have not yet passed through to
                                certificateholders; and

                                     (ii) interest on any accrual classes that
                                accrued during the previous interest accrual
                                period but is not then distributable as
                                interest.

                            The prospectus supplement for each series will
                            specify how we determine the total principal payment
                            for each monthly distribution date and how the total
                            principal payment is allocated among the classes of
                            certificates of that series. In general, we will
                            make principal payments on all the certificates of
                            any single class on a pro rata basis.

Final Distribution Date.... We will specify in the prospectus supplement the date by which we have to pay the principal balance
                            in full of each class of certificates of that
                            series. Because we cannot predict the prepayment
                            experience of the underlying securities or the
                            mortgage loans backing them, we may make the actual
                            final payment on any class of certificates much
                            earlier than the final distribution date specified
                            in the prospectus supplement.

Residual Certificates...... On each monthly distribution date, we will pay to the holders of each "residual" certificate of a
                            particular series the amount of principal and
                            interest, if any, specified in the related
                            prospectus supplement. In addition, we will pay
                            these holders the proceeds of any remaining assets
                            of the related REMIC after the principal balances of
                            all the other classes of certificates have been
                            reduced to zero.

                                        7

                            Each residual certificate will be subject to
                            transfer restrictions.

Fannie Mae Guaranty........ On each monthly distribution date, we will pay certificateholders the amount of principal and
                            interest described in the related prospectus
                            supplement. In addition, we will pay the holders of
                            each class of certificates the outstanding principal
                            balance of their certificates, if any, no later than
                            the final distribution date for that class, even if
                            we have less than the required amount in the related
                            trust account. If we were unable to fulfill our
                            guaranty obligations, certificateholders would
                            receive only whatever distributions are made on the
                            underlying securities of that series. Except in the
                            case of Ginnie Mae certificates, those distributions
                            would be limited to borrower payments and other
                            recoveries on the mortgage loans backing the
                            underlying securities. In that event, delinquencies
                            and defaults on the mortgage loans would directly
                            affect the amounts that certificateholders would
                            receive each month.

Trust Account.............. We will maintain a trust account for each series into which we will deposit all distributions on the
                            underlying securities. We will withdraw amounts from
                            the trust account to make principal and interest
                            payments on the related series of certificates on
                            each monthly distribution date.

Class Factor............... Unless we specify otherwise in the related prospectus supplement, on or shortly after the 11th
                            calendar day of each month, we will publish the
                            "class factor" for each class of certificates. If
                            you multiply the applicable class factor by the
                            original principal balance of a class, you will
                            obtain the outstanding principal balance of that
                            class (after giving effect to the current month's
                            principal payment).

Termination................ In general, each series trust will terminate once we have made all required principal and interest
                            payments to the related certificateholders.

Tax Status of the
  Certificates............. For federal income tax purposes, we will elect to treat the assets of each series trust as at least
                            one REMIC. The certificates will be treated as
                            "regular or residual interests in a REMIC" for
                            domestic building and loan associations, as "real
                            estate assets" for real estate investment trusts
                            and, except for any residual certificates, as
                            "qualified mortgages" for other REMICs.

                                        8

                            Special tax considerations apply to residual
                            certificates. Investors should not purchase residual
                            certificates before consulting their tax advisors.

Legal Investment
  Considerations........... Under the Secondary Mortgage Market Enhancement Act
                            of 1984, the certificates will be considered to be
                            "securities issued or guaranteed by . . . the
                            Federal National Mortgage Association."
                            Nevertheless, you should consult your own legal
                            advisors to determine whether and to what extent the
                            certificates of a series constitute legal
                            investments for you.

Marginability; Repurchase
  Agreements............... The certificates are "exempted securities" for purposes of the margin rules of the Board of
                            Governors of the Federal Reserve System and the New
                            York Stock Exchange. The margin rules treat
                            transactions in the certificates, including
                            repurchase agreements, in the same manner as
                            transactions in Fannie Mae MBS certificates.
                            However, they do not specify the collateral value of
                            the certificates of any class.

                                        9

                                  RISK FACTORS

       We have listed below some of the risks associated with an investment in the certificates. Because each investor has different investment needs and a different risk tolerance, you should consult your own financial and legal advisors to determine whether the certificates are a suitable investment for you.

Suitability

       The certificates are not a suitable investment for every investor.

       -       Before investing, you should have sufficient knowledge and experience to evaluate the merits and risks of the certificates and the information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by
               reference.

       -       You should understand the terms of the certificates thoroughly.

       -       You should understand the terms of the underlying securities thoroughly.

       -       You should be able to evaluate (either alone or with the help of a financial advisor) the economic, interest rate and other factors that may affect your investment.

       -       You should have sufficient financial resources and liquidity to bear all risks associated with the certificates.

       -       You should investigate any legal investment restrictions that may apply to you.

Yield Considerations

       Your effective yield on the certificates will depend upon:

       -       the price you paid for the certificates;

       -       the level of any interest rate index applicable to the
               certificates (as specified in the related prospectus supplement);

       -       how quickly or slowly borrowers prepay the mortgage loans backing the related underlying securities;

       -       if and when the mortgage loans backing the related underlying securities are liquidated due to borrower defaults, casualties or condemnations affecting the properties securing those loans;

       -       if and when the mortgage loans backing the related underlying securities are repurchased; and

       -       the actual characteristics of the mortgage loans backing the related underlying securities.

                                        10

Generally, if you purchase a certificate at a discount and the mortgage loans backing the related underlying securities are prepaid at a rate slower than you expected, your yield on that certificate will be less than you expected.
Similarly, if you purchase a certificate at a premium and the mortgage loans are prepaid at a rate faster than you expected, your yield on that certificate also will be less than you expected.

       Even if the average rate at which principal is paid on the mortgage loans backing the related underlying securities is consistent with your expectations, variations in the rate over time can significantly affect your yield. Generally, the earlier the payment of principal, the greater the impact on the yield to maturity. As a result, if the rate of principal prepayment during any period is faster or slower than you expected, a corresponding reduction or increase in the prepayment rate during a later period may not fully offset the impact of the earlier rate on your yield.

       The timing of changes in the level of any applicable interest rate index also may have a significant effect on your yield, even if the average level is consistent with your expectations. Generally, the earlier the change in the level of the index, the greater the impact on the yield to maturity. As a result, if the level of the index is higher or lower than you expected, a corresponding reduction or increase in the index during a later period may not fully offset the impact of the earlier level on your yield.

       You must make your own decision as to the principal prepayment assumptions you will use in deciding whether to purchase the certificates.

Prepayment Considerations

       The rate of principal payments on the certificates of a series will depend on the rate of principal payments on the underlying securities. In turn, this rate will depend on the rate of principal payments on the mortgage loans backing the underlying securities. Principal payments on the mortgage loans may occur as a result of scheduled amortization, voluntary borrower prepayments or prepayments as a result of borrower default, casualties or condemnations affecting the properties securing the loans.

       Many mortgage loans provide that the lender can require repayment in full if the borrower sells the property that secures the loan. In this way, home sales by borrowers can affect the rate of prepayment. In addition, borrowers often refinance their loans by obtaining new loans secured by the same properties. Loan refinancing also affects the prepayment rate.

       In general, prepayment rates may be influenced by:

       -       the level of current interest rates relative to the rates borne by the loans in a particular pool,

       -       homeowner mobility,

       -       the existence of any prepayment penalties or prepayment
               restrictions,

       -       borrower sophistication regarding the benefits of refinancing,

                                        11

       -       solicitation by competing lenders, and

       -       general economic conditions.

Because so many factors will affect the prepayment rate of a pool of mortgage loans, we cannot estimate the prepayment experience of the mortgage loans backing the underlying securities of any series.

Repurchases Due to Breach of Representations and Warranties

       The financial institutions that sell us the mortgage loans backing underlying securities issued and guaranteed by Fannie Mae make certain representations and warranties covering the loans. If there is a material breach of these representations and warranties, we may choose to repurchase the affected loans. If we do, we will purchase the mortgage loans at a price equal to their principal balance plus accrued interest at the pass-through rate in the case of fixed-rate mortgage loans or at the accrual rate in the case of adjustable-rate mortgage loans. Our repurchase of mortgage loans from the related pools will have the same effect on the certificateholders as borrower prepayments.

Repurchases Due to Delinquency

       We may repurchase from any pool of mortgage loans backing underlying securities issued and guaranteed by Fannie Mae those loans that are delinquent by at least four consecutive monthly payments (or at least eight consecutive biweekly payments). If we do, we will purchase the mortgage loans at a price equal to their principal balance plus accrued interest at the pass-through rate in the case of fixed-rate mortgage loans or at the accrual rate in the case of adjustable-rate mortgage loans. Our repurchase of mortgage loans from the related pools will have the same effect on the certificateholders as borrower prepayments.

Reinvestment Risk

       Generally, a borrower may prepay a mortgage loan at any time. As a result, we cannot predict the amount of principal payments on the underlying securities or on the certificates. The certificates may not be an appropriate investment for you if you require a specific amount of principal on a regular basis or on a specific date. Because interest rates fluctuate, you may not be able to reinvest the principal payments on the certificates at a rate of return that is as high as your rate of return on the certificates. You may have to reinvest those funds at a much lower rate of return. You should consider this risk in light of other investments that may be available to you.

Market and Liquidity Considerations

       We cannot be sure that a market for resale of the certificates will develop. Further, if a market develops, it may not continue or be sufficiently liquid to allow you to sell your certificates. Even if you are able to sell your certificates, the sale price may not be comparable to similar investments that have a developed market. Moreover, you may not be able to sell

                                        12

small or large amounts of certificates at prices comparable to those available to other investors.

       These risks will be greatest in the case of certificates that are especially sensitive to interest rate or market risks, that are designed for specific investment objectives or strategies or that have been structured to meet the investment requirements of limited categories of investors. Such certificates are more likely to have a limited market for resale, little or no liquidity and more price volatility than other similar mortgage-backed securities. Limited liquidity may have a severely adverse effect on the market value of these types of certificates.

       A number of other factors may affect the resale of certificates, including the following:

       -       the method, frequency and complexity of calculating principal or interest;

       -       the average age of the mortgage loans backing the underlying securities;

       -       the outstanding principal amount of the certificates;

       -       the amount of certificates offered for resale from time to time;

       -       any legal restrictions or tax treatment limiting demand for the certificates;

       -       the availability of comparable securities; and

       -       the level, direction and volatility of interest rates generally.

       The interest rate of an inverse floating rate class of certificates will change in the opposite direction of changes in the specified interest rate index. The prices of such certificates typically are more volatile than those of other similar floating rate mortgage-backed securities based on the same index with otherwise comparable terms. Increased volatility occurs because an increase in the index not only decreases the interest rate (and consequently the value)
of the certificate, but also reflects an increase in prevailing interest rates, which further diminishes the value of such certificate.

       The market prices of principal only and interest only classes of certificates fluctuate more in response to changes in interest rates than do the prices of interest-bearing mortgage-backed securities having principal amounts and comparable maturities. Other securities issued at a substantial discount or premium from their principal amount (such as certificates issued with significantly below-market or above-market interest rates) also have higher volatility. Generally, the longer the remaining term to maturity of these types of certificates, the greater their price volatility as compared to interest-bearing mortgage-backed securities having principal amounts and comparable maturities.

       You should not purchase certificates unless you understand and are able to tolerate the risk that certain certificates may not be resold easily, that the value of certificates will fluctuate over time, and that these fluctuations may be significant and could result in losses to you. This risk is greatest if your circumstances do not permit you to hold the certificates until maturity.

                                        13

Exchange Rate Risks

       We will make all payments of principal and interest on the certificates in U.S. dollars. If you conduct your financial activities in another currency, an investment in any U.S. dollar-denominated security such as the certificates has significant additional risks. These include the possibility of significant changes in the rate of exchange and the possibility that exchange controls may be imposed. In recent years, the exchange rates between the U.S. dollar and certain currencies have been highly volatile. This may continue in the future.
If the value of your currency appreciates relative to the value of the U.S.
dollar, the yield on the certificates, the value of payments on the certificates and the market value of the certificates all would decline in terms of your currency. A depreciation in the value of your currency relative to the value of the U.S. dollar would have the opposite effect.

Fannie Mae Guaranty Considerations

       If we were unable to perform our guaranty obligations, certificateholders would receive distributions only on the related underlying securities. If that happened, distributions generally would be limited to borrower payments and other recoveries on the mortgage loans backing the related underlying securities. As a result, delinquencies and defaults on the mortgage loans could directly affect the amounts that certificateholders would receive each month.

                          DESCRIPTION OF CERTIFICATES

       Under the authority contained in Section 304(d) of the Fannie Mae Charter
Act, we will issue and guarantee our Guaranteed REMIC Pass-Through Certificates
(the "Certificates") of each series and will maintain the related series trust under a trust agreement and any issue supplement for that series (together, the
"Trust Agreement"). We will execute the Trust Agreement both in our corporate capacity and as trustee.

       Each series of Certificates will consist of two or more classes, which will represent the beneficial ownership interest in the series trust created by the Trust Agreement. This prospectus contains a general description of the rights of the classes of Certificates of each series. The prospectus supplement for each series will provide a more detailed description and disclose the particular terms that apply to that series. Each series trust will consist of
(i) underlying securities which represent (directly or indirectly) all or part of the beneficial ownership in pools of single-family residential mortgage loans generally in first-lien position and (ii) the trust account, including all cash and investments in the trust account (the "Trust Account").

       We summarize below certain features that are common to the Certificates of each series, unless the related prospectus supplement provides otherwise.

                                        14

Denominations and Form

       We will issue the Certificates of each series that represent "regular interests" in a REMIC ("Regular Certificates") in book-entry form on the book-entry system of the U.S. Federal Reserve Banks unless we specify otherwise in the related prospectus supplement.

       The Federal Reserve Bank of New York will act as our fiscal agent for book-entry Certificates. We have a fiscal agency agreement in effect with the
Federal Reserve Bank of New York. Under this agreement, the regulations(1) that govern our use of the book-entry system and the pledging and transfer of interests apply to the book-entry Certificates. These regulations may be modified, amended, supplemented, superseded, eliminated or otherwise altered without the consent of any Certificateholder. The Federal Reserve Banks'
operating circulars and letters also apply. Book-entry Certificates will have a minimum denomination of $1,000 with additional increments of one dollar. Each class will be assigned a CUSIP number and will trade separately under that CUSIP number. The book-entry Certificates are freely transferable on the records of any Federal Reserve Bank but are not convertible to physical certificates.

       Certificates maintained on the book-entry system of a Federal Reserve
Bank can be separately traded and owned. Acting on our behalf, the Federal
Reserve Bank of New York will make payments on the book-entry Certificates on each monthly distribution date (a "Distribution Date") by crediting accounts on its records (or on the records of other Federal Reserve Banks). Only entities that are eligible to maintain book-entry accounts with a Federal Reserve Bank may hold Certificates "of record," although these entities will not necessarily be the beneficial owners of the Certificates. We refer to holders of record as
"Holders" or "Certificateholders."

       Ordinarily, beneficial owners will "hold" Certificates through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations. A Certificateholder that is not the beneficial owner of a Certificate will establish and maintain accounts for its customers. In the same way, all the other financial intermediaries in the chain to the beneficial owner of that Certificate will be responsible for establishing and maintaining accounts for their customers.

       The rights of the beneficial owner of a Certificate with respect to
Fannie Mae and the Federal Reserve Banks may be exercised only through a
Certificateholder. Neither we nor the Federal Reserve Banks will have any direct obligation to the beneficial owner of a Certificate who is not also a
Certificateholder according to the book-entry records maintained by the Federal
Reserve Banks. In recording transfers of a Certificate, the Federal Reserve
Banks will act only upon the instructions of a Certificateholder.

       We will issue the Certificates of each series that represent the
"residual interest" in a REMIC (the "Residual Certificates") in fully registered, certificated form. When we use the

---------------

     (1) Found at 24 C.F.R. Part 81, Subpart E.

                                        15

term "Holder" or "Certificateholder" in connection with a Residual Certificate, we mean the registered owner of the Certificate. You may transfer and exchange
Residual Certificates at the corporate trust office of our transfer agent. We will furnish more specific instructions in the prospectus supplement for the related series. If you transfer or exchange a Residual Certificate and the government imposes a tax or other charge, we may require that you reimburse us.
We will make payments on the Residual Certificates of each series in the way described in the related prospectus supplement.

Class Definitions and Abbreviations

       Classes of Certificates fall into different categories. The following chart identifies and generally defines most of the categories. The first column of the chart shows our abbreviation for each category. The cover page of each prospectus supplement will identify the categories of classes in that series by using one or more of these abbreviations.

Abbreviation       Category of Class                            Definition
------------       -----------------                            ----------

PRINCIPAL TYPES
AD                 Accretion Directed      Receives principal payments from the accrued and
                                           unpaid interest on one or more Accrual or Partial
                                           Accrual classes. It also may receive principal
                                           payments from principal paid on the underlying
                                           securities or other assets of the related series
                                           trust.
AFC                 Available Funds        Receives as principal, in addition to other amounts,
                                           the interest paid on the underlying assets of the
                                           series trust to the extent that the interest exceeds
                                           certain required interest distributions on this
                                           class as set forth in the prospectus supplement.
CPT                    Component           Consists of two or more segments or "components."
                                           The components of a Component class may have
                                           different principal payment characteristics but
                                           together constitute a single class. Each component
                                           of a Component class may be identified as falling
                                           into one or more of the categories in this chart.
NPR               No Payment Residual      A Residual class designed to receive no payments of
                                           principal.
NSJ                 Non-Sticky Jump        Has principal payment priorities that change
                                           temporarily upon the occurrence of one or more
                                           "trigger events." A Non-Sticky Jump class "jumps" to
                                           its new priority on each Distribution Date when the
                                           trigger condition is met. It reverts to its original
                                           priority (i.e., does not "stick" to the new
                                           priority) on each Distribution Date when the trigger
                                           condition is not met.
NTL                     Notional           Has no principal balance and bears interest on its
                                           notional principal balance. The notional principal
                                           balance is used to determine interest distributions
                                           on an Interest Only class that is not entitled to
                                           principal.

                                        16

Abbreviation       Category of Class                            Definition
------------       -----------------                            ----------

PAC PAC (or Planned)                       Is designed to receive principal payments (or has a
                                           notional principal balance that is designed to
                                           decline) using a predetermined principal balance
                                           schedule (a "Planned Balance"). We derive this
                                           schedule by assuming two constant prepayment rates
                                           for the mortgage loans backing the related
                                           underlying securities. These two rates are the
                                           endpoints for the "structuring range" of the PAC
                                           classes.
PT                    Pass-Through         Is designed to receive principal payments in direct
                                           relation to actual or scheduled payments on the
                                           underlying securities, but is not a Strip class.
SC               Structured Collateral     Is designed to receive principal payments based on
                                           the actual distributions on underlying securities
                                           representing "regular interests" in a REMIC trust.
SCH                    Scheduled           Is designed to receive principal payments (or has a
                                           notional principal balance that is designed to
                                           decline) using a predetermined principal balance
                                           schedule (a "Scheduled Balance") but is not
                                           designated as a PAC or TAC class. In many cases, we
                                           derive the schedule by assuming two constant
                                           prepayment rates for the mortgage loans backing the
                                           related underlying securities. These two rates are
                                           the endpoints for the "structuring range" of the
                                           Scheduled class.
SEG                     Segment            Is combined, in whole or in part, with one or more
                                           classes (or portions of classes) to form a "Segment
                                           Group" or an "Aggregate Group" for purposes of
                                           allocating certain principal distribution amounts.
SEQ                  Sequential Pay        Receives principal payments in a prescribed sequence
                                           but without a predetermined schedule. In most cases,
                                           it receives payments of principal continuously from
                                           the first Distribution Date until the class is
                                           retired. A single class that receives principal
                                           payments before or after all other classes in the
                                           same series of Certificates may be identified as a
                                           Sequential Pay class.
SJ                    Sticky Jump          Has principal payment priorities that change
                                           permanently upon the occurrence of one or more
                                           "trigger events." A Sticky Jump class "jumps" to its
                                           new priority on the first Distribution Date when the
                                           trigger condition is met and retains (i.e., "sticks"
                                           to) that priority until the class is retired.
STP                      Strip             Receives a constant proportion, or "strip," of the
                                           principal payments on the underlying securities or
                                           other assets of the series trust.
SUP              Support (or Companion)    Receives principal payments (or has a notional
                                           principal balance that declines) on any Distribution
                                           Date only if scheduled payments have been made on
                                           specified PAC, TAC and/or Scheduled classes (except
                                           that it may also receive principal payments from the
                                           accrued and unpaid interest on specified Accrual or
                                           Partial Accrual classes).

                                        17

Abbreviation       Category of Class                            Definition
------------       -----------------                            ----------

TAC                 TAC (or Targeted)      Is designed to receive principal payments (or has a
                                           notional principal balance that is designed to
                                           decline) using a predetermined principal balance
                                           schedule (a "Targeted Balance"). In most cases, we
                                           derive this schedule by assuming a single constant
                                           prepayment rate for the mortgage loans backing the
                                           related underlying securities.
XAC                 Index Allocation       Has a principal payment allocation that is based on
                                           the value of an index.
                                                              INTEREST TYPES
AFC                 Available Funds        Receives as interest certain interest and/or
                                           principal payments on the underlying assets of the
                                           related series trust. These payments may be
                                           insufficient on any Distribution Date to cover fully
                                           the accrued and unpaid interest on the Certificates
                                           of this class at its specified interest rate for the
                                           related Interest Accrual Period. In this case, the
                                           unpaid interest amount may be carried over to
                                           subsequent Distribution Dates (and any unpaid
                                           interest amount may itself accrue interest) until,
                                           as specified in the related prospectus supplement,
                                           payments are sufficient to cover all unpaid interest
                                           amounts. It is possible that these insufficiencies
                                           will remain unpaid and, if so, they will not be
                                           covered by our guaranty.
ARB                  Ascending Rate        Has an interest rate that increases one or more
                                           times on dates determined before we issue the class.
CPT                    Component           Consists of two or more segments or "components."
                                           The components of a Component class may have
                                           different interest payment characteristics but
                                           together constitute a single class. Each component
                                           of a Component class may be identified as falling
                                           into one or more categories in this chart.
DRB                 Descending Rate        Has an interest rate that decreases one or more
                                           times on dates determined before we issue the class.
EXE                      Excess            Receives any principal and interest paid on the
                                           underlying securities or other assets of a REMIC
                                           trust in excess of the amount of the principal and
                                           interest required to be paid on all classes of
                                           Certificates in the series. Excess classes sometimes
                                           have specified principal balances but no specified
                                           interest rate.
FIX                    Fixed Rate          Has an interest rate that is fixed throughout the
                                           life of the class.
FLT                  Floating Rate         Has an interest rate that resets periodically based
                                           upon a designated index and that varies directly
                                           with changes in the index.

                                        18

Abbreviation       Category of Class                            Definition
------------       -----------------                            ----------

IDC                Index Differential      Bears a floating interest rate computed in part on
                                           the basis of the difference (or other specified
                                           relationship) between two designated indices (e.g.,
                                           LIBOR and the Ten-Year Treasury Index).
INV              Inverse Floating Rate     Has an interest rate that resets periodically based
                                           upon a designated index and that varies inversely
                                           with changes in the index.
IO                   Interest Only         Receives some or all of the interest payments made
                                           on the underlying securities or other assets of the
                                           series trust but little or no principal. Interest
                                           Only classes have either a notional or a nominal
                                           principal balance. A notional principal balance is
                                           the amount used as a reference to calculate the
                                           amount of interest due on an Interest Only class. A
                                           nominal principal balance represents actual
                                           principal that will be paid on the class. It is
                                           referred to as nominal since it is extremely small
                                           compared to other classes.
NPR               No Payment Residual      A Residual class designed to receive no payments of
                                           interest.
PO                   Principal Only        Does not bear interest and is entitled to receive
                                           only payments of principal.
PZ                  Partial Accrual        Accretes a portion of its accrued interest. This
                                           accreted amount will be added to the principal
                                           balance of the class on each applicable Distribution
                                           Date, while the remainder of the accrued interest is
                                           distributed currently as interest. Accretion may
                                           continue until a specified event has occurred or
                                           until the Partial Accrual class is retired.
WAC             Weighted Average Coupon    Has an interest rate that represents an effective
                                           weighted average interest rate that may change from
                                           period to period. A Weighted Average Coupon class
                                           may consist of components, some of which have
                                           different interest rates.
Z                       Accrual            Accretes the amount of accrued interest otherwise
                                           distributable on this class. This accreted amount
                                           will be added as principal to the principal balance
                                           of the class on each applicable Distribution Date.
                                           Accretion may continue until some specified event
                                           has occurred or until the Accrual class is retired.
                                                               OTHER TYPES
LIQ                   Liquid Asset         Intended to qualify as "liquid assets" for purposes
                                           of the liquidity requirements applicable to certain
                                           depository institutions, it has a Final Distribution
                                           Date not later than five years from the settlement
                                           date specified in the related prospectus supplement.
RDM                    Redeemable          Certificates that are redeemable directly or
                                           indirectly by us as specified in the related
                                           prospectus supplement.

                                        19

Abbreviation       Category of Class                            Definition
------------       -----------------                            ----------

RTL                     RETAIL             Retail Designated for sale to retail investors. Retail
                                           classes frequently are sold in small "units" or
                                           other increments and issued in book-entry form
                                           through the facilities of The Depository Trust
                                           Company. Retail classes may be entitled to receive
                                           distributions of principal in accordance with
                                           special priorities and allocation procedures.

Interest Payments on the Certificates

       If the Certificates of a particular class are interest-bearing, they will accrue interest for the periods (each, an "Interest Accrual Period") and at the annual rate specified or described in the related prospectus supplement. The prospectus supplement also will indicate the date on which the Certificates of each interest-bearing class begin to accrue interest. Interest will be calculated on the basis of an assumed 360-day year consisting of twelve 30-day months. Interest will continue to accrue until we have fully paid the outstanding principal amount of the Certificates of the class. Except in the case of an Accrual class, interest that accrues during an Interest Accrual
Period will be paid to Certificateholders on the related Distribution Date specified in the prospectus supplement.

       As for Certificates of an Accrual class, the prospectus supplement will describe how and when the interest that accrues during an Interest Accrual
Period will be paid. Any accrued interest that is not to be paid on a
Distribution Date will be added to the principal balance of each Certificate of that class and, having been converted to principal, will itself begin to accrue interest.

Indexes for Floating Rate Classes and Inverse Floating Rate Classes

        General

       Unless we specify otherwise in the applicable prospectus supplement, the
"Index Determination Date" for a Floating Rate or Inverse Floating Rate class means the second business day before the first day of each Interest Accrual
Period (other than the initial Interest Accrual Period) for that class. Unless we specify otherwise in the applicable prospectus supplement, the term "business day" means any day that is not a Saturday, a Sunday or any other day on which either the Federal Reserve Bank of New York or the Federal Reserve Bank of
Boston authorizes banking institutions in the Second or First Federal Reserve
Banking District, respectively, to be closed. For purposes of calculating LIBOR, however, the term "business day" means a day on which banks are open for dealing in foreign currency and exchange in London, Boston and New York City.

        LIBOR

       If a class of Certificates accrues interest based on the London interbank offered rate ("LIBOR"), we will be responsible for calculating LIBOR on each
Index Determination Date using either the LIBO Method or the BBA Method. The prospectus supplement for

                                        20

each series that has a LIBOR-based class of Certificates will specify the calculation method for that series.

       LIBO Method.  This method uses the quotations for one-month U.S. dollar deposits offered by the principal London office of each of the Reference Banks as of 11:00 a.m. (London time) on each Index Determination Date. We may rely on these quotations as they appear on the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association, Inc. Code of Standard Wording,
Assumptions and Provisions for Swaps, 1986 Edition). Alternatively, we may
obtain them directly from the Reference Banks.

       Under the LIBO Method, LIBOR is calculated on each Index Determination
Date as follows:

       -       If at least two Reference Banks are making quotations, LIBOR for the next Interest Accrual Period shall be the arithmetic mean of those quotations (rounded upwards, if necessary, to the nearest
               1/32 of 1%).

       -       Otherwise, LIBOR for the next Interest Accrual Period shall be the LIBOR that was determined on the previous Index Determination
               Date or the Reserve Interest Rate, whichever is higher. The
               "Reserve Interest Rate" means the annual rate that we determine as the arithmetic mean (rounded upwards, if necessary, to the nearest 1/32 of 1%) of the one-month U.S. dollar lending rates that New York City banks (which we select) are then quoting to the principal London offices of at least two of the Reference
               Banks. If we cannot establish this arithmetic mean, then the
               Reserve Interest Rate is the lowest one-month U.S. dollar lending rate that New York City banks (which we select) are then quoting to leading European banks.

       The prospectus supplement may provide that, if we cannot determine the
Reserve Interest Rate for the initial Index Determination Date, as described above, LIBOR will be the rate specified in the prospectus supplement.

       The term "Reference Bank" means a leading bank (that we do not control either by ourselves or with a third party) which engages in Eurodollar deposit transactions in the international Eurocurrency market.

       BBA Method. Under the BBA Method, LIBOR is calculated on each Index
Determination Date based on the Interest Settlement Rate of the British Bankers'
Association ("BBA") for one-month U.S. dollar deposits. The "Interest Settlement
Rate" is found on Telerate page 3750 as of 11:00 a.m. (London time) on that date. Currently, it is based on rates quoted by 16 BBA-designated banks as being, in their view, the offered rate at which these deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rate is calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the percentage result to six decimal places and rounding to five decimal places.

                                        21

       If we are unable to use the BBA Method on any Index Determination Date,
we will use the LIBO Method.

       Our calculation of each LIBOR-based interest rate on each Index
Determination Date will be final and binding, absent manifest error.

        COFI Index

       The Eleventh District Costs of Funds or "COFI Index" is published by the
Federal Home Loan Bank of San Francisco.(3) The COFI Index represents the monthly weighted average costs of funds for savings institutions in Arizona,
California and Nevada that are members of the Eleventh Federal Home Loan Bank
District. The COFI Index for a given month reflects the interest costs paid by these member institutions on all types of funds that they held (such as savings deposits, time deposits, advances from the Federal Home Loan Bank of San
Francisco, repurchase agreements and all other borrowings). The COFI Index is calculated by dividing the costs of funds by the average of the total funds outstanding at the end of that month and the prior month. That result is then annualized and adjusted to reflect the actual number of days in that month.
Sometimes, before these calculations are made, the component figures have to be adjusted to neutralize the effect of events such as a member institution leaving the Eleventh District or acquiring an institution outside the Eleventh District.
The COFI Index is also weighted to reflect the relative amounts of each type of funds that the member institutions held at the end of that month.

       Because these funds mature at various times and their costs can react in different ways to changing conditions, the COFI Index does not necessarily reflect current market rates on new liabilities with similar maturities. Indeed, sometimes the COFI Index does not even move in the same direction as current market rates, because as longer term deposits and borrowings mature and are renewed at current rates, the COFI Index is still affected by the differential between the old and new rates on these deposits and borrowings.

---------------

     (3) The COFI Index is published in the monthly Federal Home Loan Bank of
San Francisco Bulletin. You can obtain a copy by writing to the Office of Public
Information, Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600
California Street, San Francisco, California 94120 or by calling (415) 616-1000.
You can also obtain the COFI Index by calling (415) 616-2600.
                                        22

       The following table lists historical values for the COFI Index since
January 1994(4).

                 Month                         1998        1997        1996        1995        1994
                 -----                         -----       -----       -----       -----       -----

January.................................       4.987%      4.821%      5.033%      4.747%      3.710%
February................................       4.968       4.759       4.975       4.925       3.687
March...................................       4.917       4.780       4.874       5.007       3.629
April...................................       4.903       4.822       4.841       5.064       3.672
May.....................................       4.881       4.864       4.823       5.141       3.726
June....................................       4.881       4.853       4.809       5.179       3.804
July....................................       4.911       4.887       4.819       5.144       3.860
August..................................       4.899       4.904       4.839       5.133       3.945
September...............................          *        4.941       4.834       5.111       4.039
October.................................          *        4.957       4.839       5.116       4.187
November................................          *        4.949       4.835       5.119       4.367
December................................          *        4.963       4.842       5.059       4.589

---------------
*Not yet available

       If a class of Certificates accrues interest based on the COFI Index (a
"COFI Class") and the COFI Index value for a given month is announced on or before the tenth day of the second following month, we will determine the interest rate for the Interest Accrual Period commencing in that second following month based on that COFI Index value. If the COFI Index value is not announced until later, the interest rate for that Interest Accrual Period will be based on the COFI Index value for the third preceding month.

       If, on the tenth day of the month in which any Interest Accrual Period begins, the most recently announced COFI Index value relates to a month prior to the third preceding month, from then on we will determine the interest rate of each COFI Class based on the National Cost of Funds Index value for the third preceding month (or the fourth preceding month if the National Cost of Funds
Index was not published by the tenth day of that Interest Accrual Period). The
"National Cost of Funds Index" means the National Monthly Median Cost of Funds
Ratio to SAIF-Insured Institutions published by the Office of Thrift
Supervision.(5) If, however, on the tenth day of the month in which any Interest
Accrual Period begins, the most recently published National Cost of Funds Index value relates to a month prior to the fourth preceding month, from then on we will determine the interest rate for each COFI Class based on LIBOR (calculated under the BBA Method). Any change from the COFI Index will result in a change in the index level and could increase the volatility of the index level. This would be the case especially if LIBOR is the alternative index.

       Our calculation of the rate of interest of each COFI Class on each Index
Determination Date will be final and binding, absent manifest error.

---------------

     (4) The Federal Home Loan Bank of San Francisco has stated in its
Information Bulletin that the COFI Index for a given month "will be announced on or near the last working day" of the following month. However, it has also stated that it "cannot guarantee the announcement" of the COFI Index on an exact date.

     (5) You can obtain general information about the National Cost of Funds
Index by writing the Office of Thrift Supervision at 1700 G Street, N.W.,
Washington, D.C. 20552 or by calling (202) 906-6000. You can obtain the current
National Cost of Funds Index value by calling (202) 906-6988.
                                        23

        Treasury Index

       If a class of Certificates accrues interest based on a Treasury Index, we will be responsible for determining the Treasury Index for Treasury securities of the maturity and for the dates specified in the related prospectus supplement. Generally, the "Treasury Index" for any period means the yield for the specified date (or the average of the yield for each business day in the specified period) on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement (or, if the prospectus supplement does not specify a "constant maturity," U.S. Treasury securities trading in the secondary market having the maturity specified in the prospectus supplement). In either case, this yield, expressed as a percentage, is published by the Federal Reserve Board on Monday or Tuesday of each week in its
Statistical Release No. H.15(519).(6) If we have not yet received the
Statistical Release for a week, we will use the Statistical Release from the prior week. We understand that the Federal Reserve Board's current method of official publication of Statistical Release No. H.15(519) is by hard copy release, although the Federal Reserve Board does provide unofficial rates on its
World Wide Web site and possibly by other means.

       Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve relates to the yield on a security to its time of maturity and is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New
York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, we will designate a new index based upon comparable data and methodology.

       Our calculation of each Treasury Index-based interest rate on each
Interest Determination Date will be final and binding, absent manifest error.

        Prime Rate

       If a class of Certificates accrues interest based on the Prime Rate, we will be responsible for ascertaining the Prime Rate on each Index Determination
Date. Unless the prospectus supplement for a series specifies otherwise, "Prime
Rate" means the Prime Rate as published in the "Money Rates" section of The Wall
Street Journal on the related Index Determination Date. If The Wall Street
Journal is not then published, we will choose another newspaper of general circulation. If a prime rate range is given, we will use the average of the range. If no Prime Rate is then being published, we will designate a new index based upon comparable data and methodology.

---------------

     (6) You can obtain it by writing the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C.
20551 or by calling (202) 452-3244.
                                        24

       Our calculation of each Prime Rate-based interest rate on each Interest
Determination Date will be final and binding, absent manifest error.

Principal Payments on the Certificates

       On each Distribution Date for a given series of Certificates, we will pay
Certificateholders the amount of principal specified in the related prospectus supplement. We will pay the Certificateholders the outstanding principal balance of each class in full no later than the Final Distribution Date for that class.

       Unless the prospectus supplement for the related series provides otherwise, we will pay Certificateholders on each Distribution Date an amount of principal equal to the sum of the following:

          (i)(a) if we issued and guaranteed the underlying securities, the principal amount that we have paid on the underlying securities since the previous Distribution Date (or, in the case of the first
              Distribution Date, since the first day of the month in which we issued those Certificates); and

              (b) if Ginnie Mae issued and guaranteed the underlying securities, the principal amount that Ginnie Mae expected to be paid on the underlying securities for the month in which that Distribution
              Date occurs (as calculated under the prospectus supplement for the series) plus any principal paid by Ginnie Mae during the month prior to the month in which that Distribution Date occurs that we have not yet passed through to the Certificateholders; and

            (ii) if the series contains Accrual classes, interest on any Accrual classes that accrued during the previous Interest Accrual Period but is not distributable as interest on that Distribution Date.

       The prospectus supplement for each series will specify how we determine the aggregate principal distribution for each Distribution Date and how that aggregate principal distribution is allocated among the classes of Certificates of that series. We will make principal payments on each class of Certificates of a series on a pro rata basis among all the Certificates of that class, unless the related prospectus supplement provides otherwise.

The Fannie Mae Guaranty

       Our guaranty requires that we pay Certificateholders in a timely manner the amounts of principal and interest described in the related prospectus supplement. We also must pay the full outstanding principal amount of the
Certificates of each class no later than the Final Distribution Date for that class. Our guaranty is effective whether or not sufficient funds are available in the Trust Account for the series. If we were unable to perform our guaranty obligations, Certificateholders of a series would receive only the amounts paid on the underlying securities of that series. If that happened, those amounts generally would be

                                        25

limited to borrower payments and other recoveries on the mortgage loans backing those underlying securities. As a result, delinquencies and defaults on the mortgage loans backing the underlying securities could directly affect the amounts that Certificateholders would receive each month.

       Neither the Certificates nor interest on the Certificates are guaranteed by the United States, and they do not constitute a debt or obligation of the
United States or any of its agencies or instrumentalities other than Fannie Mae.
We alone are responsible for making payments on our guaranty.

Distributions on Underlying Securities, Deposits in the Trust Account

       The prospectus supplement for each series will specify the day(s) of each month on which we will make deposits into one or more accounts (collectively, the "Trust Account") for that series. Our deposit obligation will begin in the month of the initial Distribution Date of the series. The amount we deposit will equal the sum of the principal and interest payments on the underlying securities in the series trust.

       Any amounts deposited into the Trust Account on a Distribution Date are generally available for payment to Certificateholders on the same day. Certain amounts that are still in the Trust Account after we have paid the required principal and interest to the Certificateholders will be used to pay administrative expenses of the related series trust. Certain remaining amounts will be paid to Holders of Residual Certificates. If the underlying securities of a series are Ginnie Mae Certificates, the prospectus supplement may provide that certain amounts on deposit in the Trust Account on a Distribution Date will not be paid to Certificateholders until the following Distribution Date. We will use any reinvestment earnings on these various deposits to pay expenses of the series trust. They will not be included in payments to Certificateholders.

       The Trust Agreement permits us, as trustee, to maintain the Trust Account in one of two ways:

       -       as a trust account with an eligible depository institution (which account may contain other funds that we hold in a trust
               capacity), or

       -       as part of our general assets (with appropriate credit entries to the related REMIC trust).

We are required to hold all such appropriately credited funds in our general accounts (and all funds in each Trust Account that we have invested) for the related Certificateholders. Nevertheless, if a liquidation, reorganization or similar proceeding involving our assets were to occur, it is not clear what law would be applicable. As a result, we cannot render a legal opinion about the
Certificateholders' rights to those funds in the event of a proceeding of this type.

                                        26

Reports to Certificateholders

       Unless we specify otherwise in the related prospectus supplement, we will publish the "class factor" for each class of Certificates on or shortly after the 11th calendar day of each month. If you multiply the class factor for a class of Certificates by the original principal balance (or notional balance) of that class of Certificates, you will obtain the current principal balance (or notional balance) of that class of Certificates, after giving effect to the current month's principal payment and after adding the current month's accrued interest to any Accrual class.

       After the end of each calendar year, we will furnish to each person who was a Certificateholder at any time during that year any information required by the Internal Revenue Service.

       We, or a special agent that we engage, will make all the necessary numerical calculations.

The Underlying Securities

       In general, each underlying security will represent a direct or indirect beneficial ownership interest in a pool of mortgage loans. These pools may contain Conventional Mortgage Loans or Government Mortgage Loans. "Conventional
Mortgage Loans" are not government insured or guaranteed. "Government Mortgage
Loans" are insured by the Federal Housing Administration ("FHA") or guaranteed by the Department of Veterans Affairs ("VA"), the Department of Housing and
Urban Development ("HUD") or the Rural Housing Service ("RHS"). In addition, up to 10% of the principal balance of the Fannie Mae-issued underlying securities backing a series may include any one of the following:

       -       relocation mortgage loans,

       -       cooperative share mortgage loans, or

       -       substantial buydown mortgage loans.

Moreover, up to 15% of the principal balance of the Fannie Mae-issued underlying securities backing a series may include more than one of the types of mortgage loans listed in the previous sentence.

       For a description of the general characteristics of underlying securities that are Ginnie Mae Certificates, see "Ginnie Mae and the Ginnie Mae Programs."
Other disclosure documents that we may refer to in a prospectus supplement will describe the general characteristics of other types of underlying securities.

                                        27

       In addition, the prospectus supplement for a series of Certificates generally will include the following information:

       -       interest rates of the underlying securities,

       -       weighted average coupon ("WAC") of the mortgage loans backing the underlying securities,

       -       weighted average calculated loan age ("CAGE") of the mortgage loans backing the underlying securities or weighted average loan age ("WALA") of the mortgage loans backing the underlying
               securities that are Ginnie Mae Certificates, and

       -       weighted average terms to maturity ("WAM") of the mortgage loans backing the underlying securities or weighted average remaining term to maturity ("WARM") of the mortgage loans backing the underlying securities that are Ginnie Mae Certificates.

Weighted Average Life and Final Distribution Date

       The "weighted average life" of a class of Certificates refers to the average length of time, weighted by principal, that will elapse from the time we issue the Certificates until we pay you the full amount of outstanding principal. We determine the weighted average life of a class of Certificates by:

       -       first, calculating the amount of principal to be paid to the
               Holders of that class on each Distribution Date, based on the prepayment assumption specified in the related prospectus
               supplement;

       -       second, multiplying each of those amounts by the number of years from the Settlement Date for that series (as specified in the prospectus supplement) to the related Distribution Date;

       -       third, totaling the results; and

       -       fourth, dividing that total by the aggregate amount of principal payments that were calculated in the first step.

The weighted average life of a class of certificates will be affected by the rate at which principal payments are made on the underlying mortgage loans.
Principal payments include scheduled principal payments, voluntary principal prepayments, liquidations due to default, casualty and condemnation, guaranty payments by us or by Ginnie Mae, and repurchases that we make. Each of these types of principal payments on the mortgage loans backing the underlying securities will be applied to payments of principal of the Certificates of the related series.

       The "Final Distribution Date" for the Certificates of a particular class is the date by which we must pay the Holders the full outstanding principal balance of the Certificates. We

                                        28

determine the Final Distribution Dates for the classes of a given series based on the payments that we will receive on the underlying securities. We do not take our guaranty into account for this purpose.

       In each prospectus supplement, we will provide a table showing the weighted average life of each class of Certificates of that series. The table also will show for each class of Certificates the percentage of the original principal balance that would be outstanding on specified Distribution Dates. In each case, this table will be based on certain assumptions, including prepayment assumptions, that we will specify in the prospectus supplement.

       It is likely that we will pay the full outstanding principal balance of any class of Certificates earlier, and perhaps much earlier, than its Final
Distribution Date. There are two reasons for this. First, the rate at which we pay principal on the Certificates will be affected by the rate at which borrowers pay principal on the mortgage loans backing the underlying securities.
Second, some of the mortgage loans will have stated maturities that occur prior to the dates contained in the assumptions and have interest rates that are lower than the rates contained in the assumptions. We cannot predict whether the outstanding principal balance of any class of Certificates will be paid in full before its Final Distribution Date.

       We do not have an option, in the nature of a clean-up call, to repurchase the underlying securities and thereby to retire the Certificates. In some cases, another party may have such a right. If so, the prospectus supplement for the series will describe the terms and conditions of that right. In addition, we do not have an option, in the nature of a clean-up call, to repurchase the mortgage loans backing the underlying securities that are Fannie Mae Guaranteed Mortgage
Pass-Through Certificates ("MBS").

Prepayment Models

       It is common to measure how mortgage loans prepay relative to a standard prepayment model. The prospectus supplement for each series will indicate which model it uses.

       "PSA" is a prepayment model that was developed by The Bond Market
Association. It represents an assumed rate at which a pool of new mortgage loans will prepay. When we refer to "100% PSA," we mean an annual prepayment rate of
0.2% of the then unpaid principal balance of the pool in the first month after the origination of those mortgage loans and an additional 0.2% each month until the 30th month. (For example, the assumed annual prepayment rate would be 0.4%
in month 2, 0.6% in month 3, and so on, and would level out at 6% at month 30 for the remaining term.) Beginning in month 30 and for all later months, "100%
PSA" means a constant annual prepayment rate of 6%.

       Multiples of PSA are calculated in the same way. Thus, "150% PSA" means an annual prepayment rate of 0.3% in month 1, 0.6% in month 2, 0.9% in month 3 and 9% in month 30 and afterwards. Similarly, "200% PSA" means an annual prepayment rate of 0.4% in month 1, 0.8% in month 2, 1.2% in month 3 and 12% in month 30 and afterwards.

                                        29

       Another model that is commonly used is the constant prepayment rate model
("CPR"). It represents the annual rate of prepayments relative to the then outstanding principal balance of a pool of new mortgage loans. Thus, "0% CPR"
means no prepayments, "15% CPR" means an annual prepayment rate of 15%, and so forth.

       These models do not predict the prepayment experience of the mortgage loans backing any underlying securities or describe the historic performance of any particular pool of mortgage loans.

Special Characteristics of Residual Certificates

       No Residual Certificate may be transferred to a "disqualified organization" or to anyone acting on behalf of a disqualified organization. The term "transfer" can include any transfer of record ownership or of beneficial ownership, whether as a result of a sale, gift, pledge, default or otherwise.
The term "disqualified organization" includes the United States, any State or other political subdivision, any foreign government, any international organization, or any agency or instrumentality of any of them (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax, unless such organization is subject to a tax on unrelated business income. Each person or entity to which a Residual Certificate is transferred will be required to execute an affidavit, acceptable to us, stating that:

       -       the transferee is not a disqualified organization;

       -       it is not acquiring the Residual Certificate for the account of a disqualified organization;

       -       it consents to any amendment of the Trust Agreement that we deem necessary (upon the advice of our counsel) to ensure that the
               Residual Certificate will not be owned directly or indirectly by a disqualified organization;

       -       it is not acquiring the Residual Certificate to avoid or impede the assessment or collection of tax;

       -       it understands that it may incur tax liabilities in excess of any cash that it will receive on the Residual Certificate;

       -       it intends to pay taxes on the Residual Certificate as they become due; and

       -       it will not transfer the Residual Certificate unless it has received from the new transferee an affidavit containing these same seven representations and it does not have actual knowledge that this other affidavit is false.

See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of
Residual Certificates--Sales and Other Distributions of Residual
Certificates--Residual Certificates Transferred to or Held by Disqualified
Organizations." The transferee also must deliver a properly executed Internal
Revenue Service Form W-9 (or, if applicable, a Form W-8ECI)

                                        30

with its taxpayer identification number. In addition, if a pass-through entity
(including a nominee) holds a Residual Certificate, it may be subject to additional taxes if a disqualified organization is a record holder in the entity.

       No Residual Certificate may be transferred to any person that is not a
U.S. Person without our written consent. The term "U.S. Person" means

       -       a citizen or resident of the United States;

       -       a corporation, partnership or other entity created under the laws of the United States or any of its political subdivisions;

       -       an estate the income of which is subject to U.S. federal income tax regardless of the source of its income; or

       -       a trust if a court within the United States can exercise primary supervision over its administration, and one or more United
               States persons have the authority to control all substantial decisions of the trust.

       Under regulations issued by the Treasury Department, if a "noneconomic residual interest" is transferred to a U.S. Person, the transfer will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A Residual
Certificate generally would be treated as constituting a noneconomic residual interest. The only exception would be if, at the time of the transfer, two conditions are met. First, the present value of the expected future payments on the Residual Certificate is no less than the product of the present value of the
"anticipated excess inclusions" on that Certificate and the highest corporate rate of tax for the year in which the transfer occurs. Second, the transferor reasonably expects that the transferee will receive payments from the applicable
REMIC trust in an amount sufficient to satisfy the liability for income tax on any "excess inclusions" at or after the time when the liability accrues. The term "anticipated excess inclusions" means excess inclusions that are anticipated to be allocated to each calendar quarter (or portion of a quarter)
following the transfer of the Residual Certificate, determined as of the date the Residual Certificate is transferred and based on events that have occurred as of that date and on the prepayment assumptions. See "Certain Federal Income
Tax Consequences--Taxation of Beneficial Owners of Regular
Certificates--Original Issue Discount" and "--Taxation of Beneficial Owners of
Residual Certificates--Excess Inclusions."

       Under the Treasury regulations, the phrase "a significant purpose of the transfer to impede the assessment or collection of tax" means that the transferor of the Residual Certificate had "improper knowledge" at the time of the transfer. In other words, the transferor knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC trust. A transferor is presumed not to have improper knowledge if two conditions are met. First, the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, based on the results, finds that the transferee has historically paid its

                                        31

debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future.
Second, the transferee makes certain representations to the transferor in the affidavit relating to disqualified organizations discussed above. If you plan to transfer a Residual Certificate, you should consult your tax advisor for further information.

                              THE TRUST AGREEMENT

       We summarize below certain provisions of the Trust Agreement that are not discussed elsewhere in this prospectus. However, you must understand that these summaries are not complete. If there is ever a conflict between the information in this prospectus and the actual terms of the Trust Agreement, the terms of the
Trust Agreement will prevail.

Transfer of Underlying Securities to a Series Trust

       The Trust Agreement for each series trust will contain a mortgage security schedule that will identify the underlying securities that are being transferred to that series trust. As trustee, we will hold (directly or indirectly) the underlying securities for the Holders of the Certificates of that series.

Certain Fannie Mae Matters

       We may not resign from our duties under the Trust Agreement unless a change in law requires it. Even then, our resignation would not become effective until a successor has assumed our duties under the Trust Agreement. In no event, however, would any successor take over our guaranty obligations. Even if our other duties under the Trust Agreement should terminate, we would still be obligated under our guaranty.

       We are not liable under the Trust Agreement to the series trust or to
Certificateholders for our errors in judgment or for anything we do, or do not do, in good faith. This also applies to our directors, officers, employees and agents. Nevertheless, neither we nor they will be protected from liability that results from willful misfeasance, bad faith or gross negligence or as a result of a willful disregard of duties.

       The Trust Agreement also provides that we are free to refuse involvement in any legal action that we think will expose us to expense or liability unless the action is related to our duties under the Trust Agreement. On the other hand, we may decide to participate in legal actions if we think our participation would be in the interests of the Certificateholders. In this case, we will pay our legal expenses and costs.

       If we merge or consolidate with another corporation, the successor corporation will be our successor under the Trust Agreement.

                                        32

Voting Under any Underlying Trust Indenture

       If the underlying securities of a series are guaranteed by Fannie Mae, the holders of a certain minimum percentage ownership in those securities will have the right to terminate certain of our duties under the related indenture
(the "Underlying Trust Indenture"), if there is an event of default under the
Underlying Trust Indenture. Under the Trust Agreement, if there is an event of default under the Underlying Trust Indenture, the Certificateholders may vote their respective ownership shares in the underlying securities.

       If the underlying securities of a series are guaranteed by Fannie Mae, the holders of a certain minimum percentage ownership in those securities may give their consent to an amendment or waiver of the Underlying Trust Indenture.
The Trust Agreement, however, does not permit us, as trustee, to vote the underlying securities in favor of an amendment or waiver unless we have been directed to do so by holders of Certificates whose principal balances (or notional principal balances) together equal at least 66% of the aggregate balances of all the Certificates of that series.

Events of Default

       Any of the following will be considered an "Event of Default" under the
Trust Agreement:

       -       if we fail to pay Certificateholders of a class any required amount and our failure continues uncorrected for 15 days after
               Certificateholders owning at least 5% of that class have given us written notice;

       -       if we fail in a material way to fulfill any of our obligations under the Trust Agreement and our failure continues uncorrected for 60 days after Certificateholders owning at least 25% of any class have given us written notice; or

       -       if we become insolvent or unable to pay our debts or if other events of insolvency occur.

Rights upon Event of Default

       If one of the Events of Default under the Trust Agreement for a particular series has occurred and continues uncorrected, Certificateholders who own at least 25% of any class have the right to terminate, in writing, all of our obligations under that Trust Agreement. These obligations include our duties as trustee as well as in our corporate capacity. However, the Fannie Mae guaranty will continue in effect. The same proportion of Certificateholders also may appoint, in writing, a successor to assume all of our terminated obligations. This successor will take legal title to the underlying securities and other assets of the related trust.

                                        33

Amendment

       We may amend the Trust Agreement for any trust, without notifying the
Certificateholders or obtaining their consent, for any of the following purposes:

       -       to add to our duties;

       -       to evidence that another party has become our successor and has assumed our duties under the Trust Agreement as trustee or in our corporate capacity or both;

       -       to eliminate any of our rights in our corporate capacity under the Trust Agreement;

       -       to cure any ambiguity or correct or add to any provision in the
               Trust Agreement, so long as no Certificateholder is adversely affected; and

       -       to modify the Trust Agreement to maintain the legal status of each REMIC as a REMIC.

       If Certificateholders who own at least 66% of each class give their consent, we may amend the Trust Agreement to eliminate, change or add to its terms or to waive our compliance with any of those terms. Nevertheless, we may not terminate or change our guaranty obligations or reduce the percentage of
Certificateholders who must consent to the types of amendments listed in the previous sentence. In addition, unless each affected Certificateholder consents, no amendment may reduce or delay the funds that we must pay on any Certificate.
Similarly, unless all affected Holders of the Residual Certificates give their consent, no amendment may adversely affect their rights.

Termination

       Each series trust will terminate when we have paid the Certificateholders all required interest and principal amounts. We do not have an option, in the nature of a clean-up call, to repurchase the underlying securities and thereby to retire the Certificates. In some cases, another party may have such a right.
If so, the prospectus supplement will describe the terms and conditions of that right. In addition, we do not have an option, in the nature of a clean-up call, to repurchase the mortgage loans backing the underlying securities that are MBS.

                     GINNIE MAE AND THE GINNIE MAE PROGRAMS

Ginnie Mae

       The Government National Mortgage Association (or Ginnie Mae) is a
wholly-owned corporate instrumentality of the United States within HUD. Section
306(g) of Title III of the National Housing Act of 1934, as amended (the
"Housing Act"), authorizes Ginnie Mae

                                        34

to guarantee the timely payment of principal and interest on certificates that are backed by a pool of mortgage loans insured or guaranteed by the FHA, VA or
RHS.

       Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." To meet these guaranty obligations, Ginnie Mae may borrow from the United States Treasury without limitation.

Ginnie Mae Programs

       Each "Ginnie Mae Certificate" underlying a series of Certificates will be a "fully modified pass-through" mortgage-backed security issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae as a seller-servicer. The mortgage loans backing each Ginnie Mae Certificate will be insured or guaranteed by the FHA, VA or RHS. Ginnie Mae Certificates are
issued under the Ginnie Mae I program ("Ginnie Mae I Certificates") and the
Ginnie Mae II program ("Ginnie Mae II Certificates"). Holders of Ginnie Mae I
Certificates and Ginnie Mae II Certificates have essentially similar rights, although there are certain differences between the two programs.

        Ginnie Mae I Program

       Monthly payments will be made to the registered holder of the Ginnie Mae
Certificate by the 15th of each month. An individual Ginnie Mae issuer assembles a pool of mortgage loans against which it issues and markets Ginnie Mae I
Certificates. All mortgage loans underlying a particular Ginnie Mae I
Certificate must be of the same type (for example, level payment, single-family mortgage loans) and have the same annual interest rate. The annual pass-through rate on each Ginnie Mae I Certificate will be 0.5% less than the annual interest rate on the mortgage loans included in the pool of mortgage loans backing that
Ginnie Mae I Certificate.

        Ginnie Mae II Program

       Monthly payments will be made to the registered holder of the Ginnie Mae
II Certificate through a paying agent (currently The Chase Manhattan Bank) by the 20th of each month. Mortgage pools may be formed through the aggregation of loan packages of more than one Ginnie Mae issuer. Under this option, packages submitted by various Ginnie Mae issuers for a particular issue date and pass-through rate are aggregated into a single pool which backs a single issue of Ginnie Mae II Certificates. Each Ginnie Mae II Certificate issued under a multiple issuer pool is backed by a proportionate interest in the entire pool rather than solely by the loan package contributed by any one Ginnie Mae issuer.
In addition, single issuer pools also may be formed under the Ginnie Mae II program.

       Each Ginnie Mae II Certificate pool generally consists entirely of fixed rate mortgages or entirely of adjustable rate mortgages. Fixed rate mortgages underlying a particular Ginnie Mae II Certificate must be of the same type, but may have annual interest rates that vary by

                                        35

up to 1%. The annual pass-through rate on each Ginnie Mae II Certificate will be between 0.5% and 1.5% less than the highest annual interest rate on any mortgage loan included in the pool of mortgage loans backing that Ginnie Mae II
Certificate.

       Generally, adjustable rate mortgage loans underlying any particular
Ginnie Mae II Certificate will have interest rates that adjust annually based on the weekly average of the U.S. Treasury one-year constant maturity index. Ginnie
Mae pooling specifications require that all adjustable rate mortgage loans in a given pool have identical first adjustment dates, index reference dates and means of adjustment. All of the mortgage loans must have interest rates that are at least 0.5% but not more than 1.5% above the interest rate of the related
Ginnie Mae II Certificate. In addition, the mortgage margin for any given mortgage loan must be at least 0.5% but not more than 1.5% greater than the margin for the related Ginnie Mae II Certificate. The mortgage loans and Ginnie
Mae II Certificates will be subject to an annual interest rate adjustment cap of
1% and a lifetime interest rate cap of 5% above or below the initial interest rate. On each annual adjustment date, the payment amount of an adjustable rate mortgage loan will be reset so that the remaining principal balance of that mortgage loan would fully amortize in equal monthly payments over its remaining term to maturity, assuming its interest rate were to remain constant at the new rate. The new payment amount will be effective beginning in the month following the annual adjustment date.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

       The Certificates and payments on the Certificates are not generally exempt from taxation. Therefore, you should consider the tax consequences of holding a Certificate before you acquire one. The following discussion describes certain U.S. federal income tax consequences to beneficial owners of
Certificates. The discussion is general and does not purport to deal with all aspects of federal taxation that may be relevant to particular investors. This discussion may not apply to your particular circumstances for one of the following, or other, reasons:

       -       This discussion is based on federal tax laws in effect as of the date of this prospectus. Changes to any of these laws after the date of this prospectus may affect the tax consequences discussed below.

       -       This discussion addresses only Certificates acquired at original issuance and held as "capital assets" (generally, property held for investment).

       -       This discussion does not address tax consequences to beneficial owners subject to special rules, such as dealers in securities, certain traders in securities, banks, tax-exempt organizations, life insurance companies, persons that hold Certificates as part of a hedging transaction or as a position in a straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar.

                                        36

       -       This discussion may be supplemented by a discussion in the applicable prospectus supplement.

       -       This discussion does not address taxes imposed by any state, local or foreign taxing jurisdiction.

For these reasons, you should consult your own tax advisors regarding the federal income tax consequences of holding and disposing of Certificates as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

       The topics in this discussion are addressed in the order of the following captions:

       -       REMIC Election and Special Tax Attributes

       -       Taxation of Beneficial Owners of Regular Certificates

       -       Taxation of Beneficial Owners of Residual Certificates

       -       Taxes on a REMIC

       -       Reporting and Other Administrative Matters

       -       Backup Withholding

       -       Foreign Investors

                   REMIC Election and Special Tax Attributes

       We will elect to treat the assets comprising each series trust as at least one REMIC (each, a "REMIC Trust") under the Internal Revenue Code of 1986, as amended (the "Code"). Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of Certificates, our special tax counsel, Arnold & Porter, will deliver its opinion that (unless otherwise limited in the applicable prospectus supplement), assuming compliance with the Trust Agreement, each REMIC Trust will be treated as a REMIC for federal income tax purposes. The Certificates of each class for a REMIC Trust will be designated as "regular interests" in the REMIC constituted by that REMIC
Trust, except that a separate class will be designated as the "residual interest" in the REMIC constituted by that REMIC Trust. The prospectus supplement for each series of Certificates will state whether Certificates of each class will constitute Regular Certificates or Residual Certificates.

       Regular and Residual Certificates will be "regular or residual interests in a REMIC" within the meaning of section 7701(a)(19)(C)(xi) of the Code and
"real estate assets" within the meaning of section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of "qualified mortgages," then the portion of the Regular and Residual
Certificates that are qualifying assets under those sections during the calendar year may be limited to the portion of the assets of the REMIC that are
"qualified mortgages." Similarly, income on the Regular and Residual
Certificates will be treated as "interest on obligations secured by mortgages on real property" within the
                                        37

meaning of section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence. For purposes of applying this limitation, a
REMIC should be treated as owning the assets represented by the underlying securities. In general, an underlying security will be a "qualified mortgage" if the mortgage loans underlying that security are "principally secured by an interest in real property" within the meaning of section 860G(a)(3) of the Code.
The assets of a REMIC will include, in addition to underlying securities representing mortgage loans, payments on underlying securities held pending distribution on the Regular and Residual Certificates and any reinvestment income thereon.

       Regular and Residual Certificates held by a financial institution (as referred to in section 582(c)(2) of the Code) will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. Regular Certificates will also be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code with respect to other REMICs and "permitted assets" within the meaning of section 860L(c)(1) of the Code with respect to financial asset securitization investment trusts.

             Taxation of Beneficial Owners of Regular Certificates

       For federal income tax purposes, the Regular Certificates will be treated as debt instruments issued by a REMIC on the date the Certificates are first sold to the public (the "Settlement Date") and not as ownership interests in a
REMIC or its assets. Interest, original issue discount and market discount with respect to a Regular Certificate will represent ordinary income to the beneficial owner of the Certificate (a "Regular Owner"). A Regular Owner must report interest on a Regular Certificate using an accrual method of accounting, regardless of whether it otherwise reports income using a cash method of accounting. Rules regarding original issue discount and market discount are discussed below.

Treatment of Original Issue Discount

       Certain Regular Certificates may be issued with "original issue discount"
("OID") within the meaning of section 1273(a) of the Code. A Regular Owner must include in gross income the sum of the "daily portions" of OID on its Regular
Certificate for each day during its taxable year on which it held the
Certificate, generally in advance of receipt of the cash attributable to that income. We will supply to Holders, brokers and middlemen information with respect to the original issue discount accruing on the Regular Certificates. We will supply this information at the time and in the manner required by the
Internal Revenue Service (the "IRS").

Definition of Original Issue Discount

       In general, a Regular Certificate will be considered to be issued with
OID equal to the excess, if any, of its "stated redemption price at maturity"
over its "issue price." The issue price of a Regular Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Regular Certificates was sold. The issue

                                        38

price also includes any accrued interest attributable to the period before the
Settlement Date. The stated redemption price at maturity of a Regular
Certificate generally is its stated principal amount, plus an amount equal to the excess (if any) of the interest payable on the first Distribution Date over the interest that accrues for the period from the Settlement Date to the first
Distribution Date. The stated redemption price at maturity of a Regular
Certificate of a Notional class or an Accrual class, however, is equal to the sum of all distributions to be made under that Regular Certificate.

       Notwithstanding the general definition, OID on a Regular Certificate will be treated as zero if the discount is less than 0.25 percent of the stated
redemption price at maturity of the Certificate multiplied by its weighted average life. The weighted average life of a Regular Certificate is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the Certificate, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Settlement Date until the date on which each such distribution is expected to be made under the assumption that the mortgage loans backing the related underlying securities prepay at the rate specified in the applicable prospectus supplement (the "Prepayment Assumption") by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Regular Certificate's stated redemption price at maturity. If OID is treated as zero under this rule, the actual amount of OID must be allocated to the principal distributions on the Regular Certificate and, when each principal distribution is received, gain equal to the discount allocated to that distribution will be recognized.

Daily Portions of Original Issue Discount

       For Regular Certificates considered to be issued with OID, the daily portions of OID will be determined as follows. A calculation will first be made of the portion of OID that accrued during each "accrual period." OID accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of OID.

       Final regulations issued by the Treasury Department relating to the tax treatment of debt instruments with OID (the "OID Regulations") provide that for purposes of measuring the accrual of OID on a debt instrument, a holder of the debt instrument may use an accrual period of any length, up to one year, as long as each distribution of principal or interest occurs on either the final day or the first day of an accrual period. Unless otherwise disclosed in the applicable prospectus supplement, we will report OID based on accrual periods of one month, beginning on a Distribution Date and ending on the day before the next
Distribution Date.

       The portion of OID treated as accruing for any accrual period will equal the excess, if any, of

           (i) the sum of (A) the present values of all the distributions remaining to be made on the Regular Certificate, if any, as of the end of the accrual period and

                                        39

            (B) the distribution made on the Certificate during the accrual period of amounts included in the stated redemption price at maturity, over

          (ii) the adjusted issue price of the Certificate at the beginning of the accrual period.

       The present value of the remaining distributions will be calculated based on the following:

       -       the yield to maturity of the Regular Certificate, calculated as of the Settlement Date, giving effect to the Prepayment
               Assumption,

       -       events (including actual prepayments) that have occurred prior to the end of the accrual period,

       -       the Prepayment Assumption, and

       -       in the case of a Regular Certificate calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the
               Settlement Date over the entire life of the Certificate.

       The adjusted issue price of a Regular Certificate at any time will equal the issue price of the Certificate, increased by the aggregate amount of previously accrued OID with respect to the Certificate, and reduced by the amount of any distributions made on the Certificate as of that time of amounts included in the stated redemption price at maturity.

       The Code requires that the Prepayment Assumption be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. We anticipate that the Prepayment Assumption for each series of Regular Certificates will be consistent with this standard. We make no representation, however, that the mortgage loans backing the underlying securities for a given series will prepay at the rate reflected in the Prepayment Assumption for that series or at any other rate. You must make your own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the
Certificates.

Subsequent Holders' Treatment of Original Issue Discount

       If a Regular Certificate is issued with OID and a subsequent holder purchases the Certificate at a cost of less than its remaining stated redemption price at maturity, that holder also will be required to include in income the daily portion of OID with respect to the Certificate for each day it holds the
Certificate. If the cost of the Certificate to the subsequent holder exceeds the adjusted issue price of the Certificate, however, the holder can reduce the daily accruals by an amount equal to the product of (i) the daily portion and
(ii) a constant fraction. The numerator of the constant fraction is the excess of the purchase price over the

                                        40

adjusted issue price of the Certificate, and the denominator is the sum of the daily portions of OID on the Certificate for all days on or after the day of purchase.

Interest and Original Issue Discount on Floating Rate and Inverse Floating Rate
Classes

       The OID Regulations define and provide special rules applicable to variable rate debt instruments ("VRDIs"). Most Floating Rate and Inverse
Floating Rate classes will be VRDIs under the OID Regulations. To be a VRDI, a
Regular Certificate generally must satisfy three requirements. First, the issue price (including accrued interest) must not exceed the total noncontingent principal payments by more than (i) 1.5 percent of the product of the total noncontingent principal payments and the weighted average life, or (ii) 15 percent of the total noncontingent principal payments, whichever is smaller.
Second, the Regular Certificate must bear interest at a "qualified floating rate" or an "objective rate," or certain combinations of such rates and possibly a fixed rate. Third, under the terms of the Regular Certificate, the qualified floating rate or objective rate must be based on a current value of the applicable interest index. An interest index (such as LIBOR, COFI, Treasury or the Prime Rate) and an interest index plus or minus a fixed rate generally are qualified floating rates. A floating or inverse floating rate equal to a positive or negative multiple of an interest index plus or minus a fixed rate is an objective rate and may be a qualified floating rate.

       Under the OID Regulations, a debt instrument that provides for a variable rate of interest but that does not meet all three requirements is a contingent payment debt instrument. The regulations governing contingent payment debt instruments, however, do not apply to Regular Certificates. Therefore, in the absence of further guidance and unless otherwise stated in the applicable prospectus supplement, we will compute accruals of interest and OID on all
Floating Rate and Inverse Floating Rate classes by applying the principles of the OID Regulations applicable to VRDIs.

Regular Certificates Purchased at a Premium

       If a Regular Owner purchases a Certificate for an amount (net of accrued interest) greater than its remaining stated redemption price at maturity, the
Owner generally will have premium with respect to the Certificate (a "Premium
Certificate") in the amount of the excess. Such a purchaser need not include in income any remaining OID and may elect, under section 171(c)(2) of the Code, to treat the premium as "amortizable bond premium."

       If a Regular Owner makes this election, the amount of any interest payment that must be included in the Regular Owner's income for each period ending on a Distribution Date will be reduced by the portion of the premium allocable to the period based on the Premium Certificate's yield to maturity. In addition, the legislative history of the Tax Reform Act of 1986 states that premium should be amortized under principles analogous to those governing the accrual of market discount (as discussed below under "--Regular Certificates
Purchased

                                        41

with Market Discount"). The election will also apply to all bonds (as well as all REMIC regular interests) the interest on which is not excludible from gross income ("fully taxable bonds") held by the Regular Owner at the beginning of the first taxable year to which the election applies and to all fully taxable bonds thereafter acquired by it. A Regular Owner may revoke the election only with the consent of the IRS.

       If the election is not made, (i) a Regular Owner must include the full amount of each interest payment in income as it accrues, and (ii) the premium must be allocated to the principal distributions on the Premium Certificate and, when each principal distribution is received, a loss equal to the premium allocated to the distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Certificate.

Regular Certificates Purchased with Market Discount

       A Regular Owner that purchases a Regular Certificate at a price that is less than the remaining stated redemption price at maturity of the Certificate
(or in the case of a Regular Certificate issued with OID, less than the adjusted issue price of the Certificate) has market discount with respect to the
Certificate in the amount of the difference. In general, three consequences arise if a Regular Owner acquires a Regular Certificate with market discount.
First, the Regular Owner must treat any principal payment with respect to a
Regular Certificate acquired with market discount as ordinary income to the extent of the market discount that accrued while the Regular Owner held the
Certificate. Second, the Regular Owner must treat gain on the disposition or retirement of such a Certificate as ordinary income under the circumstances discussed below under "--Sales and Other Dispositions of Regular Certificates."
Third, a Regular Owner that incurs or continues indebtedness to acquire a
Regular Certificate at a market discount may be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. Alternatively, a Regular Owner may elect to include market discount in income on a current basis as it accrues, in which case the three consequences discussed above will not apply. If a
Regular Owner makes this election, the Regular Owner must also apply the election to all debt instruments the Regular Owner acquires on or after the beginning of the first taxable year to which the election applies. A Regular
Owner may revoke the election only with the consent of the IRS.

       The legislative history to the Tax Reform Act of 1986 states that market discount on a Regular Certificate may be treated as accruing in proportion to remaining accruals of OID, if any, or, if none, in proportion to remaining distributions of interest on a Regular Certificate. A beneficial owner may instead elect to determine the accrual of market discount under a constant yield method. We will make available to Holders information necessary to compute the accrual of market discount, in the manner and form as required by the IRS.

       Notwithstanding the above rules, market discount on a Regular Certificate will be considered to be zero if the discount is less than 0.25 percent of the remaining stated

                                        42

redemption price at maturity of the Certificate multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Regular
Certificate by the subsequent purchaser. If market discount on a Regular
Certificate is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the
Regular Certificate and, when each principal distribution is received, gain equal to the discount allocated to that distribution will be recognized.

Special Election

       For any Regular Certificate acquired on or after April 4, 1994, the OID
Regulations permit a Regular Owner to elect to include in gross income all
"interest" that accrues on the Regular Certificate by using a constant yield method. For purposes of the election, the term "interest" includes stated
interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You should consult your own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Regular Certificates with Nominal Distributions of Principal

       Some Regular Certificates may provide for only nominal distributions of principal in comparison to distributions of interest. Under current law, it is unclear whether the rules generally applicable to debt instruments issued at a premium should apply to these Certificates or whether each of these Certificates should instead be treated as having been issued with OID equal to the excess of the total payments to be received on each Certificate over its issue price. For purposes of information reporting, we intend to treat these Certificates as having been issued with OID.

Sales and Other Dispositions of Regular Certificates

       Upon the sale, exchange, retirement or other disposition of a Regular
Certificate, the beneficial owner generally will recognize gain or loss equal to the difference between the amount realized upon the disposition and the beneficial owner's adjusted basis in the Certificate. In addition, the Code requires the recognition of gain upon the "constructive sale of an appreciated financial position." In general, a constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions with respect to a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. These provisions only apply to
Certificates of a Notional class.

       The adjusted basis of a Regular Certificate generally will equal the cost of the Certificate to the beneficial owner, increased by any OID or market discount included in the beneficial owner's gross income with respect to the
Certificate and reduced by distributions
                                        43

previously received by the beneficial owner of amounts included in the
Certificate's stated redemption price at maturity and by any premium that has reduced the beneficial owner's interest income with respect to the Certificate.

       The gain or loss, if any, will be capital gain or loss, provided the
Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221 of the Code and none of the following apply. First, gain that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the income of the Regular Owner had income accrued at a rate equal to 110 percent of the
"applicable Federal rate" (generally, an average of current yields on Treasury securities) as of the date of purchase over (ii) the amount actually includible in the Regular Owner's income. Second, gain recognized by a Regular Owner who purchased a Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the market discount that accrued during the period the Certificate was held by the Regular Owner, reduced by any market discount includible in income under the rules described above under "--Regular Certificates Purchased with Market Discount." Third, any gain or loss resulting from a sale or exchange described in section 582(c) of the
Code (which generally applies to banks) will be taxable as ordinary income or loss.

Termination

       In general, no special tax consequences will apply to a Regular Owner upon the termination of a series trust by virtue of the final payment or liquidation of the last mortgage loan that backs the last underlying security remaining in the series trust.

             Taxation of Beneficial Owners of Residual Certificates

Daily Portions

       Except as indicated below, a beneficial owner of a Residual Certificate with respect to a REMIC (a "Residual Owner") generally will be required to report its daily portion of the taxable income or net loss of the REMIC for each day during a calendar quarter that the Residual Owner owns the Residual
Certificate. For this purpose, the daily portion is determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the quarter and then allocating that amount among the
Residual Owners in accordance with their percentage interests on that day. Daily portions of income or loss allocated to a Residual Owner will be treated as ordinary income or loss. A Residual Owner must continue to report its daily portion of the taxable income or net loss of the REMIC until no Certificates of any class are outstanding, even though the Residual Owner may have received full payment of any stated interest and principal on its Residual Certificate.

                                        44

Taxable Income or Net Loss of a REMIC

       The taxable income or net loss of a REMIC will be the income from the
"qualified mortgages" it holds and any reinvestment earnings less deductions allowed to the REMIC. In general, an underlying security will be a "qualified mortgage" if the mortgage loans backing that security are "principally secured by an interest in real property" within the meaning of section 860G(a)(3) of the
Code or if that security is a regular interest in another REMIC.

       The taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with the following modifications and limitations:

       -       A deduction will be allowed for accruals of interest (including any OID, but without regard to the investment interest limitation in section 163(d) of the Code) on the Regular Certificates (but not the Residual Certificates).

       -       Market discount equal to any excess of the total Stated Principal
               Balances of the qualified mortgages over the REMIC's basis in these mortgages generally will be included in income by the REMIC as it accrues under a constant yield method, taking into account the Prepayment Assumption.

       -       If a REMIC is treated as having acquired qualified mortgages at a premium, the premium also will be amortized using a constant yield method.

       -       No item of income, gain, loss or deduction allocable to a
               prohibited transaction (see "--Taxes on a REMIC--Prohibited
               Transactions" below) will be taken into account.

       -       A REMIC generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2) of the Code.

       -       The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the
               REMIC level to any administrative fees, such as servicing and guaranty fees. (See, however, "--Pass-Through of Servicing and
               Guaranty Fees to Individuals" below.)

       -       No deduction is allowed for any expenses incurred in connection with the formation of a REMIC and the issuance of the Regular and
               Residual Certificates.

       -       Any gain or loss to a REMIC from the disposition of any asset, including a qualified mortgage or "permitted investment" as defined in section 860G(a)(5) of the Code), will be treated as ordinary gain or loss.

A REMIC's basis in qualified mortgages is the aggregate of the issue prices of all the Regular and Residual Certificates in the REMIC on the Settlement Date.
If, however, the amount sold to the public of any class of Regular or Residual
Certificates is not substantial, then the

                                        45

fair market value of all the Regular or Residual Certificates in that class as of the date of the prospectus supplement should be substituted for the issue price. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be a net loss for the REMIC for that calendar quarter.

       For purposes of determining the taxable income or net loss of a REMIC,
OID will be calculated by taking into account the following. First, if all the regular interests of a REMIC are issued to another REMIC, the regular interests will be treated as a single debt instrument because they were issued to a single holder in a single transaction. Second, if a REMIC holds a regular interest as a qualified mortgage (an "Underlying Certificate"), the REMIC will elect to include in gross income all interest that accrues on the Underlying Certificate by using a constant yield method. See "--Taxation of Beneficial Owners of
Regular Certificates--Special Election" above. Third, if a REMIC holds an
Underlying Certificate, the accruals of OID on the Underlying Certificate will be determined using the same Prepayment Assumption used to calculate the accruals of OID on the related regular interests in the REMIC as specified in the applicable prospectus supplement. The IRS, however, could take the position that the proper Prepayment Assumption to be used is the Prepayment Assumption originally established for the Underlying Certificate.

       A Residual Owner may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the mortgage loans are considered to be purchased by the REMIC at a discount, some or all of the Regular Certificates are issued at a discount, and the discount included as a result of a prepayment on a mortgage loan that is used to pay principal on the Regular Certificates exceeds the REMIC's deduction for unaccrued original issue discount relating to the Regular Certificates.
Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the
Regular Certificates, may increase over time as the earlier classes of Regular
Certificates are paid, whereas interest income of the REMIC from each mortgage loan, expressed as a percentage of the outstanding principal amount of that mortgage loan, may remain constant over time.

Basis Rules and Distributions

       A Residual Owner has an initial basis in its Residual Certificate equal to the amount paid for the Residual Certificate. The basis is increased by amounts included in the income of the Residual Owner and decreased by distributions and by any net loss taken into account with respect to the
Residual Certificate. A distribution on a Residual Certificate to a Residual
Owner is not included in gross income to the extent it does not exceed the
Residual Owner's basis in the Residual Certificate (adjusted as described above)
and, to the extent it exceeds the adjusted basis of the Residual Certificate, is treated as gain from the sale of the Residual Certificate.

       A Residual Owner is not allowed to take into account any net loss for a calendar quarter to the extent the net loss exceeds the Residual Owner's adjusted basis in its Residual

                                        46

Certificate as of the close of that calendar quarter (determined without regard to that net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the Residual
Certificate.

Treatment of Excess Inclusions

       Any excess inclusions with respect to a Residual Certificate are subject to certain special tax rules. With respect to a Residual Owner, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during the quarter that the Residual Certificate was held by the Residual
Owner. (The determination of daily accruals is discussed below.) The Treasury
Department has the authority to issue regulations that would treat all taxable income of a REMIC as excess inclusions if the Residual Certificate does not have
"significant value." The Treasury Department has not yet exercised this authority, but may do so in the future.

       Any excess inclusions cannot be offset by losses from other activities.
For Residual Owners that are subject to tax only on unrelated business taxable income (as defined in section 511 of the Code), an excess inclusion of the
Residual Owner is treated as unrelated business taxable income. With respect to variable contracts (within the meaning of section 817 of the Code), a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. If a Residual Owner is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICs held by members of the affiliated group. For purposes of the alternative minimum tax, taxable income does not include excess inclusions, the alternative minimum taxable income cannot be less than excess inclusions, and excess inclusions are disregarded in computing the alternative tax net operating loss deduction. For a discussion of the effect of excess inclusions on certain foreign investors that own Residual
Certificates, see "--Foreign Investors--Residual Certificates" below.

       In the case of any Residual Certificates that are held by a real estate investment trust, the aggregate excess inclusions with respect to the Residual
Certificates reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain) would, under regulations yet to be prescribed, be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated would be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. Similar rules would apply in the case of regulated investment companies, common trust funds and certain cooperatives that hold a Residual Certificate.

                                        47

Determination of Daily Accruals

       The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual Certificate at the beginning of the calendar quarter and
120 percent of the "Federal long-term rate" in effect on the Settlement Date, based on quarterly compounding and properly adjusted for the length of the quarter. The Federal long-term rate is a blend of current yields on Treasury securities having a maturity of more than nine years computed and published monthly by the IRS. For each series of Certificates, if the Federal long-term rate based on quarterly compounding that will be in effect on the Settlement
Date is available as of the date of the related prospectus supplement, 120 percent of that rate will be set forth in the prospectus supplement.

       The adjusted issue price of a Residual Certificate as of the beginning of any calendar quarter is equal to the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to the Residual Certificate before the beginning of the quarter. The issue price of a Residual Certificate generally is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Residual Certificates was sold.

Pass-Through of Servicing and Guaranty Fees to Individuals

       A Residual Owner who is an individual will be required to include in income a share of the administrative fees of the REMIC, including the servicing and guaranty fees imposed at the level of the underlying securities. See, for example, "Certain Federal Income Tax Consequences" in our MBS prospectus. A deduction for such fees generally will be allowed to such a Residual Owner only to the extent that such fees, along with certain of the Residual Owner's other miscellaneous itemized deductions, exceed 2 percent of the Residual Owner's adjusted gross income. A Residual Owner's share of such fees generally will be determined by (i) allocating the amount of such expenses for each calendar quarter on a pro rata basis to each day in the calendar quarter, and (ii)
allocating the daily amount among the Residual Owners in proportion to their respective holdings on that day. Similar rules apply in the case of (i) estates and trusts, and (ii) individuals owning an interest in a Residual Certificate through an investment in a "pass-through entity." Pass-through entities include partnerships, S corporations, grantor trusts, certain limited liability companies and non-publicly offered regulated investment companies, but do not include estates, trusts other than grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies.

       Section 68 of the Code may provide for certain limitations on itemized deductions otherwise allowable for a Residual Owner who is an individual. In addition, a Residual Owner may not be able to deduct any portion of such fees in computing its alternative minimum tax liability.

                                        48

Sales and Other Dispositions of Residual Certificates

       Upon the sale, exchange or other disposition of a Residual Certificate, the Residual Owner generally will recognize gain or loss equal to the difference between the amount realized upon the disposition and the Residual Owner's adjusted basis in the Certificate. The adjusted basis of a Residual Certificate is determined as described above under "--Basis Rules and Distributions." Except as provided in section 582(c) of the Code, the gain or loss, if any, will be capital gain or loss, provided the Certificate is held as a capital asset.

       If a Residual Owner sells or otherwise disposes of its Residual
Certificate at a loss, the loss will not be recognized if, within six months before or after the sale or other disposition of the Residual Certificate, the
Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in section 7701(i) of the Code)
comparable to a residual interest in a REMIC. The disallowed loss would be allowed upon the sale or other disposition of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale or other disposition. While this rule may be modified by
Treasury regulations, no such regulations have yet been published.

Residual Certificates Transferred to or Held by Disqualified Organizations

       Section 860E(e) of the Code imposes a substantial tax, payable by the transferor (or, if a transfer is through a broker, nominee, or other middleman as the transferee's agent, payable by that agent) upon any transfer of a
Residual Certificate to a "disqualified organization." A transfer includes any transfer of record or beneficial ownership, whether pursuant to a purchase, a default under a secured lending agreement or otherwise. The term "disqualified organization" is defined above under "Description of the Certificates--Special
Characteristics of Residual Certificates." A transferor of a Residual
Certificate (or an agent of a transferee of a Residual Certificate, as the case may be) will be relieved of this tax liability if (i) the transferee furnishes to the transferor (or the transferee's agent) an affidavit that the transferee is not a disqualified organization, and (ii) the transferor (or the transferee's agent) does not have actual knowledge that the affidavit is false at the time of the transfer.

       In addition, a tax may be imposed upon a pass-through entity (including a regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate and nominee and certain cooperatives) that owns a
Residual Certificate if the pass-through entity has a disqualified organization as a record holder. For this purpose, all interests in an electing large partnership are treated as held by disqualified organizations. No such tax will be imposed on a pass-through entity for a period with respect to an interest therein owned by a disqualified organization if (i) the record holder of the interest furnishes to the pass-through entity an affidavit that it is not a disqualified organization, (ii) during that period, the pass-through entity has no actual knowledge that the affidavit is false and (iii) the entity is not an electing large partnership.

                                        49

Other Transfers of Residual Certificates

       A transfer of a Residual Certificate that has tax avoidance potential is disregarded for federal income tax purposes if the transferee is not a U.S.
Person (a "Non-U.S. Person"), unless the transferee's income from the
Certificate is otherwise subject to U.S. income tax. A Residual Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each excess inclusion, the REMIC will pay to the transferee an amount that will equal at least 30 percent of the excess inclusion, and that each amount will be paid at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. Certain transfers by a Non-U.S. Person to a U.S. Person or another Non-U.S. Person are also disregarded if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. See "Description of the Certificates--Special Characteristics of
Residual Certificates" for a discussion of additional provisions applicable to transfers of Residual Certificates.

Amounts Paid to a Transferee of a Residual Certificate

       The federal income tax consequences of any consideration paid to a transferee on the transfer of a Residual Certificate are unclear. You should consult your own tax advisor regarding the tax consequences of receiving such consideration.

Termination

       Although the matter is not entirely free from doubt, it appears that a
Residual Owner will be entitled to a loss if:

     -       the REMIC terminates by virtue of the final payment or liquidation of the last mortgage loan that backs the last underlying security remaining in the REMIC and
     -       the Residual Owner's adjusted basis in its Residual Certificate at the time the termination occurs exceeds the amount of cash distributed to the Residual Owner in liquidation of its interest.

The amount of the loss will equal the amount by which the Residual Owner's adjusted basis exceeds the amount of cash distributed to the Residual Owner in liquidation of its interest.

                                Taxes on a REMIC

       A REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances described below. It is not anticipated that a series trust will engage in any transactions that will give rise to a tax on a related REMIC. In any event, pursuant to our guaranty obligations, we will make distributions on the Regular Certificates and
Residual Certificates without offset or deduction for any tax imposed on the related REMIC.

                                        50

Prohibited Transactions

       The Code imposes a tax on a REMIC equal to 100 percent of the net income derived from "prohibited transactions." In general, the term "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or the disposition of a "cash flow investment" as defined in Section 8606(a)(6) of the Code.

Contributions to a REMIC After the Startup Day

       The Code imposes a tax on a REMIC equal to 100 percent of the value of any property contributed to the REMIC after the "startup day" (generally the same as the Settlement Date). Exceptions are provided for cash contributions to a REMIC if made (i) during the three-month period beginning on the startup day,
(ii) to a qualified reserve fund by a holder of a residual interest, (iii) in the nature of a guarantee, or (iv) to facilitate a qualified liquidation or clean-up call.

Net Income from Foreclosure Property

       The Code imposes a tax on a REMIC equal to the highest corporate rate on
"net income from foreclosure property." The terms "foreclosure property" (which includes property acquired by deed in lieu of foreclosure) and "net income from foreclosure property" are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be treated as such until the close of the third taxable year following the taxable year in which the acquisition occurs, with possible extensions. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust, net of deductions directly connected with the production of such income.

                   Reporting and Other Administrative Matters

       For purposes of the administrative provisions of the Code, each REMIC will be treated as a partnership and the Residual Owners will be treated as partners. We will prepare, sign and file federal income tax returns for each
REMIC, which returns are subject to audit by the IRS. We do not intend to register any REMIC as a tax shelter pursuant to section 6111 of the Code. We will also act as the tax matters partner for each REMIC, either as a beneficial owner of a Residual Certificate or as a fiduciary for the Residual Owner. Each
Residual Owner, by the acceptance of its Residual Certificate, agrees that we will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

       Within a reasonable time after the end of each calendar year, we will furnish to each Holder that received a distribution during that year a statement setting forth the portions of

                                        51

any distributions that constitute interest distributions, OID and any other information as is required by Treasury regulations and, with respect to Holders of Residual Certificates, information necessary to compute the daily portions of the taxable income (or net loss) of the REMIC for each day during that year.

       If there is more than one Residual Owner for a taxable year, each
Residual Owner is required to treat items on its return consistently with the treatment on the return of the REMIC, unless the Residual Owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.

                               Backup Withholding

       Distributions of interest and principal, as well as distributions of proceeds from the sale of Regular and Residual Certificates, may be subject to the "backup withholding tax" under section 3406 of the Code if recipients of the distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from this tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Certain penalties may be imposed by the IRS on a recipient of distributions required to supply information who does not do so in the proper manner.

                               Foreign Investors

Regular Certificates

       Distributions made on a Regular Certificate to, or on behalf of, a
Regular Owner that is a Non-U.S. Person generally will be exempt from U.S.
federal income and withholding taxes, provided (a) the Regular Owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the Certificate, (b) the Regular Owner signs a statement under penalties of perjury that certifies that the Regular Owner is a Non-U.S. Person, and provides the name and address of the Regular Owner, and (c) the last U.S.
Person in the chain of payment to the Regular Owner receives the statement from the Regular Owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false. You should be aware that the
IRS might take the position that this exemption does not apply to a Regular
Owner that also owns 10 percent or more of the Residual Certificates or of the voting stock of Fannie Mae, or to a Regular Owner that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code.

                                        52

Residual Certificates

       Amounts distributed to a Residual Owner that is a Non-U.S. Person generally will be treated as interest for purposes of applying the 30 percent
(or lower treaty rate) withholding tax on income that is not effectively connected with a U.S. trade or business. Amounts not constituting excess inclusions that are distributed on a Residual Certificate to a Non-U.S. Person generally will be exempt from U.S. federal income and withholding taxes, subject to the same conditions applicable to distributions on Regular Certificates, as described above, but only to the extent that the obligations directly underlying the REMIC that issued the Residual Certificate (e.g., mortgage loans or regular interests in another REMIC) were issued after July 18, 1984. In no case will any portion of REMIC income that constitutes an excess inclusion be entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See
"--Taxation of Beneficial Owners of Residual Certificates--Treatment of Excess
Inclusions" above.

                        LEGAL INVESTMENT CONSIDERATIONS

       If you are an institution whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities, you may be subject to restrictions on investment in certain classes of the Certificates of a series. If you are a financial institution that is subject to the jurisdiction of the Comptroller of the Currency, the Board of
Governors of the Federal Reserve System, the Federal Deposit Insurance
Corporation, the Office of Thrift Supervision, the National Credit Union
Administration, the Department of the Treasury or other federal or state agencies with similar authority, you should review the rules, guidelines and regulations that apply to you prior to purchasing or pledging the Certificates of a series. In addition, if you are a financial institution, you should consult your regulators concerning the risk-based capital treatment of any Certificate.
Investors should consult their own legal advisors in determining whether and to what extent the Certificates of a series constitute legal investments or are subject to restrictions on investment and whether and to what extent the
Certificates of a series can be used as collateral for various types of borrowings.

                                 LEGAL OPINION

       If you purchase Certificates of a series, we will send you, upon request, an opinion of our General Counsel (or one of our Deputy General Counsels) as to
the validity of the Certificates and the related Trust Agreement.

                              ERISA CONSIDERATIONS

       The Employee Retirement Income Security Act of 1974, as amended
("ERISA"), and the Code impose certain requirements on employee benefit plans subject to ERISA (such as employer-sponsored retirement plans) and upon other types of benefit plans and arrange-

                                        53

ments subject to section 4975 of the Code (such as individual retirement accounts). ERISA and the Code also impose these requirements on certain entities in which the benefit plans or arrangements that are subject to ERISA and the
Code invest. We refer to these plans, arrangements and entities as "Plans." Any person who is a fiduciary of a Plan also is subject to the requirements imposed by ERISA and the Code. Before a Plan invests in any Certificate, the Plan fiduciary must consider whether the governing instruments for the Plan would permit the investment, whether the Certificates would be a prudent and appropriate investment for the Plan under its investment policy and whether such an investment might result in a prohibited transaction under ERISA or the Code for which no exemption is available.

       The U.S. Department of Labor issued a final regulation covering the acquisition by a Plan of a "guaranteed governmental mortgage pool certificate,"
defined to include certificates which are "backed by, or evidencing an interest in specified mortgages or participation interests therein" and are guaranteed by
Fannie Mae as to the payment of interest and principal. Under the regulation, investment by a Plan in a "guaranteed governmental mortgage pool certificate"
does not cause the assets of the Plan to include the mortgages underlying the certificate or cause the sponsor, trustee and other servicers of the mortgage pool to be subject to the fiduciary responsibility provisions of ERISA or section 4975 of the Code in providing services with respect to the mortgages in the pool. Our counsel, Sidley, Austin, Brown & Wood LLP, has advised us that the
Certificates qualify under the definition of "guaranteed governmental mortgage pool certificates" and, as a result, the purchase and holding of Certificates by
Plans will not cause the underlying mortgage loans or the assets of Fannie Mae to be subject to the fiduciary requirements of ERISA or to the prohibited transaction requirements of ERISA and the Code.

                              PLAN OF DISTRIBUTION

       Pursuant to a Fannie Mae commitment, we will deliver the Certificates of a series to one or more securities dealers (each, a "Dealer") in exchange for the assets specified in the related prospectus supplement, unless the prospectus supplement provides otherwise. Each Dealer will offer the Certificates as specified in the prospectus supplement. Each Dealer may, in turn, offer the
Certificates to or through other dealers. These Dealers engage in transactions with us and perform services for us in the ordinary course of their business.
We, the Dealers or other parties may receive compensation, trading gain or other benefits in connection with these transactions. We typically receive a fee from the Dealer or Dealers for each offering. We reserve the right to acquire
Certificates for our own account at the time they are issued or subsequently in the secondary market and may retain or dispose of any Certificates that we acquire.

                                        54

                             INDEX OF DEFINED TERMS

Accretion Directed................      16
Accrual...........................      19
Ascending Rate....................      18
Available Funds...................   16,18
BBA...............................      21
BBA Method........................      21
CAGE..............................      28
Certificateholders................      15
Certificates......................      14
Code..............................      37
COFI Class........................      23
COFI Index........................      22
Companion.........................      17
Component.........................   16,18
Conventional Mortgage Loans.......      27
CPR...............................      30
Dealer............................      54
Descending Rate...................      18
Distribution Date.................      15
ERISA.............................      53
Event of Default..................      33
Excess............................      18
Fannie Mae Charter Act............       4
FHA...............................      27
Final Distribution Date...........      28
Fixed Rate........................      18
Floating Rate.....................      18
Ginnie Mae Certificate............      35
Ginnie Mae I Certificates.........      35
Ginnie Mae II Certificates........      35
Government Mortgage Loans.........      27
Holders...........................      15
Housing Act.......................      35
HUD...............................      27
Index Allocation..................      18
Index Determination Date..........      20
Index Differential................      19
Information Statement.............       4
Interest Accrual Period...........      20
Interest Only.....................      19
Interest Settlement Rate..........      21
Inverse Floating Rate.............      19
IRS...............................      38
LIBO Method.......................      21
LIBOR.............................      20
Liquid Asset......................      19
MBS...............................      29
National Cost of Funds Index......      23
Non-Sticky Jump...................      16
Non-U.S. Person...................      50
No Payment Residual...............   16,19
Notional..........................      16
OID...............................      38
OID Regulations...................      39
PAC...............................      17
Partial Accrual...................      19
Pass-Through......................      17
Planned...........................      17
Planned Balance...................      17
Plans.............................      54
Premium Certificate...............      41
Prepayment Assumption.............      39
Prime Rate........................      24
Principal Only....................      19
PSA...............................      29
Redeemable........................      19
Reference Bank....................      21
Regular Certificates..............      15
Regular Owner.....................      38
REMIC.............................       1
REMIC Trust.......................      37
Reserve Interest Rate.............      21
Residual Certificate..............      37
Residual Owner....................      41
Retail............................      20
RHS...............................      27
Scheduled.........................      17
Scheduled Balance.................      17
Segment...........................      17
Sequential Pay....................      17
Settlement Date...................      38
Sticky Jump.......................      17
Strip.............................      17
Structured Collateral.............      17
Support...........................      17
TAC...............................      18

                                        55

Trust Account.....................   14,26
Trust Agreement...................      14
Underlying Certificate............      46
Underlying Trust Indenture........      33
U.S. Person.......................      31
VA................................      27
VRDIs.............................      41
WAC...............................      28
WALA..............................      28
WAM...............................      28
WARM..............................      28
Weighted Average Coupon...........      19

                                        56

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No one is authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus, any prospectus supplement or any other disclosure document referred to in a prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus, any prospectus supplement and any other disclosure document referred to in a prospectus supplement do not constitute an offer or solicitation with regard to any securities other than the certificates or an offer or solicitation with regard to the certificates if it is illegal to make such an offer or solicitation to you under state law. By delivering this prospectus at any time, no one implies that the information contained herein is correct after its date.

The Securities and Exchange Commission has not approved or disapproved the certificates or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

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Information about Prospectus
  Supplements.........................    3
Fannie Mae............................    4
Additional Information about Fannie

Ginnie Mae and the Ginnie Mae
  Programs............................   34
Certain Federal Income Tax

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                                Guaranteed REMIC
                                  Pass-Through
                                  Certificates
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                         SINGLE-FAMILY REMIC PROSPECTUS
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Single-Family MBS Prospectus

                                      LOGO

                 Guaranteed Mortgage Pass-Through Certificates
                   (Single-Family Residential Mortgage Loans)

The Certificates

     We, the Federal National Mortgage Association or Fannie Mae, will issue and guarantee the mortgage pass-through certificates. Each issue of certificates will have its own identification number and will represent the ownership of a pool of residential mortgage loans secured by single-family one-to four-unit dwellings, or by a pool of participation interests in loans of that type.

Fannie Mae Guaranty

     We guarantee that the holders of the certificates will receive timely payments of interest and principal. We alone are responsible for making payments under our guaranty. The certificates and payments of principal and interest on the certificates are not guaranteed by the United States, and do not constitute a debt or obligation of the United States or any of its agencies or instrumentalities other than Fannie Mae.

       Consider carefully the risk factors section beginning on page 9. Unless you understand and are able to tolerate these risks, you should not invest in the certificates.

       The certificates are exempt from registration under the Securities Act of 1933, as amended, and are "exempted securities" under the Securities
  Exchange Act of 1934, as amended. Neither the Securities and Exchange
  Commission nor any state securities commission has approved or disapproved these certificates or determined if this prospectus is truthful or complete.
  Any representation to the contrary is a criminal offense.

                  The date of this Prospectus is July 1, 2004.

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Information about this Prospectus and

  Collection and Other Servicing
     Procedures.......................   20
  Certain Matters Regarding Our Duties

Yield, Maturity, and Prepayment
  Considerations......................   23
  Effective Yield.....................   23
  Yield of Adjustable-Rate
     Certificates.....................   23
  Maturity and Prepayment

  Conventional and Government Mortgage
     Loans............................   30

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  Mortgage Loan Eligibility
     Standards--Conventional Loans....   40
  Mortgage Loan Eligibility
     Standards--Government Insured

  Servicing Compensation and Payment
     of Certain Expenses..............   42
  Seller Representations and
     Warranties.......................   42
Certain Federal Income Tax
  Consequences........................   43
  Internal Revenue Service Guidance
     Regarding the Certificates.......   43
  Application of Revenue Ruling
     84-10............................   44
  Sales and Other Dispositions of

  Information Reporting and Backup

Exhibits
       Exhibit A  Pool Prefixes.......  A-1
       Exhibit B  Sample Pool
                    Statistics........  B-1

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          INFORMATION ABOUT THIS PROSPECTUS AND PROSPECTUS SUPPLEMENTS

     We will provide information that supplements this prospectus in connection with each issue of certificates. This prospectus and the prospectus supplement for each issuance of certificates will be available in paper form. We will deliver these documents electronically to parties who so request in accordance with our procedures. The disclosure documents for any particular issue of certificates are this prospectus and the prospectus supplement, together with any information incorporated in these documents by reference as discussed below under the heading "INCORPORATION BY REFERENCE." We also provide updated information and corrections regarding mortgage pools through our "PoolTalk"(R)
application or other locations on our Web site, listed below. In determining whether to purchase any issue of certificates in any initial offering, you should rely ONLY on the information in this prospectus, the related prospectus supplement and any information which we have otherwise incorporated into these documents by reference. You should not rely on information that may be offered to you by a third party. It may not be reliable.

     Each prospectus supplement will include information about the pooled mortgage loans backing that particular issue of certificates and about the certificates themselves. Unless otherwise stated in this prospectus or a related prospectus supplement, information about the mortgage loans will be given as of the issue date stated in the prospectus supplement, which is the first day of the month in which the certificates are being issued. Because the prospectus supplement will contain specific information about a particular issue of certificates, you should rely on the information in the prospectus supplement to the extent it is different from or more complete than the information in this prospectus.

     Certificateholders should note that the certificates are not traded on any exchange and the market price of a particular issuance of certificates or a benchmark price may not be readily available.

     You may obtain copies of this prospectus and the related prospectus supplement by writing to Fannie Mae, Attention: Fixed Income Investor Marketing,
3900 Wisconsin Avenue, NW, Area 2H-3S, Washington, DC 20016 or by calling the
Fannie Mae Helpline at 1-800-237-8627 or (202) 752-7115. Generally, the
prospectus supplement is available two business days before settlement of the related issue of certificates. These documents generally will also be available on our corporate Web site at www.fanniemae.com. We are providing our internet address solely for the information of prospective investors. We do not intend the internet address to be an active link. This means that we are not using this internet link to incorporate additional information into this prospectus or into any prospectus supplement.

                           INCORPORATION BY REFERENCE

     We are incorporating by reference in this prospectus the documents listed below. This means that we are disclosing information to you by referring you to these documents. These documents are considered part of this prospectus, so you should read this prospectus, and any applicable supplements or amendments, together with these documents.

     You should rely only on the information provided or incorporated by reference in this prospectus and any applicable supplement, and you should rely only on the most current information.

     We incorporate by reference the following documents we have filed, or may file, with the Securities and Exchange Commission ("SEC"):

     - our Annual Report on Form 10-K for the fiscal year ended December 31,
       2003 ("Form 10-K"), dated March 15, 2004;

     - our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, dated May 10, 2004; and

     - any subsequent annual reports on Form 10-K, quarterly reports on Form
       10-Q and current reports on Form 8-K that we file with the SEC prior to the completion of the offering of the

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       Certificates. Information we furnish to the SEC on Form 8-K is not incorporated by reference in this prospectus.

     You may read our SEC filings and other information about Fannie Mae at the offices of the New York Stock Exchange, the Chicago Stock Exchange and the
Pacific Exchange. Our SEC filings also will be available at the SEC's Web site at www.sec.gov. You also may read and copy any document we file with the SEC by visiting the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, DC
20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. We are providing the address of the
SEC's internet site solely for the information of prospective investors. We do not intend the internet address to be an active link. This means that information which appears on the SEC's Web site is not incorporated into this prospectus or into any prospectus supplement, except as specifically stated in this prospectus.

     You can obtain copies of the periodic reports we file with the SEC without charge from our Office of Investor Relations, Fannie Mae, 3900 Wisconsin Avenue,
NW, Washington, DC 20016, telephone: (202) 752-7115. The periodic reports that we file with the SEC will be also available on our Web site.

                                        4

                                    SUMMARY

     This summary highlights information contained elsewhere in this prospectus.
As a summary, it speaks in general terms without giving details or discussing any exceptions. Before buying any issue of certificates, you should have the complete picture. For that, you must read this prospectus (as well as any documents we refer you to in this prospectus) in its entirety as well as any applicable prospectus supplement for that issue.

Title of Security.............   Guaranteed Mortgage Pass-Through Certificates
                                 (Single-Family Residential Mortgage Loans).

Issuer and Guarantor..........   Fannie Mae, a federally chartered and
                                 stockholder-owned corporation.

                                 Neither the certificates nor payments of
                                 principal and interest on the certificates are
                                 guaranteed by the United States, and the
                                 certificates do not constitute a debt or
                                 obligation of the United States or any of its
                                 agencies or instrumentalities other than Fannie
                                 Mae. We alone are responsible for making
                                 payments on our guaranty.

Description of Certificates...   Each certificate will represent an ownership
                                 interest in a pool of mortgage loans. We will
                                 issue the certificates in book-entry form on
                                 the book-entry system of the U.S. Federal
                                 Reserve Banks, unless we specify a different
                                 system in the related prospectus supplement.
                                 The book-entry certificates will not be
                                 convertible into physical certificates.

Minimum Denomination..........   We will issue the certificates in minimum
                                 denominations of $1,000 with additional
                                 increments of $1.

Issue Date....................   The first day of the month in which the
                                 certificates are issued.

Distribution Date.............   The 25th day of each month is the date
                                 designated for payments to certificateholders.
                                 If that day is not a business day, payment will
                                 be made on the next business day. The first
                                 distribution date following an issuance will
                                 occur in the month following the month in which
                                 the certificates are issued. For example, if an
                                 issue date is March 1st, the first distribution
                                 date will be April 25th or, if April 25th is
                                 not a business day, the first business day
                                 following the 25th.

Interest......................   We will pay interest on the certificates each
                                 month on the distribution date.

                                 If a pool contains fixed-rate mortgage loans,
                                 we will pay to certificateholders interest at
                                 the fixed pass-through rate stated in the
                                 related prospectus supplement.

                                 If a pool contains adjustable-rate loans, other
                                 than those permitting negative amortization, we
                                 will pay to certificateholders interest at the
                                 variable pool accrual rate. The initial pool
                                 accrual rate is described in the related
                                 prospectus supplement. If a pool contains
                                 adjustable-rate loans that permit negative
                                 amortization, we will pay to certificateholders
                                 interest at the variable pool accrual rate
                                 minus the aggregate

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                                 amount of any deferred interest that is added
                                 to the principal balance of the mortgage loans.

Principal.....................   We receive collections on the mortgage loans on
                                 a monthly basis. The period we use to
                                 differentiate between collections in one month
                                 and collections in another month is called the
                                 due period. The due period is the period from
                                 and including the second day of the preceding
                                 month to and including the first day of the
                                 month in which the distribution date occurs.

                                 On each distribution date, we will pass through
                                 to certificateholders:

                                 - the aggregate amount of the borrowers'
                                   scheduled principal payments for the related
                                   due period,

                                 - the stated principal balance of mortgage
                                   loans that were prepaid in full during the
                                   calendar month preceding the month in which
                                   the distribution date occurs,

                                 - the stated principal balance of mortgage
                                   loans that were purchased out of the pool for
                                   any reason during the calendar month
                                   preceding the month in which the distribution
                                   date occurs, and

                                 - the amount of any partial prepayments on
                                   mortgage loans received during the calendar
                                   month preceding the month in which the
                                   distribution date occurs.

                                 Prepayments in full received on the first day
                                 of a month may be treated as if received on the
                                 last day of the preceding month. If they are so
                                 treated, they will be passed through on the
                                 distribution date in the month of actual
                                 receipt. For example, if a prepayment is
                                 received on February 1st, it may be treated as
                                 if it had been received on January 31st and, if
                                 it is so treated, the prepayment will be passed
                                 through on February 25th (or the next business
                                 day, if February 25th is not a business day).

Monthly Pool Factors..........   On or about the fourth business day of each
                                 month, we will publish the monthly pool factor
                                 for each issue of certificates. If you multiply
                                 the monthly pool factor by the original
                                 principal balance of the certificates, you will
                                 obtain the current principal balance of the
                                 certificates, after giving effect to the
                                 monthly principal payment to be passed through
                                 on the distribution date in that month.

Guaranty......................   On each distribution date, we guarantee payment
                                 to certificateholders of:

                                 - the aggregate amount of the borrowers'
                                   scheduled principal payments for the related
                                   due period, whether or not received, and

                                 - an amount equal to one month's interest on
                                   the certificates.

                                 For fixed-rate pools, we guarantee payment of
                                 interest at the stated pass-through rate
                                 provided in the prospectus supplement. For
                                 adjustable-rate pools, we guarantee payment of
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                                 interest at the pool accrual rate minus the
                                 aggregate amount of any deferred interest that
                                 is added to the principal balance of the
                                 mortgage loans.

                                 In addition, we guarantee the full and final
                                 payment of the unpaid principal balance of the
                                 certificates by the distribution date in the
                                 month of the maturity date specified in the
                                 prospectus supplement.

Servicing.....................   We are responsible for servicing the mortgage
                                 loans in each pool, but we generally contract
                                 with mortgage lenders to perform servicing
                                 functions for us.

Trustee.......................   Fannie Mae serves as the trustee for each
                                 issuance of certificates pursuant to the terms
                                 of the trust indenture.

Mortgage Pools................   We require each mortgage loan to meet our
                                 published standards for loans that we purchase,
                                 except to the extent that we have permitted
                                 variances from those standards. We may change
                                 our standards from time to time. Each mortgage
                                 pool will contain the types of mortgage loans
                                 described in the related prospectus supplement.

Security Type.................   Each mortgage loan will be secured by a first
                                 or subordinate lien on residential real
                                 property containing one to four dwelling units
                                 (including manufactured housing) or on a share
                                 in a cooperative housing corporation
                                 representing the right to occupy a residential
                                 dwelling.

Mortgage Loan Types...........   Loan pools include the following types of
                                 mortgage loans:

                                 - Fixed-rate, equal monthly payment, fully
                                   amortizing loans

                                 - Fixed-rate, equal biweekly payment, fully
                                   amortizing loans

                                 - Fixed-rate loans with monthly payments of
                                   interest only for a specified initial period,
                                   followed by fully amortizing equal monthly
                                   payments of principal and interest for the
                                   remaining loan term

                                 - Fixed-rate loans with a balloon payment due
                                   at maturity

                                 - Adjustable-rate, monthly pay, fully
                                   amortizing loans

                                 - Adjustable-rate loans with monthly payments
                                   of interest only during a specified initial
                                   fixed-rate period, followed by fully
                                   amortizing monthly payments of principal and
                                   interest for the remaining loan term

                                 - Adjustable-rate loans that may permit
                                   deferred interest (which is added to
                                   outstanding principal) as a result of
                                   negative amortization or provide for a
                                   balloon payment due at maturity.

Minimum Pool Size.............   Unless the related prospectus supplement
                                 provides otherwise, each of our pools will
                                 consist of either:

                                 - Fixed-rate loans that have an aggregate
                                   unpaid principal balance of at least
                                   $1,000,000 as of the issue date, or

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                                 - Adjustable-rate loans that have an aggregate
                                   unpaid principal balance of at least $500,000
                                   as of the issue date.

No Optional Termination.......   Fannie Mae has no clean-up call option. That
                                 is, Fannie Mae has no right to terminate the
                                 trust early when the unpaid principal balance
                                 of a pool reaches a certain amount or reaches a
                                 certain percentage of the original issue date
                                 unpaid principal balance of a pool.

Federal Tax Consequences......   Each mortgage pool will be classified as a
                                 grantor trust. Each beneficial owner of a
                                 certificate will be treated as the owner of a
                                 pro rata undivided interest in each of the
                                 mortgage loans included in that pool.
                                 Accordingly, each owner will be required to
                                 include in income its pro rata share of the
                                 entire income from each mortgage loan in the
                                 pool, and generally will be entitled to deduct
                                 its pro rata share of the expenses of the
                                 trust, subject to the limitations described in
                                 this prospectus.

                                        8

                                  RISK FACTORS

     We have listed below some of the risks associated with an investment in the certificates. Because each investor has different investment needs and different risk tolerances, you should consult your own financial and legal advisors to determine whether the certificates are a suitable investment for you.

INVESTMENT FACTORS:

The certificates may not be a
suitable investment for you.         The certificates are complex financial
                                     instruments. They are not a suitable
                                     investment for every investor. Before
                                     investing, you should:

                                     - have sufficient knowledge and experience
                                       to evaluate (either alone or with the
                                       help of a financial or legal advisor) the
                                       merits and risks of the certificates and
                                       the information contained in this
                                       prospectus, the applicable prospectus
                                       supplement, and the documents
                                       incorporated by reference;

                                     - understand thoroughly the terms of the
                                       certificates;

                                     - be able to evaluate (either alone or with
                                       the help of a financial or legal advisor)
                                       the economics, interest rate and other
                                       factors that may affect your investment;

                                     - have sufficient financial resources and
                                       liquidity to bear all risks associated
                                       with the certificates; and

                                     - investigate any legal investment
                                       restrictions that may apply to you. You
                                       should exercise particular caution if
                                       your circumstances do not permit you to
                                       hold the certificates until maturity.

PREPAYMENT FACTORS:

General

Mortgage loans in the pool could
be
repaid at a different speed than
you
expected, affecting the timing of
repayment of principal on your
certificates.                        If mortgage loans in the pool are repaid at
                                     a different speed than you expected, the
                                     return on your investment in the
                                     certificates could be less than you
                                     expected when you purchased the
                                     certificates. Some of the specific reasons
                                     that loans could be repaid at a different
                                     speed are described in separate paragraphs
                                     below. Regardless of the reason, if the
                                     loans are repaid more quickly than you
                                     expected, then the principal on your
                                     certificates will be repaid to you sooner
                                     than you had predicted. Depending on
                                     then-prevailing economic conditions and
                                     interest rates, you might not be able to
                                     reinvest those proceeds at a yield that is
                                     equal to or greater than the yield on your
                                     certificates. If the loans are repaid more
                                     slowly than you expected, then the
                                     principal on your certificates will be
                                     repaid to you later than you had predicted.
                                     Your ability to reinvest these funds would
                                     therefore be delayed. If the yield on your
                                     certificates is lower than comparable
                                     investments available when you expected
                                     your certificates to prepay or mature, you
                                     will be disadvantaged by not having as much
                                     principal available to reinvest, and by

                                        9

                                     having your investment dollars remain
                                     invested in the certificates for a longer
                                     than expected period.

Even if the mortgage loans are
prepaid at a rate that on average
is
consistent with your
expectations,
variations in the rate of
prepayment over time can
significantly affect your yield.     Generally, the earlier the payment of
                                     principal, the greater the effect on the
                                     yield to maturity. As a result, if the rate
                                     of principal prepayment during any period
                                     is faster or slower than you expected, a
                                     corresponding reduction or increase in the
                                     prepayment rate during a later period may
                                     not fully offset the effect of the earlier
                                     prepayment rate on your yield.

Borrowers could make full or
partial prepayments of principal,
accelerating the rate at which
you
receive your return of principal
on
the certificates.                    Some borrowers may elect to make a full or
                                     partial principal prepayment and thereby
                                     reduce or eliminate their outstanding loan
                                     balance. The outstanding principal balance
                                     of the certificates will be reduced by the
                                     amount of this prepaid principal, resulting
                                     in an earlier return of principal than
                                     otherwise might be the case. While this
                                     risk of prepayment is applicable to all
                                     pool types, it is particularly noteworthy
                                     in the context of pools that contain loans
                                     obligating the borrower to pay only
                                     interest for a stated period, before
                                     beginning to amortize principal. Although
                                     these loans are interest-only for that
                                     stated period, distributions on the
                                     certificates during and after that stated
                                     period will typically include any
                                     unscheduled payment of principal made by
                                     the borrower.

Refinance Environment

Prevailing interest rates could
decline, causing borrowers to
prepay their loans and refinance
at
a lower mortgage interest rate,
accelerating the rate at which
you
receive your return of principal
on
the certificates.                    If prevailing rates decline and borrowers
                                     are able to obtain new loans at lower
                                     rates, they are more likely to refinance
                                     their mortgage loans. As a result, you
                                     could receive payments of principal on the
                                     certificates more quickly than you
                                     expected, at a time when reinvestment rates
                                     are lower. The mortgage loans may or may
                                     not contain prepayment premiums that
                                     discourage borrowers from prepaying.

The mortgage origination industry
could change its procedures and
prices for refinancing loans,
accelerating the rate at which
you
receive your return of principal
on
the certificates.                    Mortgage originators are continually
                                     reviewing and revising procedures to ease
                                     the burden for themselves and borrowers of
                                     processing refinance loans. Sometimes these
                                     changes occur with our cooperation. Their
                                     changes may include reducing the amount of
                                     documentation required to refinance and
                                     easing their underwriting standards. In
                                     addition, mortgage originators are working
                                     to find ways to reduce borrower costs to
                                     refinance. To the extent mortgage
                                     originators are successful in streamlining
                                     procedures and reducing costs for
                                     refinancing, this could encourage borrowers
                                     to refinance their loans. An increase in
                                     the prevalence of refinances of the
                                     mortgage loans in the pool will accelerate
                                     the rate at which you receive payments of
                                     principal on your certificates.

Prevailing interest rates could
rise,
causing borrowers not to prepay
their loans, slowing the rate at
which you receive your return of
principal on the certificates.       If prevailing rates rise and borrowers are
                                     less able to obtain new loans at lower
                                     rates, they may elect less frequently to
                                     move to a new home or refinance their
                                     existing loan. The effect of these
                                     decisions by the borrow-
                                        10

                                     ers would be that the loans in the pool
                                     may, on average, prepay less rapidly than
                                     you expected. As a result, you could
                                     receive payments of principal on the
                                     certificates more slowly than you expected,
                                     and the certificates could remain
                                     outstanding longer than you expected, at a
                                     time when reinvestment rates are higher.

Certain hybrid adjustable-rate
mortgage loans with long initial
fixed-rate periods may be more
likely to be refinanced than
other
mortgage loans.                      Certain adjustable-rate mortgage loans that
                                     have long initial fixed interest rate
                                     periods have the potential for a
                                     significant rate increase at the first
                                     interest rate change date. For these loans,
                                     borrowers may be more likely to refinance
                                     at the first change date or in anticipation
                                     of the upcoming first change date.

Property/Credit

Borrowers could default on their
loans, resulting in prepayment of
a
portion of the principal on the
certificates.                        Because we guarantee the payment of
                                     principal on the certificates, a default by
                                     a borrower does not reduce the amount of
                                     principal that will be paid to
                                     certificateholders. If a mortgage loan
                                     becomes delinquent with respect to four or
                                     more consecutive monthly payments (or eight
                                     biweekly payments), however, we have the
                                     option to purchase the delinquent loan out
                                     of the pool. We will pass through the
                                     stated principal balance of the repurchased
                                     loan to certificateholders on the
                                     distribution date in the month after the
                                     month in which the loan is repurchased.
                                     Thus, a loan that is delinquent with
                                     respect to four or more consecutive monthly
                                     payments (or eight biweekly payments) can
                                     have essentially the same effect on the
                                     timing of certificate principal repayment
                                     as a borrower prepayment. Factors affecting
                                     the likelihood of a borrower default
                                     include:

                                     - the general economic conditions;

                                     - local and regional employment conditions;

                                     - borrower creditworthiness;

                                     - significant changes in the size of
                                       required loan payments;

                                     - borrower's death or a borrower's change
                                       in family status;

                                     - uninsured natural disasters; and

                                     - borrower bankruptcy or other insolvency.

                                        11

We could withdraw some mortgage
loans from the pool due to a
breach
of representations and
warranties,
accelerating the rate at which
you
receive your return of principal.    Each seller that sells loans to us makes
                                     various representations and warranties
                                     about the seller and the loans. For a
                                     description of the subjects covered by
                                     these representations and warranties, see
                                     "FANNIE MAE PURCHASE PROGRAM--Seller
                                     Representations and Warranties," below. If
                                     these representations and warranties were
                                     not true when they were made, we can
                                     require the seller to repurchase the
                                     affected loans at any time. The affected
                                     loans could be all of the loans in the pool
                                     or only a portion of the pool. When a loan
                                     is repurchased, its stated principal
                                     balance is passed through to
                                     certificateholders on the distribution date
                                     in the month following the month of
                                     repurchase. Thus, a breach of a
                                     representation and warranty may accelerate
                                     the rate of repayment of principal on your
                                     certificates.

Anti-predatory lending laws
recently adopted and currently
being contemplated may result in
increased repurchases for breach
of
representations or warranties,
resulting in accelerated
repayment
of principal to you.                 Many states have introduced or enacted
                                     legislation modifying or adopting
                                     anti-predatory lending laws. As of the date
                                     of this prospectus, several of these state
                                     laws, and potential actions the federal
                                     government may take, are continually
                                     evolving. We require representations and
                                     warranties that loans delivered to us
                                     comply with all applicable federal, state
                                     and local laws (which would include laws
                                     intended to address predatory lending). In
                                     addition, we also require representations
                                     and warranties that certain loans subject
                                     to such laws will not be delivered to us,
                                     even if they do not actually violate those
                                     laws (for example, loans that may have
                                     unusually high costs associated with the
                                     origination of the loan). In addition, in
                                     2000, we announced certain requirements
                                     with respect to predatory lending
                                     practices, and we required representations
                                     and warranties that lenders have complied
                                     with those requirements as well. If more
                                     loans become subject to such anti-predatory
                                     lending laws and violate the required
                                     representations and warranties (including
                                     our additional requirements), there is a
                                     possibility that the number of loans we
                                     require to be repurchased may increase.
                                     When a loan is repurchased, its stated
                                     principal balance is passed through to
                                     certificateholders on the distribution date
                                     in the month following the month of
                                     repurchase. Thus, a breach of a
                                     representation and warranty may accelerate
                                     the rate of repayment of principal on your
                                     certificates.

The characteristics of loans may
differ from pool to pool, causing
prepayment speeds to differ for
different issues of certificates.    We purchase mortgage loans with many
                                     different characteristics. For a
                                     description of these characteristics, see
                                     "THE MORTGAGE LOANS," below. We change our
                                     loan eligibility requirements and
                                     underwriting standards from time to time. A
                                     loan pool may include a mix of loans with
                                     differing characteristics and loans
                                     originated at different times. This means
                                     it is possible that not all the mortgage
                                     loans in a particular pool will be subject
                                     to the same eligibility and underwriting
                                     standards. The differences among the loan
                                     characteristics and the eligibility and
                                     underwriting standards that were applied in
                                     the loan
                                        12

                                     purchases may affect the likelihood that a
                                     borrower will prepay a loan under various
                                     prevailing economic circumstances and/or
                                     the likelihood that a borrower will become
                                     delinquent. Thus, the differences among
                                     pools may have an effect upon the extent to
                                     which the prepayment of a particular issue
                                     of certificates will follow historical
                                     averages or averages of otherwise similar
                                     certificates issued concurrently.

Location

The location of real property
securing loans in a pool may
differ
from pool to pool, causing
prepayment speeds to differ for
different issues of certificates.    We purchase mortgage loans throughout the
                                     United States and its territories. A pool
                                     may include loans secured by property in
                                     one or several states, and may be
                                     relatively concentrated or diverse in
                                     location. Regional economic differences
                                     among locations may affect the likelihood
                                     that a borrower will prepay a loan and/or
                                     the likelihood that a borrower will become
                                     delinquent. Thus, the differences among
                                     geographic concentrations in pools may have
                                     an effect upon the extent to which the
                                     prepayment of a particular issue of
                                     certificates will follow historical
                                     averages or averages of otherwise similar
                                     certificates issued concurrently.

Other Prepayments

If the pool includes
adjustable-rate
loans that permit conversion to a
fixed rate, borrowers may so
convert the loans, accelerating
the
rate at which you receive your
return of principal.                 Some adjustable-rate loans contain
                                     conversion options, permitting the borrower
                                     to convert the loan to a fixed-rate loan.
                                     If these loans are included in an
                                     adjustable-rate pool, and the borrower
                                     exercises the option, thereby converting
                                     the loan to a fixed-rate loan, we will buy
                                     the loan out of the pool prior to its
                                     conversion to a fixed-rate loan. The stated
                                     principal balance of that loan is passed
                                     through to certificateholders on the
                                     distribution date in the month following
                                     the month of our repurchase. Thus,
                                     conversion of these loans to fixed-rate
                                     loans may accelerate the rate of repayment
                                     of principal on your certificates.

LIQUIDITY FACTORS:

There may be no market for the
certificates of a particular
issue,
and no assurance can be given
that
a market will develop and
continue.                            We cannot be sure that each new issue of
                                     certificates, when created, will have a
                                     ready market, or, if a market does develop,
                                     that the market will remain during the
                                     entire term for which the certificates are
                                     outstanding. Therefore, it is possible that
                                     if you wish to sell your certificates in
                                     the future, you may have difficulty finding
                                     potential purchasers. Some of the factors
                                     that may affect the resale of certificates
                                     are:

                                     - the method, frequency and complexity of
                                       calculating principal or interest on the
                                       loans or the certificates;

                                     - the age of the mortgage loans in the
                                       pool;

                                     - the outstanding principal amount of the
                                       certificates of that series and other
                                       series with similar features;

                                        13

                                     - the amount of certificates of that series
                                       or of a series with similar features
                                       offered for resale from time to time;

                                     - any legal restrictions or tax treatment
                                       that limits the demand for the
                                       certificates;

                                     - the availability of comparable
                                       securities; and

                                     - the level of interest rates generally,
                                       the volatility with which prevailing
                                       interest rates are changing and the
                                       direction in which interest rates are, or
                                       appear to be, trending.

Terrorist activities and
accompanying military and
political
actions by the United States
Government could cause reductions
in investor confidence and
substantial volatility in real
estate
and securities markets.              It is impossible to predict the extent to
                                     which terrorist activities may occur or, if
                                     they do occur, the extent of the effect on
                                     the certificates of a particular issue.
                                     Moreover, it is uncertain what effects any
                                     past or future terrorist activities and/or
                                     any consequent military and/or political
                                     actions on the part of the United States
                                     Government and others will have on the
                                     United States and world financial markets;
                                     local, regional and national economies;
                                     real estate markets across the United
                                     States; or particular business segments,
                                     including those that are important to the
                                     performance by the borrowers of the
                                     mortgage loans. Among other things, reduced
                                     investor confidence could result in
                                     substantial volatility in securities
                                     markets and a decline in real
                                     estate-related investments. As a result,
                                     defaults on the mortgage loans could
                                     increase causing early payments of
                                     principal to you and, regardless of the
                                     performance of the underlying mortgage
                                     loans, the liquidity and market value of
                                     the certificates may be impaired.

A disproportionate incidence of
prepayments and repurchases
among adjustable-rate loans of
different interest rates will
affect
your yield.                          Certificateholders in pools of
                                     adjustable-rate mortgage loans will receive
                                     a yield that is the weighted average of the
                                     loan rates, net of our fees. That weighted
                                     average will change whenever a loan in the
                                     pool is prepaid, either in whole or in
                                     part, or is repurchased out of the pool. A
                                     disproportionate incidence of prepayments
                                     and repurchases among loans of different
                                     interest rates will increase or decrease
                                     the effective yield to you.

CREDIT FACTORS:

If we failed to pay under our
guaranty, the amount distributed
to
certificateholders would be
reduced.                             If borrowers fail to make their mortgage
                                     loan payments on time, we have agreed to
                                     make payments under our guaranty. If,
                                     however, we become unable to pay, or fail
                                     to pay for any reason, the payments of
                                     principal and/or interest that you receive
                                     as a certificateholder will be reduced as a
                                     result of borrowers' late payments or
                                     complete failure to pay.

                                        14

If our credit should become
impaired, a buyer may be willing
to
pay only a reduced price for your
certificates, if you wanted to
sell
them in the future.                  There could be an adverse change in our
                                     financial condition that would impair the
                                     perception of our credit. Even if we were
                                     to make all the payments required under our
                                     guaranty, potential buyers may offer less
                                     for your certificates than they would offer
                                     if our financial condition had remained
                                     unchanged.

                                        15

                                   FANNIE MAE

     Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter
Act, as amended. We were established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market. We became a stockholder-owned and privately managed corporation by legislation enacted in
1968. We are the largest investor in residential mortgage loans in the United
States.

     Under our Charter Act, we were created to:

     - provide stability in the secondary market for residential mortgages;

     - respond appropriately to the private capital markets;

     - provide ongoing assistance to the secondary market for residential mortgages (including activities relating to mortgages on housing for low-
       and moderate-income families involving a reasonable economic return that may be less than the return earned on other activities) by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for residential mortgage financing; and

     - promote access to mortgage credit throughout the nation (including central cities, rural areas and underserved areas) by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for residential mortgage financing.

     In accordance with our statutory purpose, we provide funds to the mortgage market by purchasing mortgage loans from lenders. In this way, we replenish their funds so they can make additional loans. We acquire funds to purchase these loans by issuing debt securities to capital market investors, many of whom ordinarily would not invest in mortgages. Thus, we are able to expand the total amount of funds available for housing.

     We also issue mortgage-backed certificates, receiving guaranty fees for our guaranty of timely payment of scheduled principal and interest on the certificates. We issue mortgage-backed certificates primarily in exchange for pools of mortgage loans from lenders. By issuing mortgage-backed certificates, we further fulfill our statutory mandate to increase the liquidity of residential mortgage loans.

     In addition, we offer various services to lenders and others for a fee.
These services include issuing certain types of structured mortgage-backed certificates and providing technology services for originating and underwriting mortgage loans.

     Our principal office is located at 3900 Wisconsin Avenue, NW, Washington,
DC 20016, telephone: (202) 752-7000.

                                USE OF PROCEEDS

     We usually issue certificates in swap transactions, in which the certificates are issued in exchange for the mortgage loans in the pool that backs the certificates. In some instances, we may issue certificates backed by pools of mortgage loans that we already own. In those transactions, we would receive cash proceeds. Unless stated otherwise in the prospectus supplement, we would apply the cash proceeds to the purchase of other mortgage loans and for other general corporate purposes.

                        DESCRIPTION OF THE CERTIFICATES

     We will issue the certificates under a trust indenture. For each issuance of certificates, there will be an issue supplement to the trust indenture. We have summarized the important terms of the trust indenture below. This summary is not complete. If there is any conflict between the information in this prospectus and the actual provisions of the trust indenture, the terms of the trust indenture and

                                        16

its related issue supplement will govern. You may obtain a copy of the trust indenture and issue supplement that applies to your certificates from our
Washington, DC office.

The Certificates

     The certificates represent fractional undivided beneficial ownership interests in the pool of mortgage loans held in the trust created under the trust indenture and the issue supplement. We will hold the mortgage loans, in our capacity as trustee under the trust indenture, for the benefit of all the holders of certificates of the same issue. The fractional undivided interest of each certificate of the issue will be equal to the initial principal balance of that certificate divided by the aggregate principal balance of the loans in the pool on the issue date.

     Occasionally, if so stated in the related prospectus supplement, the certificates represent fractional undivided beneficial ownership interests in a pool of participation certificates, rather than whole mortgage loans. We will hold the participation certificates, in our capacity as trustee under the trust indenture, for the benefit of all holders of certificates of the same issue. The description of the certificates throughout this prospectus is written on the assumption that the certificates represent interests in whole loans.

Issuance in Book-Entry Form

     We will issue the certificates in book-entry form using the book-entry system of the U.S. Federal Reserve Banks, unless we specify a different method in the applicable prospectus supplement. Physical certificates are not available. Book-entry certificates must be issued in a minimum denomination of
$1,000 with additional increments of $1. They are freely transferable on the records of any Federal Reserve Bank, but are not convertible to physical certificates. Any transfers are subject to the minimum denomination requirements.

     A certificateholder is an entity that appears in the records of a Federal
Reserve Bank as the owner of the certificate. Only entities that are eligible to maintain book-entry accounts with a Federal Reserve Bank may be certificateholders. These entities are not necessarily the beneficial owners of the certificates. They are banks, brokerage firms, securities clearing organizations and similar companies, which act as financial intermediaries.
Ordinarily, beneficial owners hold certificates by having accounts at financial intermediaries, which either have book-entry accounts with a Federal Reserve
Bank or hold through other financial intermediaries, one of which has a book-entry account with a Federal Reserve Bank. A certificateholder that is not also the beneficial owner of a certificate, and all the other financial intermediaries in the chain between the certificateholder and the beneficial owner, are responsible for establishing and maintaining accounts for their customers.

     Neither we nor the Federal Reserve Banks will have any direct obligation to the beneficial owner of a certificate who is not also a certificateholder. We and the Federal Reserve Bank may treat the certificateholder as the absolute owner of the certificate for all purposes, regardless of any contrary notice you may provide. For example, we will make distribution payments on the certificates only to certificateholders, and will give effect to a transfer of a certificate only if we receive the notice from a certificateholder.

     The Federal Reserve Bank credits the account of the certificateholder when we make a distribution on the certificates. Each certificateholder and any financial intermediaries are responsible for remitting distributions to the beneficial owners of the certificate.

Distributions on Certificates

     We will make distributions to certificateholders on the 25th day of each month, or if the 25th day is not a business day, on the first business day following the 25th day of the month. We refer to this date as a distribution date. We will make the first payment for each issue of certificates on the distribution date in the month following the month in which the certificates are issued. For example, if

                                        17

an issue date occurs on March 1st, the first distribution date for that issuance will be April 25th, or the following business day if April 25th is not a business day. We will pay the certificateholder who is listed as the holder in the records of any Federal Reserve Bank as of the record date. The record date is the last day of the month immediately preceding the month in which the distribution date occurs.

     Interest Payments.  On each distribution date, we will distribute to certificateholders one month's interest. Interest will be calculated on the certificate's principal balance immediately prior to that distribution date.

     For pools of fixed-rate loans, we will distribute one month's interest at the pass-through rate stated in the prospectus supplement. For pools of adjustable-rate loans, other than those adjustable-rate loans that permit negative amortization, we will distribute one month's interest at the pool accrual rate.

     In the case of adjustable-rate pools composed of mortgage loans that permit negative amortization, we will distribute one month's interest at the pool accrual rate minus the aggregate amount of any deferred interest that is added to the principal balance of the mortgage loans during the related due period.
During periods when the mortgage loans are negatively amortizing, although your certificate balance will be increasing (as deferred interest is added to the principal balance of the mortgage loans), the amount of interest you receive might not increase.

     The due period for each distribution date is the period beginning with and including the second day of the calendar month preceding the month in which the distribution date occurs and ending with and including the first day of the month in which that distribution date occurs.

     Interest Accrual Basis.  We will calculate the amount of interest due each month on the certificates by assuming that each month consists of 30 days and each year consists of 360 days. We calculate interest this way even if some or all of the mortgage loans in the pool provide that interest is calculated on a different basis, such as simple interest. Simple interest, also called daily interest, means that interest on the mortgage loans is calculated daily based on the actual number of days in each month with a year consisting of 365 days (or
366 days, as applicable) and with the borrower's payment being credited on the date it is received.

     Principal Distributions.  On each distribution date, we will distribute to certificateholders, as payments of principal on the certificates, an amount equal to the aggregate of the following amounts:

     - the scheduled principal due on the mortgage loans in the pool during the related due period;

     - the stated principal balance of each mortgage loan that was prepaid in full during the calendar month preceding the month in which that distribution date occurs;

     - the stated principal balance of each mortgage loan that was purchased out of the pool for any reason during the calendar month preceding the month in which that distribution date occurs; and

     - the amount of any partial prepayment of a mortgage loan, sometimes referred to as a curtailment, received during the calendar month preceding the month in which that distribution date occurs.

     The stated principal balance of a mortgage loan is the principal balance of the loan as of the issue date of the certificates, reduced by all payments of principal received and paid to certificateholders after that date, and increased by accrued interest, if any, that has been added to principal as a result of negative amortization under the loan's terms.

     For mortgage loans that do not have their first scheduled principal payment due until the second due period following the issue date of the certificates, certificateholders will receive no scheduled principal payment on the first distribution date (but will receive interest). The prospectus supplement will indicate the percentage of such mortgage loans in the pool, if any.

                                        18

     For mortgage loans that provide for interest to be calculated on a daily or simple interest basis, the scheduled principal payment will be determined as the amount of principal that would have been due on the mortgage loan under an amortization schedule that assumes interest accrues monthly on the basis of a
360-day year consisting of twelve 30-day months, rather than on a daily or simple interest basis.

     There are some instances when the distribution date for prepayments may differ from that described above. Sometimes the servicer is unable to provide us with prepayment information in sufficient time to allow the monthly pool factor for that distribution date to reflect the prepayment. In those instances, we will distribute those prepayments to certificateholders on the distribution date that occurs in the second month following the month in which the borrower makes the prepayment. Also, our servicing guide permits servicers to treat prepayments in full occurring on the first day of a month as if they actually occurred on the last day of the preceding month. For example, if a prepayment is received on
February 1st, it may be treated as if it had been received on January 31st and, if it is so treated, the prepayment will be passed through on February 25th (or the next business day, if February 25th is not a business day).

Reports to Certificateholders

     Monthly Reports.  Each certificateholder who is listed as the holder in the records of any Federal Reserve Bank will be provided the information below on a monthly basis with respect to each payment, adjusted to reflect each certificateholder's pro rata interest in the related pool as of the distribution date:

     - the amount due on the certificates on that distribution date on account of total scheduled and unscheduled principal;

     - the amount due on the certificates on that distribution date on account of interest;

     - the total cash distribution on the certificates on that distribution date;

     - the amount of any deferred interest added to principal as of that distribution date as a result of negative amortization on loans;

     - the principal balances of the certificates on that distribution date after giving effect to any distribution of principal on that date and to any deferred interest added to the principal balances of the mortgage loans in that pool during the related due period; and

     - for pools of adjustable-rate loans, the pool accrual rate for that distribution date.

     Annual Reports.  Within a reasonable time after the end of each calendar year, we will furnish to each person who was listed as a certificateholder in the records of any Federal Reserve Bank at any time during that year a statement containing any information required by the federal income tax laws.

Fannie Mae Guaranty

     We guarantee to certificateholders, on each distribution date:

     - an amount equal to the borrowers' scheduled principal payments for the related due period, whether or not received, plus

     - an amount equal to one month's interest on the certificates.

     For fixed-rate pools, we guarantee payment of interest at the fixed pass-through rate stated in the prospectus supplement. For adjustable-rate pools, we guarantee payment of interest at the variable pool accrual rate minus the aggregate amount of any deferred interest. Deferred interest is added to the principal balance of the mortgage loans.

                                        19

     In addition, we guarantee the full and final payment of the unpaid principal balance of the certificates on the distribution date in the month of the maturity date specified in the prospectus supplement for the certificates.

     If we were unable to perform our guaranty obligations, certificateholders would receive only the payments that borrowers actually made and any other recoveries on the mortgage loans in the pool from sources such as insurance, condemnation and foreclosure proceeds. If that were to happen, delinquencies and defaults on the mortgage loans would directly affect the amount of principal and interest that certificateholders would receive each month.

     Neither the certificates nor payments of principal and interest on the certificates are guaranteed by the United States government. The certificates do not constitute a debt or obligation of the United States or any of its agencies or instrumentalities other than Fannie Mae. We alone are responsible for making payments on our guaranty.

     Our guaranty covers any interest shortfalls on the certificates arising from reductions in the interest rate of a mortgage loan due to application of the Servicemembers Civil Relief Act, as amended, and similar state laws.

Collection and Other Servicing Procedures

     We are responsible for servicing the mortgage loans in each pool. We typically service loans through lenders or other approved mortgage servicers.
See "FANNIE MAE PURCHASE PROGRAM--Seller and Servicer Eligibility" for
information on our servicer requirements. Our servicing procedures include collecting payments from borrowers, seeing that the mortgaged property is insured, and foreclosing upon defaulted mortgage loans.

Certain Matters Regarding Our Duties as Trustee

     We may not resign from our duties as trustee under the trust indenture unless a change in law requires it. Even then, our resignation would not become effective until a successor has assumed our duties. A successor trustee would not take over our guaranty obligations. Even if our other duties under the trust indenture terminate, we still would be obligated under our guaranty.

     If we are ever unable to fulfill our guaranty obligations, the trust indenture may be modified to provide for monthly distributions to certificateholders from mortgage loan payments and other mortgage loan recoveries in a manner similar to practices and procedures followed in the servicing of whole loans for institutional investors. See "--Amendment" below.

     We are not liable under the trust indenture to certificateholders for errors in judgment or for anything we do, or do not do, in good faith. This standard of care also applies to our directors, officers, employees and agents.
Nevertheless, neither we nor they will be protected against any liability if it results from willful misfeasance, bad faith or gross negligence or as a result of willful disregard of our duties.

     The trust indenture provides that we are free to refuse involvement in any legal action that we think will expose us to expense or liability unless the action is related to our duties under the trust indenture. On the other hand, we may decide to participate in legal actions, such as actions involving the mortgage loans, if we think our participation would be necessary or in the interests of the certificateholders. In that case, we will pay the legal expenses and costs of the action.

     If we merge or consolidate with another corporation, the successor corporation will be our successor under the trust indenture and will assume all of our duties under the trust indenture, including our guaranty.

                                        20

Events of Default

     Any of the following events will be considered an event of default under the trust indenture for an issue of certificates:

     - if we fail to make a required payment to the certificateholders, and our failure continues uncorrected for 15 days after certificateholders owning at least 5% of that issue of certificates have given us written notice of nonpayment; or

     - if we fail in any material way to fulfill any of our other obligations under the trust indenture or the related issue supplement, and our failure continues uncorrected for 60 days after certificateholders owning at least 25% of that issue of certificates have given us written notice;
       or

     - if we become insolvent or unable to pay our debts or if other events of insolvency occur.

     If one of the events of default occurs and continues uncorrected, certificateholders who own at least 25% of the related issue of certificates will have the right to terminate all of our rights and obligations under the trust indenture for that issue. These obligations include our duties as trustee and in our corporate capacity. However, our guaranty obligations will continue in effect. The same proportion of certificateholders that has the right to terminate us also may appoint a successor to all of our terminated obligations.
This successor will take legal title to the mortgage loans included in the related trust fund. The acts of certificateholders to terminate us and appoint a successor must be in writing.

Amendment

     We may amend the trust indenture without notifying or obtaining the consent of the certificateholders, to do any of the following:

     - add to our duties;

     - evidence that another party has become our successor and has assumed our duties under the trust indenture in our capacity as trustee or in our corporate capacity or both;

     - eliminate any of our rights in our corporate capacity under the trust indenture;

     - cure any ambiguity or correct or add to any provision (as long as no certificateholder is adversely affected) in the trust indenture or the related issue supplement; and

     - if we cannot fulfill our guaranty obligations, modify the trust indenture to provide for monthly distributions from payments and other recoveries on the mortgage loans in the pool in a manner similar to practices and procedures followed in the servicing of whole loans for institutional investors.

     In addition, if certificateholders beneficially owning at least 66% of an issue of certificates give their consent, we may amend the trust indenture for a purpose not listed above, except that we may not terminate or change our guaranty obligations, reduce or delay payments to certificateholders, or reduce the 66% requirement of certificateholders who must give their consent, unless all certificateholders of an issue have agreed.

Termination

     The trust indenture will terminate with respect to each issue of certificates when the last mortgage loan in that pool has been paid off or liquidated (and the resulting proceeds have been distributed to certificateholders). We do not have an option, in the nature of a clean-up call
(early termination of the trust when the unpaid principal balance of a pool reaches a certain amount or

                                        21

reaches a certain percentage of the original unpaid principal balance of a pool), to repurchase the mortgage loans before the last mortgage loan in that pool has been paid off or liquidated (and the resulting proceeds have been distributed to certificateholders) and retire the certificates and terminate the trust indenture.

                                        22

                 YIELD, MATURITY, AND PREPAYMENT CONSIDERATIONS

Effective Yield

     Your yield will depend in part upon whether you purchase certificates at a discount from or a premium over the outstanding principal. In general, if you purchase a certificate at a discount from the outstanding principal and the mortgage loans are prepaid at a rate that is slower than you expected, your yield on that certificate will be less than you expected. If you purchase a certificate at a premium over the outstanding principal and the mortgage loans are prepaid at a rate that is faster than you expected, your yield on that certificate also will be less than you expected. You must make your own decision about the prepayment assumptions you will use in deciding whether to purchase the certificates. We do not provide delinquency experience or decrement tables for the certificates.

     Although interest on the certificates accrues during a calendar month, we do not distribute interest to certificateholders until the distribution date in the following calendar month. Because of this delay, the effective yield on the certificates will be less than it would be if we paid interest earlier.

Yield of Adjustable-Rate Certificates

     Certificates backed by adjustable-rate loans bear interest at a rate that also adjusts and that is calculated on the basis of the changing rates on the loans in the pool. How the index value is determined and how it changes, along with other features of adjustable-rate loans, will affect the yield on the certificates. See "THE MORTGAGE LOANS--Adjustable-Rate Mortgages (ARMs)" for
information regarding the different types of adjustable-rate loans, and the methods for adjusting their interest rates. The adjustment of interest rates on the loans in the pool affects the yield on the certificates. The effective yield on the certificates is the result of the combined effect of some or all of the following factors:

     - The index.  All mortgage loans in a single pool have the same index, which will be identified in the prospectus supplement.

     - Initial fixed-rate period.  If the mortgage loans in the pool have an initial interest rate that is not based on the index, the certificates will have an interest rate that is also not initially based on the index.
       This will continue to be true until all of the mortgage loans in the pool have had their first rate adjustment date. Not all the mortgage loans in the pool will have the same first rate adjustment date.

     - Mortgage margin.  On each rate change date, the interest rate is adjusted to equal the sum of the index value available as of a recent date and the mortgage margin, each as specified in the mortgage note. The result is rounded according to the rounding convention stated in the mortgage note
       (usually to the nearest, next lower or next higher 1/8 or 1/4 percent).

     - Index change frequency.  If the interest rates on the mortgage loans change less frequently than the index value, changes in the effective yield on the certificates will lag changes in the index. A change in the index value will not necessarily cause an immediate change in the pool accrual rate. The pool accrual rate will only be affected as, and to the extent that, mortgage loans in the pool experience interest rate adjustments.

     - Interest rate adjustment dates.  Since not all the mortgage loans in the pool will have the same rate adjustment date, the index values upon which interest rate adjustments are based may vary among the mortgage loans in a pool at any given time.

     - The lookback period.  The lookback period has the effect of creating a lag (45 days, unless the prospectus supplement specifies otherwise)
       between the index value upon which interest rate adjustments are based and the index value in effect at the time the interest rate on the mortgage loan adjusts.

                                        23

     - Interest rate caps and floors.  Interest rate caps and floors can have the effect of preventing the interest rate on a loan from increasing as high or declining as low as it would as a result of a change in the index value without the application of a floor or cap. Therefore, whenever one or more mortgage loans in the pool are affected by a cap or a floor, the yield on the certificates usually will be affected.

     - Negative amortization.  For pools that include adjustable-rate mortgage loans that permit negative amortization, the yield on the related certificates can be affected in several ways.

          -- Principal may increase. During periods when a mortgage loan is negatively amortizing, the unpaid principal balance on the mortgage loan will be increasing, as deferred interest is added to the outstanding principal balance of the mortgage loan. The same amount is also added to the outstanding principal balance of the
             certificates, so that the unpaid principal balance of the
             certificates equals the stated principal balance of the mortgage loans.

          -- Interest paid is affected. When a loan is negatively amortizing, certificateholders will be paid interest equal to only the portion of the borrower's scheduled payment for the related due period that is allocable to interest. This interest excludes the amount of any deferred interest. As a result, during periods when one or more mortgage loans in the pool are negatively amortizing,
             certificateholders will receive less interest than they would have expected if they were calculating the anticipated interest solely on the outstanding certificate balance at the applicable pool accrual rate.

          -- Effect of periodic reamortization. Whenever the mortgage loans are reamortized, certificateholders' monthly interest payments will no longer be reduced by deferred interest, unless another period of negative amortization occurs.

     - Options to convert to fixed rate loan.  If the borrower exercises any option to convert the adjustable-rate mortgage loan to a fixed-rate mortgage loan, we will repurchase the mortgage loan from the pool during the calendar month before the loan begins to accrue interest at the new fixed rate. We will repurchase the loan at a price equal to its stated
       principal balance, together with one month's interest at its then-current pool accrual rate. The stated principal balance of that mortgage loan will be passed through to certificateholders, and will reduce the outstanding principal balance of the certificates, on the distribution date in the month following the month of repurchase. As a result, the weighted average life of the certificates for a pool of convertible adjustable-rate mortgage loans may be significantly shorter than for a comparable pool of non-convertible adjustable-rate mortgage loans.

     - Adjustments upon assumption.  To the extent that any adjustable-rate mortgage loan in the pool has an adjustment in the interest rate caps, floors or the mortgage margin in connection with an assumption of the loan upon the sale of the real property, the effective yield on the certificates may be affected.

     - Prepayments and repurchases of loans.  Adjustable-rate pools generally contain mortgage loans having several different interest rates. The certificateholders receive a rate of interest that is the weighted average of the loan rates, net of our fees. Thus, the resulting rate of interest for certificateholders will change whenever a loan in the pool is prepaid, either in whole or in part, or is repurchased out of the pool. A disproportionate incidence of prepayments and repurchases among loans of different interest rates could increase or decrease the effective yield to certificateholders.

     - Low initial interest rates.  In some cases, prevailing market interest rates may be so low that the initial interest rate for adjustable-rate loans is less than the applicable mortgage margin specified in the mortgage note. Therefore, the mortgage interest rate may not increase to an amount greater than or equal to the applicable mortgage margin until after one or more adjustments, depending on the applicable periodic caps.
       As a result, distributions of interest to
                                        24

       certificateholders that are based on the initial mortgage interest rate for the loans may be less than the applicable MBS margin (which is the mortgage margin of a loan less the sum of the servicing fee and our guaranty fee on that loan).

Maturity and Prepayment Considerations

     The weighted average life of the certificates will depend upon the extent to which each payment on the loans is applied to principal, rather than interest. For a description of the types of loans that may be included in a pool, see "THE MORTGAGE LOANS" below.

     Loan prepayments may occur for a variety of reasons. Some of the chief reasons are discussed in this section. They are not all equally applicable to all pools, as they relate in part to features of the loans that differ among pools. Because of these variables, we cannot estimate the future prepayment experience of the mortgage loans in our pools. You may wish to refer to our Form
10-K for recent information regarding the prepayment experience of our mortgage loan portfolio. This prepayment experience is not, however, indicative of any one pool of mortgage loans, including the pool backing your certificates.

     Fully amortizing loans with equal monthly payments (including both fixed-rate loans and adjustable-rate loans that are reamortized each time the payment is adjusted) have most of their payments allocated to interest in the early years, with greater portions of the payments allocated to principal as the loans remain outstanding. For example, in the case of a fully amortizing loan with equal monthly payments and an original maturity of 30 years, if a borrower makes all scheduled payments (but no prepayments), one-half of the original principal balance of the loan will be repaid by the 20th to 23rd year, depending on the level of the mortgage interest rate of the loan. (Higher mortgage interest rates result in a slower scheduled amortization of principal.)
Similarly, on a fully amortizing loan with equal monthly payments that instead has an original term of 15 years, if a borrower makes all scheduled payments
(but no prepayments), one-half of the original principal balance of the loan will be repaid by the 8th to 10th year. These examples assume interest rates in the four to seven percent range.

     Balloon loans have equal monthly payments that are calculated on the basis of an amortization schedule (generally 30 years) that is a longer period of time than the contractual maturity date for the loan (typically 7 to 10 years). The remaining principal balance becomes due in a lump sum payment on the loan's contractual maturity date. Only a small portion of the principal amount of the loans will have amortized before the balloon payment on the loan is due.

     Some mortgage loans provide for the payment of interest only for an initial period, after which the payments are increased so that the principal balance of the loan fully amortizes over the remaining term. There is no scheduled amortization of principal during the interest-only period, and, assuming no prepayments by the borrower, the loan amortizes more slowly than does a loan of the same term and interest rate that provides for monthly payments of principal and interest from the outset. Certificates backed by pools of these loans likewise pay only interest for an initial period, except to the extent of borrower prepayments during the initial period. If they do, these payments of principal will be passed through to certificateholders, resulting in earlier than anticipated receipt of any principal.

     Biweekly Mortgage Loans.  Most mortgage loans provide for monthly payments by the borrower. Biweekly mortgage loans, however, have terms that provide for payments by the borrower every 14 days. The amount that is due every 14 days is one-half of the amount that would have been due on an otherwise identical loan with 12 equal monthly payments. Since payments are made every 14 days, 26 payments are made per year (27 in some years). Therefore, biweekly payments are made as if there were one additional payment made each year (1 1/2 in some years) on a comparable monthly payment loan. In addition, because of the manner in which the biweekly payment amount is calculated, a biweekly loan with a higher interest rate will amortize more rapidly than an otherwise identical biweekly loan with a lower interest rate. Consequently, biweekly mortgage loans have a reduced term, when compared with otherwise identical monthly payment loans. This is because the
                                        25

principal balance of each loan is reduced every 14 days, and because the total dollar amount of payments made in a year is more than the total dollar amount of the payments made in a year on a monthly payment mortgage loan with the same principal balance and interest rate. Certificates backed by pools of biweekly mortgage loans have shorter stated maturities, usually in the range of approximately 20 years, as compared with certificates backed by monthly payment loans. Certificates backed by pools of biweekly loans with higher interest rates will have shorter stated terms to maturity as compared with certificates backed by biweekly loans with lower interest rates.

     Biweekly Collection Option Mortgage Loans.  Unlike the traditional biweekly mortgage loans described above, which require biweekly payment for the entire term of a mortgage loan, some mortgage loans have terms that allow a borrower to switch between a biweekly and monthly payment during the mortgage term. If borrowers choose the biweekly payment option, then principal collections on these mortgage loans during that collection period may reduce the mortgage loan principal balance faster than if the principal balance of the mortgage loans was being reduced with monthly payments. If we include mortgage loans with a biweekly collection option in a pool, we will use a special prefix or prospectus supplement.

     Borrower Refinancing.  Generally, when current interest rates decline below the mortgage interest rates on existing loans, prepayments will increase. In a declining interest rate environment, borrowers often refinance their mortgage loans. When a borrower refinances a loan in a pool, the proceeds from the borrower's new loan pay off the loan in the pool. This results in a prepayment for the certificateholders. Certain adjustable-rate loans have long initial fixed-rate interest periods. Because of the potential for a significant rate increase for these loans at the first interest rate change date, borrowers may be more likely to refinance at the first change date or in anticipation of the upcoming first change date.

     It is increasingly difficult to predict how far interest rates must decline before significant prepayments occur. This difficulty results from several developments. For instance, various lenders (in some cases in conjunction with
us) have instituted streamlined refinance procedures and liberalized fee structures and underwriting guidelines. That may increase the number of borrowers who are eligible for refinance loans, and may narrow the interest rate differential that would make refinancing attractive to borrowers. In addition, increased borrower sophistication regarding the benefits of refinancing and extensive mass solicitation of borrowers by lenders (including our mortgage loan servicers) may increase the frequency with which borrowers refinance their mortgage loans. Our policy permits lenders who service mortgage loans in our pools to advertise in a general manner their availability and willingness to make new refinancing loans, but does not permit them to specifically target borrowers whose loans are in our pools.

     Loan Modifications.  While we do allow repurchase and modification of certain non-performing loans under terms specified in our trust indenture, we generally prohibit lenders servicing our performing loans from (i) repurchasing mortgage loans from our pools for the purpose of making loan modifications or
(ii) modifying mortgage loans that are in our pools.

     In the case of some adjustable-rate loan pools, however, a lender may repurchase performing adjustable-rate loans in order to modify them as part of the lender's borrower retention strategy. Our policy prohibiting lenders from specifically targeting borrowers whose loans are in our pools in their solicitations applies. Repurchase of those adjustable-rate loans will result in an early repayment of principal on the certificates in the same manner as borrower full prepayments. We will specify in a prospectus supplement and by a separate subtype designation if a pool of adjustable-rate loans is subject to repurchase for the purpose of modification. See "THE MORTGAGE POOLS--Pool
Prefixes and Subtypes," below for information about subtype designations.
Otherwise, we generally do not permit lenders to repurchase performing adjustable-rate loans from our pools for the purpose of modification.

     Other Borrower Considerations.  Prepayment rates are influenced by a variety of factors, including homeowner mobility and general economic circumstances. Certain mortgage loan features
                                        26

may also impact prepayment rates. For example, loans which permit borrowers to pay only accrued interest for extended periods of time without requiring any principal amortization may impact borrower decisions or reflect borrower's expectations regarding sale of the property or refinancing because the borrower will not have been required to reduce the principal balance of the loan.
Furthermore, a borrower's payment of additional principal, a borrower's request to re-amortize a mortgage after a large principal prepayment, a borrower's decision to enter into an agreement at loan origination to have the borrower's monthly payment cancelled or reduced (or in extremely limited circumstances, have the borrower's unpaid principal balance cancelled) in the event of an adverse event in the borrower's life, or a borrower's decision to enter into a bi-weekly payment option after origination, may affect the timing of prepayments and prepayment rates. Prepayments may result from borrowers making additional principal payments in order to reduce their loan-to-value ratio to 80 percent and thereby eliminate their payment for mortgage insurance on a mortgage loan.
Other factors that may influence a borrower's decision on prepayment are described below under the subheadings "--Prepayment Premiums" and "--Due-On-Sale
Clause."

     Repurchases.  Our option to repurchase delinquent mortgage loans and mortgage loans for which a breach of a representation or warranty has occurred may result in prepayment of principal on the certificates in the same manner as borrower prepayments. The rate of prepayment may also be impacted by the repurchase of those adjustable-rate loans that permit conversion to a fixed rate.

     Special Feature Mortgage Loans.  Some mortgage loans, which we refer to as special feature mortgage loans in this prospectus, have features that may affect the likelihood of their prepayment or other aspects of their performance. These mortgage loans, which include cooperative share loans, buydown mortgage loans, and relocation loans, are discussed below under the headings "THE MORTGAGE
LOANS--Special Feature Mortgage Loans."

     Prepayment Premiums.  Some mortgage loans provide that the noteholder may charge the borrower a prepayment premium if the loan is paid in full or in part prior to its maturity. Prepayment premiums apply for the time period specified in the mortgage note (such as for three years after the loan's origination).
Prepayment premiums will not be paid to certificateholders, unless so stated in the prospectus supplement. If a prepayment premium provision is included in a mortgage loan, however, it may affect a borrower's decision whether or when to sell the property, refinance, or otherwise pay off the mortgage loan. Thus, inclusion of prepayment premium provisions in mortgage loans may affect the speed with which the mortgage loans in a pool prepay. Unless the prospectus supplement states otherwise, none of the mortgage loans in the pool will contain prepayment premium provisions. If the mortgage loans contain prepayment premium provisions, all of the mortgage loans in that pool will have prepayment premium features unless the prospectus supplement states otherwise. If a pool of fixed-rate mortgage loans has prepayment premium provisions, we will use a special pool prefix and the prospectus supplement will describe any prepayment premium features.

     We prohibit our servicers from charging a prepayment premium if the prepayment arises because the borrower must sell the property to cure a default, or when enforcement of the prepayment premium is otherwise prohibited by law.

     Furthermore, state and federal laws may affect if or when a prepayment premium may be collected or may limit the premium that a lender may collect from a borrower when a mortgage loan is prepaid. We cannot ensure whether the imposition of a prepayment premium is enforceable under any of these laws or if a change in any law will affect a borrower's decision whether or when to sell the property, refinance, or otherwise pay off the mortgage loan.

     Due-on-Sale Clause.  Many fixed-rate loans include a provision (called a due-on-sale clause) stating that the lender can require payment in full if the borrower sells or transfers the related property. There are, however, several laws that limit the enforceability of this provision. With fixed-rate loans, when a borrower sells or transfers the property securing a loan in a pool, we will either enforce the due-on-sale provision of the loan or repurchase the mortgage loan from the pool (except if we are prohibited by law from enforcing the provision). In either case, the principal of the loan will be
                                        27

paid to the certificateholders by the distribution date in the month following the month of prepayment or repurchase of the loan. We will not, however, in most situations, enforce the due-on-sale clause if the related property is being transferred from one co-borrower to another co-borrower, even if the borrowers are unrelated.

     Some fixed-rate mortgage loans may contain a provision that allows the mortgage loan to be assumed by new borrowers that meet certain eligibility standards. If a particular pool contains assumable fixed-rate mortgage loans, all of the mortgage loans in that pool will be assumable and the prefix of the pool will indicate this feature.

     Most adjustable-rate loans contain a due-on-sale clause with an exception that generally permits a buyer of the related property to assume the loan under certain conditions, e.g., if the buyer meets the credit underwriting requirements of the lender or after an initial fixed period. For all other adjustable-rate loans, even those with terms that prohibit assumptions, we will permit buyers of the related properties to assume the loans if they meet credit underwriting requirements, unless the related prospectus supplement says otherwise.

     Loans that are guaranteed or insured by a government agency contain clauses that provide that the loan will be assumable upon the sale of the related property, subject generally to the purchaser's compliance with the credit and underwriting guidelines of the governmental agency, unless the related prospectus supplement says otherwise.

     Subordinate Lien Mortgage Loans.  Borrowers may be more likely to prepay subordinate lien mortgage loans than first lien mortgage loans for several reasons. Borrowers may not view subordinate lien loans as permanent financing.
Compared to a first lien loan, the loan term of a subordinate lien loan is typically shorter (although a subordinate lien mortgage loan can have an original maturity of up to 30 years). The interest rate on a subordinate lien loan is typically higher than that of a first lien loan originated in the same interest rate environment. The principal amount is typically smaller, and its prepayment may, therefore, be easier for the borrower to fund. We are not aware of any reliable statistics or studies on the prepayment rates of subordinate lien mortgage loans.

                               THE MORTGAGE POOLS

     We have a program in which we combine residential mortgage loans into pools and issue our guaranteed mortgage pass-through certificates, which evidence beneficial ownership interests in the pooled loans. We also create pools of participation interests in mortgage loans. For purposes of our description here, a participation interest is considered as if it were a separate mortgage loan, and payments on the participation interest are treated as if they were payments on the underlying loan.

Pool Prefixes and Subtypes

     Each mortgage loan pool, and the related issue of guaranteed mortgage pass-through certificates, is assigned a separate pool number and a two-character prefix that identifies the type of mortgage loans in that pool and the basic terms of the certificates. The type of information reflected by the prefix includes whether the loans are conventional or government-insured or guaranteed, whether they bear interest at a fixed-rate or an adjustable-rate and, in the case of fixed-rate pools, the general term to maturity, and, in the case of adjustable-rate pools, various other features. Each adjustable-rate pool is also assigned a subtype designation, which provides a summary of the loan characteristics for that pool, such as the index, the frequency of rate and payment adjustments, the percent and timing of certain interest rate caps, any prepayment premiums or interest-only payment periods, and any option of the borrower to convert the loan to a fixed-rate loan. We will provide information regarding these characteristics in a prospectus supplement. While pool prefixes and adjustable-rate subtypes provide a quick and easy reference source for the pool's loan characteristics, when determining whether to

                                        28

purchase certificates, you should rely on them ONLY in conjunction with the information in this prospectus, the related prospectus supplement and any information that we have incorporated into these documents by reference.

     Some frequently used prefixes are listed in Exhibit A at the end of this prospectus. Current information about prefixes, including prefixes that may be created after the date of this prospectus, and subtypes, can be found on our Web site.

Monthly Pool Factor

     On or about the fourth business day of each month, we will publish the current monthly pool factor for each issue of certificates that remains outstanding. If you multiply the monthly pool factor by the original unpaid principal balance of the certificates, you will obtain the then current principal balance of the certificates, after giving effect to the monthly principal payment to be passed through on the distribution date in that month.
These monthly pool factors are made available each month on our Web site and in various financial publications.

Minimum Pool Size

     Unless we state otherwise in the prospectus supplement for a particular pool, each of our pools will consist of either:

     - Fixed-rate loans that have an aggregate unpaid principal balance of at least $1,000,000, or

     - Adjustable-rate loans that have an aggregate unpaid principal balance of at least $500,000.

     In each case, the aggregate unpaid principal balance is measured as of the first day of the month in which the certificates are issued. No pool will contain both fixed-rate and adjustable-rate loans.

Mortgage Pool Statistics

     In each prospectus supplement, we will set forth certain characteristics of the underlying mortgage loans in the pools. We will provide some of these characteristics both by a weighted average (or simple average, in some cases)
for that pool and in a quartile distribution (including a maximum and a minimum). We will provide certain other characteristics in either tabular or quartile format only.

     The statistics listed in each prospectus supplement will be the following
(some of the statistics are only applicable to adjustable-rate mortgages and will not be found in a prospectus supplement for fixed-rate mortgages):

Quartiles                Tabular                         Additional Tabular for ARMs
---------                -------                         ---------------------------

- Loan-to-Value Ratio    -   Loan Purpose                -   Distribution by First Payment
                                                             Date
-   Credit Score         -   Occupancy Type              -   Current Interest Rates
-   Loan Age             -   Property Type               -   Next Rate Change Date Information
-   Loan Term            -   Origination Year            -   Loan Margins
-   Loan Size            -   Geographic Distribution
-   Coupon Rate          -   Servicer
-   Remaining Maturity   -   Seller (available on the
                             first page of the pool
                             statistics)

     A sample pool statistics section of a prospectus supplement including more detail on each of the above statistics is provided in Exhibit B at the end of this prospectus. For a description of how we obtain information provided in the pool statistics section, you should read the Pool Statistics Methodology section of Exhibit B. Certificateholders should determine for themselves how to use the pool statistics.

                                        29

     We generally update certain information about the pool on an ongoing monthly basis on our Web site. Certificateholders should note that, unless otherwise stated in this prospectus or a prospectus supplement, information on our Web site is not incorporated by reference in this prospectus or in any prospectus supplement.

                               THE MORTGAGE LOANS

     Each mortgage loan in a pool is evidenced by a promissory note and secured by a deed of trust, mortgage or similar security instrument creating a first lien (or, if the prospectus supplement so states, a subordinate lien) on a one-to four-unit residential property. These may include manufactured housing loans and loans secured by pledges of ownership interests and assignments of occupancy rights in cooperative housing corporations. The loans bear interest at either a fixed or an adjustable-rate. Each mortgage loan requires the borrower to make monthly payments of principal and interest, except as provided otherwise in the related prospectus supplement. Our pools include loans originated for the purpose of purchase or refinancing of one- to four-unit residential properties.
The properties may be either owner-occupied or non-owner-occupied.

     We or our custodian either takes possession of the original note endorsed in blank (or a duplicate copy of the original note along with a lost note affidavit, in the case of notes that have been lost or are missing). If we use a custodian, the custodian must be an institution that is supervised and regulated, or a subsidiary or affiliate of an institution that is supervised and regulated, by the Comptroller of the Currency, the Board of Governors of the
Federal Reserve System, the Office of Thrift Supervision, the Federal Deposit
Insurance Corporation or the National Credit Union Administration. Before
issuing a series of certificates, we review the mortgage loan schedule for that series, and afterwards we may, from time to time, conduct random spot checks to confirm that the related documents are held by the custodian.

     We have the right to change these document delivery and custody requirements at any time so long as we determine that the change will not materially and adversely affect certificateholders' interests. We have set up these requirements to protect certificateholders' interests in the mortgage loans contained in the related pool. Nevertheless, because the law is unclear regarding a liquidation, reorganization or similar proceeding involving the assets of Fannie Mae, no assurance can be made regarding the status of the certificateholders' interests in the mortgage loans if a proceeding of that type should occur.

Conventional and Government Mortgage Loans

     Most of the loans included in our pools are conventional mortgage loans--that is, loans that are not insured by the Federal Housing
Administration, referred to as the FHA, or guaranteed by the Department of
Veterans Affairs, referred to as the VA, the Department of Housing and Urban
Development, referred to as HUD, or the Rural Housing Service, referred to as the RHS, formerly known as the Farmers' Home Administration. We refer to non-conventional loans as government loans.

     We refer to pools that include exclusively government loans as government pools. Some conventional loan pools may include loans that are guaranteed directly by HUD or RHS.

     Both conventional loans and government loans can bear interest at either a fixed rate or an adjustable rate, and can provide for repayment of the principal on several different bases. The following discussion describes the types of interest rate and loan repayment terms that may be features of the loans in a pool. The prospectus supplement identifies which of these types of loans are included in the pool.

                                        30

Fixed-Rate Loans

     Fixed-rate pools consist entirely of fixed-rate loans. Although the loans in a fixed-rate pool bear various fixed rates of interest, certificateholders will receive interest at a single fixed pass-through rate, which is specified in the related prospectus supplement. In most instances, the interest rates of the underlying fixed-rate loans in a single pool are grouped so that the rates on the mortgage loans are all within a two percent (two hundred basis points)
range. Because the pass-through rate for each loan in a fixed-rate pool is the same, the pass-through rate will not change if prepayments occur, even if those prepayments cause a change in the weighted average interest rate of the remaining loans in the pool. However, because interest is paid based on the outstanding principal balance of the certificates, and principal prepayments are passed through as repayment of principal on the certificates, principal prepayments may affect the yield on the certificates. For a discussion of how prepayments can affect yield, see "YIELD, MATURITY, AND PREPAYMENT
CONSIDERATIONS" above.

     Each fixed-rate pool will be designated with a distinct prefix, indicating that the mortgage loans in the pool are one of the following types. No fixed-rate pool may include mortgage loans of more than one of these types within the same pool, except that graduated payment mortgage loans and growing equity mortgage loans that have become eligible for inclusion may be pooled with fully amortizing loans.

     - Fully amortizing loans--Each scheduled monthly payment of principal and interest is in the same amount and fully amortizes the principal of the loan over its term. The term is usually 10, 15, 20, 25, or 30 years. The pool prefix indicates the general maturity of the loans in the pool. If we include mortgage loans with 40-year maturities, we will do so by using a separate pool prefix.

     - Interest-only initially to fully amortizing equal payment loans--During an initial period of time, no scheduled principal payment is due on the loan, and the borrower's required monthly payment is set at an amount sufficient to pay only the monthly interest due on the outstanding principal balance at the mortgage interest rate. Consequently, during this initial period, distributions on certificates backed by pools of this type of mortgage loan will consist only of interest and unscheduled principal from partial or full prepayments on the mortgage loans. On the first payment due date following the end of the initial interest-only period, the monthly payment amount will change to an amount necessary to pay interest at the mortgage interest rate plus principal in an amount that fully amortizes the outstanding principal balance of the loan on a level debt service basis over the remainder of its term. Accordingly, distributions on the certificates following the end of the initial interest-only period related to the new monthly payment will include scheduled principal (as well as unscheduled principal).

     - Balloon loans--Each scheduled monthly payment of principal and interest, except the final payment, is in the same amount. That amount is not sufficient, however, to amortize the loan fully over its term. The final scheduled payment at maturity is a lump sum or balloon payment that is substantially larger than any previous scheduled payment.

     - Biweekly loans--Each scheduled payment of principal and interest is in the same amount and fully amortizes the loan over its term. Payments are due every 14 days. The borrower's biweekly payment is equal to one-half the amount of the monthly payment for a fully amortizing 30, 20, 15, or
       10 year loan, as applicable, with the same principal amount and interest rate. Because the borrower's payments are due every 14 days, there are 26 payments in a year (or 27 in some years). Biweekly loans generally have two biweekly payments during ten months of the year and three payments in the other two months. In years with 27 payments, biweekly loans have two biweekly payments during nine months and three payments in the other three months.

     - Graduated payment mortgage loans--The scheduled monthly payments of principal and interest gradually increase over a fixed period of time, in accordance with a pre-set schedule. The early payment amounts are not sufficient to pay all of the accrued interest, so during the early portion of the term some of the interest is deferred. The only graduated payment

                                        31

       mortgage loans that are eligible for inclusion in our fixed-rate pools are those as to which no further payment increases are scheduled and as to which no further interest will be deferred after the issue date of the related certificates.

     - Growing equity mortgage loans--The scheduled monthly payments of principal and interest gradually increase over a fixed period of time, in accordance with a pre-set schedule. The amount of the increases is applied solely to principal. The only growing equity mortgage loans that we include in our fixed-rate pools are those growing equity mortgage loans for which no future payment increases are scheduled after the issue date of the related certificates.

Adjustable-Rate Mortgages (ARMs)

     We will calculate interest for each adjustable-rate pool at a monthly rate, which we call the pool accrual rate. The pool accrual rate is equal to the weighted average of the mortgage interest rate (net of the sum of our servicing fee and our guaranty fee) for each loan in that pool. Therefore, the pool accrual rate is not a fixed pass-through rate and generally will vary from month to month as mortgage loans adjust, amortize or prepay. We refer to the sum of the servicing fee and our guaranty fee as our fee percentage. We refer to the difference between the loan's mortgage margin (a percentage specified in a mortgage note) and our fee percentage as the MBS margin.

Pool Accrual Rate   =   Weighted Average of
                        (Mortgage Interest Rate*   -   Fee Percentage*)
Fee Percentage*     =   Servicing Fee*             +   Guaranty Fee*
MBS Margin*         =   Mortgage Margin*           -   Fee Percentage*

---------------

         * For each loan in the pool.

     ARMs generally have an initial fixed interest rate period during which the interest for the loans accrues at a fixed market rate that is not based upon an index or the note's mortgage margin. Beginning on the first interest rate change date for each of the ARMs in a pool, the interest on the loans will accrue at a rate equal to the index value plus the mortgage margin (subject to rounding and to interest rate caps and floors).

     In some adjustable-rate pools, the mortgage margin may be zero percent.
Because we usually charge a fee percentage, where the mortgage margin is zero the MBS margin will be expressed as a negative value MBS margin in the pool statistics. However, the pool accrual rate for pools containing these loans will still be equal to the weighted average of the mortgage interest rate (net of the sum of our servicing fee and guaranty fee) for each loan in the pool.

     We generally establish the MBS margin for loans in an adjustable-rate pool in one of two ways:

     - In some adjustable-rate pools, the MBS margin is the same for all loans in the pool, even though the mortgage margins may vary from loan to loan.
       We accomplish this by varying the fee percentage from loan to loan, so that the difference between each loan's mortgage margin and its corresponding fee percentage results in an MBS margin that is the same for each loan. We refer to this type of adjustable-rate pool as a fixed
       MBS margin pool.

     - In other adjustable-rate pools, our fee percentage is the same for each of the loans in the pool, with the result that the MBS margins vary to the same degree as the mortgage margins among the loans in the pool. We refer to this type of adjustable-rate pool as a weighted average MBS margin pool.

     - Increasing Fee Percentage Pools--For most pools, the fee percentage for each loan remains constant for the life of the loan. For some pools, however, the fee percentage for each loan in the pool will increase at the first interest rate change date for such loan. Thereafter, the fee percentage for each loan will remain constant for the life of the loan.
       We refer to these pools as

                                        32

       increasing fee percentage pools. If your pool has an increasing fee percentage, we will indicate this in the prospectus supplement. The pool accrual rate for increasing fee percentage pools will be calculated according to the same formula as set forth above for pools with fee percentages that remain constant. When the fee percentage increases, however, this will result in a pool accrual rate that will be lower than it otherwise would be if that pool did not have increasing fee percentage loans. After all the loans in a pool have reached their first adjustment, the amount of the difference in the pool accrual rate from what the pool accrual rate would be for that pool if that pool did not have the increasing fee percentage feature will equal the amount as calculated pursuant to the formula set forth in Exhibit B at the end of this prospectus.

     The prospectus supplement will provide information about the MBS margin for your pool. Each month we make available updated MBS margin information for the pool on our Web site and in various financial publications.

     Each adjustable-rate loan is of one of the following types. An adjustable-rate pool will include loans of one of these types. Unless the prospectus supplement states otherwise, adjustable-rate pools will not include mortgage loans that commingle one or more of the features described below. The prospectus supplement will describe each of the following features to the extent they apply to a particular issue of certificates.

     - Fully amortizing ARMs--The interest rate adjusts periodically during the term of the loan. Each time the rate is adjusted, the monthly payment amount is adjusted to cover accrued interest and full amortization of principal on a level payment basis over the remaining loan term, based on the current interest rate. Unless we specify otherwise in the applicable prospectus supplement, each loan included in an ARM pool is a fully amortizing adjustable-rate loan.

     - Interest-only initially to fully amortizing loans--For an initial period of time, the interest rate is a fixed rate and no scheduled principal payment is due on the loan. The borrower's required monthly payment is set at an amount sufficient to pay only the monthly interest due on the outstanding principal balance at the fixed rate. Consequently, during this initial period, distributions on certificates backed by pools of this type of mortgage loan will consist only of interest and unscheduled principal from partial or full prepayments on the mortgage loans.
       Beginning on the payment due date of the last scheduled interest-only payment, the interest rate on the loan will begin adjusting in accordance with the provisions of the mortgage note to a rate based on the index and margin specified in the mortgage note. On the first payment due date following the end of the initial interest-only period, the monthly payment amount will change to an amount necessary to pay interest at the new mortgage interest rate plus principal in an amount that fully amortizes the outstanding principal balance of the loan on a level debt service basis over the remainder of its term. Accordingly, distributions on the certificates following the end of the initial interest-only period related to the new monthly payment will include scheduled principal (as well as unscheduled principal) and monthly interest based on the pool accrual rate then in effect.

     - Deferred interest/negative amortization ARMs--As with ARMs that do not permit negative amortization, the interest rate and payment amount adjust periodically during the term of the loan. There is, however, either an adjustment schedule in which the payment amounts are adjusted less frequently than the interest rate or a payment cap limiting the amount by which the payment can increase as a result of an interest rate increase, or, in some cases, both. In any case, this feature creates the possibility that after an interest rate adjustment, the monthly payment will be insufficient to cover the accrued interest. Whenever that occurs, the portion of interest that is not included in the payment amount will be added to the loan's principal balance. This addition to principal is referred to as negative amortization.

     - Fully amortizing ARMs with fixed-rate conversion option--The interest rate and payments adjust in the same manner as fully amortizing ARMs, described above, unless the loan is
                                        33

       converted. The borrower has the option to convert the interest rate to a fixed rate at specified times.

     How adjustable-rate loans work

     Adjustable-rate loans bear interest at rates that adjust periodically in response to changes in an index. Some of the frequently used indices are described below.

     - Initial fixed-rate period.  For an initial period, interest on most adjustable-rate loans accrues at a fixed rate, which may not be based on the index value in effect at the time of the loan's origination. The prospectus supplement will state the length of time from loan origination to the first interest rate change for the loans in the pool and the frequency of subsequent interest rate adjustments.

     - Calculation of the adjustable interest rate.  After the initial fixed-rate period, if any, the interest rate on the loan is adjusted at regular intervals specified in the mortgage note. On each rate change date, the interest rate is adjusted to equal the sum of the index value most recently available as of a date specified in the mortgage note plus an amount specified in the mortgage note and referred to as the mortgage margin. The result is rounded according to the rounding convention stated
       in the mortgage note (usually to the nearest, next lower or next higher
       1/8 or 1/4 percent). Unless the prospectus supplement states otherwise, the index value used in this calculation is the index value that was most recently available as of the date that is 45 days before the adjustment date. (This 45-day period is referred to as the lookback period.)

     - Interest rate caps and floors; payment change and payment caps.  Most adjustable-rate loans contain periodic interest rate caps and floors, which limit the amount by which the interest can increase or decrease on each interest rate change date. The prospectus supplement will describe the periodic interest rate caps and floors that apply to the initial rate adjustment and to each subsequent interest rate adjustment.
       Adjustable-rate loans also include a lifetime interest rate cap. The interest rate on the adjustable-rate loan can never exceed the lifetime interest rate cap, regardless of the applicable index value. Some adjustable-rate loans also have lifetime interest rate floors below which the interest rate cannot be set. Unless the prospectus supplement states otherwise, all payment adjustments on ARM loans will be effective in the month after each interest rate change and no payment caps (which limit the amount by which the payment can increase or decrease) will apply to the loans in the pool.

     - Options to convert to fixed rate.  Some adjustable-rate mortgage loans permit the borrower to convert the loan to a fixed interest rate loan at certain times specified in the mortgage loan documents. If the borrower exercises the right to convert the ARM to a fixed-rate loan, we will repurchase the loan from the pool during the calendar month before the loan begins to accrue interest at the new fixed rate at a price equal to its stated principal balance, together with one month's interest at its then-current pool accrual rate. As a result, the weighted average life of the certificates for a pool of convertible ARMs may be significantly shorter than for a comparable pool of non-convertible ARMs. In general, the new fixed rate is based on a spread of at least 0.375% above the net yield we require or the Federal Home Loan Mortgage Corporation requires when purchasing 30-year fixed-rate loans under short-term mandatory delivery commitments in effect at the time the ARM converts to its fixed rate. (If the original term of the convertible ARM is 15 years or less, the required net yield for 15-year fixed-rate loans is used.) Unless stated in the related prospectus supplement, we will not include convertible ARM loans in a pool. The prospectus supplement for a convertible ARM pool will specify the times when the ARMs may begin to accrue interest at a fixed rate.

     - Negative amortization.  Unless we specify otherwise in the prospectus supplement, the pool will contain no loans that have a possibility of negative amortization.

                                        34

              - Payment change frequency and payment caps.  If the mortgage note permits negative amortization, there may be times when the monthly payment is insufficient to pay all of the interest that has accrued during the month. This usually occurs when payments are not adjusted as frequently as the interest rate adjusts, when a payment cap applies, or both. Payment caps and floors limit the amount by which the borrower's payment can increase or decrease with each interest rate change, frequently to 7.5%
                above or below the amount of the monthly payment before the interest rate change. If a payment cap or floor applies, the prospectus supplement will so state. In either case, when this happens, the amount by which the payment is insufficient to pay the interest due is deferred and added to the principal balance of the mortgage loan. Interest then accrues on the new higher mortgage loan balance.

              - Periodic reamortization.  Most adjustable-rate loans that permit negative amortization provide for a full reamortization of principal periodically, usually five or ten years from the first payment due date for the loan and, then, every five years for the remainder of the loan term. These loans also usually provide that, between these dates of planned reamortization, if the addition of deferred interest to principal would cause the then outstanding principal balance of the loan to exceed a specified percent of the original principal balance, then the loan is reamortized. The levels that are most frequently specified to trigger this unscheduled reamortization are 110%, 115% and 125%
                of the original principal balance. Reamortization is the
                adjustment of the monthly payment amount to an amount sufficient to pay the then outstanding principal balance of the loan, together with interest at the then applicable rate, in equal monthly payments for its remaining term. This readjustment is made without regard to the caps on payment adjustments that would otherwise apply. If a loan permits negative amortization, the prospectus supplement will indicate the dates for scheduled reamortizations and the trigger level for unscheduled
                reamortizations.

              - Rate adjustments upon assumption.  Adjustable-rate loans generally permit the purchaser of the real property that secures the loan to assume the loan, provided that the purchaser is creditworthy. For additional information about the rules that apply in this circumstance, see "YIELD, MATURITY, AND PREPAYMENT
                CONSIDERATIONS--Due-on-Sale Clause." In some cases, at the time of the assumption, the maximum and minimum interest rates and payment or lifetime interest rate caps may be reset to reflect then-prevailing market interest rates. If a pool includes loans that provide for resets of any of these features at the time a loan is assumed, the prospectus supplement will disclose the parameters applicable to any reset.

     ARM Indices

     Some of the most frequently used indices are described below. The prospectus supplement for each pool will specify the index used (which may be one described below or a different one) to determine the mortgage interest rates for the mortgage loans in the pool. We make no representations as to the continued availability of these indices or the date on which the index is published or made publicly available. If an index becomes unavailable, we generally will use a comparable index.

     - US Treasury Indices:  The weekly average yield on United States Treasury securities adjusted to a constant maturity of one year (One-Year Treasury
       Index), three years (Three-Year Treasury Index), five years (Five-Year
       Treasury Index) and ten years (Ten-Year Treasury

                                        35

       Index), in each case as made available by the Federal Reserve Board.(1)
       These indices are sometimes referred to as the constant maturity Treasury indices or "CMT" indices.

     - WSJ LIBOR Indices:  The average of the London Interbank Offered Rates for six-month (Six-Month WSJ LIBOR Index) and one-year (One-Year WSJ LIBOR
       Index) United States dollar-denominated deposits, as published in The
       Wall Street Journal.

     - Fannie Mae LIBOR Index:  The average of the London Interbank Offered
       Rates for six month (Six-Month Fannie Mae LIBOR Index) United States dollar-denominated deposits, as published by Fannie Mae.

     - COFI Index:  The 11th district monthly weighted average cost of funds index of the Federal Home Loan Bank of San Francisco, as made available by the Bank (COFI Index).(2)

     Uniform Hybrid Adjustable-Rate Mortgage Pools

     A pool may contain certain adjustable-rate mortgage loans that have fixed interest rates for an initial period of years and then adjust annually after this initial period. We call these adjustable-rate mortgage loans "hybrid ARMs."
Certain pools of these hybrid ARMs will be designated with a specific prefix and a subtype indicating that the pool is composed entirely of loans with a uniform set of attributes. We refer to this type of pool as a "uniform hybrid ARM" pool.
Generally, the initial fixed interest rate period for these uniform hybrid ARMs will be 3, 5, 7, or 10 years. When we identify these uniform hybrid ARMs by prefix and subtype, they will not be pooled with hybrid ARMs of a different type.

     A pool of uniform hybrid ARMs has a structure that combines both fixed and weighted attributes. All uniform hybrid ARM pools will have a fixed MBS margin.
Also, all uniform hybrid ARM pools will have a fixed pool accrual rate in an increment of one quarter of one percent (0.25%) until the first interest rate adjustment date for the mortgage loans in the pool. After this initial adjustment, the pool accrual rate will equal the weighted average of the mortgage interest rates (net of our fee percentage) of the adjustable-rate mortgage loans. Although the first interest rate adjustment dates vary among the mortgage loans in the pool, they are all within a specified range that is more constricted than the range for most other hybrid ARM products.

     All uniform hybrid ARMs will have an initial fixed interest rate period that is a specified range of scheduled payments. As an example, for the uniform hybrid ARM with an initial period of five years ("5/1 uniform hybrid ARM"), this range will be 54 to 62 scheduled payments. During this period, the initial interest rate for each of the ARMs in the pool will be fixed at a competitive market rate. After the initial fixed-rate period, the mortgage interest rate will vary annually in response to the One-Year WSJ LIBOR Index and subject to certain interest rate caps described below and in the related prefix and subtype. The adjustable mortgage interest rate will be equal to (i) the One-Year
WSJ LIBOR Index value that is most recently available 45 days before the interest rate change date plus (ii) a specified percentage that a lender sets when the adjustable-rate mortgage is originated.

     All uniform hybrid ARMs will be subject to certain periodic and lifetime interest rate caps (as specified in the related prefix and subtype). The following is an example of this cap structure using the 5/1 uniform hybrid ARM.
At the first annual interest rate change date, the mortgage interest rate may

---------------

(1) These indices are published by the Board of Governors of the Federal Reserve
    System in Federal Reserve Statistical Release: Selected Interest Rates No.
    H.15 (519). This release usually appears on Monday (or Tuesday, if Monday is not a business day) of every week. You can obtain a copy by writing the
    Publications Department at the Board of Governors of the Federal Reserve
    System, 20th and "C" Streets, NW, Washington, D.C. 20551, by calling (202)
    452-3244, or by accessing their Web site at www.federalreserve.gov/releases.
    We do not intend this internet address to be an active link.

(2) The COFI Index is published in the monthly Federal Home Loan Bank of San
    Francisco Bulletin. You can obtain a copy by writing to the Office of Public
    Information, Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600
    California Street, San Francisco, California 94120 or by calling (415)
    616-1000. You can also obtain the COFI Index by calling (415) 616-2600 or by accessing the FHLB-SF Web site at www.fhlbsf.com. We do not intend this internet address to be an active link.
                                        36

not be adjusted to a rate that is more than five percentage points above or below the initial interest rate. Additionally, at any subsequent annual interest rate change date for the 5/1 uniform hybrid ARM, the mortgage interest rate may not be adjusted to a rate that is more than two percentage points above or below the previous mortgage interest rate. Finally, the lifetime cap for the 5/1 uniform hybrid ARM will not allow the mortgage interest rate to adjust to a rate that is more than five percentage points above the initial interest rate. We refer to the lifetime cap as the maximum mortgage interest rate. Furthermore, the mortgage interest rate for each of the ARMs in any uniform hybrid ARM pool may never decrease to less than the related mortgage margin. We call this the minimum mortgage interest rate.

     The uniform hybrid ARMs in a pool generally will not be assumable until the expiration of the initial fixed-rate period. See "YIELD, MATURITY, AND
PREPAYMENT CONSIDERATIONS--Due-on-Sale Clause" above. The original terms of the uniform hybrid ARMs may range up to 30 years.

Fannie Majors

     Each Fannie Majors(R) pool is composed of a single mortgage type originated within 12 months of the issue date and usually exceeds $200 million at issuance.
Some Fannie Majors pools are larger than $500 million. Fannie Majors pools are backed by fixed-rate, adjustable-rate, or balloon mortgages. Fannie Majors pools are generally larger and potentially more geographically diversified than non-
Fannie Majors pools and contain mortgage loans typically delivered to us by multiple lenders. Fannie Majors pools are identified by the same set of prefixes assigned to single-lender pools.

Special Feature Mortgage Loans

     The following types of mortgage loans are sometimes treated separately in establishing loan pools. These loans may have either a fixed or an adjustable interest rate, and may have payment structures of one or more of the types described above with respect to fixed- and adjustable-rate loans.

     Relocation Loans

     Some employers enter into an agreement with a lender for the lender to make mortgage loans to one or more employees who are moving to a new job location.
The mortgage loans are to finance the purchase of a home at the new job location. In general, these employees are highly mobile and expect to be relocated frequently. These loans may involve financial contribution by the employer, which can include subsidies and interest rate buydowns. We cannot estimate the future prepayment performance of relocation loans or how their performance might compare with that of loans that are not relocation loans.
However, since the employer frequently has a financial interest in the loan, a beneficial change in the interest rate environment may cause the employer to encourage the employee to refinance the loan. We are not aware of any studies or statistics on the prepayment rates of relocation loans. In addition to the factors affecting loan prepayment rates in general, the prepayment of relocation loans depends on the circumstances of individual employees and employers and the characteristics of the specific relocation programs involved. Furthermore, a change in the economy or in the employer's business, such as an economic downturn or accelerated expansion of the employer's business, could cause an employer to suspend its relocation program or to move employees more frequently.

     If a pool contains more than 10% of relocation loans, the pool prefix and the prospectus supplement, in the case of fixed-rate pools, will indicate that the pool contains only relocation loans. Relocation loans also may be included in other pools. When this occurs, unless the prospectus supplement states otherwise, the relocation loans in such pools will not exceed 10%, by aggregate principal balance, of the pool on its issue date.

                                        37

     Cooperative Share Loans

     In some communities (particularly in the New York City metropolitan area), residents of residential units in multi-tenant housing projects own their dwellings through ownership in a cooperative housing corporation. Unlike borrowers under traditional mortgage loans, the borrowers do not buy the real estate but rather acquire interests in the cooperative housing corporation with rights to occupy their respective dwelling units.

     A cooperative share loan is secured by two things: the stock or certificate of membership (or other similar evidence of ownership) issued by the cooperative housing corporation to the borrower as tenant-stockholder or resident-member, and the proprietary lease, occupancy agreement or other similar agreement granting the borrower as tenant-stockholder or resident-member the right to occupy a particular dwelling unit in the housing project owned by the cooperative housing corporation. The borrower's ownership interest and occupancy rights are subject to restrictions on sale or transfer.

     In addition to making the monthly mortgage payment, the borrower generally must pay a proportional share of real estate taxes on the housing project and of any blanket mortgage loan payments owed by the cooperative housing corporation and secured by the housing project. If the borrower fails to do so, the cooperative housing corporation can terminate the borrower's occupancy rights.
In addition, the borrower's occupancy rights are subordinate to the lien of any blanket mortgage loan on the housing project. If the corporation should default on its blanket mortgage loan, the holder of the corporation's blanket mortgage loan (which could be Fannie Mae, given that we purchase such blanket mortgage loans under our multifamily programs) could foreclose on the housing project and terminate the occupancy rights of the borrower. This increases the likelihood of a repurchase of the cooperative share loan out of the pool due to borrower default, and a resulting prepayment of principal on the related certificates.

     It is often the case that a single lender will have made several cooperative share loans to residents of the same housing project, and those loans may be included in the same pool. In that case, the certificateholders that have invested in the related series of certificates would be significantly at risk for multiple loan repurchases, and resulting prepayment of principal on the certificates, arising from a default by that particular cooperative housing corporation under its blanket mortgage loan.

     If a pool contains more than 10% of cooperative share loans, the pool prefix and the prospectus supplement, in the case of fixed-rate pools, will indicate that the pool contains only cooperative share loans. Cooperative share loans also may be included in other pools. When this occurs, unless the prospectus supplement states otherwise, the cooperative share loans in such pools will not exceed 10%, by aggregate principal balance, of the pool on its issue date.

     Buydown Mortgage Loans

     To induce people to buy homes, builders and sellers of homes, or other interested parties, including lenders, may agree to pay some of the costs of the loan, including subsidizing the monthly mortgage payments for an agreed period of time. This arrangement, which we refer to as a "buydown," may enable borrowers to qualify for loans, even though their available funds ordinarily would not enable them to do so.

     A pool may contain significant temporary interest rate buydown loans, which are buydowns of more than two percent (2%) below the note rate or a buydown that is extended for more than two years. If a pool contains more than 10% of significant temporary interest rate buydown loans, the pool prefix and the prospectus supplement, in the case of fixed-rate pools, will indicate that the pool contains only significant temporary interest rate buydown loans.
Significant temporary interest rate buydown mortgage loans also may be included in other pools. If this occurs, unless the prospectus supplement states otherwise, significant temporary interest rate buydown mortgage loans in such pools will not exceed 10%, by aggregate principal balance, of the pool on its issue date.

                                        38

     "J" Prefix Pools

     If over 15% of the aggregate principal balance of a pool on its issue date is composed of at least two types of the three special feature mortgage loans described above (relocation loans, cooperative share loans, and buydown loans), we will designate the pool with a special "J" prefix. For example, if relocation mortgage loans constitute 9% and buydown mortgage loans constitute 8% of a pool, the pool will be designated with a "J" prefix, and the percentages of each category of mortgage loans will be included in the prospectus supplement. The
"J" prefix also may be used to call attention to additional special disclosure characteristics that are included in a prospectus supplement for certain fixed-rate pools.

     Community Reinvestment Act Mortgage Loans

     Many lenders that sell loans to us are required to ensure that they meet the credit needs of their entire community, including low- and moderate-income neighborhoods, pursuant to the Community Reinvestment Act. Mortgage loans originated to meet the Community Reinvestment Act objectives are subject to our eligibility and underwriting criteria and policies as we may waive or modify them from time to time. In addition, the mortgaged properties may be concentrated in low-and moderate-income neighborhoods and localities. The prospectus supplement for certain pools may include loan-level details regarding the census tract information of the properties securing the mortgage loans, the borrowers' income levels and loan balances, or information on how and when these loan-level details can be obtained at a later time. An investor must make its own determination as to whether a particular pool meets the Community
Reinvestment Act objectives or other objectives relevant to that particular investor.

     Reperforming Government Mortgage Loans

     Some pools are composed entirely of FHA and VA mortgage loans that were ninety days or more delinquent during the twelve months immediately prior to issuance of the certificates. The pool prefix or the prospectus supplement will indicate if this is the case. These loans are referred to as reperforming mortgage loans because all the mortgage loans in the pool will be current as of the date of issuance of the related certificates. Reperforming FHA and VA mortgage loans may experience more delinquencies and a faster rate of prepayment than mortgage loans without similar delinquency histories, although we have no statistical data to indicate if this is the case.

                          FANNIE MAE PURCHASE PROGRAM

     The mortgage loans we purchase must meet standards required by the law under which we were chartered, which we refer to as the Charter Act. These standards require that the mortgage loans be, in our judgment, of a quality, type and class consistent with the purchase standards imposed by private institutional mortgage investors. Consistent with those requirements, and with the purposes for which we were chartered, we establish eligibility criteria and policies for the mortgage loans we purchase, for the sellers from whom we purchase loans, and for the servicers who service our mortgage loans. See
"FANNIE MAE," above, for information regarding the Charter Act and the charter purpose.

Selling and Servicing Guides

     Our eligibility criteria and policies, summarized below, are set forth in our Selling and Servicing Guides (Guides) and updates and amendments to these
Guides. We amend our Guides and our eligibility criteria and policies from time to time. This means it is possible that not all the mortgage loans in a particular pool will be subject to the same eligibility standards. It also means that the standards described in the Guides may not be the same as the standards that applied when loans in a particular pool were originated. We also may waive or modify our eligibility and loan underwriting requirements or policies when we purchase mortgage loans.

                                        39

Mortgage Loan Eligibility Standards--Conventional Loans

     Dollar Limitations

     The Charter Act requires that we establish maximum original principal balance dollar limitations for the conventional loans that we purchase. These limitations, which we refer to as our conforming loan limits, typically are adjusted annually. As of January 1, 2004, our conforming loan limit for conventional loans secured by first liens on residences containing one dwelling unit is $333,700, except for mortgage loans secured by property in Alaska, Guam,
Hawaii or the Virgin Islands where it is $500,550. Our conforming loan limit as of January 1, 2004 for conventional loans secured by first liens on residences containing two dwelling units is $427,150, three dwelling units is $516,300 and four dwelling units is $641,650, except for mortgage loans secured by property in Alaska, Guam, Hawaii or the Virgin Islands where for two dwelling units it is
$640,725, for three dwelling units it is $774,450 and for four dwelling units it is $962,475. Our conforming loan limit for mortgage loans secured by subordinate liens on single-family one- to four-unit residences is 50% of the amount for first lien loans secured by one unit residences, or, as of January 1, 2004,
$166,850, except in Alaska, Guam, Hawaii and the Virgin Islands, where it is
$250,275. In addition, the aggregate original principal balance of all the mortgage loans we own that are secured by the same residence cannot exceed the amount of our first lien conforming loan limit for single-family one- to four-unit residences. Aside from the limits imposed under the Charter Act, we may, from time to time, impose maximum dollar limitations on specific types of mortgage loans that we purchase.

     Loan-to-Value Ratios

     The Charter Act requires that we obtain credit enhancement whenever we purchase a conventional mortgage loan secured by a single-family one- to four-unit residence with a loan-to-value ratio over 80%. The credit enhancement may take several forms, including mortgage insurance issued by an insurer acceptable to us covering the amount in excess of 80%, repurchase arrangements with the seller of the mortgage loans, and seller-retained participation interests. In our discretion, we may impose credit enhancement requirements that are more restrictive than those of the Charter Act.

     Our loan-to-value ratio requirements for loans we purchase vary depending upon a variety of factors which, for example, can include the type of loan, the loan purpose, loan amount, number of dwelling units in the property securing the loan, repayment terms and borrower credit history. Depending upon these factors, the loan-to-value ratio can be as high as 100%.

     Underwriting Guidelines

     We have established underwriting guidelines for mortgage loans that we purchase. These guidelines are designed to provide a comprehensive analysis of the characteristics of a borrower and a mortgage loan, including such factors as the borrower's credit history, the purpose of the loan, the property value and the loan amount.

     We review and change our underwriting guidelines, from time to time, including expanding our underwriting criteria in order to make home loans more accessible to borrowers who are members of groups that have been underserved by mortgage lenders, including low and moderate income families, people with no prior credit history and those with less than perfect credit history, rural residents and people with special housing needs. In our discretion, we may grant waivers from our underwriting guidelines when we purchase any particular mortgage loan.

Mortgage Loan Eligibility Standards--Government Insured Loans

     Dollar Limitations

     The Charter Act sets no maximum dollar limitations on the loans that we can purchase if the loans are government loans.

                                        40

     The maximum loan amount for FHA-insured single-family mortgage loans is established by statute. As of January 1, 2004, the basic maximum loan amount for most FHA-insured single-family mortgage loans is $160,176 for a one-unit dwelling, $205,032 for a two-unit dwelling, $247,824 for a three-unit dwelling, and $307,992 for a four-unit dwelling. In high-cost areas, as designated by HUD/
FHA, the maximum loan amount may be increased up to $290,319 for a one-unit dwelling, $371,621 for a two-unit dwelling, $449,181 for a three-unit dwelling, and $558,236 for a four-unit dwelling. In addition, the maximum loan amount for
FHA-insured mortgages secured by property located in Alaska, Guam, Hawaii or the
Virgin Islands may be adjusted up to 150% of HUD/FHA's high-cost area limits. We purchase FHA mortgages up to the maximum original principal amount that the FHA will insure for the area in which the property is located.

     The VA does not establish a maximum loan amount for VA guaranteed loans secured by single-family one- to four-unit properties. We will purchase VA mortgages up to our current maximum original principal amount for conforming loans secured by similar one- to four-unit properties.

     The RHS has no maximum dollar limit for loans it guarantees. We will purchase RHS mortgages up to our current maximum original principal amount for conforming loans secured by similar one- to four-unit properties.

     Loan-to-Value Ratios

     The maximum loan-to-value ratio for FHA-insured and VA-guaranteed mortgage loans we purchase is the maximum established by the FHA or VA for the particular program under which the mortgage was insured or guaranteed. The maximum loan-to-value ratio for RHS guaranteed mortgage loans we purchase is 100%.

     Underwriting Guidelines

     FHA-insured, VA-guaranteed and RHS mortgage loans that we purchase must be originated in accordance with the applicable requirements and underwriting standards of the agency providing the insurance or guaranty. Each insured or guaranteed loan that we purchase must have in effect a valid mortgage insurance certificate or loan guaranty certificate. In the case of VA loans, the unguaranteed portion of the VA loan amount cannot be greater than 75% of the purchase price of the property or 75% of the VA's valuation estimate, whichever is less.

Seller and Servicer Eligibility

     Before we approve a company to become a seller or servicer for us, we require that it demonstrate to our satisfaction the following:

     - that it has a proven ability to originate or service, as applicable, the type of mortgages for which our approval is being requested;

     - that it employs a staff with adequate experience in that area;

     - that it has as one of its principal business purposes the origination or servicing, as applicable, of residential mortgages;

     - that it is properly licensed, or otherwise authorized, to originate, sell or service, as applicable, residential mortgages in each of the jurisdictions in which it does business;

     - that its financial condition is acceptable to us;

     - that it has quality control and management systems to evaluate and monitor the overall quality of its loan production and servicing activities; and

     - that it is covered by a fidelity bond and errors and omissions insurance acceptable to us.

                                        41

     We enter into a written mortgage selling and servicing contract with each seller and servicer we approve, under which, among other things, such seller and/or servicer agrees to maintain the foregoing attributes to our satisfaction.

Servicing Arrangements

     We are responsible for servicing and administering the mortgage loans. We may contract with other entities to perform those functions under our supervision and on our behalf. Often, the entity with whom we contract is the seller that sold the loans to us. Even if we hire a servicer, we will remain responsible to certificateholders for all the servicing and administrative functions related to the mortgage loans.

     Servicers must meet the eligibility standards and performance obligations in our Guides. All servicers are obligated to perform diligently all services and duties customary to servicing mortgage loans. We monitor the servicer's performance and we have the right to remove any servicer at any time we consider its removal to be in the certificateholders' best interest. Duties performed by the servicer include general loan servicing responsibilities, collection and remittance of payments on the mortgage loans, administration of mortgage escrow accounts, collection of insurance claims and foreclosure, if necessary.

Servicing Compensation and Payment of Certain Expenses

     Unless otherwise stated in the prospectus supplement, each month we retain the portion of interest collected on the loans that is not required to be paid to certificateholders to pay various expenses of the trust, including the amount of the fee payable to the servicer and the fee payable to us for providing our guaranty. We also retain prepayment premiums, assumption fees, late payment charges and other similar charges, to the extent they are collected from borrowers, as additional servicing compensation unless the prospectus supplement states otherwise. We pay all the expenses we incur in connection with our servicing responsibilities, including (but not limited to) fees for any party with whom we contract to service the mortgage loans on our behalf. We are not entitled to reimbursement for such expenses from the related trust fund except for our servicing compensation and guaranty fees described above.

Seller Representations and Warranties

     Our sellers make representations and warranties to us about the mortgage loans we purchase. In general, the representations and warranties relate to:

     - compliance with our eligibility standards and with our underwriting guidelines;

     - characteristics of the mortgage loans in each pool;

     - compliance with applicable federal and state laws and regulations in the origination of the loans, including consumer protection laws;

     - compliance with all applicable laws and regulations related to authority to do business in the jurisdiction where a mortgaged property is located;

     - our acquisition of loans free and clear of any liens;

     - validity and enforceability of the loan documents; and

     - the lien position of the mortgage.

     We rely on these representations and warranties at the time of purchase to ensure that loans meet our eligibility standards. After purchase, we perform random quality control reviews of selected loans to monitor compliance with our guidelines, our eligibility standards and applicable laws and regulations. We can require a seller or servicer to repurchase a loan if we find a breach of warranties and representations. For a discussion of how these repurchases can affect the performance of the
                                        42

certificates, see "RISK FACTORS--PREPAYMENT FACTORS--Property/Credit--We could withdraw some mortgage loans from the pool due to a breach of representations and warranties, accelerating the rate at which you receive your return of principal," above.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The certificates and payments on the certificates generally are subject to taxation. Therefore, you should consider the tax consequences of holding a certificate before you acquire one. The following discussion describes certain
U.S. federal income tax consequences to beneficial owners of certificates. The discussion is general and does not purport to deal with all aspects of federal taxation that may be relevant to particular investors. This discussion may not apply to your particular circumstances for various reasons including the following:

     - This discussion reflects federal tax laws in effect as of the date of this prospectus. Changes to any of these laws after the date of this prospectus may affect the tax consequences discussed below.

     - This discussion addresses only certificates acquired by beneficial owners at original issuance and held as capital assets (generally, property held for investment).

     - This discussion does not address tax consequences to beneficial owners subject to special rules, such as dealers in securities, certain traders in securities, banks, tax-exempt organizations, life insurance companies, persons that hold certificates as part of a hedging transaction or as a position in a straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar.

     - This discussion may be supplemented by a discussion in any applicable prospectus supplement.

     - This discussion does not address taxes imposed by any state, local or foreign taxing jurisdiction.

     For these reasons, you should consult your own tax advisors regarding the federal income tax consequences of holding and disposing of certificates as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

     For purposes of this discussion, the term mortgage loan, in the case of a participation interest, means the interest in the underlying mortgage loan represented by that participation interest; and in applying a federal income tax rule that depends on the origination date of a mortgage loan or the characteristics of a mortgage loan at its origination in such a case, the term mortgage loan means the underlying mortgage loan and not the participation interest.

Internal Revenue Service Guidance Regarding the Certificates

     In Revenue Ruling 84-10, 1984-1 C.B. 155, the Internal Revenue Service set
forth certain federal income tax consequences relating to investments in the certificates issued with respect to a pool. Pursuant to Revenue Ruling 84-10, a pool will not be classified as an association taxable as a corporation for federal income tax purposes. Instead, a pool will be classified as a trust under subpart E of part I of subchapter J of the Internal Revenue Code of 1986, as amended (the "Code"), and each beneficial owner of a certificate will be considered to be the beneficial owner of a pro rata undivided interest in each of the mortgage loans included in that particular pool.

     Although Revenue Ruling 84-10 does not specifically address participation interests in mortgage loans, other IRS pronouncements clearly indicate that the holdings of Revenue Ruling 84-10 are equally applicable to a certificate backed by a pool consisting (in whole or in part) of participation interests. Revenue
Ruling 84-10 also does not contemplate (i) the mandatory repurchase of ARMs from pools pursuant to a borrower's exercise of an option to convert an ARM to a fixed-rate mortgage loan, (ii) the difference between the biweekly payments of interest received under biweekly loans from mortgagors and the monthly payments of interest made to beneficial owners of certificates, or (iii) the

                                        43

differences between the principal and interest amounts received from mortgagors under mortgage loans that provide for the daily accrual of interest and the monthly payments of principal and interest made to beneficial owners of certificates. However, our special tax counsel, Arnold & Porter LLP, has rendered an opinion to us that the conclusions of Revenue Ruling 84-10 will be applicable to ARM pools and biweekly mortgage pools and pools that include mortgage loans providing for the daily accrual of interest.

Application of Revenue Ruling 84-10

     Pursuant to the holdings of Revenue Ruling 84-10, a beneficial owner of a particular issue of certificates must report on its federal income tax return its pro rata share of the entire income from each mortgage loan in that particular pool, consistent with the beneficial owner's method of accounting.
The items of income from a mortgage loan include interest, original issue discount (discussed below), prepayment premiums, assumption fees and late payment charges, plus any amount paid by us as interest under our guaranty. A beneficial owner can deduct its pro rata share of the expenses of the trust as provided in section 162 or section 212 of the Code, consistent with its method of accounting and subject to the discussion below.

     A beneficial owner must also allocate its basis in a certificate among the mortgage loans included in that pool in proportion to the relative fair market values of those mortgage loans. If the basis allocated to a mortgage loan is less than the principal amount of that mortgage loan, the beneficial owner may have market discount with respect to that mortgage loan, and if the basis exceeds the principal amount, the beneficial owner may have premium with respect to that mortgage loan. (Market discount and premium are discussed below.)

     Original Issue Discount

     Certain mortgage loans may be issued with original issue discount within the meaning of section 1273(a) of the Code. Original issue discount generally arises only with respect to ARMs that provide for an incentive interest rate
(sometimes referred to as a teaser rate) or mortgage loans, including ARMs, that provide for the deferral of interest. If a mortgage loan is issued with original issue discount, a beneficial owner must include the original issue discount in income as it accrues, generally in advance of the receipt of cash attributable to such income.

     Market Discount

     A beneficial owner that acquires a mortgage loan for less than its principal amount generally has market discount in the amount of the difference between the principal amount and the beneficial owner's basis in that mortgage loan. In general, three consequences arise if a beneficial owner acquires an interest in a mortgage loan with market discount. First, the beneficial owner must treat any principal payment with respect to a mortgage loan acquired with market discount as ordinary income to the extent of the market discount that accrued while such beneficial owner held an interest in that mortgage loan.
Second, the beneficial owner must treat gain on the disposition or retirement of such a certificate as ordinary income under the circumstances discussed below under "--Sales and Other Dispositions of Certificates." Third, a beneficial owner that incurs or continues indebtedness to acquire a certificate at a market discount may be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. Alternatively, a beneficial owner may elect to include market discount in income on a current basis as it accrues, in which case the three consequences discussed above will not apply. If a beneficial owner makes this election, the beneficial owner must also apply the election to all debt instruments acquired by the beneficial owner on or after the beginning of the first taxable year to which the election applies. A beneficial owner may revoke the election only with the consent of the IRS.

     A beneficial owner must determine the amount of accrued market discount for a period using a straight-line method, based on the maturity of the mortgage loan, unless the beneficial owner elects to

                                        44

determine accrued market discount using a constant yield method. The IRS has authority to provide regulations for determining the accrual of market discount in the case of debt instruments, including mortgage loans, that provide for more than one principal payment, but has not yet issued such regulations. In addition, the legislative history to the Tax Reform Act of 1986 states that market discount on certain types of debt instruments may be treated as accruing in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest. You should consult your own tax advisors regarding the method a beneficial owner should use to determine accrued market discount.

     Notwithstanding the above rules, market discount on a mortgage loan is considered to be zero if the discount is less than 0.25 percent of the principal balance of the mortgage loan multiplied by the number of complete years from the date the beneficial owner acquires an interest in the mortgage loan to the maturity of the mortgage loan (referred to as the market discount de minimis amount). The IRS has authority to provide regulations to adjust the computation of the market discount de minimis amount in the case of debt instruments, including mortgage loans, that provide for more than one principal payment, but has not yet issued such regulations. The IRS could assert, nonetheless, that the market discount de minimis amount should be calculated using the remaining weighted average life of a mortgage loan rather than its final maturity. You should consult your own tax advisors regarding the ability to compute the market discount de minimis amount based on the final maturity of a mortgage loan.

     Premium

     A beneficial owner that acquires a mortgage loan for more than its principal amount generally has premium with respect to that mortgage loan in the amount of the excess. In that event, the beneficial owner may elect to treat the premium as amortizable bond premium. This election is available only with respect to an undivided interest in a mortgage loan that was originated after
September 27, 1985. If the election is made, a beneficial owner must also apply the election to all debt instruments the interest on which is not excludible from gross income (fully taxable bonds) held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all fully taxable bonds thereafter acquired by the beneficial owner. A beneficial owner may revoke the election only with the consent of the IRS.

     If a beneficial owner makes this election, the beneficial owner reduces the amount of any interest payment that must be included in the beneficial owner's income by the portion of the premium allocable to the period based on the mortgage loan's yield to maturity. Correspondingly, a beneficial owner must reduce its basis in the mortgage loan by the amount of premium applied to reduce any interest income. The amount of premium to be allocated among the interest payments on an ARM is determined by reference to an equivalent fixed-rate debt instrument constructed as of the date the beneficial owner acquires an interest in the ARM.

     If a beneficial owner does not elect to amortize premium, (i) the beneficial owner must include the full amount of each interest payment in income, and (ii) the premium must be allocated to the principal distributions on the mortgage loan and, when each principal distribution is received, a loss equal to the premium allocated to that distribution will be recognized. Any tax benefit from premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the certificate. See
"--Sales and Other Dispositions of Certificates."

     Accrual Method Election

     A beneficial owner may elect to include in income its entire return on a mortgage loan (i.e., the excess of all remaining payments to be received on the mortgage loan over the amount of the beneficial owner's basis in the mortgage loan) based on the compounding of interest at a constant yield. Such an election for a mortgage loan with amortizable bond premium (or market discount) will result in a deemed election to amortize premium for all the beneficial owner's debt instruments with amortizable

                                        45

bond premium (or to accrue market discount currently for all the beneficial owner's debt instruments with market discount) as discussed above.

     Expenses of the Trust

     A beneficial owner's ability to deduct its share of the fee payable to the servicer, the fee payable to us for providing our guaranty and other expenses to administer the pool is limited under section 67 of the Code in the case of (i)
estates and trusts, and (ii) individuals owning an interest in a certificate directly or through an investment in a pass-through entity (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts, certain limited liability corporations and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies.

     Generally, a beneficial owner can deduct its share of these costs only to the extent that these costs, when aggregated with certain of the beneficial owner's other miscellaneous itemized deductions, exceed two percent of the beneficial owner's adjusted gross income. For this purpose, an estate or nongrantor trust computes adjusted gross income in the same manner as in the case of an individual, except that deductions for administrative expenses of the estate or trust that would not have been incurred if the property were not held in such trust or estate are treated as allowable in arriving at adjusted gross income.

     In addition, section 68 of the Code may provide for certain limitations on itemized deductions otherwise allowable for a beneficial owner who is an individual. Further, a beneficial owner may not be able to deduct any portion of these costs in computing its alternative minimum tax liability.

Sales and Other Dispositions of Certificates

     Upon the sale, exchange or other disposition of a certificate, the beneficial owner generally will recognize gain or loss equal to the difference between the amount realized upon the disposition and the beneficial owner's adjusted basis in the certificate. The adjusted basis of a certificate generally will equal the cost of the certificate to the beneficial owner, increased by any amounts of original issue discount and market discount included in the beneficial owner's gross income with respect to the certificate, and reduced by distributions on the certificate previously received by the beneficial owner as principal and by any premium that has reduced the beneficial owner's interest income with respect to the certificate. Any such gain or loss generally will be capital gain or loss, except (i) as provided in section 582(c) of the Code
(which generally applies to banks) or (ii) to the extent any gain represents original issue discount or accrued market discount not previously included in income (to which extent such gain would be treated as ordinary income). Any capital gain (or loss) will be long-term capital gain (or loss) if at the time of disposition the beneficial owner held the certificate for more than one year.
The ability to deduct capital losses is subject to limitations.

     The Taxpayer Relief Act of 1997 amended section 1271 of the Code to provide that amounts received by a beneficial owner on retirement of any mortgage loan of a natural person are considered to be amounts received in exchange therefor.
The legislation applies to mortgage loans originated after June 8, 1997, and any interest in a mortgage loan acquired after June 8, 1997. The application of section 1271 to a retirement of a mortgage loan that was acquired at a discount is unclear, and you should consult your own tax advisors regarding the application of section 1271 to a certificate in such a case.

                                        46

Special Tax Attributes

     In Revenue Ruling 84-10, the IRS ruled on the status of the certificates under specific sections of the Code. In particular, the IRS ruled as follows:

     1. A Certificate owned by a domestic building and loan association is considered as representing loans secured by an interest in real property within the meaning of section 7701(a)(19)(C)(v) of the Code, provided the real property underlying each mortgage loan is (or, from the proceeds of the mortgage loans, will become) the type of real property described in that section of the Code.

     2. A certificate owned by a real estate investment trust is considered as representing real estate assets within the meaning of section
        856(c)(5)(B) of the Code, and the interest income is considered interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code.

     If a certificate represents an interest in a pool that contains a cooperative share loan, an escrow mortgage loan, a buydown loan, a government loan, or a loan secured by a manufactured home, you should also consider the following tax consequences applicable to an undivided interest in those loans.

     Cooperative Share Loans

     The IRS has ruled that a cooperative share loan will be treated as a loan secured by an interest in real property, within the meaning of section
7701(a)(19)(C)(v) of the Code, provided that the dwelling unit that the cooperative's stock entitles the tenant-shareholder to occupy is to be used as a residence. The IRS also has ruled that stock in a cooperative qualifies as an interest in real property within the meaning of section 856(c)(5)(C) of the
Code. Accordingly, interest on cooperative share loans qualifies as interest on obligations secured by mortgages on interests in real property for purposes of section 856(c)(3)(B) of the Code.

     Escrow Mortgage Loans

     In certain cases, a mortgage loan may be secured by additional collateral consisting of an escrow account held with a financial institution, referred to as an escrow mortgage loan. The escrow account could consist of an interest rate buydown account that meets the requirements of our Selling Guide or any other escrow account described in the related prospectus supplement. A beneficial owner's investment in an escrow mortgage loan generally should be treated as a loan secured by an interest in real property within the meaning of section
7701(a)(19)(C)(v) of the Code, provided the escrow account does not represent an account with the beneficial owner. In addition, an investment in an escrow mortgage loan by a real estate investment trust generally should be treated in its entirety as a real estate asset within the meaning of section 856(c)(5)(B)
of the Code, provided the fair market value of the real property securing the escrow mortgage loan equals or exceeds the principal amount of such escrow mortgage loan at the time the real estate investment trust makes a commitment to acquire a certificate. Because of uncertainties regarding the tax treatment of escrow mortgage loans, you should consult with your tax advisors concerning the federal income tax treatment of investments in escrow mortgage loans.

     Buydown Loans

     Sometimes a lender, builder, seller or other third party may provide the funds for the interest rate buydown accounts that secure certain escrow mortgage loans, sometimes referred to as buydown loans. Under our Selling Guide, the borrower is liable for the entire payment on a buydown loan, without offset by any payments due from the buydown account. Accordingly, we plan to treat buydown loans entirely as the obligation of the borrower.

     The IRS could take the position, however, that a buydown loan should be treated as if the borrower were obligated only to the extent of the net payment after application of the interest rate
                                        47

buydown account. If the IRS were able to maintain this position successfully, a beneficial owner of a buydown loan would be treated as holding two instruments:
one representing the lender's rights with respect to the buydown account, and the other representing the borrower's debt to the extent of the net payment by the borrower. With respect to the instrument represented by the borrower's debt, this treatment would require the beneficial owner to accelerate the recognition of a portion of the interest payable after the buydown period. Moreover, during the buydown period and to the extent of the buydown account, the rulings described above regarding sections 856(c)(3)(B), 856(c)(5)(B) and
7701(a)(19)(C)(v) of the Code would be inapplicable. Because of uncertainties regarding the tax treatment of buydown loans, you should consult with your tax advisors concerning the federal income tax treatment of investments in buydown loans.

     Government Mortgage Loans

     Because generally information is not available with respect to the loan-to-value ratios of government mortgage loans contained in pools denoted by prefix GA, GL, GO, TJ, TK, TQ or TT, no representations can be made regarding the qualification of such loans under sections 856(c)(3)(B), 856(c)(5)(B) and
7701(a)(19)(C)(v) of the Code.

     Loans Secured by Manufactured Homes

     For certain purposes of the Code, a mortgage loan secured by a manufactured home is treated as secured by an interest in real property if the manufactured home satisfies the conditions set forth in section 25(e)(10) of the Code. That section requires a manufactured home to have a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and to be of a kind customarily used at a fixed location. Although Revenue Ruling 84-10 does not specifically refer to mortgage loans secured by manufactured homes, the conclusions discussed above regarding sections 856(c)(3)(B), 856(c)(5)(B) and
7701(a)(19)(C)(v) of the Code should be applicable to a beneficial owner's investment in a mortgage loan that is secured by property described in section
25(e)(10). With respect to mortgage loans secured by manufactured homes, the conditions of section 25(e)(10) will be satisfied.

Mortgage Loan Servicing

     The IRS issued guidance on the tax treatment of mortgage loans in cases in which the fee retained by the servicer of the mortgage loans exceeds what is established under tax law to be reasonable compensation for the services to be performed. This guidance is directed primarily to servicers and, in most cases, should not have a significant effect on beneficial owners of mortgage loans.

     Under the IRS guidance, if a servicing fee on a mortgage loan is determined to exceed reasonable compensation, the payments of the excess servicing fee are treated as a series of stripped coupons and the mortgage loan is treated as a stripped bond within the meaning of section 1286 of the Code. In general, if a mortgage loan is treated as a stripped bond, any discount with respect to that mortgage loan will be treated as original issue discount. Any premium with respect to such a mortgage loan may be treated as amortizable bond premium regardless of the date the mortgage loan was originated, because a stripped bond is treated as originally issued on the date a beneficial owner acquires the stripped bond. See "--Application of Revenue Ruling 84-10--Premium." In
addition, the excess portion of servicing compensation will be excluded from the income of owners and thus will not be subject to the limitations on the deductibility of miscellaneous itemized deductions. See "--Application of
Revenue Ruling 84-10--Expenses of the Trust."

     A mortgage loan is effectively not treated as a stripped bond, however, if the mortgage loan meets either the 100 basis point test or the de minimis test.
A mortgage loan meets the 100 basis point test if the total amount of servicing compensation on the mortgage loan does not exceed reasonable compensation for servicing by more than 100 basis points. A mortgage loan meets the de minimis test if (i) the discount at which the mortgage loan is acquired is less than
0.25 percent of the remaining

                                        48

principal balance of the mortgage loan multiplied by its weighted average remaining life; or (ii) in the case of wholly self-amortizing mortgage loans, the acquisition discount is less than 1/6 of one percent times the number of whole years to final stated maturity. In addition, servicers are given the opportunity to elect to treat mortgage servicing fees up to a specified number of basis points (which depends on the type of mortgage loans) as reasonable servicing. No guidance has been provided as to the effect, if any, of such safe harbors and any elections thereunder on beneficial owners of mortgage loans.

     The IRS guidance contains a number of ambiguities. For example, it is not clear whether the rules described above are to be applied on an individual loan or an aggregate basis. You should consult your tax advisors about the IRS guidance and its application to investments in the certificates.

Information Reporting and Backup Withholding

     With each distribution, we will furnish to each certificateholder a statement setting forth the portions of such distribution allocable to principal and to interest. In addition, we will furnish or make available, within a reasonable time after the end of each calendar year, to each certificateholder who at any time during such year received a distribution from us, a statement setting forth that holder's pro rata share of income and administrative expense for such calendar year.

     Payments of interest and principal, as well as payments of proceeds from the sale of certificates, may be subject to the backup withholding tax under section 3406 of the Code if the recipient of the payment is not an exempt recipient and fails to furnish certain information, including its taxpayer identification number, to us or our agent, or otherwise fails to establish an exemption from such tax. Any amounts deducted and withheld from such a payment would be allowed as a credit against the beneficial owner's federal income tax.
Furthermore, certain penalties may be imposed by the IRS on a holder or owner who is required to supply information but who does not do so in the proper manner.

Foreign Investors

     Additional rules apply to a beneficial owner that is not a U.S. Person (a
"Non-U.S. Person"). "U.S. Person" means a citizen or resident of the United
States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one U.S.
Person has the authority to control all substantial decisions of the trust.

     Payments on a certificate made to, or on behalf of, a beneficial owner that is a Non-U.S. Person generally will be exempt from U.S. federal income and withholding taxes, provided the following conditions are satisfied:

     - the beneficial owner does not hold the certificate in connection with its conduct of a trade or business in the United States;

     - the beneficial owner is not, with respect to the United States, a personal holding company or a corporation that accumulates earnings in order to avoid U.S. federal income tax;

     - the beneficial owner is not a U.S. expatriate or former U.S. resident who is taxable in the manner provided in section 877(b) of the Code;

     - the beneficial owner is not an excluded person (i.e., a 10-percent shareholder of Fannie Mae within the meaning of section 871(h)(3)(B) of the Code or a controlled foreign corporation related to Fannie Mae within the meaning of section 881(c)(3)(C) of the Code);

     - the beneficial owner signs a statement under penalties of perjury certifying that it is a Non-U.S. Person or, in the case of an individual, that the beneficial owner is neither a citizen nor

                                        49

       resident of the United States, and provides the name, address and taxpayer identification number, if any, of the beneficial owner;

     - the last U.S. Person in the chain of payment to the beneficial owner (the withholding agent) receives such non-U.S. beneficial ownership statement from the beneficial owner or a financial institution holding on behalf of the beneficial owner and does not have actual knowledge that such statement is false; and

     - the certificate represents an undivided interest in a pool of mortgage loans all of which were originated after July 18, 1984.

     That portion of interest income of a beneficial owner who is a Non-U.S.
Person on a certificate that represents an interest in one or more mortgage loans originated before July 19, 1984 will be subject to a U.S. withholding tax at the rate of 30 percent or lower treaty rate, if applicable. Regardless of the date of origination of the mortgage loans, backup withholding will not apply to payments made to a beneficial owner that is a Non-U.S. Person if the beneficial owner or a financial institution holding on behalf of the beneficial owner provides a non-U.S. beneficial ownership statement to the withholding agent.

     A non-U.S. beneficial ownership statement may be made on an IRS Form W-8BEN or a substantially similar substitute form. The beneficial owner or financial institution holding on behalf of the beneficial owner must inform the withholding agent of any change in the information on the statement within 30 days of such change. In all cases, the withholding agent must file the Form
W-8BEN or substitute form with the IRS.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act ("ERISA") or section 4975 of the Code imposes requirements on employee benefit plans subject to ERISA (such as employer-sponsored retirement plans) and upon other types of benefit plans and arrangements subject to section 4975 of the Code (such as individual retirement accounts). ERISA and the Code also impose these requirements on some entities in which these benefit plans or arrangements invest. We refer to these plans, arrangements and entities, collectively, as plans. Any person who is a fiduciary of a plan also is subject to the requirements imposed by ERISA and the
Code. Before a plan invests in any certificate, the plan fiduciary must consider whether the governing instruments for the plan permit the investment, whether the certificates are a prudent and appropriate investment for the plan under its investment policy and whether such an investment might result in a transaction prohibited under ERISA or the Code for which no exemption is available.

     The U.S. Department of Labor has issued a regulation covering the acquisition by a plan of a guaranteed governmental mortgage pool certificate, defined to include certificates which are backed by, or evidencing an interest in, specified mortgages or participation interests therein and are guaranteed by
Fannie Mae, as to the payment of interest and principal. Under the regulation, investment by a plan in a guaranteed governmental mortgage pool certificate does not cause the assets of the plan to include the mortgage loans underlying the certificate or cause the sponsor, trustee and other servicers of the mortgage pool to be subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA or section 4975 of the Code in providing services with respect to the mortgages in the pool. Our counsel,
Hunton & Williams LLP, has advised us that the certificates qualify under the definition of guaranteed governmental mortgage pool certificates and, as a result, the purchase and holding of certificates by plans will not cause the underlying mortgage loans or the assets of Fannie Mae to be subject to the fiduciary requirements of ERISA or to the prohibited transaction provisions of
ERISA and the Code merely by reason of that plan's holding of a certificate.
However, investors should consult with their own counsel regarding the ERISA eligibility of certificates they may purchase.

                                        50

                                 LEGAL OPINION

     If you purchase certificates, we will send you, upon request, an opinion of our general counsel (or one of our deputy general counsels) as to the validity of the certificates, the issue supplement and the trust indenture for that issue.

                                        51

                                   Exhibit A
                Frequently Used Single-Family MBS Pool Prefixes

     Below is a listing of some of the most frequently used pool prefixes. For a complete listing and description of pool prefixes, please refer to our corporate
Web site at www.fanniemae.com.

AS..........  Conventional adjustable-rate mortgages.
BL..........  Conventional long term, level payment biweekly mortgages, maturing or due in 30 years or less.
CA..........  Conventional long term, level payment mortgages; assumable.
CI..........  Conventional intermediate term, level payment mortgages;
              maturing or due in 15 years or less.
CL..........  Conventional long term, level payment mortgages; maturing or due in 30 years or less.
CN..........  Conventional short term, level payment mortgages; maturing or due in 10 years or less.
CT..........  Conventional intermediate term, level payment mortgages;
              maturing or due in 20 years or less.
CX..........  Conventional balloon, level payment mortgages; maturing or due in 7 years or less.
GA..........  Government, adjustable-rate mortgages.
GL..........  Government, level payment mortgages; maturing or due in 30 years or less.
GO..........  Government, level payment mortgages; each pool is comprised entirely of loans which were delinquent for 90 days or more during the 12 months prior to the pool issue date. All loans are current as of the pool issue date.
K0..........  Conventional, long term, level payment mortgages; maturing or due in greater than 15 years but less than or equal to 30 years. The pool issue balance is comprised entirely of loans that have a 3-year prepayment premium provision.
JI..........  Conventional, intermediate-term, level payment mortgages;
              maturing or due in fifteen (15) years or less. Either: (1)
              more than fifteen percent (15%) of pool issue balance is
              comprised of loans with more than one special product
              characteristic (as defined in the Fannie Mae Selling and
              Servicing Guides) or (2) more than ten percent (10%) of pool issue balance is comprised of loans with one or more other unique characteristics. See individual prospectus supplement for details.
JL..........  Conventional, long term, level payment mortgages; initial terms greater than fifteen (15) years. Either: (1) more than fifteen percent (15%) of pool issue balance is comprised of loans with more than one special product characteristic (as defined in the Fannie Mae Selling and Servicing Guides) or
              (2) more than ten percent (10%) of pool issue balance is
              comprised of loans with one or more other unique
              characteristics. See individual prospectus supplement for
              details.
K1..........  Conventional, intermediate term, level payment mortgages;
              maturing or due in 15 years or less. The pool issue balance is comprised entirely of loans that have a 3-year prepayment premium provision.
KI..........  Conventional, intermediate term, level payment mortgages;
              maturing or due in 15 years or less. The pool issue balance is comprised entirely of loans that have a prepayment
              premium provision.
KL..........  Conventional, long term, level payment mortgages; maturing or due in 30 years or less. The pool issue balance is
              comprised entirely of loans that have a prepayment premium provision.
LA..........  Adjustable-Rate Mortgage; Single-Family; uniform 5/1 hybrid;
              indexed to the one-year Wall Street Journal London Interbank
              Offered Rate (LIBOR); five-year initial fixed period; 5
              percent cap initial interest rate adjustment, 2 percent cap subsequent interest rate adjustments, with a 5 percent
              lifetime cap. Minimum servicing of 12.5 basis points; stated
              MBS pool accrual rate in initial fixed period and stated MBS margin.

                                       A-1

LB..........  Adjustable-rate mortgages, LIBOR, lifetime caps are pool specific.
RE..........  Conventional long term, level payment relocation mortgages.
W2..........  Adjustable-rate mortgages; 1-year CMT; 2% per interest rate adjustment; lifetime caps are pool specific.
WC..........  Adjustable-rate mortgages; 1-year CMT; 2% per interest rate adjustment; lifetime caps are pool specific. Convertible to a fixed rate any month beginning on the first interest rate change date and ending on the fifth interest rate change
              date.
WD..........  Adjustable-rate mortgages; 1-year CMT; extended fixed initial period; annual changes thereafter; various caps at first adjustment; 2% per interest rate adjustment
              thereafter; lifetime caps are pool specific.
WE..........  Adjustable-rate mortgages; COFI adjustable monthly; lifetime caps are pool specific.
WS..........  Conventional adjustable-rate mortgages; includes a wide variety of ARM types and indices.
WT..........  Adjustable-rate mortgages; six-month CD; semi-annual rate/payment change; 1% per interest rate adjustment;
              lifetime caps are pool specific; convertible to a fixed rate any month beginning on the second interest rate change date and ending on the tenth interest rate change date.

                                       A-2

                                                                       Exhibit B

ALL INFORMATION IN THIS EXHIBIT IS FOR ILLUSTRATIVE PURPOSES ONLY AND SHOULD NOT
BE DEEMED TO REPRESENT ANY ACTUAL ISSUANCE. FURTHERMORE, CERTAIN INFORMATION
WILL ONLY BE APPLICABLE TO ADJUSTABLE-RATE MORTGAGES. PLEASE SEE THE POOL
STATISTICS METHODOLOGY SECTION FOLLOWING THIS SAMPLE FOR FURTHER INFORMATION ON
THE POOL STATISTICS DISCLOSED BY THIS SAMPLE PROSPECTUS SUPPLEMENT.

                                   FANNIE MAE
                       MORTGAGE-BACKED SECURITIES PROGRAM
                  SUPPLEMENT TO PROSPECTUS DATED JULY 01, 2004

                                 $1,167,254.00
                            ISSUE DATE JULY 01, 2004
                  SECURITY DESCRIPTION FNAR 01.2345 WD-123456
                        3.2240 INITIAL POOL ACCRUAL RATE
                        FANNIE MAE POOL NUMBER WD-123456
                                CUSIP 12345ABC1
            PRINCIPAL AND INTEREST PAYABLE ON THE 25TH OF EACH MONTH
                           BEGINNING AUGUST 25, 2004

                                POOL STATISTICS
(1)SELLER                                                             ABC SELLER
(1)SERVICER                                                         XYZ SERVICER
 NUMBER OF MORTGAGE LOANS                                                      6
(2)AVERAGE ORIGINAL LOAN SIZE                                        $194,725.00
(10)MATURITY DATE                                                     10/01/2032
(3)INITIAL INTEREST RATE CHANGE DATE                                  09/01/2005
(4)WEIGHTED AVERAGE MONTHS TO ROLL                                         35 mo
 SUBTYPE                                                                    204W
 CONVERTIBLE                                                                  NO
 TRANSFER TYPE                                                          W (Wire)
 PASS THROUGH METHOD                                                W (Weighted)
(5)WEIGHTED AVERAGE COUPON RATE                                          3.8490%
(6)MAXIMUM POOL ACCRUAL RATE                                             9.2240%
(7)MINIMUM POOL ACCRUAL RATE                                             0.0000%
(8)WEIGHTED AVERAGE LOAN AGE                                                1 mo
(9)WEIGHTED AVERAGE LOAN TERM                                             360 mo
(10)WEIGHTED AVERAGE REMAINING MATURITY                                   359 mo
(11)WEIGHTED AVERAGE LTV                                                     73%
(12)WEIGHTED AVERAGE CREDIT SCORE                                            690
(12)% UPB WITHOUT CREDIT SCORE                                             25.7%
(13)% UPB WITH INTEREST ONLY FIRST DISTRIBUTION                          0.0000%

             THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JULY 1, 2004
                                       B-1

                                   FANNIE MAE
                       MORTGAGE-BACKED SECURITIES PROGRAM
                  SUPPLEMENT TO PROSPECTUS DATED JULY 01, 2004
                        FANNIE MAE POOL NUMBER WD-123456
                                CUSIP 12345ABC1
                          POOL STATISTICS PAGE 2 OF 4

                           (14)QUARTILE DISTRIBUTION

----------------   ----------  -------------   --------
Loan Size          Coupon      LTV             Credit
                   Rate                        Score
----------------   ----------  -------------   --------
     $300,000.00   MAX  4.250  MAX  95         MAX  720
MAX
----------------   ----------  -------------   --------
      300,000.00   75%  4.000  75%  88         75%  700
75%
----------------   ----------  -------------   --------
      199,050.00   MED  3.750  MED  80         MED  675
MED
----------------   ----------  -------------   --------
      172,100.00   25%  3.750  25%  40         25%  650
25%
----------------   ----------  -------------   --------
      127,200.00   MIN  3.500  MIN  40         MIN  600
MIN
----------------   ----------  -------------   --------

----------------   ----------  -------------
Loan Term         Loan Age     Remaining
(# Of Months)      (# Of       Maturity
                   Months)     (# Of Months)
----------------   ----------  -------------
             360   MAX  1      MAX  360
MAX
----------------   ----------  -------------
             360   75%  1      75%  360
75%
----------------   ----------  -------------
             360   MED  1      MED  359
MED
----------------   ----------  -------------
             360   25%  0      25%  359
25%
----------------   ----------  -------------
             360   MIN  0      MIN  359
MIN
----------------   ----------  -------------

                                (15)LOAN PURPOSE

------------------------------------------------------------
# Of Loans             % Aggregate UPB
------------------------------------------------------------
 PURCHASE                  6         100.00    $1,167,254.62
------------------------------------------------------------
 REFINANCE                 0           0.00             0.00
------------------------------------------------------------

                               (16)PROPERTY TYPE

------------------------------------------------------------
# Of Units         # Of Loans          %       Aggregate UPB
------------------------------------------------------------
          1                6         100.00    $1,167,254.62
------------------------------------------------------------
        2 - 4              0           0.00             0.00
------------------------------------------------------------

                               (17)OCCUPANCY TYPE

-------------------------------------------------------------
Type                # Of Loans          %       Aggregate UPB
-------------------------------------------------------------
 PRINCIPAL RESIDENCE        6         100.00    $1,167,254.62
-------------------------------------------------------------
 SECOND HOME                0           0.00             0.00
-------------------------------------------------------------
 INVESTOR                   0           0.00             0.00
-------------------------------------------------------------

             THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JULY 1, 2004

                                       B-2

                                   FANNIE MAE
                       MORTGAGE-BACKED SECURITIES PROGRAM
                  SUPPLEMENT TO PROSPECTUS DATED JULY 01, 2004
                        FANNIE MAE POOL NUMBER WD-123456
                                CUSIP 12345ABC1
                          POOL STATISTICS PAGE 3 OF 4

                              (18)ORIGINATION YEAR

--------------------------------------------  --------------------------------------------
Year   # Of Loans      %       Aggregate UPB  Year   # Of Loans      %       Aggregate UPB
--------------------------------------------  --------------------------------------------

2002       6         100.00    $1,167,254.62
--------------------------------------------  --------------------------------------------

                          (19)GEOGRAPHIC DISTRIBUTION

----------------------------------------   -----------------------------------------------
           # Of                                              # Of
  State    Loans     %     Aggregate UPB        State        Loans     %     Aggregate UPB
----------------------------------------   -----------------------------------------------

 GEORGIA     1     17.96    $209,669.51    NEW HAMPSHIRE       1     14.72    $171,862.89
----------------------------------------   -----------------------------------------------
LOUISIANA    2     42.73     498,763.20    TEXAS               1     13.69     159,759.02
----------------------------------------   -----------------------------------------------
 MICHIGAN    1     10.90     127,200.00
----------------------------------------   -----------------------------------------------

             THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JULY 1, 2004
                                       B-3

                                   FANNIE MAE
                       MORTGAGE-BACKED SECURITIES PROGRAM
                  SUPPLEMENT TO PROSPECTUS DATED JULY 01, 2004
                        FANNIE MAE POOL NUMBER WD-123456
                                CUSIP 12345ABC1
                          POOL STATISTICS PAGE 4 OF 4

                (20)DISTRIBUTION OF LOANS BY FIRST PAYMENT DATE

--------------------------------------------------------------------------
Date              Original Interest Rate   # Of Loans       Aggregate UPB
--------------------------------------------------------------------------
 10-01-02                   BELOW - 5.00            4         $740,054.62
--------------------------------------------------------------------------
 11-01-02                   BELOW - 5.00            2          427,200.00
--------------------------------------------------------------------------

                             CURRENT INTEREST RATES

---------------------------------------------------
                                   Current Mortgage
     Interest Rate       # Of Loans   Aggregate UPB
---------------------------------------------------
     BELOW - 5.00            6        $1,167,254.62
---------------------------------------------------

                               (21)GROSS MARGINS

--------------------------------------------------
Current Loan Margins    # Of Loans   Aggregate UPB
--------------------------------------------------
        2.7500               6       $1,167,254.62
--------------------------------------------------

                        (22)NEXT RATE CHANGE DATE TABLE

---------------------------------------------------------------------------------------------------------------------------------
                                  MBS      MBS                Net      Net   Wtd Avg   Net Life              Net Life   Net Life
                        % Of     Margin   Margin    MBS     Coupon   Coupon    Net       Caps      Net Life    Floor      Floor
        Date             Bal      High     Low     Margin    High     Low     Coupon     High      Caps Low    High        Low
---------------------------------------------------------------------------------------------------------------------------------

 09/01/05              63.0000   2.1250   2.1250   2.1250   3.6250   2.8750   3.2370     9.6250     8.8750     0.0000     0.0000
---------------------------------------------------------------------------------------------------------------------------------
 10/01/05              37.0000   2.1250   2.1250   2.1250   3.3750   3.1250   3.1990     9.3750     9.1250     0.0000     0.0000
---------------------------------------------------------------------------------------------------------------------------------
Wt Avg                           2.1250                     3.2240                                   9.2240                0.0000

             THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JULY 1, 2004
                                       B-4

                          POOL STATISTICS METHODOLOGY

     We provide to certificateholders the information as reported to us by lenders. If a lender has delivered mortgages that are not within the parameters that a lender represents and warrants to us, the lender may be obligated to repurchase the affected mortgage loans. Certificateholders should make their own conclusions regarding the data provided in the prospectus supplement.

     We may update certain information about each pool on an ongoing monthly basis on our Web site.

(1)Seller and Servicer

     We will provide the name of the seller (the entity that delivered the mortgage loans to us) and the servicer (the entity that is servicing the mortgage loans upon delivery to us) for each pool. For pools that have multiple sellers, we will state "multiple" in the pool statistics section of the prospectus supplement. For pools that have multiple servicers, we will provide a table in the pool statistics section of the prospectus supplement listing the names of all servicers that service five or more percent of the pool (calculated by unpaid principal balance as of the issue date), the number of loans serviced by each of these servicers, the percent of the pool's unpaid principal balance as of the issue date that they service and the aggregate unpaid principal balance of the loans each of them services.

(2)Average Original Loan Size

     On the issue date, we will calculate both a simple average and a quartile distribution of the original unpaid principal balances of all the underlying mortgage loans.

(3)Initial Interest Rate Change Date

     For adjustable-rate mortgage loans, we state the first interest rate change date of the loan that has the earliest first interest rate change date in the pool.

(4)Weighted Average Months to Roll

     For adjustable-rate mortgage loans, on the issue date, we will calculate a weighted average of the number of months until the next interest rate change date for each mortgage loan in the pool.

(5)Weighted Average Coupon Rate

     On the issue date, we will calculate both a weighted average and a quartile distribution of the interest rates then in effect on the underlying mortgage loans.

(6)Maximum Pool Accrual Rate

     For a pool containing adjustable-rate mortgage loans, on the issue date, we will calculate the maximum pool accrual rate that would accrue for that pool if all of the underlying mortgage loans were accruing interest at the maximum rate provided in their respective loan documents.

(7)Minimum Pool Accrual Rate

     For a pool containing adjustable-rate mortgage loans, on the issue date, we will calculate the minimum pool accrual rate that would accrue for that pool if all of the underlying mortgage loans were accruing interest at the minimum rate provided in their respective loan documents. Generally, the minimum pool accrual rate will not be less than the weighted average of the MBS margins of the mortgage loans in the pool.

(8)Loan Age

     On the issue date, we will calculate both a weighted average and a quartile distribution of the ages of the underlying mortgage loans. The age of a mortgage loan is the number of months from the loan's origination to the issue date of the security. For purposes of calculating this data element, origination shall mean the date on which the first full month of interest begins to accrue on the mortgage loan.

(9)Loan Term

     On the issue date, we will calculate both a weighted average and a quartile distribution of the loan terms of the underlying mortgage loans. The loan term for a mortgage loan is the number of months in which regular scheduled borrower payments are due under the terms of the related mortgage note.

                                       B-5

(10)Remaining Maturity

     On the issue date, we will calculate both a weighted average and a quartile distribution of the calculated maturity for the underlying mortgage loans. The calculated maturity for a mortgage loan is the number of months remaining until the borrower will pay off his mortgage loan, assuming that a borrower makes all future scheduled required payments on time as set forth in the mortgage note but makes no additional prepayment after the date of calculation. The calculated maturity for a loan may be earlier than the maturity date stated in the note if a borrower has made any partial prepayments prior to the date of calculation.
The maturity date of a pool as stated in the prospectus supplement is the latest calculated maturity for any of the underlying mortgage loans, as calculated on the issue date for such pool.

(11)Loan-to-Value Ratio

     We will calculate both a weighted average and a quartile distribution of the loan-to-value ratios for the mortgage loans, which are expressed as percentages. We generally require the loan-to-value ratio of an underlying mortgage loan in a pool to be a comparison of the delivery date unpaid principal balance of the mortgage loan and either (1) in the case of a purchase, the lower of the sales price of a mortgaged property or its appraised value at the time of a sale or (2) in the case of a refinancing, the appraised or estimated value of the mortgaged property at the time of refinancing. However, we sometimes use other methods to determine the value of a mortgaged property. For instance, the loan-to-value ratio for some mortgage loans that are refinancings is based on a comparison of the delivery date unpaid principal balance of that loan and the value that was determined at the origination of the mortgage loan being refinanced. In any case, appraisals or other valuation methods are merely estimates of the mortgaged property values and may not reflect the actual amount received upon sale or liquidation. For pools containing government mortgage loans, such as mortgage loans insured by FHA or guaranteed by VA, we do not provide loan-to-value ratios.

(12)Credit Score of Borrowers

     Credit scores are often used by the financial services industry to evaluate the quality of borrowers' credit. Credit scores are typically based on a proprietary statistical model that is developed for use by credit data repositories. These credit repositories apply the model to borrower credit information to come up with a credit score. One statistical model used widely in the financial services industry was developed by Fair, Isaac & Company, Inc.
("Fair Isaac"). This model is used to create a credit score called the FICO(R)
score. FICO scores can vary depending on which credit repository is using the
Fair Isaac model to supply the score. FICO scores, as reported by the credit repositories, may range from a low of 150 to a high of 950. According to Fair
Isaac, a high FICO score indicates a lesser degree of credit risk.

     Sellers that provide us with credit scores typically deliver FICO credit scores. If credit scores have been provided to us for underlying mortgage loans in a pool, we will provide both a weighted average and a quartile distribution of the scores in the prospectus supplement. We request our sellers to provide us credit scores, as a matter of course. If no credit score is delivered, the prospectus supplement will set forth the percentage of the unpaid principal balance of the loans for which no credit score was delivered. These loans will be excluded from the quartile distribution and from the weighted average calculation. The credit scores provided to us were obtained at a single point between the date of application for a mortgage loan and the date of origination of a mortgage loan. Certificateholders should note that a borrower's credit score may have changed after the date it was obtained Thus, a credit score obtained at application or at origination may have no relation to a borrower's credit score at the time the MBS backed by that loan is issued. We do not guarantee the methodology used to determine the credit score or the utility of a credit score to a certificateholder.

(13)% UPB with Interest Only First Distribution

     We provide the percent of the aggregate issue date unpaid principal balance of mortgage loans in a pool that do not have their first scheduled principal payment due until the second due period following the issue date of the certificates. Certificateholders will receive no scheduled principal payment on the first distribution date (but will receive interest) with respect to that percentage of loans.

                                       B-6

(14)Quartile Calculations

     We calculate the quartile figures set forth in the pool statistics as follows. For each mortgage loan characteristic where quartile figures appear, we order each loan in the pool from the highest to the lowest value. For example, we would, in the case of loan-to-value ratios, order each loan in the pool from that with the highest loan-to-value ratio to that with the lowest loan-to-value ratio. The lowest loan-to-value ratio would appear in the pool statistics under
"MIN." We determine the next figure in the quartile table for such mortgage loan characteristic by counting the loans starting with the lowest value and continuing upward until the unpaid principal balance of the loans so counted equals twenty-five percent of the issue date principal balance of all the loans in the pool. The value associated with the last loan so counted appears in the quartile distribution table under "25%." We then determine the next figures in the quartile table by counting all of the loans starting with the lowest value and continuing upward until the unpaid principal balance of the loans so counted equals fifty percent of the issue date principal balance of all the loans in the pool. We then repeat this process to determine the value in the quartile table associated with seventy-five percent. The values of the last loan so counted in each case appears in the quartile distribution table under "MED" and "75%,"
respectively. The highest such value for any mortgage loan in a pool appears in the quartile distribution table under "MAX."

(15)Loan Purpose

     We will provide information as of the issue date, in a tabular format, on the number of mortgage loans in a pool that are either refinance mortgage loans or purchase money mortgage loans. We also will provide the aggregate dollar amount of these mortgage loans and the percentage of the entire pool (by unpaid principal balance) that these loans constitute.

(16)Property Type

     We will provide information as of the issue date, in a tabular format, on the number of mortgage loans in a pool that are secured by one unit properties and by two to four unit properties. We also will provide the aggregate dollar amount of these mortgage loans and the percentage of the entire pool (by unpaid principal balance) that these loans constitute.

(17)Occupancy Type

     We will provide information as of the issue date, in a tabular format, on the number of mortgage loans in a pool that, as of their respective origination dates, were secured by principal residences, second homes, or investment properties. We also will provide the aggregate dollar amount of these mortgage loans and the percentage of the entire pool (by unpaid principal balance) that these loans constitute. The actual occupancy of the properties as of the issue date has not been verified.

(18)Origination Year

     We will provide information as of the issue date, in a tabular format, regarding the aggregate unpaid principal balance of the underlying mortgage loans originated in a particular year, the count of the loans by such year, and the percentage of the pool's issue date unpaid principal balance that such loans constitute. For purposes of this calculation, origination year shall mean the year in which such loan closed.

(19)Geographic Distribution

     We will provide information as of the issue date, in a tabular format, regarding the geographic distribution by state of the mortgaged properties underlying the mortgage loans in a pool. We will provide the count of the loans by state, the aggregate unpaid principal balance of those loans, and the percentage of the pool's issue date unpaid principal balance that such loans constitute.

(20)Distribution of Loans by First Payment Date

     For adjustable-rate mortgage loans, we will provide information as of the issue date, in a tabular format, regarding distribution of the underlying mortgage loans in a pool by their first payment date and the number of the mortgage loans having each such listed first payment date. We will also provide the aggregate dollar amount of these mortgage loans.

                                       B-7

(21)Gross Margins

     For adjustable-rate mortgage loans, we will provide information as of the issue date, in a tabular format, regarding the mortgage loan margins (as stated
in the mortgage note) and the number of mortgage loans having each such listed mortgage loan margin. We will also provide the aggregate dollar amount of these mortgage loans.

(22)Next Rate Change Date Table

     For adjustable-rate mortgage loans, we will provide information as of the issue date, in a tabular format, regarding the next rate change date for the underlying mortgage loans in a pool, including the percentage of the pool (by unpaid principal balance) that will have its next rate change on the listed dates, MBS margin, coupon, cap, and floor information.

                   Calculation of Increase in Fee Percentage

     For pools with an increasing fee percentage feature, you can calculate the amount by which the pool accrual rate will be less after all loans in the pool have had their first interest rate adjustment (from what it would otherwise be for that pool if such pool did not have an increasing fee percentage feature) by looking at the pool statistics of your prospectus supplement.

     Weighted Average Coupon Rate    -     Initial Pool Accrual Rate     =     X
     (value is set forth on the            (value is set forth on the
     first page of the pool                first page of the pool
     statistics)                           statistics)

     Weighted Average Gross Margin   -     Weighted Average MBS Margin   =     Y
     (you can calculate by taking          (value is set forth on the
     the gross margins presented on        last page of the pool
     the gross margin table on the         statistics on the next rate
     last page of the pool                 change date table)
     statistics and weighting these
     margins on the basis of their
     unpaid principal balances)

     Difference in pool accrual rate for increasing fee percentage pools after all loans in the pool have adjusted equals the difference between X and Y.

                                       B-8

------------------------------------------------------
                          ------------------------------------------------------
------------------------------------------------------
                          ------------------------------------------------------

No one is authorized to give information or to make representations in connection with the MBS certificates other than the information and representations contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus does not constitute an offer or solicitation with regard to the MBS certificates if it is illegal to make such an offer or solicitation to you under state law. By delivering this prospectus at any time, no one implies that the information contained in it is correct after its date.

The Securities and Exchange Commission has not approved or disapproved the MBS certificates or determined if this prospectus or any supplement to this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

Additional prospectuses and information regarding outstanding pools are available upon request by calling us at 800-237-8627 or (202) 752-7115 or on our corporate Web site at www.fanniemae.com.

                            ------------------------

                                             Page
                                             ----

Yield, Maturity and Prepayment

                              Guaranteed Mortgage
                           Pass-Through Certificates
                           (Single-Family Residential
                                Mortgage Loans)
                      ------------------------------------

                          SINGLE-FAMILY MBS PROSPECTUS
                      ------------------------------------

                                      LOGO
                                  July 1, 2004

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SMBS Prospectus

Stripped Mortgage-Backed Securities

(“SMBS Certificates”)

The SMBS Certificates

         We, the Federal National Mortgage Association or Fannie Mae, will issue the SMBS Certificates. Each issue of SMBS Certificates will relate to a particular SMBS trust with its own identification number and will represent the ownership of principal payments, interest payments or principal and interest payments on one or more of the following:

         •      Fannie Mae MBS Certificates,

         •      Fannie Mae Mega Certificates,

         •      Fannie Mae REMIC Certificates,

         •      Fannie Mae SMBS Certificates issued from other trusts, and

         •      other mortgage-related assets.

         The underlying MBS Certificates, Mega Certificates and REMIC Certificates will be guaranteed by Fannie Mae and will represent, directly or indirectly, the ownership of pools of residential mortgage loans or participation interests in residential mortgage loans. The mortgage loans may be secured by first or subordinate liens covering either all single-family properties or all multifamily properties. Other mortgage-related assets that may back an issue of SMBS Certificates and any related Fannie Mae guaranty will be described in the related preliminary data statement, as further discussed below.

         Neither the SMBS Certificates nor interest on the SMBS Certificates are guaranteed by the United States, and they do not constitute a debt or obligation of the United States or any of its agencies or instrumentalities other than Fannie Mae.

         We generally will prepare a preliminary data statement for each issue of SMBS Certificates that will contain specific information about that issue. In deciding whether to purchase SMBS Certificates, you should read this prospectus, the disclosure documents related to the underlying certificates or other mortgage-related assets, and the applicable preliminary data statement.

Consider carefully the risk factors beginning on page 13. Unless you understand and are able to tolerate these risks, you should not invest in the SMBS Certificates.

The SMBS Certificates are exempt from registration under the Securities Act of 1933 and are “exempted securities” under the Securities Exchange Act of 1934.

The date of this Prospectus is May 1, 2002

*	We use certain capitalized terms that are defined in this prospectus. The Index of Defined Terms tells you where the capitalized terms are defined.

INFORMATION ABOUT DATA STATEMENTS

Preliminary Data Statements

         Except as noted below, we will prepare a “preliminary data statement” for each issue of SMBS Certificates at the time of issuance. The disclosure documents for any particular issue of SMBS Certificates consist of this prospectus and the related preliminary data statement, together with any information incorporated by reference as discussed below under the heading “Additional Information About Fannie Mae.” Each preliminary data statement that we prepare for a particular issue of SMBS Certificates will contain information specific to that issue. If information in the preliminary data statement is different from the information in this prospectus, you should rely on the preliminary data statement.

         We generally will issue SMBS Certificates on the book-entry system of the U.S. Federal Reserve Banks. If we choose a different book-entry form for an issue of SMBS Certificates, we will describe this form in the preliminary data statement for that issue.

         In the preliminary data statement for each issue of SMBS Certificates, we will provide preliminary information about the assets in the related SMBS trust. MBS Certificates typically will underlie each issue of SMBS Certificates, either directly or indirectly through Mega Certificates, REMIC Certificates or SMBS Certificates issued from other trusts. If the assets of an SMBS trust include

•	MBS Certificates or Mega Certificates that directly underlie the SMBS Certificates, or

•	MBS Certificates or Mega Certificates that directly underlie a new issue of Mega Certificates in the SMBS trust formed in connection with the issue of SMBS Certificates,

the preliminary data statement will typically provide the following information about these “primary tier certificates”:

•	the approximate outstanding principal balance of the primary tier certificates;

•	the permitted range of the weighted average terms to maturity (“WAMs”) of the assets that directly back the primary tier certificates or, if not available, their WAMs as of the most recently published date less the number of months since publication;

•	if fixed-rate mortgage loans directly or indirectly back the primary tier certificates, the pass-through rate of the primary tier certificates and the permitted range of the weighted average coupons (“WACs”) of the assets that directly back the primary tier certificates or, if not available, their WACs as of the most recently published date;

•	if adjustable rate mortgage loans directly or indirectly back the primary tier certificates, the information generally provided in the related prospectus supplement;

•	if multifamily mortgage loans directly or indirectly back the primary tier certificates, the information generally provided in the related prospectus supplement; and

•	whether the primary tier certificates have any characteristics that do not conform to the general criteria discussed above or in the related prospectus or prospectus supplement.

The preliminary data statement will also provide the Mega Certificate trust number for any new issue of Mega Certificates in the SMBS trust that is formed in connection with the issue of SMBS Certificates.

         If the SMBS trust for a particular issue of SMBS Certificates contains SMBS Certificates issued from other trusts, Fannie Mae REMIC Certificates or other mortgage-related assets, factors in addition to the prepayment experience of the underlying mortgage loans may influence payments on that particular issue of SMBS Certificates. The related preliminary data statement will describe those additional factors and set forth statistical information that may be different from that included in the preliminary data statements for other SMBS trusts.

         Generally, the preliminary data statement for each issue of SMBS Certificates also will include a table that illustrates certain relationships between the assumed purchase price, assumed prepayment rate and yield to maturity of each class of the SMBS Certificates. We will calculate the yield to maturity for the settlement date applicable to that issue on a corporate bond equivalent basis. Typically, the table also will contain an assumed approximate weighted average of the weighted average calculated loan ages (“CAGEs”) of the mortgage loans that directly or indirectly back each class of the SMBS Certificates.

         In connection with each issue of SMBS Certificates, you should obtain a copy of this prospectus and the related preliminary data statement from the securities dealer offering that issue. We also make copies of these documents available for informational purposes. Write us at Fannie Mae, Area 2H-3S, 3900 Wisconsin Avenue, NW, Washington, DC 20016 or call the Fannie Mae Helpline at 1-800-237-8627 or (202) 752-6547. You also can obtain those documents from our corporate Web site at www.fanniemae.com and our business to business Web site at www.efanniemae.com. The preliminary data statement is generally available three to five business days before settlement of an issue of SMBS Certificates.

Final Data Statements

         Once the trust for a particular issue of SMBS Certificates has been formed and the related SMBS Certificates have been issued, we will prepare a “final data statement” for that issue. A final data statement that is prepared after we issue the related SMBS Certificates should not be considered to be a disclosure document for that issue of SMBS Certificates.

         If we prepare a final data statement instead of a preliminary data statement at the time of issuance, it will include the information typically found in a preliminary data statement as well as other information. When this occurs, you should consider references in this prospectus to the preliminary data statement as references to the final data statement and the final data statement will be a disclosure document for that issue of SMBS Certificates.

         In general, each final data statement will include the following information:

•	the final information for each category that appeared in the prior preliminary data statement;

•	for primary tier certificates, the pool number of each MBS Certificate or trust number of each Mega Certificate included in the related SMBS trust; and

•	the weighted average of all WACs and the weighted average of all WAMs based on the unpaid principal balances of the MBS Certificates or Mega Certificates as of the date of issuance for that issue of SMBS Certificates.

         The final data statement also will indicate whether any Mega Certificate included in an SMBS trust is backed directly by MBS Certificates or by other Mega Certificates.

         A final data statement generally will not accompany this prospectus. We will provide final data statements to investors upon request. To request one, call the Fannie Mae Helpline at 1-800-237-8627 or (202) 752-6547. You can also access our corporate Web site at www.fanniemae.com and our business to business Web site at www.efanniemae.com.

         Although the preliminary data statement or final data statement for any issue of SMBS Certificates generally will not include information about the geographic dispersion of the mortgage loans backing any related underlying MBS Certificates, you generally can obtain a Fannie Mae Geographical Distribution Report by calling us at (202) 752-6547.

FANNIE MAE

         Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, 12 U.S.C. § 1716 et seq. We were established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and were transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Today, we are the largest investor in residential mortgage loans in the United States.

         We provide funds to the mortgage market by purchasing mortgage loans from lenders. In this way, we replenish their funds so they can make additional loans. We acquire funds to purchase these loans by issuing debt securities to capital market investors, many of whom ordinarily would not invest in mortgages. Thus, we are able to expand the total amount of funds available for housing.

         We also issue mortgage-backed certificates, receiving guaranty fees for our guaranty of timely payment of principal and interest on the certificates. We issue certificates primarily in exchange for pools of mortgage loans from lenders. By issuing certificates, we further fulfill our statutory mandate to increase the liquidity of residential mortgage loans.

         In addition, we offer various services to lenders and others for a fee. These services include issuing certain types of mortgage-backed certificates and providing technology services for originating and underwriting mortgage loans.

         Our principal office is located at 3900 Wisconsin Avenue, NW, Washington, DC 20016 (telephone: (202) 752-7000).

ADDITIONAL INFORMATION ABOUT FANNIE MAE

         You also should read our current Information Statement and any supplements to the Information Statement.

         These documents contain important financial and other information about Fannie Mae which we are incorporating by reference in this prospectus. This means that we are disclosing important information to you by referring to these documents, so you should read them together with this prospectus.

         We publish our Information Statement annually and update it from time to time generally to reflect quarterly and annual financial results. When we use the term “Information Statement” in this prospectus, we mean our most recent Information Statement as of the issue date for a particular issue of certificates, together with any Supplements to that Information Statement. You should always rely on the most current information.

         You can read our Information Statement and other information about us at the offices of the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Exchange. We are not subject to the periodic reporting requirements of the Securities Exchange Act of 1934, so we do not file reports or other information with the Securities and Exchange Commission.

         You can obtain copies of our Information Statement, all the other documents incorporated by reference and additional information about us, without charge, by writing us at the Office of Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, NW, Washington, DC 20016, or by calling us at 1-800-701-4791. You also can obtain certain of these documents from our corporate Web site at www.fanniemae.com and our business to business Web site at www.efanniemae.com.

         We may discontinue providing any of the information referred to in this section at any time without notice.

INFORMATION REGARDING UNDERLYING CERTIFICATES

         If the SMBS trust for a particular issue of SMBS Certificates contains underlying certificates, you also should review

•	each related MBS Prospectus, Mega Prospectus or REMIC Prospectus, as applicable,

•	the prospectus or prospectus supplement for the related series of underlying certificates included in that SMBS trust, and

•	the preliminary data statement for any SMBS Certificates included in that trust.

         Additionally, you can obtain copies of this prospectus and each prospectus, prospectus supplement or preliminary data statement for the certificates underlying the related issue of SMBS Certificates, without charge, by writing us at the Office of Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, NW, Washington, DC 20016, or by calling us at the Fannie Mae Helpline at 1-800-237-8627 or (202) 752-6547. You also can obtain certain of these documents from our corporate Web site at www.fanniemae.com and our business to business Web site at www.efanniemae.com.

SUMMARY

         This summary highlights information contained elsewhere in this prospectus. As a summary, it provides general terms without giving details or discussing exceptions. Before buying the SMBS Certificates of any issue, you should have complete information. For that, you should read this prospectus and the related preliminary data statement in full, as well as any prospectus and prospectus supplement for the underlying certificates and other mortgage-related assets.

Title of Security	Stripped Mortgage-Backed Securities (the “SMBS Certificates”)

Issuer	Fannie Mae, a federally chartered and stockholder-owned corporation. Neither the SMBS Certificates nor any interest on the SMBS Certificates are guaranteed by the United States, and they do not constitute a debt or obligation of the United States or any of its agencies or instrumentalities other than Fannie Mae. We alone are responsible for making payments on the SMBS Certificates.

The SMBS Certificates	Each issue of SMBS Certificates will include one or more classes that represent ownership interests in the related SMBS trust.

As trustee, we will maintain each trust under a trust agreement. We have executed the trust agreement and will execute a series supplement for each issue of SMBS Certificates, both in our corporate capacity and as trustee.

The holder of an SMBS Certificate of a particular class will be entitled to the portions of principal and interest as described in the preliminary data statement for that issue. Some classes may be principal only or interest only classes. In addition, some classes may entitle their holders to receive specified portions of the principal, interest or principal and interest paid on the related underlying certificates during a specified period of time (e.g., for the first 60 distribution dates).

SMBS Trust Assets	Each SMBS trust may consist of

•	underlying certificates which may be Fannie Mae MBS Certificates, Fannie Mae Mega Certificates, Fannie Mae REMIC Certificates or Fannie Mae SMBS Certificates issued from other trusts;

•	other mortgage-related assets; or

• a combination of underlying certificates and other mortgage-related assets.

The preliminary data statement for each issue of SMBS Certificates will contain additional information about the assets of the related SMBS trust.

Denominations	We will issue the SMBS Certificates only in whole dollar amounts with a minimum denomination of $1,000.

Book-Entry Form	We will issue the SMBS Certificates in book-entry form on the book-entry system of the U.S. Federal Reserve Banks, unless we specify a different system in the related preliminary data statement. The book-entry certificates will not be convertible into physical certificates.

Classes of SMBS Certificates	Each issue of SMBS will include one or more classes identified as Class 1, Class 2, Class 3, etc. Certain of the classes may be interest only classes or principal only classes.

Principal Payments	On each distribution date, we will pay to the holder of each SMBS Certificate of a particular class the portion of the principal payment allocable to that class multiplied by the ownership percentage represented by that SMBS Certificate. The related preliminary data statement will provide more information about the principal payment allocable to each class of SMBS Certificates.

Interest Payments	On each distribution date, we will pay to the holder of each SMBS Certificate of a particular class the portion of the interest payment allocable to that class multiplied by the ownership percentage represented by that SMBS Certificate. The related preliminary data statement will provide more information about the interest payment allocable to each class of SMBS Certificates.

Distribution Date	Unless otherwise specified in the related preliminary data statement, the 25th day of each month or, if the 25th is not a business day, on the next business day.

Record Date	We will make each monthly payment on the SMBS Certificates to holders of record on the last day of the month prior to the related distribution date.

Fannie Mae Guaranty	We fully guarantee each Fannie Mae MBS Certificate, Mega Certificate and REMIC Certificate that underlies an issue of

SMBS Certificates. The Fannie Mae guaranty applicable to an issue of SMBS Certificates backed by other mortgage-related assets will be described in the preliminary data statement for that issue. However, if we were unable to fulfill our guaranty obligations, Certificateholders would receive only payments and other recoveries made on the mortgage loans in the underlying pools. In that event, delinquencies and defaults on the mortgage loans could directly affect the amounts that SMBS Certificateholders would receive each month.

Class Factors	Unless we specify otherwise in the related preliminary data statement, we will publish the “class factor” for each class of SMBS Certificates on or shortly after the 11th calendar day of each month. If you multiply the applicable class factor by the original principal balance (or notional principal balance) of that class of SMBS Certificates, you will obtain the outstanding principal balance (or notional principal balance) of that class, after giving effect to the current month’s principal payment.

Exchange of SMBS Certificates	In certain circumstances, holders may exchange their SMBS Certificates for the underlying MBS Certificates or Mega Certificates contained in the related SMBS Trust, or other classes of SMBS Certificates of the same issue. See “Description of the SMBS Certificates—Exchange of SMBS Certificates for MBS Certificates or Mega Certificates” and “—Exchange of SMBS Certificates for Other SMBS Certificates” in this prospectus.

Certain Federal Income Tax Consequences	A beneficial owner of an SMBS Certificate generally will be treated for federal income tax purposes as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments on the assets included in the related SMBS trust. A beneficial owner of an SMBS Certificate generally must include original issue discount with respect to its SMBS Certificate in its ordinary income for federal income tax purposes as the original issue discount accrues, generally in advance of receipt of the cash attributable to that income.

Some sections of the Internal Revenue Code of 1986 (the “Code”) provide beneficial treatment to certain taxpayers that invest in mortgage loans of the type that back the assets included in an SMBS trust. Although no specific legal authority exists in this regard, the SMBS Certificates should be considered to represent “real estate assets” within the meaning of section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code, and original issue discount and qualified stated interest with respect to SMBS Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code, provided that in each case the underlying mortgage loans qualify for such treatment. For a discussion of the special tax characteristics of certain types of mortgage loans, see “Certain Federal Income Tax Consequences—Special Tax Attributes” in the MBS Prospectus.

If only a single class of SMBS Certificates is issued with respect to a particular SMBS trust, a beneficial owner of an SMBS Certificate of that class will be treated for federal income tax purposes as a beneficial owner of a pro rata portion of the assets included in the related SMBS trust. In such a case, you should also consult the disclosure documents related to each of the assets included in the related SMBS trust for a discussion of certain federal income tax consequences to beneficial owners of those assets.

Marginability; Repurchase Agreements	The SMBS Certificates are “exempted securities” for purposes of the margin rules of the Board of Governors of the Federal Reserve System and the New York Stock Exchange. The margin rules treat transactions in SMBS Certificates, including repurchase agreements, in the same manner as transactions in Fannie Mae MBS Certificates. However, they do not specify the collateral value of the SMBS Certificates of any class.

Legal Investment Considerations	Under the Secondary Mortgage Market Enhancement Act of 1984 or SMMEA, the SMBS Certificates will be considered “securities issued or guaranteed by the Federal National Mortgage Association.” Nevertheless, you should consult your own legal advisors to determine whether and to what extent the SMBS Certificates of a particular issue constitute legal investments for you.

RISK FACTORS

         We have listed below some of the risks associated with an investment in the SMBS Certificates. Because each investor has different investment needs and a different risk tolerance, you should consult your own financial and legal advisors to determine whether the SMBS Certificates are a suitable investment for you.

         The SMBS Certificates may not be a suitable investment for you. The SMBS Certificates are complex financial instruments. They are not a suitable investment for every investor.

•	Before investing, you should have sufficient knowledge and experience to evaluate the merits and risks of the SMBS Certificates as well as the information contained in this prospectus, the applicable preliminary data statement and documents incorporated by reference.

•	You should understand thoroughly the terms of the SMBS Certificates.

•	You should understand thoroughly the terms of the underlying Fannie Mae MBS Certificates, Mega Certificates, REMIC Certificates, SMBS Certificates issued by other trusts or the other mortgage-related assets.

•	You should be able to use appropriate analytical tools to evaluate (either alone or with the help of a financial advisor) the economic, interest rate and other factors that may affect your investment.

•	You should have sufficient financial resources and liquidity to bear all risks associated with the SMBS Certificates.

•	You should investigate any legal investment restrictions that may apply to you.

         Your yield will be subject to a number of factors, especially the rate of prepayment on the underlying mortgage loans. Yields on the SMBS Certificates will be sensitive to the prepayment experience of the mortgage loans which back the underlying certificates or are otherwise associated with the other mortgage-related assets. In particular, if you invest in interest only SMBS Certificates or SMBS Certificates purchased at a premium, a sufficiently rapid prepayment rate could result in your not recovering your original investment in full.

         In general the effective yield on your SMBS Certificates will depend upon:

•	the price you paid for the SMBS Certificates;

•	how quickly or slowly borrowers prepay their mortgage loans;

•	if and when the mortgage loans are liquidated due to borrower defaults, or casualties or condemnations affecting the properties securing those loans;

•	if and when the mortgage loans are repurchased; and

•	the actual characteristics of the mortgage loans.

         Generally, if you purchase a principal only SMBS Certificate and principal on the related mortgage loans is paid at a slower rate than you anticipate, your yield on that principal only SMBS Certificate will be lower than you expect. However, if principal on the related mortgage loans is paid at a faster rate than you anticipate, your yield on that principal only SMBS Certificate will be higher than you expect.

         By contrast, if you purchase an interest only SMBS Certificate and principal on the related mortgage loans is paid at a slower rate than you anticipate, your yield on that interest only SMBS Certificate will be higher than you expect. However, if principal on the related mortgage loans is paid at a faster rate than you anticipate, your yield on that interest only SMBS Certificate will be lower than you expect.

         Even if the average rate at which principal is paid on the mortgage loans in the underlying pools is consistent with your expectations, how the actual rate varies over time can affect your yield significantly. Generally, the earlier the payment of principal, the greater the effect on the yield to maturity. As a result, if the rate of principal prepayment during any period is faster or slower than you anticipate, a corresponding reduction or increase in the prepayment rate during a later period may not fully offset the effect of the earlier rate on your yield.

         In addition, because interest accrues on interest-bearing SMBS Certificates during each calendar month but typically is not paid to you until the 25th day of the following month, your effective yield will be less than it would be if we paid interest earlier. As a result, the market value of the SMBS Certificates will be reduced.

         You must make your own decision as to the principal prepayment assumptions you will use in deciding whether to purchase the SMBS Certificates.

         We cannot predict the prepayment rate. The rate of principal payments on the underlying certificates or other mortgage-related assets that back the SMBS Certificates will depend on the rate of principal payments on the related mortgage loans. Principal payments occur as a result of scheduled amortization, voluntary borrower prepayments or prepayments due to borrower default, casualty or condemnation payments on the mortgaged properties or Fannie Mae guaranty or loan purchase payments.

         When prevailing interest rates decline, borrowers often seek to refinance their loans by obtaining new loans secured by the same properties. Borrower refinancings will affect the rate of prepayment. In general, the rates of voluntary borrower prepayment may be influenced by:

•	the level of current interest rates relative to the rates borne by the mortgage loans in a particular underlying pool;

•	homeowner mobility;

•	the existence of any prepayment penalties or prepayment restrictions;

•	borrower sophistication regarding the benefits of refinancing;

•	solicitation by competing lenders; and

•	general economic conditions.

         In addition, the related mortgage loans may contain a “due-on-sale” clause that requires the borrower to repay the loan when the mortgaged property is transferred or sold. Fannie Mae generally is required to enforce due-on-sale clauses that apply to fixed-rate mortgage loans. However, in the case of adjustable-rate mortgage loans, we generally permit a creditworthy transferee of a mortgaged property to assume the related mortgage loan.

         Because so many factors affect the rate of prepayment of a pool of mortgage loans, we cannot estimate the prepayment experience of the mortgage loans in a particular pool.

         Repurchases of the underlying mortgage loans may affect the yield on your certificates.

         Anyone that sold us mortgage loans for inclusion in an MBS pool made certain representations and warranties covering the loans. If there is a material breach of these representations and warranties, we may choose to repurchase the affected loans from the pool. If we do, we will purchase those loans at a price equal to their principal balance plus accrued interest at the pass-through rate in the case of fixed-rate mortgage loans or the accrual rate in the case of adjustable rate mortgage loans. Any repurchase of this type may affect your yield on the related SMBS Certificates.

         Generally, we have the right to repurchase any underlying mortgage loans that are delinquent by at least four consecutive monthly payments (or at least eight consecutive biweekly payments). If we do, we typically will purchase the mortgage loans at a price equal to their principal balance plus accrued interest at the pass-through rate in the case of fixed-rate mortgage loans or the accrual rate in the case of adjustable rate mortgage loans. Any repurchase of this type may affect your yield on the related SMBS Certificates.

         In general, a number of factors may affect the rate of delinquency for the underlying mortgage loans. Some of these factors include:

•	general economic conditions;

•	local or regional employment conditions;

•	borrower creditworthiness, which may be indicated by credit scores, debt-to-income ratios, loan-to-value ratios, or other factors;

•	significant changes in borrowers’ required mortgage loan payments;

•	uninsured natural disasters; and

•	borrower bankruptcy or other insolvency.

         Because we are unable to predict whether or to what extent the above factors will occur or change, we cannot estimate the delinquency experience of the underlying mortgage loans.

         You may be unable to reinvest principal payments at a comparable interest rate. Generally, a borrower may prepay a mortgage loan at any time. As a result, we cannot predict the rate of principal payments on the SMBS Certificates. The SMBS Certificates may not be an appropriate investment for you if you need to receive a specific amount of principal payments on a regular basis or on a specific date. Because interest rates fluctuate, you may not be able to reinvest the principal payments on the SMBS Certificates at an interest rate that is as high as the interest rate borne by the SMBS Certificates. You may have to reinvest those funds at a much lower interest rate. You should consider this reinvestment risk in light of other investments that may be available to you.

         It may be difficult to resell the SMBS Certificates. We cannot be sure that a market for resale of the SMBS Certificates will develop. Further, if a market does develop, it may not continue or be sufficiently liquid to allow you to sell your SMBS Certificates. Even if you are able to sell your SMBS Certificates, their sale prices may not be comparable to those of similar investments that have a developed market. Moreover, you may not be able to sell small or large amounts of SMBS Certificates at prices comparable to those available to other investors.

         A number of factors may affect the resale of SMBS Certificates, including the following:

•	the method, frequency and complexity of calculating principal or interest;

•	the average age of the mortgage loans in the underlying pools;

•	the outstanding principal amount (or notional principal amount) of SMBS Certificates;

•	the amount of SMBS Certificates offered for resale from time to time;

•	any legal restrictions or tax treatment limiting demand for SMBS certificates;

•	the availability of comparable or complementary securities; and

•	the level, direction and volatility of interest rates generally.

         Interest only and principal only SMBS Certificates are especially sensitive to interest rate and market risks, so any difficulty in reselling your SMBS Certificates may be magnified. Similarly, SMBS Certificates that are designed to meet specific investment objectives or to meet the investment requirements of a limited category of investors may be more difficult to resell at prices that will allow you to obtain your anticipated yield.

         In some cases, SMBS Certificates may have a limited secondary market, have little or no liquidity and experience significant price fluctuation. Generally, the longer the remaining term of SMBS Certificates, the greater their price volatility compared to conventional mortgage-backed securities with comparable maturities. A lack of liquidity may significantly reduce the market value of SMBS Certificates.

         You should not purchase SMBS Certificates unless you understand and are able to tolerate the risk that they may not be resold easily, that their value will fluctuate over time and that these fluctuations may be significant and could result in losses to you. This risk is greatest if your circumstances do not permit you to hold the SMBS Certificates until maturity.

         Only certain information is provided. You should be aware that the information in the preliminary data statement or final data statement for a particular issue of SMBS Certificates will not contain information about certain characteristics of the underlying mortgage loans, even though under certain circumstances these characteristics could affect the prepayment experience of the mortgage loans and, therefore, the yield on your SMBS Certificates. In addition, weighted average information will not disclose the range of coupons or remaining terms to maturity of individual underlying mortgage loans. For example, while extremely wide ranges of coupons are unusual in pools of mortgage loans backing MBS Certificates, a pool with a WAC that is 1.50% above the pass-through rate of the MBS Certificates could consist of mortgage loans half of which have a coupon that is 0.50% above the pass-through rate and the other half of which have a coupon that is 2.50% above it. Under certain interest rate scenarios, a pool of this type could have a prepayment experience that is significantly different from that of a pool made up exclusively of mortgage loans with coupons that are 1.50% above the pass-through rate of the MBS Certificates. In a similar way, the remaining terms to maturity of mortgage loans in a pool may vary widely. This difference would affect the scheduled amortization and could affect the prepayment rate of the related MBS Certificates and, therefore, the yield on your SMBS Certificates.

         Multifamily loans are considered riskier than single family loans. If multifamily loans underlie a particular issue of SMBS Certificates, you should consider that multifamily loans are generally thought to be riskier than single-family loans for reasons that include those listed below.

•	Multifamily loans typically are much larger in amount, thus increasing the risk reflected in a single borrower’s default.

•	Repayment of the loan usually depends upon successful operation of the multifamily property that secures the loan.

•	Changing economic conditions will affect the supply and demand of rental units and the rents that a market will bear.

•	Government regulations (such as rent control laws) may adversely affect future income from the property.

         In addition, because individual multifamily loans often are large, principal prepayments resulting from defaults, casualties, condemnations or breaches of representations and warranties may significantly affect your yield.

         If we could not perform our guaranty obligations, you could experience a loss. If we were unable to perform our guaranty obligations under the Fannie Mae MBS Certificates, Mega Certificates or REMIC Certificates that directly or indirectly underlie an issue of SMBS Certificates or, in the case of an issue of SMBS Certificates backed by other mortgage-related assets, our guaranty obligations described in the related preliminary data statement, holders of the SMBS Certificates would receive only payments and other recoveries on the underlying mortgage loans. If that happened, delinquencies and defaults on the mortgage loans could have a direct effect on the amounts that you would receive each month as the holder of an SMBS Certificate.

DESCRIPTION OF THE SMBS CERTIFICATES

         For each issue of Fannie Mae Stripped Mortgage-Backed Securities (the “SMBS Certificates”), we will maintain the related trust under a trust agreement and any related supplement to the trust agreement (together, the “Trust Agreement”). We will execute the Trust Agreement both in our corporate capacity and as trustee.

         Each issue of SMBS will consist of one or more classes that represent ownership interests in the trust created by the related Trust Agreement. This prospectus contains a general description of the rights of the SMBS Certificates. The preliminary data statement for each issue of SMBS Certificates will provide a more detailed description and disclose the particular terms that apply to that issue. The assets of the trust for each issue of SMBS Certificates will consist of one or more of the following:

•	Fannie Mae Guaranteed Mortgage Pass-Through Certificates (“MBS Certificates”),

•	Fannie Mae Guaranteed MBS Pass-Through Securities (“Mega Certificates”),

•	Fannie Mae Guaranteed REMIC Pass-Through Certificates (“REMIC Certificates”),

•	SMBS Certificates issued from other trusts (together with the MBS Certificates, Mega Certificates and REMIC Certificates, the “Underlying Certificates”), and

•	other mortgage-related assets (together with the Underlying Certificates, the “SMBS Trust Assets”).

         We summarize below certain features that are common to each issue of SMBS Certificates, unless the related preliminary data statement provides otherwise.

Book-Entry Form

         Unless the related preliminary data statement provides otherwise, we will issue the SMBS Certificates in book-entry form on the book-entry system of the U.S. Federal Reserve

Banks (the “Fed Book-Entry System”), in a manner that permits separate trading and ownership. Each class of SMBS Certificates will be assigned a CUSIP number and will trade separately under that number, subject to the limited rights of SMBS Certificateholders to exchange SMBS Certificates of a particular class for the related MBS Certificates or Mega Certificates, as applicable, or to exchange certain classes of SMBS Certificates for other SMBS Certificates. See “— Exchange of SMBS Certificates for MBS Certificates or Mega Certificates” and “— Exchange of Certain Classes of SMBS Certificates for Other SMBS Certificates.”

         There is a fiscal agency agreement in effect between the Federal Reserve Bank of New York and Fannie Mae. Under this agreement, the regulation(1) that governs our use of the Fed Book-Entry System and the pledging and transfer of interests applies to the SMBS Certificates. These regulations may be modified, amended, supplemented, superseded, eliminated or otherwise altered without the consent of any SMBS Certificateholder. The Federal Reserve Banks’ operating circulars and letters also apply.

         Acting on our behalf, the Federal Reserve Bank of New York will make payments on the SMBS Certificates on each monthly payment date (each, a “Distribution Date”) by crediting accounts of holders listed on the records of the Federal Reserve Banks. Only entities that are eligible to maintain book-entry accounts with a Federal Reserve Bank may hold SMBS Certificates “of record,” although these entities may not be the beneficial owners of the SMBS Certificates. We refer to these holders of record as “SMBS Certificateholders.” Ordinarily, beneficial owners will “hold” SMBS Certificates through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations. An SMBS Certificateholder that is not the beneficial owner of an SMBS Certificate will be responsible for establishing and maintaining accounts for its customer. In the same way, all the other financial intermediaries in the chain to the beneficial owner of an SMBS Certificate will be responsible for establishing and maintaining accounts for their customers. The rights of the beneficial owner of an SMBS Certificate with respect to Fannie Mae and the Federal Reserve Banks may be exercised only through an SMBS Certificateholder. Neither Fannie Mae nor the Federal Reserve Banks will have any direct obligation to the beneficial owner of an SMBS Certificate who is not also an SMBS Certificateholder. In recording transfers of an SMBS Certificate, the Federal Reserve Banks will act only upon the instructions of an SMBS Certificateholder.

         The SMBS Certificates maintained on the Fed Book-Entry System are freely transferable on the records of any Federal Reserve Bank but are not convertible to physical certificates.

(1)Found at 24 C.F.R. Part 81, Subpart H, as amended.

Denomination

         SMBS Certificates will have a minimum denomination of $1,000 with additional increments of one dollar.

Payments on the SMBS Certificates

         For issues of SMBS Certificates backed by Underlying Certificates, we as trustee will pay on each Distribution Date to the holders of each class of SMBS Certificates the percentage interest of that class in the related principal and/or interest payments. Each SMBS Certificate of a particular class generally will have a percentage interest in underlying principal payments (and in underlying interest payments in the case of a class of SMBS Certificates that entitles its holder to both principal and interest) equal to the fraction (expressed as a percentage) having a numerator equal to the original principal balance of that SMBS Certificate and a denominator equal to the total original principal balance of all of the SMBS Certificates of that class. In the case of an interest only class of SMBS Certificates, each SMBS Certificate generally will have a percentage interest in the underlying interest payments equal to the fraction (expressed as a percentage) having a numerator equal to the original notional principal balance of that SMBS Certificate and a denominator equal to the total original notional principal balance of all the SMBS Certificates of that class.

         The preliminary data statement for an issue of SMBS Certificates will provide more information about the amount and source of principal or interest to which each class of SMBS Certificates is entitled.

         The record date for determining which SMBS Certificateholders are entitled to receive payments on any Distribution Date is the close of business on the last day of the month immediately preceding the Distribution Date.

Reports to SMBS Certificateholders

         Unless we specify otherwise in the related preliminary data statement, we will publish a class factor for each class of an issue of SMBS Certificates on or shortly after the 11th calendar day of each month. If you multiply the applicable class factor for an SMBS Certificate by its original principal balance (or original notional principal balance in the case of an interest only class), you will obtain the current principal balance (or notional principal balance) of that SMBS Certificate after giving effect to that month’s principal payment (or corresponding reduction in notional principal balance).

         After the end of each calendar year, we will furnish to each person who was an SMBS Certificateholder at any time during that year any information required by the Internal Revenue Service.

Fannie Mae Obligations

         In the Trust Agreement, we acknowledge that our obligation to make payments on any SMBS Certificates referred to in “—Payments on the SMBS Certificates” above is a primary obligation of Fannie Mae. This obligation ranks in parity with our obligations under the Fannie Mae guaranty of any Fannie Mae MBS Certificates, Mega Certificates or REMIC Certificates that directly or indirectly underlie the SMBS Certificates to the same extent as if the SMBS Certificateholders held those Underlying Certificates directly. The Fannie Mae guaranty applicable to an issue of SMBS Certificates backed by other mortgage-related assets is a primary obligation of Fannie Mae. We will describe this guaranty in the preliminary data statement for that issue of SMBS Certificates.

         Neither the SMBS Certificates nor interest on the SMBS Certificates are guaranteed by the United States, and they do not constitute a debt or obligation of the United States or any of its agencies or instrumentalities other than Fannie Mae. Fannie Mae alone is responsible for making payments on the SMBS Certificates.

Termination

         The trust for an issue of SMBS Certificates will terminate when we have paid the related SMBS Certificateholders all interest and principal amounts required to be paid in accordance with “—Payments on the SMBS Certificates” above or as otherwise provided in the related preliminary data statement. In any event, no trust for any issue of SMBS Certificates will continue after the 21st anniversary of the death of the last survivor of the persons named in the related Trust Agreement.

         We have no option to repurchase the Underlying Certificates for any issue. Also, we do not have an option, in the nature of a clean-up call, to repurchase the remaining mortgage loans backing the Underlying Certificates and thereby to retire the Underlying Certificates. In some cases, another party may have a right to repurchase the Underlying Certificates for an issue or may have a right to repurchase the remaining mortgage loans backing the Underlying Certificates. If so, the prospectus supplement for the related series of Underlying Certificates will describe the terms and conditions of that right.

Exchange of SMBS Certificates for MBS Certificates or Mega Certificates

         If the trust for a particular issue of SMBS Certificates contains only a single MBS Certificate or a single Mega Certificate, you may exchange classes of outstanding SMBS Certificates representing identical percentage interests in the underlying principal payments and underlying interest payments for a comparable portion of the related MBS Certificate or Mega Certificate. The total outstanding principal balance of the MBS Certificates or Mega Certificates of authorized denominations ($1,000 and increments of $1) that we will deliver in this type of exchange will equal the total outstanding principal balance of the SMBS Certificates surrendered for exchange. We may impose an administrative fee for the exchange of SMBS Certificates for MBS Certificates or Mega Certificates. Unless the preliminary data statement for the related issue provides otherwise, the MBS Certificates or Mega Certificates delivered in the exchange may be exchanged back into SMBS Certificates.

         Your ability to effect this type of exchange will depend on whether you can acquire in the secondary market sufficient portions of the SMBS Certificates of the related issue. If all or a substantial part of the SMBS Certificates of a class are transferred to a real estate mortgage investment conduit (REMIC) trust or a similar entity, your ability to effect an exchange will be restricted or eliminated. For information concerning the transfer of SMBS Certificates to a REMIC trust, call us at (202) 752-7585.

Exchange of Certain Classes of SMBS Certificates for Other SMBS Certificates

         If a particular issue contains two or more classes of SMBS Certificates, you generally may exchange identical percentage interests of certain classes for one or more SMBS Certificates of a different class that represent the combined percentage interests of the classes surrendered for exchange. We may impose an administrative fee for the exchange.

         The related preliminary data statement will specify the classes of SMBS Certificates that you may surrender for exchange and the class or classes that may be available for you to receive in return. Unless the preliminary data statement for the related issue provides otherwise, the SMBS Certificates issued in the exchange may be exchanged back into the classes of SMBS Certificates that were surrendered.

         Your ability to effect this type of exchange will depend on whether you can acquire in the secondary market sufficient portions of the necessary classes of the SMBS Certificates of the related issue. If all or a substantial part of the SMBS Certificates of a class are transferred to a REMIC trust or a similar entity, your ability to effect an exchange will be restricted or eliminated. For information concerning the transfer of SMBS Certificates to a REMIC trust, call us at (202) 752-7585.

THE MBS CERTIFICATES

         The description that follows generally will apply to the MBS Certificates that may directly or indirectly underlie an issue of SMBS Certificates. The preliminary data statement for a particular issue of SMBS Certificates, however, may supplement, modify or supersede this description in the case of MBS Certificates that are primary tier certificates.

         The MBS Certificates underlying the SMBS Certificates, directly or indirectly through Mega Certificates, REMIC Certificates or other SMBS Certificates, are Fannie Mae Guaranteed Mortgage Pass-Through Certificates that conform to the general characteristics described in the MBS Prospectus. Each mortgage loan backing an MBS Certificate will be a Conventional Loan (as defined in the MBS Prospectus) secured by a first or subordinate mortgage or deed of trust on a one- to four-family or multifamily residential property. However, each mortgage loan that is a Cooperative Share Loan (as defined in the MBS

Prospectus) will be secured by a first lien on the stock, shares, membership agreement or other contractual agreements that evidence the borrower’s ownership in the related cooperative corporation as well as the assignment of the occupancy rights to the borrower’s dwelling unit in the cooperative (subject to the cooperative corporation’s standard assessment lien). Substantially all of the mortgage loans backing the MBS Certificates will have original maturities of up to 30 years. See “The Mortgage Pools” and “Yield Considerations” in the MBS Prospectus.

PREPAYMENT MODELS

         It is common to measure how mortgage loans prepay relative to a standard prepayment model. The preliminary data statement for each issue of SMBS Certificates will indicate which model we used.

         “PSA” is a prepayment model that was developed by The Bond Market Association. It represents an assumed rate at which a pool of new mortgage loans will repay. When we refer to “100% PSA,” we mean an annual prepayment rate of 0.2% of the then unpaid principal balance of the pool in the first month after the origination of those mortgage loans and an additional 0.2% each month until the 30th month. (For example, the assumed annual prepayment rate would be 0.4% in month 2, 0.6% in month 3, and so on, and would level out at 6% at month 30 for the remaining term.) Beginning in month 30 and for all later months, “100% PSA” means a constant annual prepayment rate of 6%.

         Multiples of PSA are calculated in the same way. Thus, “150% PSA” means an annual prepayment rate of 0.3% in month 1, 0.6% in month 2, 0.9% in month 3 and 9% in month 30 and afterwards. Similarly, “200% PSA” means an annual prepayment rate of 0.4% in month 1, 0.8% in month 2, 1.2% in month 3 and 12% in month 30 and afterwards.

         Another model that is commonly used is the constant prepayment rate model (“CPR”). It represents the annual rate of prepayments relative to the then outstanding principal balance of a pool of new mortgage loans. For example, “0% CPR” means no prepayments and “15% CPR” means an annual prepayment rate of 15%.

         These models do not predict the prepayment experience of the related mortgage loans or describe the historical performance of any particular pool of mortgage loans.

THE TRUST AGREEMENT

         We summarize below certain provisions of the Trust Agreement that are not discussed elsewhere in this prospectus. However, these summaries are not complete. If there is ever a conflict between the information in this prospectus and the actual terms of the Trust Agreement, the terms of the Trust Agreement will prevail.

Transfer of Assets to a Trust

         The Trust Agreement for each trust will contain a Schedule of SMBS Trust Assets that will identify the Underlying Certificates or the other mortgage-related assets that are being transferred to the trust established for that issue of SMBS Certificates. As trustee, we will hold the SMBS Trust Assets for the related SMBS Certificateholders.

Certain Matters Regarding Fannie Mae

         We may not resign from our duties under the Trust Agreement unless a change in law requires it. Even then, our resignation would not become effective until a successor has assumed our duties under the Trust Agreement. In no event, however, would any such successor take over our guaranty obligations. Even if our other duties under the Trust Agreement should terminate, we would still be obligated under our guaranty.

         We are not liable under the Trust Agreement to the trust or to the SMBS Certificateholders for our errors in judgment or for anything we do, or do not do, in good faith. This also applies to our directors, officers, employees and agents. Nevertheless, neither we nor they will be protected from liability that results from willful misfeasance, bad faith or gross negligence or as a result of a willful disregard of duties.

         The Trust Agreement also provides that we are free to refuse involvement in any legal action that we think will expose us to expense or liability unless the action is incidental to our duties under the Trust Agreement. On the other hand, we may decide to participate in legal actions if we think our participation would be in the interests of the SMBS Certificateholders. In this case, we will pay our legal expenses and costs without reimbursement from the related trust.

         If we merge or consolidate with another corporation, the successor corporation will be our successor under the Trust Agreement.

Events of Default

         Either of the following will be considered an “Event of Default” under the Trust Agreement:

•	our failure to pay the SMBS Certificateholders of any class any required amount and our failure continues uncorrected for 15 days after SMBS Certificateholders having percentage interests in that class totaling at least 5% have given us written notice; or

•	our insolvency, the inability to pay our debts or the occurrence of other insolvency events.

Rights upon Event of Default

         If an Event of Default under the Trust Agreement for a particular issue of SMBS Certificates has occurred and continues uncorrected, SMBS Certificateholders of each related class having percentage interests totaling at least 25% of that class have the right to terminate, in writing, all of our obligations under the Trust Agreement for that trust. These obligations include our duties as trustee as well as in our corporate capacity. However, Fannie Mae’s guaranty obligations will continue in effect. The same proportion of SMBS Certificateholders also may appoint, in writing, a successor to assume all of our terminated obligations. This successor will take legal title to the underlying securities and other assets of the related trust.

Amendment

         We may amend the Trust Agreement for any trust, without notifying the SMBS Certificateholders or obtaining their consent, for any of the following purposes:

•	to add to our duties;

•	to evidence that another party has become our successor and has assumed our duties under the Trust Agreement as trustee or in our corporate capacity or both;

•	to eliminate any of our rights in our corporate capacity under the Trust Agreement; and

•	to cure any ambiguity or to correct or add to any provision in the Trust Agreement, so long as the addition does not adversely affect the interests of any SMBS Certificateholder.

         To amend the Trust Agreement in any other manner, unless the related preliminary data statement provides otherwise, the related SMBS Certificateholders of each class having percentage interests in that class totaling at least 66% must give their consent. Nevertheless, we may not terminate or change our guaranty obligations relating to the Underlying Certificates or reduce the percentage of SMBS Certificateholders that must consent to the types of amendments listed in the previous sentence. In addition, unless each affected SMBS Certificateholder consents, no amendment may reduce or delay the funds that we must pay on any SMBS Certificate.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The SMBS Certificates and payments on the SMBS Certificates generally are subject to taxation. Therefore, you should consider the tax consequences of holding an SMBS Certificate before you acquire one. The following discussion describes certain U.S. federal income tax consequences to beneficial owners of SMBS Certificates. The discussion is general and does not purport to deal with all aspects of federal taxation that may be relevant to particular investors. This discussion may not apply to your particular circumstances for various reasons including the following:

•	This discussion reflects federal laws in effect as of the date of this prospectus. Changes to any of these laws after the date of this prospectus may affect the tax consequences discussed below.

•	This discussion addresses only SMBS Certificates acquired by beneficial owners at original issuance and held as “capital assets” (generally, property held for investment).

•	This discussion does not address tax consequences to beneficial owners subject to special rules, such as dealers in securities, certain traders in securities, banks, tax-exempt organizations, life insurance companies, persons that hold SMBS Certificates as part of a hedging transaction or as a position in a straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar.

•	This discussion may be supplemented by a discussion in any applicable prospectus supplement.

•	This discussion does not address taxes imposed by any state, local or foreign taxing jurisdiction.

         For these reasons, you should consult your own tax advisors regarding the federal income tax consequences of holding and disposing of SMBS Certificates as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

         For purposes of this discussion, the term “mortgage loan” in the case of a participation interest means the interest in the underlying mortgage loan represented by that participation interest; and in applying a federal income tax rule that depends on the origination date of a mortgage loan or the characteristics of a mortgage loan at its origination in such a case, the term “mortgage loan” means the underlying mortgage loan and not the participation interest.

Characterization of SMBS Trusts and SMBS Certificates

         The trust created for each issue of SMBS Certificates will be classified as a grantor trust under subpart E of part I of subchapter J of the Internal Revenue Code of 1986, as amended (the “Code”). Beneficial owners of SMBS Certificates will be treated for federal income tax purposes as beneficial owners of the right to receive payments attributable to principal, interest, or principal and interest on the SMBS Trust Assets.

         A beneficial owner of an SMBS Certificate will be required to include in income the amounts described under “— Stripped Bonds and Stripped Coupons” below. In addition, a beneficial owner of an SMBS Certificate must include in income a portion of the expenses of the related SMBS trust. For an SMBS trust other than one that holds only REMIC

Certificates, these expenses include the compensation paid to service the underlying mortgage loans. The expenses of an SMBS trust will be allocated among the related SMBS Certificates in each monthly period in proportion to the respective amounts of distributions projected to be remaining on the SMBS Certificates. A beneficial owner of an SMBS Certificate can deduct its portion of these expenses as provided in section 162 or section 212 of the Code, consistent with its method of accounting and subject to the discussion under “—Administrative Expenses” below.

        Stripped Bonds and Stripped Coupons

         Pursuant to section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on a debt obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. A beneficial owner of an SMBS Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments on the SMBS Trust Assets, except as discussed below.

         If an SMBS Certificate entitles the holder to payments of principal and interest on an SMBS Trust Asset, the Internal Revenue Service (“IRS”) could contend that the SMBS Certificate should be treated as

•	an interest in the SMBS Trust Asset to the extent that the SMBS Certificate represents an equal pro rata portion of principal and interest on the SMBS Trust Asset, and

•	with respect to the remainder, an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments.

         For purposes of information reporting, however, Fannie Mae intends to treat each SMBS Certificate as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest. You should consult your own tax advisors as to the proper treatment of an SMBS Certificate in this regard.

         Under section 1286 of the Code, a beneficial owner of an SMBS Certificate must treat the SMBS Certificate as a debt instrument originally issued on the date the owner acquires it and as having original issue discount (“OID”) equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity of an SMBS Certificate generally is equal to the sum of all distributions to be made on that Certificate. For information reporting purposes, we intend to treat all amounts to be distributed on an SMBS Certificate as included in the stated redemption price at maturity of that SMBS Certificate and, as a result, each SMBS Certificate will be treated as if issued with OID.

         The beneficial owner of an SMBS Certificate must include in its ordinary income for federal income tax purposes, generally in advance of receipt of the cash attributable to that income, the sum of the “daily portions” of OID on its SMBS Certificate for each day during its taxable year on which it held the SMBS Certificate. The daily portions of OID are determined as follows:

•	first, the portion of OID that accrued during each “accrual period” is calculated;

•	then, the OID accruing during an accrual period is allocated ratably to each day during the period to determine the daily portion of OID.

         Final regulations issued by the Treasury Department relating to the tax treatment of debt instruments with OID (the “OID Regulations”) provide that a holder of a debt instrument may use an accrual period of any length, up to one year, as long as each distribution of principal or interest occurs on either the final day or the first day of an accrual period. We intend to report OID based on accrual periods of one month. Each of these accrued periods will begin on a Distribution Date and end on the day before the next Distribution Date.

        Accrual of OID

         Although the matter is not entirely clear, a beneficial owner of an SMBS Certificate should determine the amount of OID accruing during any accrual period with respect to that SMBS Certificate using the method described in section 1272(a)(6) of the Code, except as discussed below. Under section 1272(a)(6), the portion of OID treated as accruing for any accrual period equals the excess, if any, of

•	the sum of (A) the present values of all the distributions remaining to be made on the SMBS Certificate, if any, as of the end of the accrual period; and

(B) the distribution made on the SMBS Certificate during the accrual period of amounts included in the stated redemption price at maturity;

over

•	the sum of the present values of all the distributions remaining to be made on the SMBS Certificate as of the beginning of the accrual period.

         The present values of the remaining distributions are calculated based on the following:

•	an assumption that the mortgage loans backing or comprising the related SMBS Trust Assets prepay at a specified rate (the “Prepayment Assumption”),

•	the yield to maturity of the SMBS Certificate, giving effect to the Prepayment Assumption,

•	events (including actual prepayments) that have occurred prior to the end of the accrual period, and

•	in the case of an underlying mortgage loan calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the settlement date over the entire life of the mortgage loan.

         A beneficial owner determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the Prepayment Assumption used for calculating OID would be one determined at the time the SMBS Certificate is acquired or would be the original Prepayment Assumption for the SMBS Certificate. For information reporting purposes, we will use the original yield to maturity of the SMBS Certificate, calculated based on the original Prepayment Assumption. You should consult your own tax advisors regarding the proper method for accruing OID on an SMBS Certificate.

         The Code requires that the Prepayment Assumption be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. For information reporting purposes, we will assume a Prepayment Assumption for each series of SMBS Certificates. We make no representation, however, that the mortgage loans backing or comprising the SMBS Trust Assets for a given series will prepay at the rate reflected by the Prepayment Assumption for that series or at any other rate. You must make your own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any SMBS Certificates.

        Qualified Stated Interest

         If an SMBS Certificate entitles the holder to payments of principal and interest, the IRS could contend that the interest payments on the SMBS Certificate should be treated as payments of “qualified stated interest” within the meaning of the OID Regulations. In that case, a beneficial owner would be required to include such payments in income, in accordance with its method of accounting, rather than to accrue OID with respect to such payments. Further, if the beneficial owner in that case had purchased the SMBS Certificate for an amount (net of accrued interest) greater than the outstanding principal amount of the SMBS Certificate, the beneficial owner generally would have premium with respect to the SMBS Certificate in the amount of the excess. Such a purchaser may elect, under section 171(c)(2) of the Code, to treat the premium as “amortizable bond premium.”

         If a beneficial owner makes this election, the beneficial owner must reduce the amount of any payment of qualified stated interest that must be included in the beneficial owner’s income for a period by the portion of the premium allocable to the period based on the SMBS Certificate’s yield to maturity. Correspondingly, the beneficial owner must reduce its basis in the SMBS Certificate by the amount of premium applied to reduce any interest income.

         The election will also apply to all bonds the interest on which is not excludible from gross income (“fully taxable bonds”) held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all fully taxable bonds that it acquires after the beginning of that taxable year. A beneficial owner may revoke the election only with the consent of the IRS.

         If a beneficial owner does not elect to amortize premium, (i) the beneficial owner must include the full amount of each payment of qualified stated interest in income, and (ii) the premium must be allocated to the principal distributions on the SMBS Certificate and, when each principal distribution is received, a loss equal to the premium allocated to that distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the SMBS Certificate. See “—Sales and Other Dispositions of SMBS Certificates” below.

         Because we will treat all SMBS Certificates as being issued with OID (and as not paying qualified stated interest) for information reporting purposes, you should consult your own tax advisors as to the proper treatment of an SMBS Certificate in this regard.

        Administrative Expenses

         A beneficial owner’s ability to deduct its share of the administrative expenses of the related SMBS trust is limited under section 67 of the Code in the case of (i) estates and trusts, and (ii) individuals owning an interest in an SMBS Certificate directly or through an investment in a “pass-through entity” (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts, certain limited liability companies and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies.

         Generally, such a beneficial owner can deduct its share of these costs only to the extent that these costs, when aggregated with certain of the beneficial owner’s other miscellaneous itemized deductions, exceed 2% of the beneficial owner’s adjusted gross income. For this purpose, an estate or nongrantor trust computes adjusted gross income in the same manner as an individual, except that deductions for administrative expenses of the estate or trust that would not have been incurred if the property were not held in such trust or estate are treated as allowable in calculating adjusted gross income. In addition, such a beneficial owner may not be able to deduct any portion of these costs in computing its alternative minimum tax liability. Further, section 68 of the Code may provide for certain limitations on itemized deductions otherwise allowable for a beneficial owner who is an individual.

Special Tax Characteristics of SMBS Certificates

         Several sections of the Code provide beneficial treatment to certain taxpayers that invest in mortgage loans of the type that back or comprise the SMBS Trust Assets. With respect to these Code sections, no specific legal authority exists regarding whether the character of the SMBS Certificates will be the same as that of the mortgage loans that back or comprise the SMBS Trust Assets. Although the characterization of the SMBS Certificates for these purposes is not clear, the SMBS Certificates should be considered to represent “real estate assets” within the meaning of section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code and OID and qualified stated interest with respect to SMBS Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code; provided that in each case the underlying mortgage loans qualify for such treatment. For a discussion of the special tax characteristics of certain types of mortgage loans, see “Certain Federal Income Tax Consequences—Special Tax Attributes” in the MBS Prospectus.

Exchanges of SMBS Certificates

         If a beneficial owner exchanges one or more SMBS Certificates for one or more SMBS Certificates of a different class with respect to the same SMBS trust in the manner described under “Description of the SMBS Certificates—Exchange of Certain Classes of SMBS Certificates for Other SMBS Certificates” above, the exchange will not be taxable. Likewise, if a beneficial owner exchanges one or more SMBS Certificates for the related MBS Certificate or Mega Certificate in the manner described under “Description of the SMBS Certificates—Exchange of SMBS Certificates for MBS Certificates or Mega Certificates” above, the exchange will not be taxable. In each of these cases, the beneficial owner will be treated as continuing to own after the exchange the same SMBS Certificates that it owned immediately prior to the exchange.

         If a beneficial owner acquires in one transaction (other than an exchange described under “Description of the SMBS Certificates—Exchange of Certain Classes of SMBS Certificates for Other SMBS Certificates” or “—Exchange of SMBS Certificates for MBS Certificates or Mega Certificates” above) a combination of SMBS Certificates that may be exchanged for the related MBS Certificates or Mega Certificates, the law is unclear as to whether the combination should be aggregated or each SMBS Certificate should be treated as a separate debt instrument. If a beneficial owner acquires such a combination in separate transactions, while the matter is not free from doubt, it appears that the federal income tax treatment of the SMBS Certificates should be determined by treating each such SMBS Certificate separately. You should consult your tax advisors regarding the proper treatment of SMBS Certificates in this regard.

Sales and Other Dispositions of SMBS Certificates

         Upon the sale, exchange or other disposition of an SMBS Certificate (other than an exchange described under “—Exchanges of SMBS Certificates” above), a beneficial owner generally will recognize gain or loss equal to the difference between the amount realized and the beneficial owner’s adjusted basis in the SMBS Certificate. The adjusted basis of an SMBS Certificate generally will equal the cost of the SMBS Certificate to the beneficial owner, increased by any OID included in the beneficial owner’s gross income with respect to the SMBS Certificate, and reduced (but not below zero) by distributions previously received by the beneficial owner of amounts included in SMBS Certificate’s stated redemption price at maturity and by any premium that has reduced the beneficial owner’s interest income with respect to the SMBS Certificate. Any such gain or loss generally will be capital gain or loss, except (i) as provided in section 582(c) of the Code (which generally applies to banks) or (ii) to the extent any gain represents OID not previously included in income (to which extent such gain would be treated as ordinary income). Any capital gain (or loss) will be long-term capital gain (or loss) if at the time of disposition the beneficial owner held the SMBS Certificate for more than one year. The ability to deduct capital losses is subject to limitations.

SMBS Trusts with a Single Class

         If only a single class of SMBS Certificates is issued with respect to an SMBS trust, a beneficial owner of an SMBS Certificate of that class will be treated for federal income tax purposes as a beneficial owner of a pro rata portion of the SMBS Trust Assets. In such a case, you should consult the disclosure documents related to each of the SMBS Trust Assets for a discussion of certain federal income tax consequences to beneficial owners of the SMBS Trust Assets.

Information Reporting and Backup Withholding

         We will furnish or make available, within a reasonable time after the end of each calendar year, to each Certificateholder at any time during that year, all information required by Treasury regulations together with such other information as we deem necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable Certificateholders to make such information available to beneficial owners or other financial intermediaries for which such Certificateholders hold SMBS Certificates as nominees.

         Distributions of interest and principal, as well as distributions of proceeds from the sale of SMBS Certificates, may be subject to the “backup withholding tax” under section 3406 of the Code if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from that tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but does not do so in the proper manner.

Non-U.S. Persons

         Additional rules apply to a beneficial owner of an SMBS Certificate that is not a U.S. Person (a “Non-U.S. Person”). The term “U.S. Person” means:

•	a citizen or resident of the United States,

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or any of its political subdivisions,

•	an estate the income of which is subject to U.S. federal income tax regardless of the source of its income, or

•	a trust if a court within the United States can exercise primary supervision over its administration and at least one U.S. Person has the authority to control all substantial decisions of the trust.

         Payments on an SMBS Certificate made to, or on behalf of, a beneficial owner that is a Non-U.S. Person generally will be exempt from U.S. federal income and withholding taxes, provided the following conditions are satisfied:

•	the beneficial owner does not hold the SMBS Certificate in connection with its conduct of a trade or business in the United States;

•	the beneficial owner is not, with respect to the United States, a personal holding company or a corporation that accumulates earnings in order to avoid U.S. federal income tax;

•	the beneficial owner is not a U.S. expatriate or former U.S. resident who is taxable in the manner provided in section 877(b) of the Code;

•	the beneficial owner is not an “excluded person” (that is, a 10% shareholder of Fannie Mae within the meaning of section 871(h)(3)(B) of the Code or a “controlled foreign corporation” related to Fannie Mae within the meaning of section 881(c)(3)(C) of the Code);

•	the beneficial owner signs a statement under penalties of perjury certifying that it is a Non-U.S. Person or, in the case of an individual, that the beneficial owner is neither a citizen nor resident of the United States, and provides the name, address and taxpayer identification number, if any, of the beneficial owner;

•	the last U.S. Person in the chain of payment to the beneficial owner (the “Withholding Agent”) receives such non-U.S. beneficial ownership statement from the beneficial owner or a financial institution holding on behalf of the beneficial owner and does not have actual knowledge that such statement is false; and

•	with respect to each SMBS Trust Asset that is not a REMIC Certificate, the SMBS Certificate represents an interest in a pool of mortgage loans all of which were originated after July 18, 1984.

         That portion of income of a beneficial owner that is a Non-U.S. Person derived from an SMBS Certificate that represents an interest in one or more mortgage loans originated before July 19, 1984 will be subject to a U.S. withholding tax at the rate of 30% or lower treaty rate, if applicable. Regardless of the date of origination of the mortgage loans, backup withholding will not apply to payments made to a beneficial owner that is a Non-U.S. Person if the beneficial owner or a financial institution holding on behalf of the beneficial owner provides a non-U.S. beneficial ownership statement to the Withholding Agent.

         A non-U.S. beneficial ownership statement may be made on an IRS Form W-8BEN or a substantially similar substitute form. The beneficial owner or financial institution holding on behalf of the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change.

MARGINABILITY; REPURCHASE AGREEMENTS

         The SMBS Certificates are “exempted securities” for purposes of the margin rules of the Board of Governors of the Federal Reserve System and the New York Stock Exchange and transaction in the SMBS Certificates, including repurchase agreements, are treated under those rules in the same manner as transactions in Fannie Mae MBS Certificates. However, they do not specify the collateral value of the SMBS Certificates of any class.

LEGAL OPINION

         If you purchase SMBS Certificates of a series, we will send you, upon request, an opinion of our General Counsel (or one of our Deputy General Counsels) as to the validity of the SMBS Certificates and the related Trust Agreement.

LEGAL INVESTMENT CONSIDERATIONS

         If you are an institution whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities, you may be subject to restrictions on investment in certain classes of the SMBS Certificates. If you are a financial institution that is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration, the Department of the Treasury or other federal or state agencies with similar authority, you should review the rules, guidelines and regulations that apply to you prior to purchasing or pledging SMBS Certificates. In addition, if you are a financial institution, you should consult your regulators concerning the risk-based capital treatment of the SMBS Certificates. Investors should consult their own legal advisors in determining whether and to what extent the

SMBS Certificates constitute legal investments or are subject to restrictions on investment.

ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Revenue Code impose certain requirements on employee benefit plans subject to ERISA (such as employer-sponsored retirement plans) and upon other types of benefit plans and arrangements subject to section 4975 of the Code (such as individual retirement accounts). ERISA and the Code also impose these requirements on certain entities in which the benefit plans or arrangements that are subject to ERISA and the Code invest. We refer to these plans, arrangements and entities as “Plans.” Any person who is a fiduciary of a Plan also is subject to the requirements imposed by ERISA and the Code. Before a Plan invests in any SMBS Certificate, the Plan fiduciary must consider whether the governing instruments for the Plan would permit the investment, whether the SMBS Certificates would be a prudent and appropriate investment for the Plan under its investment policy and whether such an investment might result in a transaction prohibited under ERISA or the Code for which no exemption is available.

         The U.S. Department of Labor issued a final regulation covering the acquisition by a Plan of a “guaranteed governmental mortgage pool certificate,” defined to include certificates which are “backed by, or evidencing an interest in specified mortgages or participation interests therein” and are guaranteed by Fannie Mae as to the payment of interest and principal. Under the regulation, investment by a Plan in a “guaranteed governmental mortgage pool certificate” does not cause the assets of the Plan to include the mortgages underlying the certificate or the sponsor, trustee and other services of the related pool to be subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA or section 4975 of the Code in providing services with respect to the mortgages in the pool. Our counsel, Sidley, Austin, Brown & Wood LLP, has advised us that the SMBS Certificates qualify under the definition of “guaranteed governmental mortgage pool certificates” and, as a result, the purchase and holding of SMBS Certificates by Plans will not cause the underlying mortgage loans or the assets of Fannie Mae to be subject to the fiduciary requirements of ERISA or to the prohibited transaction provisions of ERISA and the Code.

PLAN OF DISTRIBUTION

         Pursuant to a Fannie Mae commitment, we will deliver the SMBS Certificates of a particular issue to one or more securities dealers (each, a “Dealer”) in exchange for the assets specified in the related preliminary data statement, unless the preliminary data statement provides otherwise. Each Dealer will offer the SMBS Certificates as specified in the related preliminary data statement. Each Dealer may in turn, offer the SMBS Certifi-

cates to or through other dealers. After the initial offering, the offering price and related terms may change.

         The Dealers engage in transactions with us and perform services for us in the ordinary course of their business. We, the Dealers or other parties may receive compensation, trading gain or other benefits in connection with these transactions. We typically receive a fee from the Dealer or Dealers for each offering. We reserve the right to acquire SMBS Certificates for our own account at the time they are issued or subsequently in the secondary market and may retain or dispose of any SMBS Certificates that we acquire.

INDEX OF DEFINED TERMS

Page

CAGEs	4

Code	10,26

CPR	23

Dealer	35

Distribution Date	19

ERISA	35

Event of Default	24

Fed Book-Entry System	19

Information Statement	6

IRS	27

MBS Certificates	18

Mega Certificates	18

Non-U.S. Person	33

OID	27

OID Regulations	28

Plans	35

Prepayment Assumption	28

PSA	23

REMIC Certificates	18

SMBS Certificateholders	19

SMBS Certificates	8

SMBS Trust Assets	18

Trust Agreement	18

Underlying Certificates	18

U.S. Person	33

WACs	3

WAMs	3

Withholding Agent	33

No one is authorized to give any information or to make any representation in connection with this offering other than those contained or referred to in this SMBS prospectus. You must not rely on any unauthorized information or representation. Neither this SMBS Prospectus nor any disclosure document referred to in this prospectus constitutes an offer or solicitation with regard to any securities other than the SMBS Certificates or an offer or solicitation with regard to the SMBS Certificates if it is illegal to make such an offer or solicitation to you under state law. By delivering this prospectus at any time, no one implies that the information contained herein is correct after its date

The Securities and Exchange Commission has not approved or disapproved the SMBS Certificates or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

Stripped

Mortgage-Backed
Securities
(“SMBS Certificates”)

SMBS PROSPECTUS

                                                                      SCHEDULE I

                   Interest Rate Cap for Class FA Certificates
            (all such dates subject to adjustment in accordance with
                          the Business Day Convention)

                                                          Projected Principal
      From and including        To but excluding             Balances (USD)
      ------------------        ----------------          -------------------

          25-Oct-05                25-Nov-05                  75,000,000.00
          25-Nov-05                25-Dec-05                  73,850,262.61
          25-Dec-05                25-Jan-06                  72,640,135.77
          25-Jan-06                25-Feb-06                  71,371,886.62
          25-Feb-06                25-Mar-06                  70,047,929.78
          25-Mar-06                25-Apr-06                  68,670,820.15
          25-Apr-06                25-May-06                  67,243,245.08
          25-May-06                25-Jun-06                  65,768,015.89
          25-Jun-06                25-Jul-06                  64,248,058.88
          25-Jul-06                25-Aug-06                  62,686,405.67
          25-Aug-06                25-Sep-06                  61,086,183.13
          25-Sep-06                25-Oct-06                  59,450,602.77
          25-Oct-06                25-Nov-06                  57,782,949.78
          25-Nov-06                25-Dec-06                  56,086,571.64
          25-Dec-06                25-Jan-07                  54,364,866.43
          25-Jan-07                25-Feb-07                  52,621,270.93
          25-Feb-07                25-Mar-07                  50,859,248.43
          25-Mar-07                25-Apr-07                  49,146,796.45
          25-Apr-07                25-May-07                  47,482,529.23
          25-May-07                25-Jun-07                  45,865,099.55
          25-Jun-07                25-Jul-07                  44,293,197.67
          25-Jul-07                25-Aug-07                  42,765,550.29
          25-Aug-07                25-Sep-07                  41,280,919.55
          25-Sep-07                25-Oct-07                  39,838,102.01
          25-Oct-07                25-Nov-07                  38,435,927.75
          25-Nov-07                25-Dec-07                  37,073,259.40
          25-Dec-07                25-Jan-08                  35,748,991.26
          25-Jan-08                25-Feb-08                  34,462,048.40
          25-Feb-08                25-Mar-08                  33,211,385.85
          25-Mar-08                25-Apr-08                  31,995,987.69
          25-Apr-08                25-May-08                  30,814,866.34
          25-May-08                25-Jun-08                  29,667,061.71
          25-Jun-08                25-Jul-08                  28,551,640.45
          25-Jul-08                25-Aug-08                  27,467,695.22
          25-Aug-08                25-Sep-08                  26,414,343.97
          25-Sep-08                25-Oct-08                  25,390,729.21
          25-Oct-08                25-Nov-08                  24,404,619.87
          25-Nov-08                25-Dec-08                  23,455,499.99
          25-Dec-08                25-Jan-09                  22,541,987.88
          25-Jan-09                25-Feb-09                  21,662,753.26

                                      SI-1

                                                          Projected Principal
      From and including        To but excluding             Balances (USD)
      ------------------        ----------------          -------------------

          25-Feb-09                25-Mar-09                  20,816,515.38
          25-Mar-09                25-Apr-09                  20,002,041.16
          25-Apr-09                25-May-09                  19,218,143.40
          25-May-09                25-Jun-09                  18,463,679.15
          25-Jun-09                25-Jul-09                  17,737,547.98
          25-Jul-09                25-Aug-09                  17,038,690.46
          25-Aug-09                25-Sep-09                  16,366,086.61
          25-Sep-09                25-Oct-09                  15,718,754.48
          25-Oct-09                25-Nov-09                  15,095,748.64
          25-Nov-09                25-Dec-09                  14,496,158.95
          25-Dec-09                25-Jan-10                  13,919,109.15
          25-Jan-10                25-Feb-10                  13,363,755.66
          25-Feb-10                25-Mar-10                  12,829,286.31
          25-Mar-10                25-Apr-10                  12,314,919.24
          25-Apr-10                25-May-10                  11,819,901.74
          25-May-10                25-Jun-10                  11,343,509.14
          25-Jun-10                25-Jul-10                  10,885,043.83
          25-Jul-10                25-Aug-10                  10,443,834.19
          25-Aug-10                25-Sep-10                  10,019,233.67
          25-Sep-10                25-Oct-10                  9,610,619.85
          25-Oct-10                25-Nov-10                  9,217,393.50
          25-Nov-10                25-Dec-10                  8,838,977.80
          25-Dec-10                25-Jan-11                  8,474,817.42
          25-Jan-11                25-Feb-11                  8,124,377.78
          25-Feb-11                25-Mar-11                  7,787,144.25
          25-Mar-11                25-Apr-11                  7,462,621.43
          25-Apr-11                25-May-11                  7,150,332.38
          25-May-11                25-Jun-11                  6,849,818.03
          25-Jun-11                25-Jul-11                  6,560,636.42
          25-Jul-11                25-Aug-11                  6,282,362.11
          25-Aug-11                25-Sep-11                  6,014,585.56
          25-Sep-11                25-Oct-11                  5,756,912.53
          25-Oct-11                25-Nov-11                  5,508,963.52
          25-Nov-11                25-Dec-11                  5,270,373.22
          25-Dec-11                25-Jan-12                  5,040,789.98
          25-Jan-12                25-Feb-12                  4,819,875.27
          25-Feb-12                25-Mar-12                  4,607,303.26
          25-Mar-12                25-Apr-12                  4,402,760.28
          25-Apr-12                25-May-12                  4,205,944.41
          25-May-12                25-Jun-12                  4,016,565.02
          25-Jun-12                25-Jul-12                  3,834,342.35
          25-Jul-12                25-Aug-12                  3,659,007.13
          25-Aug-12                25-Sep-12                  3,490,300.14
          25-Sep-12                25-Oct-12                  3,327,971.89

                                      SI-2

                                                          Projected Principal
      From and including        To but excluding             Balances (USD)
      ------------------        ----------------          -------------------

          25-Oct-12                25-Nov-12                  3,171,782.23
          25-Nov-12                25-Dec-12                  3,021,499.98
          25-Dec-12                25-Jan-13                  2,876,902.65
          25-Jan-13                25-Feb-13                  2,737,776.07
          25-Feb-13                25-Mar-13                  2,603,914.08
          25-Mar-13                25-Apr-13                  2,475,118.28
          25-Apr-13                25-May-13                  2,351,197.69
          25-May-13                25-Jun-13                  2,231,968.47
          25-Jun-13                25-Jul-13                  2,117,253.69
          25-Jul-13                25-Aug-13                  2,006,883.08
          25-Aug-13                25-Sep-13                  1,900,692.70
          25-Sep-13                25-Oct-13                  1,798,524.80
          25-Oct-13                25-Nov-13                  1,700,227.56
          25-Nov-13                25-Dec-13                  1,605,654.80
          25-Dec-13                25-Jan-14                  1,514,665.90
          25-Jan-14                25-Feb-14                  1,427,125.45
          25-Feb-14                25-Mar-14                  1,342,903.17
          25-Mar-14                25-Apr-14                  1,261,873.67
          25-Apr-14                25-May-14                  1,183,916.24
          25-May-14                25-Jun-14                  1,108,914.71
          25-Jun-14                25-Jul-14                  1,036,757.32
          25-Jul-14                25-Aug-14                   967,336.44
          25-Aug-14                25-Sep-14                   900,548.56
          25-Sep-14                25-Oct-14                   836,293.99
          25-Oct-14                25-Nov-14                   774,476.84
          25-Nov-14                25-Dec-14                   715,004.80
          25-Dec-14                25-Jan-15                   657,789.04
          25-Jan-15                25-Feb-15                   602,744.08
          25-Feb-15                25-Mar-15                   549,787.63
          25-Mar-15                25-Apr-15                   498,840.53
          25-Apr-15                25-May-15                   449,826.59
          25-May-15                25-Jun-15                   402,672.46
          25-Jun-15                25-Jul-15                   357,307.60
          25-Jul-15                25-Aug-15                   313,664.10
          25-Aug-15                25-Sep-15                   271,676.59
          25-Sep-15                25-Oct-15                   231,282.21
          25-Oct-15                25-Nov-15                   192,420.43
          25-Nov-15                25-Dec-15                   155,033.02
          25-Dec-15                25-Jan-16                   119,063.93
          25-Jan-16                25-Feb-16                    84,459.25
          25-Feb-16                25-Mar-16                    51,167.09
          25-Mar-16                25-Apr-16                    19,137.49

                                      SI-3

                                                                     SCHEDULE II

                   Interest Rate Cap for Class FB Certificates
            (all such dates subject to adjustment in accordance with
                          the Business Day Convention)

                                                          Projected Principal
      From and including        To but excluding             Balances (USD)
      ------------------        ----------------          -------------------

          25-Oct-05                25-Nov-05                  0,000,000.00
          25-Nov-05                25-Dec-05                  9,251,613.07
          25-Dec-05                25-Jan-06                  8,460,910.60
          25-Jan-06                25-Feb-06                  7,629,100.10
          25-Feb-06                25-Mar-06                  6,757,476.74
          25-Mar-06                25-Apr-06                  5,847,420.21
          25-Apr-06                25-May-06                  4,900,391.17
          25-May-06                25-Jun-06                  3,917,927.50
          25-Jun-06                25-Jul-06                  2,901,640.22
          25-Jul-06                25-Aug-06                  1,853,209.06
          25-Aug-06                25-Sep-06                  0,774,377.85
          25-Sep-06                25-Oct-06                  9,666,949.57
          25-Oct-06                25-Nov-06                  8,532,781.26
          25-Nov-06                25-Dec-06                  7,373,778.62
          25-Dec-06                25-Jan-07                  6,191,890.49
          25-Jan-07                25-Feb-07                  4,989,103.12
          25-Feb-07                25-Mar-07                  3,767,434.29
          25-Mar-07                25-Apr-07                  2,528,927.29
          25-Apr-07                25-May-07                  1,318,917.29
          25-May-07                25-Jun-07                  0,136,741.38
          25-Jun-07                25-Jul-07                  8,981,751.96
          25-Jul-07                25-Aug-07                  7,853,316.30
          25-Aug-07                25-Sep-07                  6,750,816.30
          25-Sep-07                25-Oct-07                  5,673,648.06
          25-Oct-07                25-Nov-07                  4,621,221.63
          25-Nov-07                25-Dec-07                  3,592,960.66
          25-Dec-07                25-Jan-08                  2,588,302.05
          25-Jan-08                25-Feb-08                  1,606,695.73
          25-Feb-08                25-Mar-08                  0,647,604.28
          25-Mar-08                25-Apr-08                  9,710,502.69
          25-Apr-08                25-May-08                  8,794,878.05
          25-May-08                25-Jun-08                  7,900,229.27
          25-Jun-08                25-Jul-08                  7,026,066.86
          25-Jul-08                25-Aug-08                  6,171,912.56

                                      SII-1

                                                          Projected Principal
      From and including        To but excluding             Balances (USD)
      ------------------        ----------------          -------------------

          25-Aug-08                25-Sep-08                  5,337,299.20
          25-Sep-08                25-Oct-08                  4,521,770.36
          25-Oct-08                25-Nov-08                  3,724,880.15
          25-Nov-08                25-Dec-08                  2,946,193.00
          25-Dec-08                25-Jan-09                  2,185,283.35
          25-Jan-09                25-Feb-09                  1,441,735.51
          25-Feb-09                25-Mar-09                  0,715,143.34
          25-Mar-09                25-Apr-09                  0,005,110.13
          25-Apr-09                25-May-09                  9,311,248.28
          25-May-09                25-Jun-09                  8,633,179.17
          25-Jun-09                25-Jul-09                  7,970,532.91
          25-Jul-09                25-Aug-09                  7,322,948.17
          25-Aug-09                25-Sep-09                  6,690,071.96
          25-Sep-09                25-Oct-09                  6,071,559.43
          25-Oct-09                25-Nov-09                  5,467,073.73
          25-Nov-09                25-Dec-09                  4,876,285.76
          25-Dec-09                25-Jan-10                  4,298,874.05
          25-Jan-10                25-Feb-10                  3,734,524.55
          25-Feb-10                25-Mar-10                  3,182,930.47
          25-Mar-10                25-Apr-10                  2,643,792.12
          25-Apr-10                25-May-10                  2,116,816.72
          25-May-10                25-Jun-10                  1,601,718.28
          25-Jun-10                25-Jul-10                  1,098,217.42
          25-Jul-10                25-Aug-10                  0,606,041.21
          25-Aug-10                25-Sep-10                  0,124,923.05
          25-Sep-10                25-Oct-10                  9,654,602.49
          25-Oct-10                25-Nov-10                  9,194,825.12
          25-Nov-10                25-Dec-10                  8,745,342.41
          25-Dec-10                25-Jan-11                  8,305,911.57
          25-Jan-11                25-Feb-11                  7,876,295.46
          25-Feb-11                25-Mar-11                  7,456,262.39
          25-Mar-11                25-Apr-11                  7,045,586.07
          25-Apr-11                25-May-11                  6,644,045.42
          25-May-11                25-Jun-11                  6,251,424.50
          25-Jun-11                25-Jul-11                  5,867,512.34
          25-Jul-11                25-Aug-11                  5,492,102.90
          25-Aug-11                25-Sep-11                  5,124,994.88
          25-Sep-11                25-Oct-11                  4,765,991.64
          25-Oct-11                25-Nov-11                  4,543,875.78

                                     SII-2

                                                          Projected Principal
      From and including        To but excluding             Balances (USD)
      ------------------        ----------------          -------------------

          25-Nov-11                25-Dec-11                  4,348,415.18
          25-Dec-11                25-Jan-12                  4,160,334.79
          25-Jan-12                25-Feb-12                  3,979,357.30
          25-Feb-12                25-Mar-12                  3,805,215.77
          25-Mar-12                25-Apr-12                  3,637,653.26
          25-Apr-12                25-May-12                  3,476,422.41
          25-May-12                25-Jun-12                  3,321,285.14
          25-Jun-12                25-Jul-12                  3,172,012.27
          25-Jul-12                25-Aug-12                  3,028,383.21
          25-Aug-12                25-Sep-12                  2,890,185.59
          25-Sep-12                25-Oct-12                  2,757,215.04
          25-Oct-12                25-Nov-12                  2,629,274.78
          25-Nov-12                25-Dec-12                  2,506,175.46
          25-Dec-12                25-Jan-13                  2,387,734.78
          25-Jan-13                25-Feb-13                  2,273,777.29
          25-Feb-13                25-Mar-13                  2,164,134.09
          25-Mar-13                25-Apr-13                  2,058,642.63
          25-Apr-13                25-May-13                  1,957,146.46
          25-May-13                25-Jun-13                  1,859,494.95
          25-Jun-13                25-Jul-13                  1,765,543.16
          25-Jul-13                25-Aug-13                  1,675,151.58
          25-Aug-13                25-Sep-13                  1,588,185.90
          25-Sep-13                25-Oct-13                  1,504,516.88
          25-Oct-13                25-Nov-13                  1,424,020.12
          25-Nov-13                25-Dec-13                  1,346,575.88
          25-Dec-13                25-Jan-14                  1,272,068.91
          25-Jan-14                25-Feb-14                  1,200,388.30
          25-Feb-14                25-Mar-14                  1,131,427.30
          25-Mar-14                25-Apr-14                  1,065,083.17
          25-Apr-14                25-May-14                  1,001,257.00
          25-May-14                25-Jun-14                   939,853.64
          25-Jun-14                25-Jul-14                   880,781.48
          25-Jul-14                25-Aug-14                   823,952.37
          25-Aug-14                25-Sep-14                   769,281.46
          25-Sep-14                25-Oct-14                   716,687.10
          25-Oct-14                25-Nov-14                   666,090.70
          25-Nov-14                25-Dec-14                   617,416.65
          25-Dec-14                25-Jan-15                   570,592.14
          25-Jan-15                25-Feb-15                   525,547.13

                                     SII-3

                                                          Projected Principal
      From and including        To but excluding             Balances (USD)
      ------------------        ----------------          -------------------

          25-Feb-15                25-Mar-15                   482,214.22
          25-Mar-15                25-Apr-15                   440,528.51
          25-Apr-15                25-May-15                   400,427.59
          25-May-15                25-Jun-15                   361,851.37
          25-Jun-15                25-Jul-15                   324,742.02
          25-Jul-15                25-Aug-15                   289,043.90
          25-Aug-15                25-Sep-15                   254,703.46
          25-Sep-15                25-Oct-15                   221,669.18
          25-Oct-15                25-Nov-15                   189,891.46
          25-Nov-15                25-Dec-15                   159,322.59
          25-Dec-15                25-Jan-16                   129,916.64
          25-Jan-16                25-Feb-16                   101,629.42
          25-Feb-16                25-Mar-16                   74,418.42
          25-Mar-16                25-Apr-16                   48,242.70
          25-Apr-16                25-May-16                   23,062.90

                                     SII-4

                                     ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the certificates, which are referred to in this Annex I as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of
Clearstream and Euroclear, in such capacity, and other DTC participants.

      Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the depositor nor the trustee agent will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

      Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate
U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

      Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

                                      AX-1

      Investors electing to hold interests in global securities through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

      Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When
interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to
Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the
Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

      Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to
Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

                                      AX-2

      As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon.
Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period, would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

      Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

      Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or
Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

      o     borrowing interests in global securities through Clearstream or
            Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

      o     borrowing interests in global securities in the United States from a
            DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

      o     staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the
            Clearstream participant or Euroclear participant.

      Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due
to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear

                                      AX-3

participant the following business day, and receipt of the cash proceeds in the
Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the
Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through
Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

      o     each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

      o     the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

      o     Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form
            W-8BEN, or Certificate of Foreign Status of Beneficial Owner for
            United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

      o     Exemption for Non-U.S. persons with effectively connected
            income-Form W-8ECI. A Non-U.S. person, including a non-U.S.
            corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign
            Person's Claim for Exemption from Withholding on Income Effectively
            Connected with the Conduct of a Trade or Business in the United
            States.

      o     Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or
            Payer's Request for Taxpayer Identification Number and
            Certification.

      U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI

                                      AX-4

generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S.
person" means:

      o     a citizen or resident of the United States;

      o     a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

      o     an estate that is subject to U.S. federal income tax regardless of the source of its income; or

      o     a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form
W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United
States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of
U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                                      AX-5

      STRUCTURED ASSET MORTGAGE INVESTMENTS II INC. Depositor

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              MORTGAGE-BACKED NOTES

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS IN THE PROSPECTUS SUPPLEMENT.
--------------------------------------------------------------------------------

THE OFFERED SECURITIES

The depositor proposes to establish one or more trusts to issue and sell from time to time one or more classes of offered securities, which shall be mortgage pass-through certificates or mortgage-backed notes.

THE TRUST FUND

Each series of securities will be secured by a trust fund consisting primarily of a segregated pool of mortgage loans, including:

o  mortgage loans secured by first and junior liens on the related mortgage property;

o  home equity revolving lines of credit;

o  mortgage loans where the borrower has little or no equity in the related mortgaged property;

o  mortgage loans secured by one-to-four-family residential properties;

o  mortgage loans secured by multifamily properties, commercial properties and mixed residential and commercial properties, provided that the concentration of these properties is less than 10% of the pool;

o  manufactured housing conditional sales contracts and installment loan agreements or interests therein; and

o  mortgage securities issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie
   Mac or other government agencies or government-sponsored agencies or privately issued mortgage securities;

in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

CREDIT ENHANCEMENT

If so specified in the related prospectus supplement, the trust for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, currency or interest rate exchange agreements or other type of credit enhancement, even if not specified herein. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization.

The offered securities may be offered to the public through different methods as described in "Methods of Distribution" in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED HEREBY OR
DETERMINED THAT THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is December 20, 2004.

                      [This page intentionally left blank]

Caption                                                                    Page
-------                                                                    ----

Collection and Other Servicing Procedures; Mortgage

Servicing and Other Compensation and Payment of Expenses;

DESCRIPTION OF PRIMARY MORTGAGE INSURANCE,

Certain Matters Regarding the Master Servicer and

Anti-Deficiency Legislation and Other

Additional Consumer Protections Laws with
Respect to Contracts ........................................................79
Enforceability of Certain Provisions ........................................79

                                       3

                                       4

                                  INTRODUCTION

         ALL CAPITALIZED TERMS IN THIS PROSPECTUS ARE DEFINED IN THE GLOSSARY AT
THE END.

GENERAL

         The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the related prospectus supplement will be offered from time to time in series. The securities of each series will consist of the offered securities of the series, together with any other mortgage pass-through certificates or mortgage-backed notes of the series.

         Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by the depositor. Each trust fund will consist primarily of a pool of mortgage loans or interests therein, which may include mortgage securities, acquired by the depositor from one or more affiliated or unaffiliated sellers. See "The Depositor" and "The Mortgage
Pools." The mortgage loans may include sub-prime mortgage loans. The trust fund assets, may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivatives, and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a pooling and servicing agreement or other agreement, or
(2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement.
Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other trust fund assets in the related trust fund, will be set forth in the related prospectus supplement.

         Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other trust fund assets in the related trust fund in the manner described in this prospectus under "Description of the
Securities" and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

         The depositor's only obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. The master servicer and each principal servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make such advance. See "Description of the Securities."

         If so specified in the related prospectus supplement, the trust fund for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, currency or interest rate exchange agreements or any other type of credit enhancement specified in the related prospectus supplement, even if not specified herein. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization. See "Description of Credit Enhancement."

         The rate of payment of principal of each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See "Yield Considerations."

                                       5

         With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See "Federal Income
Tax Consequences" in this prospectus.

         The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under
"Methods of Distribution" and in the related prospectus supplement.

         There will be no secondary market for the offered securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement.

                               THE MORTGAGE POOLS

GENERAL

         Each mortgage pool will consist primarily of mortgage loans, minus any interest retained by the depositor or any affiliate of the depositor. The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

         The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor's fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

         If specified in the related prospectus supplement relating to a series of securities, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

         The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid- rise or garden apartment structures or projects.

         The commercial loans will be evidenced by mortgage notes and secured mortgages that create a first or junior lien on commercial properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

         The mixed-use loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties consisting of mixed residential and commercial structures.

         The aggregate concentration by original principal balance of commercial, multifamily and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

         Mortgaged properties may be located in any one of the 50 states, the
District of Columbia or the Commonwealth of Puerto Rico.

         The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. However, if so specified in the related prospectus supplement, mortgage loans may be insured by the FHA or guaranteed by the VA.
See "Description of Primary Insurance Policies--FHA Insurance" and "--VA
Mortgage Guaranty."

                                       6

         A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective investor to make an investment decision. No mortgage loan in a mortgage pool shall be non-performing. Mortgage loans which are more than 30 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 days delinquent of 20% or more.

         A mortgage pool may contain more than one mortgage loan made to the same borrower with respect to a single mortgaged property, and may contain multiple mortgage loans made to the same borrower on several mortgaged properties.

         The mortgage loans may include "sub-prime" mortgage loans. "Sub-prime"
mortgage loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for "A" quality borrowers. Mortgagors may have a record of outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for "A" quality borrowers. They may have had past debts written off by past lenders.

         A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie
Mae and Freddie Mac, known as jumbo loans, because the mortgage loan may have been originated with limited or no documentation, because they are sub-prime mortgage loans, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

         Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from Unaffiliated Sellers or
Affiliated Sellers. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

         The mortgage loans may be delivered to the trust fund pursuant to a
Designated Seller Transaction, concurrently with the issuance of the related series of securities. These securities may be sold in whole or in part to the
Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Methods of
Distribution." The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the depositor pursuant to a Designated Seller
Transaction will generally include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

         If specified in the related prospectus supplement, the trust fund for a series of securities may include participations in mortgage loans or mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. In addition the mortgage securities may have been issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies, as specified in the related prospectus supplement. The mortgage securities will be generally similar to securities offered under this prospectus. However, any mortgage securities included in a trust fund will (1) either have been (a) previously registered under the Securities Act, or (b) eligible for sale under Rule 144(k) under the
Exchange Act; and (2) be acquired in bona fide secondary market transactions. As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

         In addition, if specified in the related prospectus supplement United
States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute may be

                                       7

included in the trust fund. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S.
Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

THE MORTGAGE LOANS

         Each of the mortgage loans will be a type of mortgage loan described or referred to below, with any variations described in the related prospectus supplement:

         o  Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

         o  Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 30 years;

         o  Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note
            Margin and the Note Index. The related prospectus supplement will set forth the relevant Index and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

         o  Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

         o  Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

         o  Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage

                                       8

            loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

         o  Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

         o  Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

         o  Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan;

         o  Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement; or

         o  Another type of mortgage loan described in the related prospectus supplement.

         The mortgage pool may contain mortgage loans secured by junior liens.
The related senior lien, which may have been made at the same time as the first lien, may or may not be included in the mortgage pool as well. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer or a servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

         A mortgage loan may require payment of a prepayment charge or penalty, the terms of which will be more fully described in the prospectus supplement.
Prepayment penalties may apply if the borrower makes a substantial prepayment, or may apply only if the borrower refinances the mortgage loans. A multifamily, commercial or mixed-use loan may also contain a prohibition on prepayment or lock-out period.

                                       9

         A multifamily, commercial or mixed-use loan may contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related mortgaged property. If the holders of any class or classes of offered securities of a series will be entitled to all or a portion of this type of equity participation, the related prospectus supplement will describe the equity participation and the method or methods by which distributions in respect thereof will be made to such holders.

         The mortgage loans may be "equity refinance" mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be
"rate and term refinance" mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

         If provided for in the related prospectus supplement, a mortgage pool may contain convertible mortgage loans which allow the mortgagors to convert the interest rates on these mortgage loans from a fixed rate to an adjustable rate, or an adjustable rate to a fixed rate, at some point during the life of these mortgage loans. In addition, if provided for in the related prospectus supplement, a mortgage pool may contain mortgage loans which may provide for modification to other fixed rate or adjustable rate programs offered by the
Seller. If specified in the related prospectus supplement, upon any conversion or modification, the depositor, the related master servicer, the related servicer, the applicable Seller or a third party will repurchase the converted or modified mortgage loan as and to the extent set forth in the related prospectus supplement. Upon the failure of any party so obligated to repurchase any converted or modified mortgage loan, it will remain in the mortgage pool.

         If provided for in the related prospectus supplement, the mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will be made up from:

         o  funds contributed by the seller of the mortgaged property or another source and placed in a custodial account,

         o  if funds contributed by the seller are contributed on a present value basis, investment earnings on these funds, or

         o  additional funds to be contributed over time by the mortgagor's employer or another source.

See "Description of the Securities--Payments on Mortgage Loans; Deposits to
Distribution Account."

         Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

         The prospectus supplement for each series of securities will contain information, to the extent known or reasonably ascertainable, as to the loss and delinquency experience of the Seller and/or the master servicer (if the master servicer is directly servicing the mortgage loans) and/or one or more of the servicers, with respect to mortgage loans similar to those included in the trust fund. Information generally will be provided when the Seller and/or master servicer (if the master servicer is directly servicing the mortgage loans)
and/or a servicer (in the case of servicers directly servicing mortgage loans in a trust fund in excess of 10% of the total) have a seasoned portfolio of mortgage loans similar to those included in the trust.

                                       10

         The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of securities will include information, generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

         o  the aggregate principal balance of the mortgage loans,

         o  the type of property securing the mortgage loans,

         o  the original or modified terms to maturity of the mortgage loans,

         o  the range of principal balances of the mortgage loans at origination or modification,

         o  the earliest origination or modification date and latest maturity date of the mortgage loans,

         o  the Loan-to-Value Ratios of the mortgage loans,

         o  the mortgage rate or range of mortgage rates borne by the mortgage loans,

         o  if any of the mortgage loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin,

         o  the geographical distribution of the mortgage loans,

         o  the percentage of buydown mortgage loans, if applicable, and

         o  the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

A Current Report on Form 8-K will be available upon request to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission within fifteen days after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement, the addition or deletion will be noted in the Current Report on Form
8-K. In no event, however, will more than 5% (by principal balance at the cut-off date) of the mortgage loans or mortgage securities deviate from the characteristics of the mortgage loans or mortgage securities set forth in the related prospectus supplement.

         The depositor will cause the mortgage loans included in each mortgage pool, or mortgage securities evidencing interests therein, to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of the securities of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through servicers, pursuant to a pooling and servicing agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See "Servicing of Mortgage Loans," "Description of the
Securities" and "The Agreements." The master servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements), as more fully described in this prospectus under "Servicing of Mortgage
Loans--Servicers," and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under "Description of the Securities--Advances") or pursuant to the terms of any mortgage securities. The obligations of a master servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement so provides.

                                       11

UNDERWRITING STANDARDS

         Mortgage loans to be included in a mortgage pool will be purchased on the closing date by the depositor either directly or indirectly from Affiliated
Sellers or Unaffiliated Sellers. The depositor will acquire mortgage loans utilizing re-underwriting criteria which it believes are appropriate, depending to some extent on the depositor's or its affiliates' prior experience with the
Seller and the servicer, as well as the depositor's prior experience with a particular type of mortgage loan or with mortgage loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting is to compare loan file information and information that is represented to the depositor on a tape with respect to a percentage of the mortgage loans the depositor deems appropriate in the circumstances. The depositor will not undertake any independent investigations of the creditworthiness of particular obligors.

         The mortgage loans, as well as mortgage loans underlying mortgage securities, unless otherwise disclosed in the related prospectus supplement, will have been originated in accordance with underwriting standards described below.

         The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

         The primary considerations in underwriting a mortgage loan are the mortgagor's employment stability and whether the mortgagor has sufficient monthly income available (1) to meet the mortgagor's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home
(including property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the mortgage loan is another critical factor. In addition, a mortgagor's credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

         High LTV Loans are underwritten with an emphasis on the
creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

         In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan, commercial loan or mixed-use loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. The net operating income of a mortgaged property is the total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan)
secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the
Loan-to-Value Ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

         Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant's liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically

                                       12

contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor's prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

         Mortgaged properties generally will be appraised by licensed appraisers or through an automated valuation system. A licensed appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals by licensed appraisers are required to be on forms acceptable to Fannie Mae or Freddie Mac. Automated valuation systems generally rely on publicly available information regarding property values and will be described more fully in the related prospectus supplement. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

         Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily provide an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Mortgage loans which are subject to negative amortization will have
Loan-to-Value Ratios which will increase after origination as a result of negative amortization. Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily property or commercial property.
As stated above, appraised values of multifamily, commercial and mixed-use properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from those approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

         If so specified in the related prospectus supplement, the underwriting of a multifamily loan, commercial loan or mixed-use loan may also include environmental testing. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup.
In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage as described under "Legal Aspects of Mortgage
Loans--Environmental Legislation" in this prospectus.

         With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See "Description of Primary Insurance
Policies--FHA Insurance" and "--VA Insurance" in this prospectus.

                                       13

QUALIFICATIONS OF ORIGINATORS AND SELLERS

         Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act, unless otherwise provided in the related prospectus supplement.

REPRESENTATIONS BY SELLERS

         Each Seller will have made representations and warranties in respect of the mortgage loans and/or mortgage securities sold by the Seller and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

         o  with respect to each mortgage loan other than a Contract or a cooperative mortgage loan, if required, (A) a title insurance policy, binder, or other assurance of title customary in the relevant jurisdiction insuring (subject only to permissible title insurance exceptions) the lien status of the mortgage was effective at the origination of the mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the Seller by the depositor, (B) if the mortgaged property securing the mortgage loan is located in an area where these policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to permissible exceptions set forth therein) the lien status of the mortgage or (C)
            with respect to a mortgage loan which is a refinanced mortgage loan, a title search was done by the Seller or some other type of
            "short-form" title insurance was obtained;

         o  the Seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a buydown mortgage loan;

         o  there are no mechanics' liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions);

         o  the mortgage loan constituted a valid first or other applicable lien on, or a perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement)
            and the related mortgaged property is free from damage and in good repair;

         o  there are no delinquent tax or assessment liens against the related mortgaged property;

         o  the mortgage loan is not more than 90 days delinquent as to any scheduled payment of principal and/or interest; and

         o  to the best of the Seller's knowledge, each mortgage loan at the time it was made complied in all material respects with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws; and, to the best of the Seller's knowledge, each mortgage loan has been serviced in all material respects in accordance with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and the terms of the related mortgage note, the mortgage and other loan documents.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given.
Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers
(tenant-stockholders) of the cooperative do not

                                       14

maintain hazard insurance on their individual dwelling units. In the case of mortgage securities, representations and warranties will generally include, among other things, that as to each mortgage security, the Seller has good title to the mortgage security free of any liens. In the event of a breach of a
Seller's representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan or mortgage security, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan or mortgage security as described below.
However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan or mortgage security as to which a breach of a representation or warranty arises.

         All of the representations and warranties of a Seller in respect of a mortgage loan or mortgage security will have been made as of the date on which the mortgage loan or mortgage security was purchased from the Seller by or on behalf of the depositor, unless a specific representation or warranty relates to an earlier date, in which case such representation or warranty shall be made as of such earlier date. As a result, the date as of which the representations and warranties were made may be a date prior to the date of initial issuance of the related series of securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the Seller's repurchase obligation (or, if specified in the related prospectus supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a mortgage loan or mortgage security by the
Seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan or mortgage security, as the case may be. The only representations and warranties to be made for the benefit of holders of securities in respect of any related mortgage loan or mortgage security relating to the period commencing on the date of sale of the mortgage loan or mortgage security by the Seller to or on behalf of the depositor will be the limited corporate representations of the depositor and the master servicer described under "Description of the Securities--Assignment of
Trust Fund Assets" below.

         The depositor will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan or mortgage security from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan or mortgage security and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan or mortgage security. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan or mortgage security which materially and adversely affects the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to repurchase the mortgage loan or mortgage security at a purchase price set forth in the related pooling and servicing agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of repurchase plus accrued and unpaid interest through or about the date of repurchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or servicing compensation, as applicable, and any interest retained by the depositor).

         As to any mortgage loan required to be repurchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the trust fund and substitute in its place a Qualified Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to a trust fund for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the trust fund, or any portion thereof, to fail to qualify as a
REMIC or result in a Prohibited Transaction Tax under the Code. Any Qualified
Substitute Mortgage Loan generally will, on the date of substitution:

         o  have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account by the related Seller or the master servicer in the month of substitution for distribution to the securityholders),

                                       15

         o  have a mortgage rate and a Net Mortgage Rate not less than (and not materially greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

         o  have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,

         o  have a remaining term to maturity not materially earlier or later than (and not later than the latest maturity date of any mortgage loan) that of the Deleted Mortgage Loan, and

         o  comply with all of the representations and warranties made by the
            Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. A Seller will have an option to substitute for a mortgage security that it is obligated to repurchase in connection with a breach of a representation and warranty only if it satisfies the criteria set forth in the related prospectus supplement.

         The master servicer or the trustee will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this repurchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this repurchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to repurchase affected mortgage loans and/or mortgage securities, the master servicer or the trustee, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the repurchase of only a portion of the affected mortgage loans and/or mortgage securities. Any settlement could lead to losses on the mortgage loans and/or mortgage securities which would be borne by the related securities. In accordance with the above described practices, the master servicer or trustee will not be required to enforce any repurchase obligation of a Seller arising from any misrepresentation by the
Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan or mortgage security. If the Seller fails to repurchase and no breach of any other party's representations has occurred, the Seller's repurchase obligation will not become an obligation of the depositor or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan or mortgage security and neither the depositor nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the depositor or any other party. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

         Neither the depositor nor the master servicer will be obligated to repurchase a mortgage loan or mortgage security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out their repurchase obligations. A default by a Seller is not a default by the depositor or by the master servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the depositor or the master servicer, as described below under "Description of the Securities--Assignment of Trust Fund Assets," the
depositor or the master servicer may have a repurchase or substitution obligation. Any mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

         If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this "--Representations by
Sellers" section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan or mortgage security for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement.

                                       16

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

         If the related prospectus supplement so specifies, the master servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by
90 days or more or is an REO Mortgage Loan as the date of such purchase. Any such purchase shall be at the price described in the related prospectus supplement.

                           SERVICING OF MORTGAGE LOANS

GENERAL

         The mortgage loans and mortgage securities included in each mortgage pool will be serviced and administered pursuant to either a pooling and servicing agreement or a servicing agreement. A form of pooling and servicing agreement and a form of servicing agreement have each been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related pooling and servicing agreement or servicing agreement that materially differs from the description thereof contained in this prospectus. If the related mortgage pool includes mortgage securities, the related prospectus supplement will summarize the material provisions of the related pooling and servicing agreement and identify the responsibilities of the parties to that pooling and servicing agreement.

         With respect to any series of securities as to which the related mortgage pool includes mortgage securities, the servicing and administration of the mortgage loans underlying any mortgage securities will be pursuant to the terms of those mortgage securities. Mortgage loans underlying mortgage securities in a mortgage pool will be serviced and administered generally in the same manner as mortgage loans included in a mortgage pool, however, there can be no assurance that this will be the case, particularly if the mortgage securities are issued by an entity other than the depositor or any of its affiliates.

THE MASTER SERVICER

         The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor.
The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a pooling and servicing agreement or a servicing agreement.

         The master servicer shall supervise, monitor and oversee the obligation of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In addition, the Master Servicer shall oversee and consult with each servicer as necessary from time-to-time to carry out the master servicer's obligations under the pooling and servicing agreement or servicing agreement, shall receive, review and evaluate all reports, information and other data provided to the master servicer by each servicer and shall cause each servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such servicer under its applicable servicing agreement. Each pooling and servicing agreement or servicing agreement, as applicable, for a series of securities, will provide that in the event a servicer fails to perform its obligations in accordance with its servicing agreement, the master servicer shall terminate such servicer and act as servicer of the related mortgage loans or cause the trustee to enter into a new servicing agreement with a successor servicer selected by the master servicer.

THE SERVICERS

         Each of the servicers, if any, for a series of securities will be named in the related prospectus supplement and

                                       17

may be an affiliate of the depositor or the Seller of the mortgage loans for which it is acting as servicer. Each servicer will servicer the mortgage loans pursuant to a servicing agreement between the master servicer and the related servicer, which servicing agreement will not contain any terms which are inconsistent with the related Agreement. Each servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection with its activities under a servicing agreement.

COLLECTION AND OTHER SERVICING PROCEDURES; MORTGAGE LOAN MODIFICATIONS

         The master servicer for any mortgage pool will be obligated under the pooling and servicing agreement or servicing agreement to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and servicing agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related trust fund, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located.
Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, the master servicer will be required to, and to cause each of the servicers to, make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer and each servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related pooling and servicing agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related trust fund. Consistent with the foregoing, the master servicer or any servicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan.

         Under a pooling and servicing agreement or a servicing agreement, a master servicer and each servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer or servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer or servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. In addition, unless otherwise specified in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer or servicer will be permitted, subject to any specific limitations set forth in the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

         In the case of multifamily loans, commercial loans and mixed-use loans, a mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily, commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property.
Generally, the related master servicer or servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take any other actions as are consistent with the servicing standard described above and in the pooling and servicing agreement or servicing agreement. A significant period of time may elapse before the master servicer or servicer is able to assess the success of any such corrective action or the need for additional initiatives. The

                                       18

time within which the master servicer or servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily, commercial or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer or servicer may not be permitted to accelerate the maturity of the related multifamily, commercial or mixed-use loan or to foreclose on the mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage
Loans."

         Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights, or cause the servicer of the mortgage loan to exercise its rights, to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer or servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer or servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer or servicer may enter into (1) an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage note subject to specified conditions and the mortgagor, to the extent permitted by applicable law, remains liable thereon or
(2) a substitution of liability agreement pursuant to which the original mortgagor is released from liability and the person to whom the property has been or is about to be conveyed is substituted for the original mortgagor and becomes liable under the mortgage note, subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer or servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer or servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan, commercial loan or mixed-use loan in a manner consistent with the servicing standard. The master servicer or servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of
Mortgage Loans--Enforceability of Certain Provisions." FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

         Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer or servicer for processing these requests will be retained by the master servicer or servicer, as the case may be, as additional servicing compensation.

         In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file, or cause the servicer of the mortgage loans to file, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder's equity of redemption. The master servicer also will be required to notify, or cause the servicer of the mortgage loan to notify, any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer or a servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, or cause the servicer of the related mortgaged property to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related securityholders, and/or to preserve the security of the related mortgage loan, subject to the
REMIC Provisions, if applicable. The master servicer will be required to advance, or cause the servicer of the

                                       19

mortgage loan to advance, the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related securityholders and the master servicer or the servicer, as the case may be, determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

         The master servicer for any mortgage pool will also be required to perform, or cause the servicers of the mortgage loans in the mortgage pool to perform, other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items;
adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement.
See "Description of Credit Enhancement."

SPECIAL SERVICERS

         If and to the extent specified in the related prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

         Except as described below, the master servicer will be required, in a manner consistent with the servicing standard, to, or to cause the servicers of the mortgage loans to, foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer and each servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer's or applicable servicer's actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related trust fund. In addition, neither the master servicer nor any other servicer will be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Distribution Account in accordance with the pooling and servicing agreement or servicing agreement).

         However, unless otherwise specified in the related prospectus supplement, neither the master servicer nor any other servicer may acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an
"owner" or an "operator" of such mortgaged property within the meaning of federal environmental laws, unless the master servicer or the servicer of the mortgage loan has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

                  (1) the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

                                       20

                  (2) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See "Legal Aspects of Mortgage Loans--Environmental
         Legislation."

         Neither the master servicer nor any other servicer will be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer or servicer, as applicable, will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer or such servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

         With respect to a mortgage loan in default, the master servicer or servicer of the mortgage loan may pursue foreclosure (or similar remedies)
concurrently with pursuing any remedy for a breach of a representation and warranty. However, neither the master servicer nor the servicer of the mortgage loan is required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related trust fund if it has not been removed previously. The master servicer or servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer or servicer, as applicable, from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer and servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

         As provided above, the master servicer or a servicer may pass through less than the full amount it expects to receive from the related mortgage loan;
however, the master servicer or servicer may only do this if the master servicer or servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer or servicer receives additional recoveries following liquidation, the amount of the Realized
Loss will be restated, and the additional recoveries will be passed through the trust as Liquidation Proceeds. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the trust may be increased. However, the holders of any securities whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their securities was lower.

         With respect to a series of securities, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the trust fund prior to the final liquidation thereof. In addition, a pooling and servicing agreement or servicing agreement may grant to the depositor, an affiliate of the depositor, the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement.
Furthermore, a pooling and servicing agreement or a servicing agreement may authorize the master servicer or servicer of the mortgage loan to sell any defaulted mortgage loan if and when the master servicer or servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

                                       21

         In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust fund until the mortgaged property is sold and all recoverable Liquidation Proceeds and
Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an
ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the trust fund.

         If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell, or cause the servicer of the mortgage loan to sell, the mortgaged property within three years of acquisition, unless (1)
the IRS grants an extension of time to sell the property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the master servicer generally will be required to solicit bids, or to cause a servicer to solicit bids, for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property"within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the trust fund of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the
Code, and that the trust fund does not derive any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code with respect to the property.

         If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer or the servicer, as applicable, with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the trust fund will realize a loss in the amount of the difference. The master servicer or servicer, as applicable, will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of
Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. If so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer or servicer, as applicable, will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer's (or other specified person's) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see
"Description of Credit Enhancement" and "Description of Primary Mortgage
Insurance, Hazard Insurance; Claims Thereunder."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; RETAINED INTEREST

         The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into the applicable
Distribution Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, to the extent not permitted to be retained by the servicer of the mortgage loan, the master servicer may

                                       22

retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Distribution Account. Any additional servicing compensation will be described in the related prospectus supplement.

         The principal servicing compensation to be paid to each servicer in respect of its servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan serviced by such servicer, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into such servicer's Protected Account. This portion of the servicing fee will be calculated with respect to each mortgage loan serviced by a servicer by multiplying the fee by the principal balance of the mortgage loan. In addition, each servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in its Protected Account. Any additional servicing compensation will be described in the related prospectus supplement.

         The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the pooling and servicing agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the obligations of the servicers and the
Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of the servicers and the Sellers under limited circumstances. In addition, the master servicer and each servicer will be entitled to reimbursements for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds or Insurance
Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer and each servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer and each servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

         The prospectus supplement for a series of securities will specify whether there will be any interest in the mortgage loans retained by the depositor. Any retained interest will be a specified portion of the interest payable on each mortgage loan in a mortgage pool and will not be part of the related trust fund. Any retained interest will be established on a loan-by-loan basis and the amount thereof with respect to each mortgage loan in a mortgage pool will be specified on an exhibit to the related pooling and servicing agreement or servicing agreement. Any partial recovery of interest in respect of a mortgage loan will be allocated between the owners of any retained interest and the holders of classes of securities entitled to payments of interest as provided in the related prospectus supplement and the applicable pooling and servicing agreement or servicing agreement.

         If and to the extent provided in the related prospectus supplement, the master servicer and the servicers may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any
Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See "Yield Considerations."

                                       23

EVIDENCE AS TO COMPLIANCE

         Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the depositor and the trustee (and to the master servicer if such statement is being furnished with respect to a servicer) to the effect that, on the basis of an examination by the firm conducted substantially in compliance with the Uniform
Single Attestation Program for Mortgage Bankers or the Audit Program for
mortgages serviced for Freddie Mac, the servicing of mortgage loans under agreements (including the related pooling and servicing agreement or servicing agreement) substantially similar to each other was conducted in compliance with the agreements except for significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage
Bankers or the Audit Program for mortgages serviced for Freddie Mac requires it to report. In rendering its statement the firm may rely, as to the matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit
Program for mortgages serviced for Freddie Mac (rendered within one year of the statement) of firms of independent public accountants with respect to those subservicers which also have been the subject of this type of examination. If the master servicer has not, during the course of a fiscal year, directly serviced any of the mortgage loans, such accountants statement will only be provided with respect to the servicers of the mortgage loans and no such accountants statement will be provided with respect to the master servicer.

         Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by one or more officers of the master servicer to the effect that, to the best knowledge of each officer, the master servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material default in the fulfillment of any obligation, the statement shall specify each known default and the nature and status thereof.
This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement. In addition, pursuant to its respective servicing agreement, one or more officers of each servicer will also be required to provide the foregoing annual statement to the master servicer prior to the time that the master servicer is required to deliver its annual statement to the trustee.

         Copies of the annual accountants' statement and the annual statement of officers of a master servicer may be obtained by securityholders without charge upon written request to the master servicer or trustee.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The securities will be issued in series. Each series of certificates
(or, in some instances, two or more series of certificates) will be issued pursuant to a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part.
Each pooling and servicing agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related Issuer and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The trust fund will be created pursuant to an owner trust agreement between the depositor and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the trust fund's assets will not be considered assets of the Seller or the depositor in the event of the bankruptcy of the Seller or the depositor. The following summaries (together with additional summaries under
"The Agreements" below) describe the material provisions relating to the securities common to each Agreements.

         Certificates of each series covered by a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate trust fund created pursuant to the pooling and servicing agreement.
Each series of notes covered by a particular indenture will evidence indebtedness of a separate trust fund created pursuant to

                                       24

the related owner trust agreement. A trust fund will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

         o  the mortgage loans (and the related mortgage documents) or interests therein (including any mortgage securities) underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement or servicing agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

         o  all payments and collections in respect of the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Protected Account, Distribution Account or any other account established pursuant to the Agreement as described below;

         o  any property acquired in respect of mortgage loans in the trust fund, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

         o  hazard insurance policies, Primary Insurance Policies, FHA insurance policies and VA guarantees, if any, maintained in respect of mortgage loans in the trust fund and the proceeds of these policies;

         o  U.S. Government Securities;

         o  the rights of the depositor under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

         o  any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, or currency or interest rate exchange agreements as described under "Description of Credit Enhancement" or any other form of credit enhancement as may be described in the related prospectus supplement.

         If provided in the related prospectus supplement, the original principal amount of a series of securities may exceed the principal balance of the mortgage loans or mortgage securities initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans or mortgage securities for the related trust fund. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

         Each series of securities may consist of any one or a combination of the following:

         o  a single class of securities;

         o  two or more classes of securities, one or more classes of which may be senior in right of payment to one or more of the other classes, and as to which some classes of senior (or subordinate) securities may be senior to other classes of senior (or subordinate)
            securities, as described in the respective prospectus supplement;

         o  two or more classes of securities, one or more classes of which will be Strip Securities;

         o  two or more classes of securities which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on a class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes" and "targeted amortization classes"), or

                                       25

            on the basis of collections from designated portions of the mortgage pool, and which classes may include one or more classes of Accrual
            Securities;

         o  a Call Class of securities which has the right to direct the trustee to redeem a Callable Class or Classes of securities (which Call
            Class and its related Callable Class or Classes will be issued pursuant to a separate trust agreement);

         o  other types of classes of securities, as described in the related prospectus supplement.

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating
Agencies. Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, currency or interest rate exchange agreement, overcollateralization, cross-collateralization or by the subordination of one or more other classes of securities, each, as described under "Description of Credit Enhancement," or by any combination of the foregoing.

         If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related trust fund, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of "residual interests" in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute "regular interests" in the related
REMIC, as defined in the Code. As to each series of certificates as to which a
REMIC election is to be made, the master servicer, trustee or other specified person will be obligated to take specified actions required in order to comply with applicable laws and regulations.

FORM OF SECURITIES

         Except as described below, the offered securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferrable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A "securityholder" or "holder" is the entity whose name appears on the records of the registrar (consisting of or including the security register) as the registered holder of a security.

         If so specified in the related prospectus supplement, specified classes of a series of securities will be initially issued through the book-entry facilities of DTC. As to any class of DTC Registered Securities, the recordholder of the securities will be DTC's nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to
DTC's clearance system.

         If securities are issued as DTC Registered Securities, no Beneficial
Owner will be entitled to receive a security representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (2) the depositor elects, with the consent of the Beneficial Owners, to discontinue the registration of the securities through DTC. Prior to one of these events,
Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related securities for purposes of the related pooling and servicing agreement or indenture, and Beneficial Owners will be able to exercise their rights as owners of the securities only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC
Registered Securities will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a Beneficial
Owner to pledge

                                       26

DTC Registered Securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

         Distributions in respect of the DTC Registered Securities will be forwarded by the trustee or other specified person to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may
experience delays in the receipt of payments in respect of their securities.
Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Securities under the pooling and servicing agreement or indenture only at the direction of one or more participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of securities of any class to the extent that participants authorize these actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

GLOBAL SECURITIES

         Some of the offered securities may be Global Securities. Except in some limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global
Securities through any of DTC, Clearstream, or Euroclear System (in Europe). The
Global Securities will be traceable as home market instruments in both the
European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Clearstream and
Euroclear System will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear System and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear System and DTC participants holding interests in Global Securities will be effected on a delivery-against-payment basis through the respective depositories of
Clearstream and Euroclear System (in that capacity) and as DTC participants.

         Non-U.S. holders (as described below) of interests in Global Securities will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global
Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and
Euroclear System will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

         Investors electing to hold their interests in Global Securities through
DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their interests in Global Securities through
Clearstream or Euroclear System accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

                                       27

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Secondary market trading between DTC participants will occur in accordance with DTC rules. Secondary market trading between Clearstream participants or Euroclear System participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global
Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear System participant, the purchaser will send instructions to Clearstream or Euroclear System through a
Clearstream participant or Euroclear System participant at least one business day prior to settlement. Clearstream or Euroclear System will instruct the relevant depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear System participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global
Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails),the Clearstream or Euroclear System cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear System participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear System.
Under this approach, they may take on credit exposure to Clearstream or
Euroclear System until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear System has extended a line of credit to them, Clearstream participants or Euroclear System participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear System participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the
Global Securities were credited to their accounts. However, interest on the
Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant's or Euroclear System participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear System participants.
The sale proceeds will be available to the DTC seller on the settlement date.
Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         Due to time zone differences in their favor, Clearstream participants and Euroclear System participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear System through a
Clearstream participant or Euroclear System participant at least one business day prior to settlement. In these cases Clearstream or Euroclear System will instruct the respective depositary, as appropriate, to credit the Global
Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days.
For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or
Euroclear System participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear System participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or
Euroclear System participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft

                                       28

incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the
Clearstream participant's or Euroclear System participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear System and that purchase interests in Global Securities from DTC participants for delivery to
Clearstream participants or Euroclear System participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         o  borrowing through Clearstream or Euroclear System for one day (until the purchase side of the trade is reflected in their Clearstream or
            Euroclear System accounts) in accordance with the clearing system's customary procedures;

         o  borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the
            Global Securities sufficient time to be reflected in their
            Clearstream or Euroclear System account in order to settle the sale side of the trade; or

         o  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the
            Clearstream participant or Euroclear System participant.

         A beneficial owner of interests in Global Securities holding securities through Clearstream or Euroclear System (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers'
securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial
holders of interests in Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United
States Tax Withholding). If the information shown on Form W-8BEN changes, a new
Form W-8BEN must be filed within 30 days of that change.

         A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a
Trade or Business in the United States).

         Non-U.S. Persons residing in a country that has a tax treaty with the
United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Holdership, Exemption or Reduced Rate
Certificate). Form W-8BEN may be filed by Noteholders or their agent.

         U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and
Certification).

         The holder of an interest in a Global Security or, in the case of a
Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective for three calendar years. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United
States Persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person.

                                       29

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities.
Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

EXCHANGEABLE SECURITIES

         Generally. As the relevant prospectus supplement will discuss, certain series will provide for the issuance of one or more classes of exchangeable securities. In any such series, the holders of one or more of the specified classes of exchangeable securities will be entitled, upon notice and payment to the trustee of an administrative fee, to exchange all or a portion of such classes for proportionate interests in one or more of the other specified classes of exchangeable securities. The classes of exchangeable securities that are exchangeable for one another will be referred to as being "related" to one another, and related classes of exchangeable securities will be referred to as"combinations." The combinations for the exchangeable securities in a series, if any, will be described in the prospectus supplement for that series.

         In each series that includes exchangeable securities, all of the classes of exchangeable securities listed on the cover page of the related prospectus supplement will be issued. The classes that are to be the basis for the exchange arrangements will be deposited in a separate trust fund, referred to herein as, the exchangeable securities trust fund, which will be established pursuant to a trust agreement between a trustee and the depositor. The trustee for the trust fund which issues the securities may serve as trustee of the exchangeable securities trust fund. The exchangeable securities trust fund initially will issue classes of exchangeable securities that are identical in all respects to the classes of securities deposited in such trust fund. At any time after their issuance, including immediately after issuance, these classes of exchangeable securities may be exchanged, in whole or in part, for other related classes of exchangeable securities that are part of the same combination, as specified in the related prospectus supplement. When an exchange is effected, the exchangeable securities trust fund will cancel the relevant portion or portions of the class or classes of exchangeable securities that are being exchanged and will issue the corresponding portion or portions of the class or classes of other related exchangeable securities into which such class or classes of securities are exchangeable. Exchangeable securities received in an exchange may subsequently be exchanged for other exchangeable securities that are part of the same combination. This process may be repeated again and again.
Each exchangeable security issued by an exchangeable securities trust fund will represent a beneficial ownership interest in the class or classes of securities deposited in such trust fund.

         In general, the descriptions in this prospectus of classes of securities of a series also apply to the classes of exchangeable securities of that series, except where the context requires otherwise. For example, the classes of exchangeable securities of a series are entitled to receive payments of principal and/or interest, are issued in book-entry form or as physical securities to securityholders in prescribed denominations, may be provided with credit enhancements, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the other classes of securities of such series. Similarly, the discussions under "ERISA Considerations" and "Legal
Investment Matters" apply to exchangeable securities as well as securities.

         Exchanges. The ability of a holder to exchange exchangeable securities for other exchangeable securities within a combination will be subject to three constraints, as follows:

         o  The aggregate principal amount (rounded to whole dollars) of the exchangeable securities received in the exchange, immediately after the exchange, must equal that of the exchangeable securities surrendered for exchange immediately before the exchange (for this purpose, the principal amount of any interest only class will always equal $0).

         o  The aggregate amount of annual interest (rounded to whole dollars)
            payable with respect to the exchangeable securities received in the exchange must equal that of the exchangeable securities surrendered for exchange.

                                       30

         o  Such classes must be exchanged in the applicable exchange proportions, if any, shown in the related prospectus supplement, which, as described below, are based at all times on the original principal amounts (or original notional amounts, if applicable) of such classes.

         Within any particular series, more than one type of combination may exist. For example, a class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies inversely with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. Under another combination, a class of exchangeable securities that is a principal only class and a class of exchangeable securities that is an interest only class may be exchangeable for a class of exchangeable securities that pays both principal and interest. Further, a class of exchangeable securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) and a class of exchangeable securities that receives principal payments from such accretions may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.
Under another combination, a class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule derived by assuming two constant prepayment rates for the underlying mortgage loans or a planned amortization class and a class of exchangeable securities that receives principal payments on any distribution date only if scheduled payments have been made on the planned amortization class may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives principal until it is retired and that also receives a coupon. The foregoing examples describe only some of the types of combinations that are possible.

         Set forth below are additional examples that illustrate in simple mathematical terms how certain combinations might operate. The first example shows a combination in which exchangeable securities, which are referred to in the examples below with the abbreviation, ES, of a principal only class and exchangeable securities of an interest bearing class are exchangeable for exchangeable securities of a class that has the aggregate characteristics of the two original classes of exchangeable securities:

                     ORIGINAL                                               MAXIMUM ORIGINAL
  CLASS          PRINCIPAL AMOUNT     INTEREST RATES          CLASS         PRINCIPAL AMOUNT     INTEREST RATE
  -----          ----------------     --------------          -----         ----------------     -------------

   ES-1             $20,000,000            10%                ES-2            $40,000,000            5%
   ES-P*            $20,000,000

- ---------------------
* Class ES-P is a principal only class and will receive no interest.

         The following example illustrates a Combination of a floating rate exchangeable security and an inverse floating rate exchangeable security which are exchangeable for a single class of exchangeable securities with a fixed interest rate:

                    ORIGINAL                                               MAXIMUM ORIGINAL
 CLASS          PRINCIPAL AMOUNT     INTEREST RATES          CLASS         PRINCIPAL AMOUNT     INTEREST RATE
 -----          ----------------     --------------          -----         ----------------     -------------

  ES-3             $9,333,330        LIBOR + 0.75%           ES-5            $11,333,330             7%
  ES-4             $2,000,000      36.16666 - (LIBOR
                                      x 4.666667)

         In the following Combination, a exchangeable security that pays both principal and interest is exchangeable for two exchangeable securities, one of which pays only interest and the other pays only principal:

                                       31

                   ORIGINAL                                               MAXIMUM ORIGINAL
CLASS          PRINCIPAL AMOUNT     INTEREST RATES          CLASS         PRINCIPAL AMOUNT     INTEREST RATE
- -----          ----------------     --------------          -----         ----------------     -------------

 ES-5             $20,000,000            10%                ES-P*           $20,000,000
                                                           ES-X**           $20,000,000             10%
                                                                           (notional)***

- ---------------------
  * Class ES-P is a principal only class and will receive no interest.
 ** Class ES-X is an interest only class and will receive no principal.
*** Notional principal amount of ES-X Class being exchanged equals principal amount of ES-P Class being exchanged.

         In some series, a combination may include a number of classes of exchangeable securities that are exchangeable for one another and that will enable a holder of one of the classes of exchangeable securities to exchange it for another class of exchangeable securities with a higher or lower coupon. As discussed below, any such exchange also will require the issuance of a third class of exchangeable securities that will pay only principal or interest, respectively. The following table illustrates such a Combination:

                    ORIGINAL                                           MAXIMUM ORIGINAL
 CLASS          PRINCIPAL AMOUNT     INTEREST RATES      CLASS         PRINCIPAL AMOUNT     INTEREST RATE
 -----          ----------------     --------------      -----         ----------------     -------------

  ES-6             $20,000,000           7.00%           ES-X*           $20,000,000            7.00%
                                                                          (notional)
                                                         ES-7             20,000,000            6.00
                                                         ES-8             20,000,000            6.25
                                                         ES-9             20,000,000            6.50
                                                         ES-10            20,000,000            6.75
                                                         ES-11            19,310,344            7.25
                                                         ES-12            18,666,666            7.50
                                                         ES-13            18,064,516            7.75
                                                         ES-14            17,500,000            8.00
                                                         ES-P**           20,000,000            0.00
- ---------------------
 *  Class ES-X is an interest only class and will receive no principal.
**  Class ES-P is a principal only class and will receive no interest.

         The foregoing table shows the maximum amount of each other ES Class that can be created from the related Class ES-6 exchangeable security. Such amounts could not exist concurrently, as any combination is limited to the amount of principal and interest distributable on the related exchangeable security to be exchanged. One method of calculating the maximum amount that can be created in a specific combination is to determine the aggregate amount of annual interest (rounded to whole dollars) applicable to the exchangeable security to be exchanged, and divide such interest amount by the coupon of the desired exchangeable security. The resulting principal amount can in no case be greater than the principal amount of exchangeable securities to be exchanged.
For example, using the foregoing table, if Class ES-12 is desired, the maximum original principal amount of the Class ES-12 exchangeable securities that could be created would be $18,666,666, an amount arrived at by dividing the aggregate amount of annual interest (rounded to whole dollars) payable with respect to the
Class ES-6 Securities ($1,400,000) by the interest rate of the Class ES-12 exchangeable securities (7.50%). Since all of the available annual interest
(rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities would be used to create the Class ES-12 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-6 principal

                                       32

in the amount of $1,333,334 (calculated by subtracting the Class ES-12 exchangeable securities original principal amount from the Class ES-6 exchangeable securities original principal amount).

         Similarly, if Class ES-9 exchangeable securities are desired, dividing the aggregate of the annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities ($1,400,000) by the interest rate of the Class ES-9 exchangeable securities (6.50%) would indicate an original principal amount of $21,538,461. However, since the Class ES-6 exchangeable securities have a principal balance of $20,000,000, only
$20,000,000 of the Class ES-9 exchangeable securities could be created. The aggregate of the annual interest (rounded to whole dollars) payable to the Class
ES-9 exchangeable securities would be $20,000,000 multiplied by 6.50% or
$1,300,000. Since the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-6 exchangeable securities is $1,400,000, the interest only Class ES-X exchangeable securities would be created to receive the remaining $100,000 of interest. The notional amount of such securities would be calculated by dividing the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-X exchangeable securities ($100,000) by the interest rate applicable to Class ES-X exchangeable securities (7.00%) to determine the notional amount ($1,428,571).

         Under the terms of this combination, the Class ES-9 exchangeable securities described in the preceding paragraph might also be exchangeable for the Class ES-14 exchangeable securities. If the aggregate of the annual interest
(rounded to whole dollars) payable to the Class ES-9 exchangeable securities
($1,300,000) is divided by the interest rate on the Class ES-14 exchangeable securities (8.00%), the maximum original principal amount of the Class ES-14 exchangeable securities that can be created is $16,250,000. Since all of the available annual interest (rounded to whole dollars) payable with respect to the
Class ES-9 exchangeable securities would be used to create the Class ES-14 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-9 principal in the amount of
$3,750,000 (calculated by subtracting the Class ES-14 exchangeable securities original principal amount from the Class ES-9 exchangeable securities original principal amount).

         The foregoing examples highlight various combinations of exchangeable securities which differ in interest characteristics such as, interest only classes, principal only classes and classes which have principal amounts and bear interest. In certain series, a security holder may also be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. For example, an exchange of two or more classes of exchangeable securities for a single class of exchangeable securities may result in an exchangeable security with the aggregate principal payment characteristics of the multiple classes of exchangeable securities for which it was exchanged. In addition, in certain series, exchangeable securities may be exchangeable for other exchangeable securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

         At any given time, a number of factors will limit a securityholder's ability to exchange exchangeable securities for other exchangeable securities. A securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary to effect the desired exchange. A securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of exchangeable securities. The securityholder of a needed class may refuse or be unable to sell at a reasonable price or at any price, or certain classes may have been purchased and placed into other financial structures. ERISA may restrict or other transfer restrictions may apply to certain of the exchangeable securities in a combination, but not to others. In addition, principal payments and prepayments will, over time, diminish the amounts available for exchange.

         Procedures and Exchange Proportions. To effect an exchange, a securityholder must notify the trustee or follow other procedures as described in the related prospectus supplement. The securityholder must give such notice in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the trustee's approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal (or notional) amount of the securities to be exchanged and the securities to be received, and the proposed exchange date.
Promptly after the securityholder has given the required notice, the trustee will provide instructions for delivering the securities and the payment of the administrative fee to the trustee by wire transfer. A securityholder's notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related prospectus supplement.

                                       33

         An exchanging securityholder will pay an administrative fee to the trustee in connection with each exchange as specified in the related prospectus supplement. In the case of classes of exchangeable securities issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

         Where exchange proportions are shown in the related prospectus supplement for classes of exchangeable securities, the trustee will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion shown in the related prospectus supplement for each such class by its current Class
Factor and (2) dividing each resulting percentage by the sum of such percentages. The trustee will include the Class Factor for each class of outstanding exchangeable securities having a principal amount in the statements it furnishes to securityholders in connection with each distribution date. The current Class Factor also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. A Class Factor for each interest only class having a notional amount will be included in the statements the trustee furnishes to securityholders in connection with each distribution date and also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. Such a Class Factor will reflect the remaining notional amount of the interest only class in an analogous manner.

         The first payment on an exchangeable security received in an exchange transaction will be made on the distribution date in the month following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the securityholder of record as of the applicable record date.

ASSIGNMENT OF TRUST FUND ASSETS

         At the time of issuance of a series of securities, the depositor will assign, or cause to be assigned, to the related trustee (or its nominee),without recourse, the mortgage loans or mortgage securities being included in the related trust fund, together with, all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date. If specified in the related prospectus supplement, the depositor or any of its affiliates may retain an interest in the trust fund assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the depositor in exchange for the mortgage loans and/or mortgage securities in the related trust fund. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related trust fund as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the Loan-to-Value Ratio at origination or modification
(without regard to any secondary financing).

         In addition, the depositor will, as to each mortgage loan, other than
(1) mortgage loans underlying any mortgage securities and (2) Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

         o  the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

         o  the mortgage with evidence of recording indicated on the mortgage
            (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

         o  an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a cooperative mortgage loan, an assignment of the respective security agreements, any

                                       34

            applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements),

         o  any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

         o  if applicable, any riders or modifications to the mortgage note and mortgage,

         o  if the mortgage loan is secured by additional collateral, certain security and assignment documents relating to the pledge of the additional collateral, and

         o  any other documents set forth in the related pooling and servicing agreement, mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

         Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment because the applicable jurisdiction retains the originals of such documents, the depositor will deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except (1) where recordation is not required by the Rating
Agencies rating the applicable securities, (2) in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan or (3) where Mortgage Electronic Registration Systems, Inc. is identified on the mortgage or a properly recorded assignment of mortgage as the mortgagee of record solely as nominee for a Seller and its successors and assigns. In addition, the depositor shall not be required to deliver intervening assignments or mortgage note endorsements between the underlying sellers of the mortgage loans and the Seller, between the Seller and the depositor and between the depositor and the trustee.

         As to each Contract, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

         o  the original Contract endorsed, without recourse, to the order of the trustee,

         o  copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract,
            and

                                       35

         o  a blanket assignment to the trustee of all Contracts in the related trust fund and the related documents and instruments.

In order to give notice of the right, title and interest of the securityholders to the Contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

         The depositor will, as to each mortgage security included in a mortgage pool, deliver, or cause to be delivered, to the related trustee (or the custodian), either (i) cause an electronic transfer of that security or (ii)
provide a physical certificate or note evidencing the mortgage security, registered in the name of the related trustee (or its nominee), or endorsed in blank or to the related trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the trustee (or its nominee).

         The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 180 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related pooling and servicing agreement or indenture, and within the time period specified in the related pooling and servicing agreement or indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the depositor, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan or mortgage security, then, the related Seller will be obligated to repurchase the mortgage loan or mortgage security from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The
Mortgage Pools--Representations of Sellers," to substitute for the mortgage loan or mortgage security). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage
Pools--Representations by Sellers," but there can be no assurance that the applicable Seller will fulfill its obligation to repurchase (or substitute for)
the affected mortgage loan or mortgage security as described above. The depositor will not be obligated to repurchase or substitute for the mortgage loan or mortgage security if the Seller defaults on its obligation to do so.
This repurchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund.

         The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans and/or mortgage securities in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans and/or mortgage securities, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the depositor or the master servicer.

         Except as to mortgage loans underlying any mortgage securities, the
Seller will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan
(for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the Seller will be obligated to cure the breach in all material respects, to repurchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage
Loan in accordance with the provisions for substitution by Sellers as described above under "The Mortgage Pools--Representations by Sellers." This repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by a Seller. Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund.

         Pursuant to the related pooling and servicing agreement or servicing agreement, the master servicer for any mortgage pool, either directly or through servicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under
"Servicing of Mortgage Loans." Each of the depositor and the master servicer will make limited representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

                                       36

DISTRIBUTION ACCOUNT

         General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained a
Distribution Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Distribution Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Distribution Account will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Distribution Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

         Deposits. With respect to each series of securities, the related master servicer, servicers, trustee or special servicer will be required to deposit or cause to be deposited in the Distribution Account for the related trust fund within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the servicers, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans and/or mortgage securities in the trust fund (other than payments due on or before the cut-off date):

         o  all payments on account of principal, including principal prepayments, on the mortgage loans;

         o  all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any servicer or any special servicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the depositor;

         o  all payments on the mortgage securities;

         o  all payments on the U.S. Government Securities (if any);

         o  all Insurance Proceeds and Liquidation Proceeds;

         o  any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of securities as described under "Description of Credit Enhancement";

         o  any advances made as described under "--Advances" below;

         o  any Buydown Funds (and, if applicable, investment earnings on the
            Buydown Funds) required to be paid to securityholders, as described below;

         o  any amounts paid by the master servicer and the servicers to cover
            Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "Servicing of Mortgage
            Loans--Servicing and Other Compensation and Payment of Expenses;
            Retained Interest";

         o  to the extent that any item does not constitute additional servicing compensation to the master servicer, a servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

         o  any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Distribution Account; and

                                       37

         o  any other amounts required to be deposited in the Distribution
            Account as provided in the related pooling and servicing agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.

         With respect to each buydown mortgage loan, the master servicer will be required to deposit, or cause the related servicer to deposit, the related
Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth in this prospectus with respect to the Distribution
Account. The terms of all buydown mortgage loans provide for the contribution of
Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the
Buydown Funds are to be deposited on a discounted basis, that amount of Buydown
Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to securityholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit, or cause the servicer of the mortgage loans to withdraw from the
Buydown Account and deposit, in the Distribution Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

         If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer or servicer of the mortgage loan will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer or servicer of the mortgage loan generally will be required to withdraw from the
Buydown Account and deposit in the Distribution Account the Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any
Buydown Funds so remitted to the master servicer or the servicer of the mortgage loan in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown
Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the servicer of the mortgage loan, the primary insurer, any pool insurer or any other insurer), the master servicer or related servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Distribution Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

         Prior to the deposit of funds into the Distribution Account, as described under "--Deposits" above, funds related to the mortgage loans serviced by a master servicer or a servicer may be maintained by a master servicer or a servicer in a Protected Account which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Each Protected Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a
Protected Account will be paid to the master servicer or servicer, as applicable, as additional compensation. If permitted by the Rating Agency or
Agencies and so specified in the related prospectus supplement, a Protected
Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others. In the event that a trust fund has multiple servicers, funds from the
Protected Accounts may first be

                                       38

remitted to a Master Servicer Collection Account, meeting the same eligibility standards as the Protected Accounts, prior to being deposited into the
Distribution Account.

         Withdrawals. With respect to each series of securities, the master servicer, trustee or special servicer generally may make withdrawals from the
Distribution Account for the related trust fund for any one or more of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

         (1)  to make distributions to the related securityholders on each distribution date;

         (2)  to reimburse the master servicer, any servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described under
              "--Advances" below, these reimbursements to be made out of amounts received which were identified and applied by the
              master servicer or a servicer as late collections of interest
              (net of related servicing fees) on and principal of the
              particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

         (3)  to reimburse the master servicer, a servicer or a special servicer for unpaid servicing fees earned by it and some
              unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with
              respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit
              enhancement with respect to the mortgage loans and properties;

         (4)  to reimburse the master servicer, a servicer or any other specified person for any advances described in clause (2)
              above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith
              judgment of the master servicer, the applicable servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the
              reimbursement to be made from amounts collected on other
              mortgage loans in the trust fund or, if and to the extent so provided by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of
              amounts collected on the other mortgage loans that is
              otherwise distributable on one or more classes of subordinate securities of the related series;

         (5)  if and to the extent described in the related prospectus supplement, to pay the master servicer, a servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses
              described in clause (3) above incurred by it while these
              remain outstanding and unreimbursed;

         (6)  to reimburse the master servicer, a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and
              liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Master
              Servicer and the Depositor";

         (7)  if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

         (8)  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent
              described under "The Agreements--Certain Matters Regarding the
              Trustee";

         (9)  to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Distribution Account;

         (10) to pay (generally from related income) the master servicer, a servicer or a special servicer for costs

                                       39

              incurred in connection with the operation, management and
              maintenance of any mortgaged property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

         (11) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under
              "Federal Income Tax Consequences--REMICS--Prohibited
              Transactions and Other Possible REMIC Taxes";

         (12) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property
              acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

         (13) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

         (14) to pay to itself, the depositor, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related pooling and
              servicing agreement or the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

         (15) to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

         (16) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to
              multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment,
              clean-up or remediation of hazardous wastes and materials
              present on that mortgaged properties, as described under
              "Servicing of Mortgage Loans--Realization Upon or Sale of
              Defaulted Mortgage Loans"; and

         (17) to clear and terminate the Distribution Account upon the termination of the trust fund.

DISTRIBUTIONS

         Distributions on the securities of each series will be made by or on behalf of the related trustee on each distribution date as specified in the related prospectus supplement from the available funds for the series and the distribution date. The available funds for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and/or mortgage securities and any other assets included in the related trust fund that are available for distribution to the securityholders of the series on that date. The particular components of the available funds for any series on each distribution date will be more specifically described in the related prospectus supplement.

         Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in accordance with the holder's Percentage Interest in a particular class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the securityholder holds securities in any requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

                                       40

DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE SECURITIES

         Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

         Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual
Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available funds allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) the principal balances of some or all of the mortgage loans and/or mortgage securities in the related trust fund or (2) the principal balances of one or more other classes of securities of the same series.
Reference to a notional amount with respect to a class of Strip Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment
Interest Shortfalls, as described under "Yield Considerations", exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer's or applicable servicer's servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

         As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance or balances of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement.
Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities in the related trust fund, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans and/or mortgage securities in the related trust fund are received.

                                       41

PRE-FUNDING ACCOUNT

         If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the
Sellers of additional mortgage loans to the related trust after the Closing
Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 40% of the aggregate outstanding principal balance of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers
(whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

DISTRIBUTIONS ON THE SECURITIES IN RESPECT OF PREPAYMENT PREMIUMS

         Prepayment premiums will generally be retained by the master servicer, a servicer, or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans or mortgage securities in any trust fund will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         The amount of any losses or shortfalls in collections on the mortgage loans and/or mortgage securities in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement or applied against overcollateralization) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, these allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

ADVANCES

         If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer or any servicer will be obligated to advance, or have the option of advancing, on or before each distribution date, from its own funds or from excess funds held in the related Master Servicing Collection Account or Protected Account that are not part of the available funds for the related series of securities for that distribution date, an amount up to the aggregate of any scheduled payments of interest (and, if specified in the related prospectus supplement, principal) on the mortgage loans that were delinquent on, or not received by, the related
Determination Date (or such other date specified in the Agreement, but in any event prior to the related distribution date). No notice will be given to the certificateholders of these advances. Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer's or a servicer's own funds will be reimbursable out of related recoveries on the mortgage loans (including, to the extent described in the prospectus

                                       42

supplement, amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer or a servicer; and, if previously made by a master servicer or a servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Master Servicer Collection
Account or Protected Account prior to any distributions being made to the related series of securityholders. If advances have been made from excess funds in a Master Servicer Collection Account, the master servicer will be required to replace the funds in such account on any future distribution date to the extent that funds then in such account are insufficient to permit full distributions to securityholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer or a servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement. If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person. If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement. As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the advancing obligations with respect to the underlying mortgage loans will be pursuant to the terms of the mortgage securities, as may be supplemented by the terms of the applicable pooling and servicing agreements or servicing agreements for such mortgage securities, and may differ from the provisions described above.

REPORTS TO SECURITYHOLDERS

         With each distribution to securityholders of a particular class of offered securities, the related master servicer, trustee or other specified person will make available to each holder of record of the class of securities a statement or statements with respect to the related trust fund setting forth the information specifically described in the related pooling and servicing agreement or the related servicing agreement or indenture, which generally will include the following as applicable except as otherwise provided therein:

         o  the amount, if any, of the distribution allocable to principal;

         o  the amount, if any, of the distribution allocable to interest;

         o  the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

         o  the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any subservicer);

         o  the aggregate amount of advances included in the distributions on the distribution date, and the aggregate amount of unreimbursed advances at the close of business on the distribution date;

         o  the aggregate principal balance of the mortgage loans in the related mortgage pool on, or as of a specified date shortly prior to, the distribution date;

         o  the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent,
            (C) three or more scheduled payments are delinquent and (D)
            foreclosure proceedings have been commenced;

         o  the balance of the reserve fund, if any, at the close of business on the distribution date;

                                       43

         o  the amount of coverage remaining under any financial guaranty insurance policy, mortgage pool insurance policy or letter of credit covering default risk and a description of any credit enhancement substituted therefor;

         o  the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount,
            if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts; and

         o  with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related Agreement and specified in the related prospectus supplement.

         In the case of information furnished pursuant to the first two items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to securityholders will contain other information as is set forth in the applicable pooling and servicing agreement or the applicable servicing agreement or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related trust fund. In addition, within a reasonable period of time after the end of each calendar year, the master servicer or trustee will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year.

                                       44

                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

         As set forth below and in the applicable prospectus supplement, credit enhancement may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, subordination of one or more classes of subordinate securities for the benefit of one or more classes of senior securities, of
cross-collateralization or overcollateralization, or a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by guarantees provided by a third-party or any combination thereof identified in the applicable prospectus supplement. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard
Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

         The amounts and types of credit enhancement arrangements as well as the providers thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby or the principal amount or interest due on one or more classes of securities. See "Description of Credit
Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable prospectus supplement, credit support for the offered securities of one series may cover the offered securities of one or more other series.

         In general, references to "mortgage loans" under this "Description of
Credit Enhancement" section are to mortgage loans in a trust fund. However, if so provided in the prospectus supplement for a series of securities, any mortgage securities included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

SUBORDINATE SECURITIES

         If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. Subordinate securities may be offered securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions from the Distribution Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. In addition, as provided in the prospectus supplement, losses or shortfalls will be allocated to subordinate securities before they are allocated to more senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited
to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.

CROSS-COLLATERALIZATION

         If the mortgage loans and/or mortgage securities in any trust fund are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-collateralization support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans and/or mortgage securities prior to distributions on subordinate securities evidencing interests in a different group of mortgage loans and/or mortgage securities within the trust fund. The prospectus supplement for a series that includes a cross-collateralization provision will describe the manner and conditions for applying the provisions.

                                       45

OVERCOLLATERALIZATION

         If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

FINANCIAL GUARANTY INSURANCE POLICY

         If so specified in the related prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement.

         A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to repurchase or substitute for a defective mortgage loan, will not insure Prepayment Interest Shortfalls or interest shortfalls due to the application of the Relief Act and will not guarantee any specific rate of principal payments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

MORTGAGE POOL INSURANCE POLICIES

         Any mortgage pool insurance policy obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will cover Defaulted Mortgage
Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date, or will cover a portion of Defaulted Mortgage Losses on any mortgage up to a specified percentage of the Value of that mortgage loan. As set forth under "Maintenance of Credit Enhancement," the master servicer will use reasonable efforts to maintain, or cause the servicers to maintain, any mortgage pool insurance policy and to present claims thereunder to the insurer on behalf of itself, the related trustee and the related securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the terms of the related policy. Any exceptions to coverage will be described in the related prospectus supplement.
Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

LETTER OF CREDIT

         If any component of credit enhancement as to the offered securities of a series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The letter of credit may also provide for the payment of required advances which the master servicer or any servicer fails to make. The amount available under the letter of credit will, in all cases, be reduced to the extent of any unreimbursed payments thereunder and may otherwise be reduced as described

                                       46

in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

SPECIAL HAZARD INSURANCE POLICIES

         Any special hazard insurance policy covering Special Hazard Losses obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of securities from Special Hazard Losses. See "Description of Primary
Mortgage Insurance, Hazard Insurance; Claims Thereunder." However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement.

         Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the servicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or servicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under (2) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid
(all of which must be approved in advance by the issuer of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property.
The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance
Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

         As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the
Seller or the depositor.

RESERVE FUNDS

         If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating
Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the depositor or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the depositor or other cash flows attributable

                                       47

to the related mortgage loans or reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of securities as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or a servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related trust fund. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

         In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

         Amounts deposited in any reserve fund for a series will be invested in
Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

CASH FLOW AGREEMENTS

         If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract or other cash flow agreement, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

MAINTENANCE OF CREDIT ENHANCEMENT

         To the extent that the applicable prospectus supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

         If a financial guaranty insurance policy has been obtained for one or more classes of securities of a series, the trustee will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, until the specified class or classes of securities have been paid in full, unless coverage thereunder has been exhausted through payment of claims, or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement or servicing agreement. The trustee will agree to remit the premiums for each financial guaranty insurance policy, from available funds of the related trust, in accordance with the provisions and priorities set forth in the applicable pooling and servicing agreement or servicing agreement, on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, neither the trustee nor any other person will have any obligation to replace the insurer.
Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

         If a mortgage pool insurance policy has been obtained for some or all of the mortgage loans related to a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement to the extent provided in the related prospectus supplement.
The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases to be qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a

                                       48

total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the depositor, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy.

         If a letter of credit or alternate form of credit enhancement has been obtained for a series, the trustee will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or
Substitution of Credit Enhancement." Unless otherwise specified in the applicable prospectus supplement, if a letter of credit obtained for a series of securities is scheduled to expire prior to the date the final distribution on the securities is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the securityholders.

         If a special hazard insurance policy has been obtained for the mortgage loans related to a series of securities, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." If
coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under"Description of Credit Enhancement--Special Hazard
Insurance Policies." The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or
Agencies.

         The master servicer, on behalf of itself, the trustee and
securityholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no servicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restored, a special hazard insurance policy, are to be deposited in the related Distribution Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Distribution Account. In those cases in which a mortgage loan is serviced by a servicer, the servicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a Protected Account prior to being delivered to the master servicer for ultimate deposit to the related Distribution Account.

         If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, neither the master servicer nor any servicer is required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer or a servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer and each servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determinations have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

                                       49

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

         The amount of credit support provided pursuant to any form of credit enhancement may be reduced. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related pooling and servicing agreement or indenture. Additionally, in most cases, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that its then-current rating of the related series of securities will not be adversely affected.
Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating or ratings of the related series of securities may be downgraded to a corresponding level, and, neither the master servicer nor any other person will be obligated to obtain replacement credit support in order to restore the rating or ratings of the related series of securities. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating or ratings of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

              OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

         The trustee on behalf of a trust fund may enter into interest rate or other swaps and related caps, floors and collars to minimize the risk to securityholders from adverse changes in interest rates or to provide credit support, which are collectively referred to as swaps, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts, which are collectively referred to as yield supplement agreements.

         An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered
Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates.
Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S.
Treasury Bill rates.

         Swaps may include "total return swaps," where all or a portion of the total amount of interest and principal on a security is paid by a third-party in exchange for an up front payment or a stated periodic payment, and "credit derivatives" where credit enhancement is provided in the form of a swap agreement, and which may include a "credit support annex" where securities, rights, or other amounts are pledged as collateral for the performance of the counterparty. Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a trustee and one or more counterparties. The terms of total return swaps, credit derivatives and any other derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

         Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series.

         There can be no assurance that the trustee will be able to enter into or offset swaps or enter into yield supplement agreements or other derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination

                                       50

under various circumstances, there can be no assurance that the trustee will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust fund to do so.

PURCHASE OBLIGATIONS

         Some types of trust assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

                                       51

          DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                               CLAIMS THEREUNDER

GENERAL

         The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

PRIMARY MORTGAGE INSURANCE POLICIES

         In a securitization of single family loans, single family loans included in the related mortgage pool having a Loan-to-Value Ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the depositor to be covered by a
Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding
75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least
80% (or other percentage as described in the prospectus supplement). This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above Loan-to-Value Ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan's Loan-to-Value Ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

         While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

         o  the insured percentage of the Primary Insurance Covered Loss;

         o  the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

         o  at the option of the primary insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or (2) an approved sale.

         As conditions precedent to the filing or payment of a claim under a
Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

         o  advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

         o  in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy
            (ordinary wear and tear excepted); and

                                       52

         o  tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

         For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain, or will cause each servicer to maintain, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the depositor had knowledge of the Primary Insurance Policy. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance
Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable pooling and servicing agreement or indenture unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of the series of securities. For further information regarding the extent of coverage under any mortgage pool insurance policy or primary Insurance Policy, see "Description of
Credit Enhancement--Mortgage Pool insurance Policies."

HAZARD INSURANCE POLICIES

         The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the pooling and servicing agreement or servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and 100% of the insurable value of the improvements securing the mortgage loan; provided, that in any case, such amount shall be sufficient to prevent the mortgagor and/or mortgagee from becoming a co-insurer. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on it, or the servicer of the mortgage loan, being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or servicers.

         As set forth above, all amounts collected by the master servicer or a servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with teamster servicer's normal servicing procedures) will be deposited in the related Distribution Account. The pooling and servicing agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining, or causing a servicer to maintain, a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit, or will cause the applicable servicer to deposit, in the related Distribution Account all sums which would have been deposited therein but for the clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the pooling and servicing agreement or servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

         The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which

                                       53

in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (1) the replacement cost of the improvements damaged or destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Special Hazard
Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

         Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present claims, or cause the servicer of the mortgage loans to present claims, under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer or servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the servicers by mortgagors.

FHA MORTGAGE INSURANCE

         The Housing Act authorizes various FHA mortgage insurance programs.
Some of the mortgage loans may be insured under either Section 203(b), Section
221, Section 223, Section 234 or Section 235 of the Housing Act. Under Section
203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of multifamily residential rental properties are insured by the FHA under Section
221 and Section 223. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Trust assets insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

         Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible borrowers for as long as the borrowers continue to be eligible for the payments. To be eligible, a borrower must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

         The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

         When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any
FHA insurance relating to the mortgage loans underlying a series of securities will be described in the related prospectus supplement.

                                       54

         The mortgage loans may also be insured under Title I Program of the
FHA. The applicable provisions of this program will be described in the related prospectus supplement. The master servicer will be required to take steps, or cause the servicers of the mortgage loans to take steps, reasonably necessary to keep any FHA insurance in full force and effect.

VA MORTGAGE GUARANTY

         The Servicemen's Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to
30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         Since there is no limit imposed by the VA on the principal amount of a
VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the depositor for VA loans in excess of amounts specified by the VA.
The amount of the additional coverage will be set forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates will be described in the related prospectus supplement.

                                  THE DEPOSITOR

         The depositor is Structured Asset Mortgage Investments II Inc. The
depositor was incorporated in the State of Delaware on June 10, 2003 as a wholly owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

         The depositor maintains its principal office at 383 Madison Avenue, New
York, New York 10179. Its telephone number is (212) 272-2000.

                                       55

                                 THE AGREEMENTS

GENERAL

         Each series of certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer. However, a pooling and servicing agreement that relates to a trust fund that includes mortgage securities may include a party solely responsible for the administration of the mortgage securities, and a pooling and servicing agreement that relates to a trust fund that consists solely of mortgage securities may not include a master servicer, special servicer or other servicer as a party. All parties to each pooling and servicing agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related Issuer and the trustee. The Issuer will be created pursuant to an owner trust agreement between the depositor and the owner trustee and the mortgage loans or mortgage securities securing the notes will be serviced pursuant to a servicing agreement between the issuer and the master servicer.

         Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each
Agreement will vary depending upon the nature of the related securities and the nature of the related trust fund. The following summaries describe provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The prospectus supplement for a series of securities will describe material provisions of the related Agreements that differ from the description thereof set forth below. The depositor will provide a copy of each
Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under "The Depositor".

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The pooling and servicing agreement or servicing agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's responsibilities, duties, liabilities and obligations under the pooling and servicing agreement or servicing agreement.

         Each pooling and servicing agreement and servicing agreement will also provide that the master servicer, the depositor and their directors, officers, employees or agents will not be under any liability to the trust fund or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each pooling and servicing agreement and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor are entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each pooling and servicing agreement and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement or servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement or servicing agreement and the rights and

                                       56

duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

         Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related pooling and servicing agreement or servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie
Mac and (2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement or servicing agreement, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the depositor and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the pooling and servicing agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

EVENTS OF DEFAULT AND RIGHTS UPON EVENT OF DEFAULT

         Pooling and Servicing Agreement

         Events of default under the pooling and servicing agreement in respect of a series of certificates, unless otherwise specified in the prospectus supplement, will include:

         o  any failure by the master servicer to make a required deposit to the
            Distribution Account (other than a Monthly Advance) which continues unremedied for 3 days (or other time period described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer;

         o  any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the pooling and servicing agreement with respect to the series of certificates, which covenants and agreements materially affect the rights of certificateholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund;

         o  events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related pooling and servicing agreement;

         o  any failure of the master servicer to make advances as described in this prospectus under "Description of the Securities--Advances," by the date and time set forth in the pooling and servicing agreement;

         o  any assignment or delegation by the master servicer of its rights and duties under the pooling and servicing agreement, in
            contravention of the provisions permitting assignment and delegation in the pooling and servicing agreement; and

         o  any other event of default as set forth in the pooling and servicing agreement.

Additional events of default will be described in the related prospectus supplement. A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

         So long as an event of default remains unremedied, either the trustee or holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund may, by

                                       57

written notification to the master servicer (and to the trustee if given by certificateholders), with the consent of EMC Mortgage Corporation, an affiliate of the depositor, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any right of the master servicer as certificateholder and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination) covering the trust fund and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor's (or an affiliate of the depositor's) consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement
(unless otherwise set forth in the pooling and servicing agreement). Pending an appointment, the trustee is obligated to act as master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the pooling and servicing agreement, EMC Mortgage Corporation shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement. In addition, even if none of the events of default listed above under
"--Events of Default and Rights Upon Event of Default -- Pooling and Servicing
Agreement" have occurred, EMC Mortgage Corporation will have the right under the pooling and servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement.

         No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) that holder previously gave the trustee written notice of a default that is continuing, (2) the holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights)
in the related trust fund requested the trustee in writing to institute the proceeding in its own name as trustee and shall have offered to the trustee such reasonable indemnity as it may require against the costs, expenses and liabilities that may be incurred in or because of the proceeding and (3) the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding.

         The holders of certificates representing at least 51% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates may waive the default or event of default (other than a failure by the master servicer to make an advance); provided, however, that (1) a default or event of default under the first or fourth items listed under "--Events of
Default" above may be waived only by all of the holders of certificates affected by the default or event of default and (2) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.

         Servicing Agreement

         For a series of notes, a servicing default under the related servicing agreement generally will include:

         o  any failure by the master servicer to make a required deposit to the
            Distribution Account or, if the master servicer is so required, to distribute to the holders of any class of notes or Equity
            Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the
            Issuer;

         o  any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the servicing agreement with respect to the series of securities, which covenants and agreements materially affect the rights of the securityholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of

                                       58

            such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee or the Issuer;

         o  events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement;

         o  any failure of the master servicer to make advances as described in this prospectus under "Description of the Securities--Advances," and

         o  any other servicing default as set forth in the servicing agreement.

         So long as a servicing default remains unremedied, either the trustee or holders of notes evidencing not less than 51% of the voting rights of the related trust fund, may, by written notification to the master servicer and to the Issuer (and to the trustee if given by noteholders), with the consent of EMC
Mortgage Corporation, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the servicing agreement, EMC Mortgage Corporation shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the servicing agreement. In addition, even if none of the events of default listed above under
"--Events of Default and Rights Upon Event of Default-- Servicing Agreement"
have occurred, EMC Mortgage Corporation will have the right under the servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the servicing agreement.

         Indenture

         For a series of notes, an event of default under the indenture generally will include:

         o  a default for five days or more (or other period of time described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

         o  failure to perform any other covenant of the Issuer in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

         o  any representation or warranty made by the Issuer in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

         o  events of bankruptcy, insolvency, receivership or liquidation of the
            Issuer, as specified in the indenture; or

         o  any other event of default provided with respect to notes of that series.

                                       59

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

         If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (2)
the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of
66 2/3% of the then aggregate outstanding amount of the notes of the series.

         In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case.
However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

         In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

         No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2)
the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the aggregate
Percentage Interests constituting that class.

AMENDMENT

         Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

         o  to cure any ambiguity,

         o  to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

         o  if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to the extent as shall be necessary to maintain the qualification of the trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund,

                                       60

            provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk, and (2) the action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling and servicing agreement, or (B) to restrict the transfer of the REMIC Residual
            Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC
            Residual Certificates to a non-permitted transferee,

         o  to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

         o  to comply with any changes in the Code.

         The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates evidencing at least 51%
of the aggregate Percentage Interests of the trust fund or of the applicable class or classes, if such amendment affects only such class or classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates covered by the pooling and servicing agreement, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

         With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than 51% of the voting rights, for any purpose; provided, however, that the amendment may not:

         (1) reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

         (2) adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as
             described in (1), without the consent of the holders of notes of the class evidencing not less than 51% of the aggregate voting rights of the class or

         (3) reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the
             holders of all notes covered by the Agreement then
             outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

         Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee or indenture trustee will not be entitled to consent to any amendment to a pooling and servicing agreement or an indenture without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or indenture trustee, or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust fund or cause the trust fund to fail to qualify as a REMIC.

                                       61

TERMINATION; RETIREMENT OF SECURITIES

         The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee) will terminate upon the payment to securityholders of that series of all amounts held in the Distribution Account or by the master servicer and required to be paid to them pursuant to the Agreements following the earlier of,
(1) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan, REO property and/or mortgage security subject thereto and (2) the purchase by the master servicer, a servicer, the depositor or its designee (or (a) if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the REMIC Residual Certificates (see "Federal Income Tax Consequences" below)
or (b) if specified in the prospectus supplement with respect to each series of notes, by the holder of the Equity Certificates) from the trust fund for the series of all remaining mortgage loans, REO properties and/or mortgage securities. In addition to the foregoing, the master servicer, a servicer, the depositor or its designee may have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates which provides for such a purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the certificates as of the Closing Date or (2)
the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement
(which shall not be greater than 25%) of the aggregate principal balance of the mortgage loans as of the cut-off date. With respect to any series of notes which provides for such a purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the notes as of the
Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer, a servicer, the depositor or its designee, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold by the master servicer, the depositor or its designee. In no event, however, unless otherwise provided in the prospectus supplement, will a trust created by a pooling and servicing agreement related to a series of certificates continue beyond the expiration of
21 years from the death of the survivor of the persons named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.

         The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates
at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans and/or mortgage securities in the trust fund for that series as of the distribution date on which the purchase is to occur being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and/or mortgage securities at the cut-off date or closing date, as specified in the prospectus supplement, for that series. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related trust fund may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the termination of the related trust fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

         Following any optional termination, there will be no continuing direct or indirect liability of the trust fund or any securityholder as sellers of the assets of the trust fund.

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THE SECURITIES ADMINISTRATOR

         Each prospectus supplement for a series of securities may provide for a securities administrator which shall be responsible for performing certain administrative and tax functions typically performed by the trustee. The securities administrator shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of
America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as securities administrator may have typical banking or other relationships with the depositor and its affiliates. The securities administrator may also act as master servicer for a series of securities.

DUTIES OF SECURITIES ADMINISTRATOR

         The securities administrator for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer (unless the securities administrator is also acting as master servicer), servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. The securities administrator for each series of securities will be required to perform only those duties specifically required under the related Agreement.
However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a securities administrator will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

SOME MATTERS REGARDING THE SECURITIES ADMINISTRATOR

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any securities administrator may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

         The securities administrator for each series of securities generally will be entitled to indemnification, from amounts held in the Distribution
Account for the series, for any loss, liability or expense incurred by the securities administrator in connection with the securities administrator's administration of the trust under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the securities administrator in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

RESIGNATION AND REMOVAL OF THE SECURITIES ADMINISTRATOR

         The securities administrator for each series of securities may resign at any time, in which event the depositor will be obligated to appoint a successor securities administrator. The depositor may also remove the securities administrator if the securities administrator ceases to be eligible to continue as such under the pooling and servicing agreement or indenture or if the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the securities administrator or its property. Upon such resignation or removal of the securities administrator, the depositor will be entitled to appoint a successor securities administrator. The securities administrator may also be removed at any time by the holders of securities evidencing ownership of not less than 51% of the trust. In the event that the securityholders remove the securities administrator, the compensation of any successor securities administrator shall be paid by the securityholders to the extent that such compensation exceeds the amount agreed to by the depositor and the original securities administrator. Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

                                       63

THE TRUSTEE

         The trustee under each pooling and servicing agreement and indenture will be named in the related prospectus supplement. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as trustee may have typical banking relationships with the depositor and its affiliates.

DUTIES OF THE TRUSTEE

         The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

SOME MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

         The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate undivided interests
(or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

                              YIELD CONSIDERATIONS

         The yield to maturity of an offered security will depend on the price paid by the holder for the security, the security interest rate on a security entitled to payments of interest (which security interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the security (or notional amount thereof if applicable) and other factors.

         A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the

                                       64

Net Mortgage Rates of the related mortgage loans, or the weighted average of the interest rates (which may be net of trustee fees) paid on the mortgage securities, for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional balance of securities entitled only to payments of interest), in the case of securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans, and in the case of securities evidencing interests in mortgage securities with floating or variable rates, by changes in such rates and the indices on which they are based. See "Maturity and Prepayment Considerations" below. The yield on the securities will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations and warranties made in respect of the mortgage loans by the depositor, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Mortgage Pools--Representations by Sellers" and
"Descriptions of the Securities--Assignment of Trust Fund Assets" above. Holders of Strip Securities or a class of securities having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the
Strip Securities, as applicable.

         With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to securityholders on or near the date they were due.

         In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase.
Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to its holders. Extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

         The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to securityholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor)
may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the

                                       65

extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. If so specified in the related prospectus supplement, the master servicer, or the servicer servicing the mortgage loan which was prepaid, will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to off set the shortfalls. See "Servicing of Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses; Retained
Interest".

         The trust fund with respect to any series may include ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their refinancing in a low interest rate environment.
For example, if prevailing interest rates fall significantly, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans.

         The trust fund with respect to any series may include convertible ARM
Loans. Convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their conversion to fixed interest rate loans in a low interest rate environment. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on these mortgage loans. If the related servicer or the master servicer purchases convertible ARM Loans, a mortgagor's exercise of the conversion option will result in a distribution of the principal portion thereof to the securityholders, as described in this prospectus. Alternatively, to the extent a servicer or the master servicer fails to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

         The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which are refinanced or limited documentation mortgage loans, and on mortgage loans, with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

         The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred
Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or

                                       66

classes of securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced and may adversely affect the yield to holders thereof, depending upon the price at which the securities were purchased.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated above under "The Mortgage Pools," the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

         With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor's ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the depositor, the master servicer, a servicer or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

         The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See "Servicing of Mortgage
Loans--Collection and Other Servicing Procedures" and "Legal Aspects of the
Mortgage Loans--Enforceability of Certain Provisions" for a description of provisions of the pooling and servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

         The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" the rate or (2) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM
Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates)
plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

                                       67

         If the applicable pooling and servicing agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related trust fund, as described under "Description of the Securities--Pre-Funding Account" in this prospectus, and the trust fund is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See
"Yield Considerations."

         There can be no assurance as to the rate of prepayment of the mortgage loans. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

         As described in this prospectus and in the prospectus supplement, the master servicer, the depositor, an affiliate of the depositor or a person specified in the related prospectus supplement (other than holder of any class of offered certificates, other than the REMIC Residual Certificates, if offered)
may have the option to purchase the assets in a trust fund and effect early retirement of the related series of securities. See "The
Agreements--Termination; Retirement of Securities."

                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

MORTGAGES

         Each single family, multifamily, commercial and mixed-use loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans),will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as"mortgages." Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related
Manufactured Homes to secure repayment of the loan. However, as Manufactured
Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. See "--Contracts" below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust, the grantee's

                                       68

authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

COOPERATIVE MORTGAGE LOANS

         If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

         Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The
Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the
Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the
Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the
Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

         Each Cooperative is owned by shareholders (referred to as
tenant-stockholders) who, through ownership of stock or shares in the
Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder's proportional share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives"
below.

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TAX ASPECTS OF COOPERATIVE OWNERSHIP

         In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation"within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant- stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

LEASES AND RENTS

         Mortgages that encumber income-producing multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

CONTRACTS

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the appropriate motor vehicle registration office, depending on state law.

         The master servicer will be required under the related pooling and servicing agreement or servicing agreement to, or to cause the servicer of the
Contract to, effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer or servicer, as applicable, fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As Manufactured
Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently

                                       70

attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the depositor.

         The depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the securityholders.
Neither the depositor, the master servicer, any servicer, nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the
Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or Seller.

         In the absence of fraud, forgery or permanent affixation of the
Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the
Manufactured Home. If there are any Manufactured Homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the
Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state of relocation. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in that state, and if the depositor did not take steps to re-perfect its security interest in that state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a
Manufactured Home; accordingly, the depositor must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of
Manufactured Homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the
Manufactured Home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the
Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related pooling and servicing agreement or servicing agreement, the master servicer will be obligated to, or to cause each of the servicers of the Contracts to, take these steps, at the master servicer's or servicers expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a
Manufactured Home take priority even over a perfected security interest. The depositor will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a
Contract. However, these liens could arise at any time during the term of a
Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

FORECLOSURE ON MORTGAGES AND SOME CONTRACTS

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific

                                       71

provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust.
In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower- trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         Foreclosure of a mortgage is generally accomplished by judicial action.
Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See "Description of Credit
Enhancement".

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior mortgages on which the mortgagor is currently in default. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees.
Accordingly, with respect to those single family loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior

                                       72

mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

         In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

FORECLOSURE ON SHARES OF COOPERATIVES

         The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant- stockholder to pay the obligations or charges owed by the tenant-stockholder, including mechanics'
liens against the Cooperative's building incurred by the tenant-stockholder.
Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the
Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the
Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

         Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.
The approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

                                       73

         Because of the nature of cooperative mortgage loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

         In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the New York
UCC requires that a sale be conducted in a "commercially reasonable" manner.
Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and other Limitations on Lenders" below.

REPOSSESSION WITH RESPECT TO CONTRACTS

         General. Repossession of manufactured housing is governed by state law.
A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current)
before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

         o        Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence
                  immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through
                  judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession
                  methods are more commonly employed, and are accomplished
                  simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to
                  repossession, a court order must be obtained from the
                  appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the
                  method employed is self-help, voluntary repossession or
                  judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by
                  removing the occupants and their belongings from the
                  manufactured home and maintaining possession of the
                  manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is
                  located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of
                  retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

         o        Once repossession has been achieved, preparation for the
                  subsequent disposition of the manufactured home can commence.
                  The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are
                  commercially reasonable.

                                       74

         o        Sale proceeds are to be applied first to repossession expenses
                  (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to
                  satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the
                  indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgement in those states that do not prohibit or limit deficiency judgments. The deficiency
                  judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a
                  surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available
                  following repossession, a deficiency judgment may not be
                  sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's
                  strained financial condition.

         Louisiana Law. Any contract secured by a manufactured home located in
Louisiana will be governed by Louisiana law rather than Article 9 of the UCC.
Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

RIGHTS OF REDEMPTION

         Single Family, Multifamily and Commercial Properties. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In

                                       75

some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the
UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Single Family, Multifamily and Commercial Loans. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including
California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security;
however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative
Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral
(which, in the case of a cooperative mortgage loan, would be the shares of the
Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy
Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the
Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter
11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified.
These courts have allowed modifications that include reducing the amount of

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each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to
Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy
Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

         Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws.
These laws include the federal Truth-in-Lending Act, Real Estate Settlement
Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair
Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

ENVIRONMENTAL LEGISLATION

         Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

         The Conservation Act amended, among other things, the provisions of
CERCLA with respect to lender liability and the secured creditor exemption. The
Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The
Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.
The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

                                       77

         Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make the evaluations prior to the origination of the secured contracts. Neither the master servicer nor any servicer will be required by any
Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, neither the master servicer nor any servicer will be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

CONSUMER PROTECTION LAWS

         In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include
TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as
implemented by Regulation X, Equal Credit Opportunity Act, as implemented by
Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.
In particular, an originator's failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding the mortgage loans either against the originators or assignees. Further, the failure of the borrower to use the correct form of notice of right to cancel in connection with non-purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

HOMEOWNERSHIP ACT AND SIMILAR STATE LAWS

         Some of the mortgage loans, known as High Cost Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal TILA by the Homeownership Act, if such trust assets were originated after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Homeownership
Act. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan under the federal TILA or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

         In addition to the Homeownership Act, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact,

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laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Homeownership Act. An originators' failure to comply with these laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

         Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

         Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied, Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

ADDITIONAL CONSUMER PROTECTIONS LAWS WITH RESPECT TO CONTRACTS

         Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Under the related pooling and servicing agreement or servicing agreement, late charges will be retained by the master servicer or servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United
States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the Contract, and the holder of the
Contract may also be unable to collect amounts still due under the Contract.
Most of the Contracts in a trust fund will be subject to the requirements of the
FTC Rule. Accordingly, the trust fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured
Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the Seller to repurchase the Contract because of breach of its Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

ENFORCEABILITY OF CERTAIN PROVISIONS

         Transfer of Mortgaged Properties. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these

                                       79

clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However,
Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The
Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include, amongst others, intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

         Transfer of Manufactured Homes. Generally, Contracts contain provisions prohibiting the sale or transfer of the related Manufactured Home without the consent of the obligee on the Contract and permitting the acceleration of the maturity of the Contracts by the obligee on the Contract upon a sale or transfer that is not consented to. The master servicer will, or will cause the servicer of the Contract, to the extent it has knowledge of the conveyance or proposed conveyance, to exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a
Manufactured Home.

         In the case of a transfer of a Manufactured Home as to which the master servicer or servicer of the Contract desires to accelerate the maturity of the related Contract, the master servicer's or servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The
Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the
Manufactured Homes. Consequently, in some cases the master servicer or servicer may be prohibited from enforcing a due-on-sale clause in respect of a
Manufactured Home.

         Late Payment Charges and Prepayment Restrictions. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid even when the loans expressly provide for the collection of those charges. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity
Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The
Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July
1, 2003. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003.

SUBORDINATE FINANCING

         When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior

                                       80

loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

INSTALLMENT CONTRACTS

         The trust fund assets may also consist of installment sales contracts.
Under an installment contract the seller (referred to in this section as the
"lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by- state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right.
In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.
Nevertheless, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

APPLICABILITY OF USURY LAWS

         Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March
31,1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of Manufactured Housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related

                                       81

unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1,1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1,1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.
In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no
Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

         Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

         As indicated above under "The Mortgage Pools--Representations by
Sellers," each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII. Title
VIII provides that, notwithstanding any state law to the contrary, (1)
state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,
(2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union
Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the
Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "Consumer Protection
Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related securityholders could suffer a loss if (1) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer, servicer of the Contract or the trustee were unsuccessful in asserting any claim of contribution or subornation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

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THE SERVICEMEMBERS CIVIL RELIEF ACT

         Under the terms of the Relief Act, a mortgagor who enters military service after the origination of the mortgagor's mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy,
Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the
U.S. Public Health Service assigned to duty with the military. Because the
Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. With respect to any mortgage loan subject to the
Relief Act with an interest rate in excess of 6% per annum, application of the
Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or servicer to collect full amounts of interest on that mortgage loan. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by advances by the master servicer, any servicer or other entity or by any form of credit enhancement provided in connection with the related series of securities, unless described in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan or enforce rights under a Contract during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith.
Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

         Certain states have enacted or may enact their own versions of the
Relief Act which may provide for more enhanced consumer protection provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or
RICO activities.

JUNIOR MORTGAGES

         Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of

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trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

         The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

NEGATIVE AMORTIZATION LOANS

         A notable case decided by the United States Court of Appeals, First
Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the DIDMC and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Parity Act, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire,
Massachusetts, Rhode Island and Puerto Rico.

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                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion is the opinion of Thacher Proffitt & Wood LLP,
Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig LLP counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.
Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences."

         The following discussion addresses securities of three general types:

         o        REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC Administrator will elect to have treated as a REMIC under the REMIC Provisions of the
                  Code,

         o        notes representing indebtedness of a trust fund as to which no
                  REMIC election will be made, and

         o        Grantor Trust Certificates representing interests in a Grantor
                  Trust Fund as to which no REMIC election will be made.

The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if this election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a
"securityholder," "certificateholder" or a "holder" are to the beneficial owner of a security or certificate, as the case may be.

         The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series. In addition, if a
FASIT structure or Partnership Structure is being used, the tax treatment of such structure will be described in the related prospectus supplement.

         The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to securities such as the offered securities. In some instances, the OID Regulations provide that they are not applicable to securities such as the offered securities.

                                       85

REMICS

         Classification of REMICS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of
REMIC Certificates, any of Thacher Proffitt & Wood LLP, Orrick, Herrington &
Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund (or each applicable portion thereof) will qualify as a
REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual
Certificates in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the
REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each
REMIC will include provisions designed to maintain the related trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

         Characterization of Investments in REMIC Certificates. In general, the
REMIC Certificates will be "real estate assets" within the meaning of Section
856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the
Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the
REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC
Residual Certificates will be interest described in Section 856(c)(3)(B) of the
Code to the extent that the certificates are treated as "real estate assets"within the meaning of Section 856(c)(4)(A) of the Code. In addition, the
REMIC Regular Certificates will be "qualified mortgages" within the meaning of
Section860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections mentioned in the immediately preceding paragraph. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC
Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

         Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of
REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that trust fund will qualify as a REMIC and the REMIC

                                       86

Certificates issued by these REMICs will be considered to evidence ownership of
REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C)
of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that trust fund will be treated as one REMIC.

         Taxation of Owners of REMIC Regular Certificates.

         General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         Original Issue Discount. A REMIC Regular Certificate may be issued with
"original issue discount" within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to that income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC
Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued.
The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular
Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular
Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC
Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing
Date. Under the OID Regulations, the stated redemption price of a REMIC Regular
Certificate is equal to the total of all payments to be made on the certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an
"objective rate," a combination of a single fixed rate and one or more
"qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

         The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the

                                       87

"accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC
Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC
Regular Certificates.

         In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the
Closing Date, a portion of the purchase price paid for a REMIC Regular
Certificate will reflect the accrued interest. In such cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the
REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated
redemption price of the REMIC Regular Certificate. However, the OID Regulations
state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC
Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment
Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID
Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method.
See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a
description of this election under the OID Regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period.
The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular
Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3)

                                       88

taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the
Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each such daily portion will be reduced, if the cost of the certificate is in excess of its "adjusted issue price," in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

         Market Discount. A certificateholder that purchases a REMIC Regular
Certificate at a market discount, that is, in the case of a REMIC Regular
Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular
Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the
Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID
Regulations permit a certificateholder to elect to accrue all interest, discount
(including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See
"Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one

                                       89

installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option: (1) on the basis of a constant yield method,
(2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular
Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular
Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular
Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount.
For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section
171of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The
OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market
Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment
Assumption in accruing market discount with respect to REMIC Regular
Certificates without regard to whether the certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the
Code. The use of an assumption that there will be no prepayments may be required.

         Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular
Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans.
However, it appears that a non-corporate holder that does not acquire a REMIC
Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC
Certificates, as the case may be, until it can be established

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that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular
Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

         Taxation of Owners of REMIC Residual Certificates

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See "--Prohibited
Transactions and Other Possible REMIC Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the
REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the
REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

         A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC Residual
Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual
Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below) the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC
Residual Certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with the income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions"
and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual
Certificateholders may exceed the cash distributions received by the REMIC
Residual Certificateholders for the

                                       91

corresponding period may significantly adversely affect the REMIC Residual
Certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

         Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to
REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any income from premium on issuance) on the REMIC Regular Certificates (and any other class of
REMIC Certificates constituting "regular interests" in the REMIC not offered by the prospectus), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC
Certificates will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC
Administrator may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular
Certificates (that is, under the constant yield method taking into account the
Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates"
above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a
Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

         A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of
REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) equal to the deductions that would be allowed if the REMIC
Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus)
were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC
Regular certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates
(including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) described therein will not apply.

         If a class of REMIC Regular Certificates is issued with Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be

                                       92

reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular certificates--Original Issue Discount."

         As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will betaken into account. See "--Prohibited Transactions and Other Possible REMIC
Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of
Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions. The adjusted basis of a
REMIC Residual Certificate will be equal to the amount paid for the REMIC
Residual Certificate, increased by amounts included in the income of the REMIC
Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the
REMIC Residual Certificateholder's adjusted basis in its REMIC Residual
Certificate as of the close of the calendar quarter (determined without regard to the net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC
Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which
REMIC Residual Certificateholders should consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC
Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual
Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual
Certificates will initially equal the amount paid for the REMIC Residual
Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders.
To the extent the REMIC Residual Certificateholders' initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or (together with their initial bases) are less than the amount of the distributions, gain will be recognized to the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the
REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC
Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual
Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual
Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC
Residual Certificates--General" above.

                                       93

         Excess Inclusions. Any "excess inclusions" with respect to a REMIC
Residual Certificate will be subject to federal income tax in all events. In general, the"excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of
REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the "daily accruals" (as defined below) for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual
Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual
Certificate at the beginning of the calendar quarter and 120% of the "long-term
Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased
(but not below zero) by any distributions made with respect to the REMIC
Residual Certificate before the beginning of that quarter. The issue price of a
REMIC Residual Certificate is the initial offering price to the public
(excluding bond houses and brokers) at which a substantial amount of the REMIC
Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are not considered to have "significant value."

         For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30%
United States withholding tax imposed on distributions to REMIC Residual
Certificateholders that are foreign investors. See, however, "--Foreign investors in REMIC Certificates," below.

         Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the
Code, excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC
Regulations currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the REMIC Regulations,
transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "non-economic" REMIC
Residual Certificate. The REMIC Regulations provide that a REMIC Residual
Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual
Certificate, which rate is computed and published monthly by the IRS) on the
REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC
Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.
Accordingly, all transfers of REMIC Residual Certificates that may constitute non-economic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the

                                       94

transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i)
the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after
February 4, 2000. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of the
REMIC Residual Certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

         The related prospectus supplement will disclose whether offered REMIC
Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC
Residual Certificate will not be considered "non-economic" will be based upon assumptions, and the depositor will make no representation that a REMIC Residual
Certificate will not be considered "non-economic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC
Residual Certificates" below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

         On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

         Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable
Code provision and the related regulations. However, the IRS has issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

         Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and
expenses of a REMIC generally will be allocated to the holders of the related
REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular
Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder and (2) the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized

                                       95

deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC
Certificate that is an individual, estate or trust, or a "pass-through entity"
beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors should consult with their tax advisors prior to making an investment in the certificates.

         Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC
Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, increased by income reported by the certificateholder with respect to the REMIC
Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the REMIC Regular
Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net
Losses and Distributions." Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC
Certificate is held as a capital asset (generally, property held for investment)
within the meaning of Section 1221 of the Code.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable
Federal rate" (generally, a rate based on an average of current yields on
Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption applicable to the certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of the REMIC Regular Certificate, over (2)
the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular
Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular
Certificates--Market Discount" and"--Premium."

         REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

                                       96

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual
Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the
Code) during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC
Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

         Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886.
Investors should consult with their tax advisors as to the need to file such form.

         Prohibited Transactions and Other Possible REMIC Taxes. In the event a
REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.
It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, a contribution to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.
It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the
Closing Date, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to
Certain Organizations. If a REMIC Residual Certificate is transferred to a
"disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment
Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on

                                       97

the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC
Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

         In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and
(2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity (1) the holder's social security number and a statement under penalties of perjury that the social security number is that of the recordholder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after
December 31,1997, notwithstanding the preceding two sentences, in the case of a
REMIC Residual Certificate held by an "electing large partnership," all interests in the partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

         For these purposes, a "disqualified organization" means:

         o        the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not
                  include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

         o        any organization (other than a cooperative described in
                  Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, or

         o        any organization described in Section 1381(a)(2)(C) of the
                  Code.

For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

         Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC
Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual
Certificateholder's adjusted basis in the certificate, the REMIC Residual
Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

         Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners.
The REMIC Administrator (or other party described in the related prospectus supplement) will file REMIC federal income tax returns on behalf of the related
REMIC, and under the terms of the related Agreement will either (1) be irrevocably

                                       98

appointed by the holders of the largest percentage interest in the related REMIC
Residual Certificates as their agent to perform all of the duties of the "tax matters person" with respect to the REMIC in all respects or (2) will be designated as and will act as the "tax matters person" with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC
Residual Certificates.

         The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report these REMIC items consistently with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item.
Adjustments made to the REMIC tax return may require a REMIC Residual
Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular
Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose the information to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the
REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular certificates--Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related prospectus supplement.

         Backup Withholding With Respect to REMIC Certificates. Payments of
interest and principal, as well as payments of proceeds from the sale of REMIC
Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates. A REMIC Regular
Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the
United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury,

                                       99

certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a
REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, in certain circumstances the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non- resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         Except as stated in the related prospectus supplement, transfers of
REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

NOTES

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, any of Thacher
Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP
as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the Issuer, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a
"noteholder" or a "holder" are to the beneficial owner of a note.

         Status as Real Property Loans

         (1) Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (2) notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of
Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         Taxation of Noteholders

         Notes generally will be subject to the same rules of taxation as REMIC
Regular Certificates issued by a REMIC, as described above, except that (1)
income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular
Certificate as ordinary income is inapplicable to the notes. See
"--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Sales of
REMIC Certificates."

GRANTOR TRUST FUNDS

         Classification of Grantor Trust Funds. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, any of Thacher Proffitt & Wood LLP,
Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, or another law firm identified in the

                                      100

related prospectus supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

         Characterization of Investments in Grantor Trust Certificates.

         Grantor Trust Fractional Interest Certificates. In the case of Grantor
Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which [are]
principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest
Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         Grantor Trust Strip Certificates. Even if Grantor Trust Strip
Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets"
within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the
Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . .
[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

         Taxation of Owners of Grantor Trust Fractional Interest Certificates.
Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest
Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest
Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the
Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are
subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of
Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor
Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the

                                      101

expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest
Certificates of any series will depend on whether they are subject to the
"stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional
Interest Certificates may be subject to those rules if (1) a class of Grantor
Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established "safe harbors." The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust
Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each
Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its
Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest
Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest
Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than "qualified stated interest,"
if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the
Grantor Trust Fractional Interest Certificate at the beginning of the month (see
"Sales of Grantor Trust Certificates") and the yield of the Grantor Trust
Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates)
that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5,
1997, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust
Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in
particular, whether a prepayment assumption should be used in reporting original issue discount.

                                      102

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.
In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment.
Instead, a prepayment should be treated as a partial payment of the stated
redemption price of the Grantor Trust Fractional Interest Certificate and
accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation
of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         It is currently intended to base information reports or returns to the
IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment
Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount)
or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact.
If the original issue discount or market discount on a Grantor Trust Fractional
Interest Certificate determined under the stripped bond rules is less than 0.25%
of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and"--Market
Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor
Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the
extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than
"qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a
"qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or

                                      103

defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See
"--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount"
above.

         In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield.
Section1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the
IRS and certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional
Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest
Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price
(or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See
"Grantor Trust Reporting" below.

         Market Discount. If the stripped bond rules do not apply to the Grantor
Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount," that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price
(as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the

                                      104

holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated
interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or
(3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income.

         Because the mortgage loans will provide for periodic payments of stated
redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

         Further, under the rules described in "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

         Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

         It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest
Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust
Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular
Certificates. See "REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

         Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip
Certificates. Except as described above in "Characterization of Investments in

                                      105

Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the
Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip
Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the
Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" and
assumes that the holder of a Grantor Trust Strip Certificate will not own any
Grantor Trust Fractional Interest Certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip
Certificates based on a constant yield method. In effect, each holder of Grantor
Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust
Strip Certificate at the beginning of that month and the yield of the Grantor
Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "Characterization of Investments in Grantor Trust
Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the
Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the
Grantor Trust Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the
Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate, and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.
Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip
Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the
Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment, except possibly if prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip
Certificate is treated as an interest in discrete mortgage loans, or if the
Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip
Certificate that is allocable to the mortgage loan.

         Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for

                                      106

noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, to the extent subject to
Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may
be excepted from these regulations. Like the OID Regulations, the Contingent
Payment Regulations do not specifically address securities, such as the Grantor
Trust Strip Certificates, that are subject to the stripped bond rules of Section
1286 of the Code.

         If the contingent payment rules under the Contingent Payment
Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor
Trust Strip Certificates are bound by the issuer's projected payment schedule.
The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a
Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a
Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

         Assuming that a prepayment assumption were used, if the Contingent
Payment Regulations or their principles were applied to Grantor Trust Strip
Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor
Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the
Grantor Trust Strip Certificates.

         Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor
Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust
Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions)
except as provided under Section 582(c) of the Code. The adjusted basis of a
Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust
Certificate.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction"within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.
Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

                                      107

         Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

         Backup Withholding. In general, the rules described in
"--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

         Foreign Investors. In general, the discussion with respect to REMIC
Regular certificates in "REMICS--Foreign Investors in REMIC Certificates"
applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after
July 18, 1984.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor
Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

TAXATION OF CLASSES OF EXCHANGEABLE SECURITIES

         General

         The arrangement pursuant to which the ES Classes of a series are created, sold and administered, an "ES Pool", will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for ES Classes will be the assets of the ES Pool and the ES Classes represent beneficial ownership of these interests in the classes of securities.

         Tax Status

         The ES Classes should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(4)(A) and assets described in Section
7701(a)(19)(C) of the Code, and original issue discount and interest accruing on
ES Classes should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the
Code in each case to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for
Strips, defined below). ES Classes will be "qualified mortgages" under Section
860G(a) (3) of the Code for a REMIC.

                                      108

         Tax Accounting for Exchangeable Securities

         An ES Class represents beneficial ownership of an interest in one or more classes of securities on deposit in an exchangeable security trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the
ES Class among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an ES Class, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

         The holder of an ES Class must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the ES Class should account for such interest as described under "REMICS--Taxation of Owners of REMIC Regular Certificates"
above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a
"Strip"), the holder is treated as owning, pursuant to Section 1286 of the Code,
"stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

         A holder of an ES Class should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest.
The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the
Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

         If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the
Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

         A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Section 1274(d) of the Code.

                                      109

         If a holder exchanges a single ES Class, an "Exchanged ES Class", for several ES Classes, each, a "Received ES Class," and then sells one of the
Received ES Classes, the sale may be subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged ES Class between the part of such class underlying the Received
ES Class that was sold and the part of the Exchanged ES Class underlying the
Received ES Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

         Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single
ES Class that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

         Exchanges of Exchangeable Securities

         An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

         Tax Treatment of Foreign Investors

         A foreign holder of an ES Class is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed under the heading "--REMICS --Foreign Investors in REMIC
Certificates."

         Backup Withholding

         A holder of an ES Class is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "--REMICS --Backup Withholding With Respect to REMIC
Certificates."

         Reporting and Administrative Matters

         Reports will be made to the Internal Revenue Service and to holders of record of ES Classes that are not excepted from the reporting requirements.

CALLABLE CLASSES

         The tax consequences of holding or selling a Callable Class will be discussed in the related Prospectus Supplement.

PROPOSED REGULATIONS ON TAX OPINIONS

         The U.S. Department of the Treasury has proposed regulations, contained in Circular 230, governing the practice of attorneys and other tax advisors before the Internal Revenue Service. These proposed regulations classify virtually all opinions regarding federal tax treatment of securities that rely for their treatment on specialized provisions of the Code as tax shelter opinions and, consequently, subject to certain mandatory requirements applicable to tax shelter opinions. The proposed regulations provide that the final regulations will apply to opinions delivered on or after the date the final regulations are published in the Federal Register, which could occur in time to apply to the Notes or Certificates.

         If the final regulations are adopted in their present form with an effective date that is applicable to tax counsel's opinion relating to the Notes or Certificates, tax counsel expects to deliver an opinion that contains the same overall conclusion regarding the Notes or Certificates as described above
[below] but which complies with the requirements of

                                      110

the new regulations. Among other largely technical changes tax counsel may add to the opinion a paragraph substantially similar to the following:

         The opinion set forth herein with respect to federal income tax may not be sufficient for an owner of the Notes or
         Certificates to use for the purpose of avoiding penalties
         relating to a substantial understatement of income tax under section 6662(d) of the Internal Revenue Code of 1986. Owners of the Notes or Certificates should seek advice based on
         their individual circumstances with respect to any material federal tax issue relating to the Notes or Certificates from their own tax advisors. The federal tax opinion represents tax counsel's best judgment, based on the matters referred to herein, that, except as otherwise stated herein, there is no federal tax issue for which the Internal Revenue Service has a reasonable basis for a successful challenge and the
         resolution of which could have a significant adverse impact on the opinion regarding federal tax treatment of the Notes or Certificates. Tax counsel expects to be paid for this
         opinion and related services by the Issuer of the Notes or
         Certificates.

         There can be no assurance that the market value of the Notes or
Certificates will not be adversely affected if the opinion delivered at the time of their issuance includes language substantially similar to the language immediately above. In addition, there can be no assurance that final regulations will be promulgated with provisions that are similar to those included in the proposed regulations. Tax counsel expects that its opinion will be delivered to conform with the requirements of the final regulations, if applicable

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in
"Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus and the prospectus supplement. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

                              ERISA CONSIDERATIONS

         Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section
4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and Parties in Interest, unless a statutory or administrative exemption is available with respect to any such transaction.

         Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section
410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections
401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan's assets, or "Plan Assets,"
and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the trust fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited

                                      111

transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the
Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons, having certain specified relationships to a Plan called Parties in
Interest, unless a statutory or administrative exemption is available. Some
Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section
4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

         Some transactions involving the trust fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a
Plan that purchases the securities, if the mortgage loans and other assets included in a trust fund are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of
ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the trust fund), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that Plan Assets will not include an undivided interest in each asset of an entity in which the
Plan makes an equity investment if: (1) the entity is an operating company; (2)
the equity investment made by the Plan is either a "publicly-offered security"
that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of
1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL
Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the
DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a certificate or a note with "substantial equity features"), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the trust fund). Without regard to whether the notes or certificates are characterized as equity interests, the purchase, sale and holding of notes or certificates by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. The depositor, Bear, Stearns & Co. Inc., the master servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Neither Plans nor persons investing Plan Assets should acquire or hold securities solely in reliance upon the availability of any exception under the DOL Regulations.

UNDERWRITER EXEMPTION

         The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section
406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates or other "securities" underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied.
For purposes of this section "ERISA Considerations", the term "Underwriter"
includes (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

         General Conditions of Exemption. The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply.

         First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

                                      112

         Second, the Exemption applies only to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a
Current Loan-to-Value Ratio or Loan-to-Value Ratio at the date of issuance of the securities that exceeds 100%.

         Third, the securities at the time of acquisition by a Plan or with Plan
Assets must be rated in one of the four highest generic rating categories by an
Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the Loan-to-Value
Ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a
Loan-to-Value Ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

         Fourth, the trustee cannot be an affiliate of any member of the
"Restricted Group" other than an Underwriter. The Restricted Group consists of any Underwriter, the depositor, the master servicer, the special servicer, any servicer and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the securities.

         Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any servicer must represent not more than reasonable compensation for the person's services under the related Agreement and reimbursement of the person's reasonable expenses in connection therewith.

         Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

         The Exemption permits an interest rate swap or yield maintenance agreement to be held by the trust if it meets the conditions of the Exemption.

         Permitted trust funds include owner-trusts, as well as grantor trusts,
REMICs and FASITs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

         The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

         A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the
Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the
acquisition or holding of a security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of an

                                      113

Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If the specific conditions of the Exemption are also satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a)
and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an
Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets and (3) the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing.

         Further, if the specific conditions of the Exemption are satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections
4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by
Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by
Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code)
for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of
Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan's ownership of securities.

         The Exemption generally extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the Exemption will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust fund, to be transferred to the trust fund within the
Pre-Funding Period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

         o        as mentioned, the ratio of the amount allocated to the
                  pre-funding account to the total principal amount of the
                  securities being offered must be less than or equal to 25%;

         o        all additional mortgage loans transferred to the related trust fund after the Closing Date must meet the same terms and
                  conditions for eligibility as the original mortgage loans used to create the trust fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

         o        the transfer of the additional mortgage loans to the trust fund during the Pre-Funding Period must not result in the
                  securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the
                  trust fund;

         o        solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related trust fund on the Closing Date and all additional mortgage loans transferred to the related trust fund after the Closing Date at the end of the Pre-Funding
                  Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the
                  trust fund on the Closing Date;

                                      114

         o        either:

                           (1) the characteristics of the additional mortgage
                  loans transferred to the related trust fund after the Closing
                  Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

                           (2) an independent accountant retained by the
                  depositor must provide the depositor with a letter (with
                  copies provided to the Exemption Rating Agency rating the
                  securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the
                  letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust fund as of the Closing Date;

         o        the Pre-Funding Period must end no later than three months or
                  90 days after the Closing Date or earlier in some
                  circumstances if the pre-funding accounts falls below the
                  minimum level specified in the Agreement or an event of
                  default occurs;

         o        amounts transferred to any pre-funding accounts and/or
                  capitalized interest account used in connection with the
                  pre-funding may be invested only in investments which are
                  permitted by the Exemption Rating Agencies rating the
                  securities and must:

                           (1) be direct obligations of, or obligations fully
                  guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof
                  (provided that the obligations are backed by the full faith and credit of the United States); or

                           (2) have been rated (or the obligor has been rated)
                  in one of the three highest generic rating categories by one of the Exemption Rating Agencies ("ERISA Permitted
                  Investments");

         o        the prospectus or prospectus supplement must describe the
                  duration of the Pre-Funding Period;

         o        the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial
                  institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the trust fund, must enforce all the rights created in favor of
                  securityholders of the trust fund, including employee benefit plans subject to ERISA.

OTHER EXEMPTIONS

         Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA.

         Prohibited Transaction Class Exemption 83-1. The U.S. Department of
Labor has issued an administrative exemption, Prohibited Transaction Class
Exemption ("PTCE") 83-1, which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A
"mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that:

                                      115

         o        the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

         o         the trustee may not be an affiliate of the depositor;

         o        and the payments made and retained by the depositor in
                  connection with the trust fund, together with all funds
                  inuring to the depositor's benefit for administering the trust fund, represent no more than "adequate consideration" for
                  selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

         In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

         o        the initial sale, exchange or transfer of certificates is
                  expressly approved by an independent fiduciary who has
                  authority to manage and control those plan assets being
                  invested in certificates;

         o        the Plan pays no more for the certificates than would be paid in an arm's length transaction;

         o        no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

         o        the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

         o        at least 50% of the aggregate amount of certificates is
                  acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

         Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute
"mortgage pool pass-through certificates," and that the conditions set forth in
PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

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ERISA CONSIDERATIONS RELATING TO NOTES

         Under the DOL Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such
Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         The Exemption permits trust funds which are grantor trusts, owner-trusts, REMICs or FASITs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded
Plans would also be applicable to the notes as described herein.

         In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to,
PTCE 90-1 (regarding investments by insurance company pooled separate accounts),
PTCE 91-38 (regarding investments by bank collective investments funds), PTCE
84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

         In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan Assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with plan assets; or (2)
(A) either (x) none of the issuer, the depositor any underwriter, the trustee, the master servicer, any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is a Plan or (y) PTCE 90-1, PTCE
91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 or some other prohibited transaction exemption is applicable to the acquisition and holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuer, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuer, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

                                      117

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING
CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED
SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE
EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF
A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD
BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO
PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH
RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE
OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

EXCHANGEABLE SECURITIES AND CALLABLE SECURITIES

         With respect to those classes of exchangeable securities which were eligible for exemptive relief under the Exemption when purchased, the Exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. Similarly, with respect to classes of securities which were eligible for exemptive relief under the
Exemption and were issued as a Callable Class, the exercise of the Call would be covered under the Exemption. However, with respect to classes of exchangeable securities and Callable Classes which were not eligible for exemptive relief under the Exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party in interest with respect to such Plan are involved in the transaction. However, one or more Investor
Based Exemptions discussed above may be applicable to these transactions.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation pursuant to Section
501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code. All "excess inclusion" of a REMIC allocated to a
REMIC Residual Certificate and held by such an investor will be considered
"unrelated business taxable income" and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions."

CONSULTATION WITH COUNSEL

         There can be no assurance that the Exemptions or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund.
Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

         BEFORE PURCHASING AN OFFERED SECURITY IN RELIANCE ON THE EXEMPTION, A
PTCE OR AN INVESTOR-BASED EXEMPTION, A FIDUCIARY OF A PLAN OR OTHER PLAN ASSET
INVESTOR SHOULD ITSELF CONFIRM THAT (A) ALL THE SPECIFIC AND GENERAL CONDITIONS
SET FORTH IN THE EXEMPTION, PTCE 83-1 ONE OF THE CLASS EXEMPTIONS OR SECTION
401(C) OF ERISA WOULD BE SATISFIED AND (B) IN THE CASE OF A SECURITY PURCHASED
UNDER THE EXEMPTION, THE SECURITY CONSTITUTES A "SECURITY" FOR PURPOSES OF THE
EXEMPTION. IN ADDITION TO MAKING ITS OWN DETERMINATION AS TO THE AVAILABILITY OF
THE EXEMPTIVE RELIEF PROVIDED IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR
SECTION 401(C) OF ERISA, THE PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL
FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE THE
SECURITIES ON BEHALF OF A PLAN.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to

                                      118

the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

                            LEGAL INVESTMENT MATTERS

         Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

         SMMEA also amended the legal investment authority of
federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal
Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the
OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

         The predecessor to the OTS issued a bulletin, entitled, "Mortgage
Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute
"mortgage related securities" for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the

                                      119

matters discussed in the following paragraph.

         There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors'
assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans and/or mortgage securities in the respective mortgage pools and to pay other expenses. The depositor expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

         The depositor will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, Bear, Stearns &
Co. Inc., an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that is paid by the depositor.

         Alternatively, the related prospectus supplement may specify that Bear,
Stearns & Co. Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If Bear, Stearns & Co. Inc. acts as agent in the sale of securities, Bear, Stearns & Co. Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Bear, Stearns & Co. Inc. elects to purchase securities as principal, Bear,
Stearns & Co. Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

         The depositor will indemnify Bear, Stearns & Co. Inc. and any underwriters against certain civil liabilities, including liabilities under the
Securities Act of 1933, or will contribute to payments Bear, Stearns & Co. Inc.
and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, the depositor and Bear, Stearns &
Co. Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

                                      120

         Bear, Stearns & Co. Inc. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Bear, Stearns & Co. Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

         The depositor anticipates that the securities will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the
Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

                                  LEGAL MATTERS

         Legal matters, including federal income tax matters, in connection with the securities of each series will be passed upon for the depositor by Thacher
Proffitt & Wood LLP, New York, New York, Orrick, Herrington & Sutcliffe LLP, New
York, New York, or Greenberg Traurig LLP, New York, New York.

                              FINANCIAL INFORMATION

         With respect to each series, a new trust fund will be formed, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

         It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

         Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the
Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the public reference facilities maintained by the
Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional
Offices located as follows: Chicago Regional Office, 500 West Madison, 14th
Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New
York, New York 10279. Copies of the material can also be obtained from the
Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington,
D.C. 20549, at prescribed rates and electronically through the Commission's
Electronic Data Gathering, Analysis and Retrieval system at the Commission's
Website (http://www.sec.gov). The depositor does not intend to send any financial reports to securityholders.

         This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities
Act and to which reference is hereby made.

                                      121

                           REPORTS TO SECURITYHOLDERS

         The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission's related rules and regulations. See "Description of the Securities--Reports to
Securityholders."

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue,
New York, New York 10179, Attention: Secretary, or by telephone at (212)
272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

                                      122

                                    GLOSSARY

         ACCRUAL SECURITY -- A security with respect to which some or all of its accrued interest will not be distributed as interest but rather an amount equal to that interest will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

         AFFILIATED SELLER -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, and other mortgage loan originators or sellers affiliated with the depositor, which may include EMC
Mortgage Corporation.

         AGREEMENT -- An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

         ARM LOAN -- A mortgage loan with an adjustable interest rate.

         BANKRUPTCY AMOUNT - The amount of Bankruptcy Losses that may be allocated to the credit enhancement of the related series.

         BANKRUPTCY CODE -- Title 11 of the United States Code, as amended from time to time.

         BANKRUPTCY LOSS -- A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

         BENEFICIAL OWNER -- A person acquiring an interest in any DTC
Registered Security.

         BENEFIT PLAN INVESTORS -- Plans, as well as any "employee benefit plan"
(as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans(as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include
Plan Assets by reason of a Plan's investment in the entity.

         BUYDOWN ACCOUNT -- With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

         BUYDOWN FUNDS -- With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

         BUYDOWN PERIOD -- The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

         CALL CLASS -- A class of securities which entitles the holder thereof to direct the trustee to redeem a Callable class of securities.

         CALLABLE CLASS -- A class of securities of a series which is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Callable
Class may have a "lock-out period" during which such securities cannot be called and generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets.

         CERCLA -- The federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

         CLASS FACTOR -- For any exchangeable security and any month, will be a truncated seven digit decimal which, which when multiplied by the original principal amount of that class, will equal its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month.

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         CLEARSTREAM - Clearstream Banking, societe anonyme, formerly known as
Cedelbank SA.

         CLOSING DATE -- With respect to any series of securities, the date on which the securities are issued.

         CODE -- The Internal Revenue Code of 1986.

         COMMISSION -- The Securities and Exchange Commission.

         COMMITTEE REPORT -- The Conference Committee Report accompanying the
Tax Reform Act of 1986.

         CONSERVATION ACT -- The Asset Conservation, Lender Liability and
Deposit Insurance Act of 1996.

         CONTRACT -- Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

         CONTRIBUTIONS TAX -- With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

         COOPERATIVE -- With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

         CRIME CONTROL ACT -- The Comprehensive Crime Control Act of 1984.

         DEFAULTED MORTGAGE LOSS -- A Realized Loss other than a Special Hazard
Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

         DEFERRED INTEREST -- If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

         DELETED MORTGAGE LOAN -- A mortgage loan which has been removed from the related trust fund.

         DESIGNATED SELLER TRANSACTION -- A series of securities where the related mortgage loans are provided either directly or indirectly to the depositor by one or more Sellers identified in the related prospectus supplement.

         DETERMINATION DATE -- The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

         DISTRIBUTION ACCOUNT -- One or more separate accounts for the collection of payments on the related mortgage loans and/or mortgage securities constituting the related trust fund, which may be a Master Servicer Collection
Account.

         DIDMC -- The Depository Institutions Deregulation and Monetary Control
Act of 1980.

         DOL -- The U.S. Department of Labor.

         DOL REGULATIONS -- Regulations by the DOL promulgated at 29
C.F.R.ss.2510.3-101.

         DTC - The Depository Trust Company.

         DTC REGISTERED SECURITY -- Any security initially issued through the book-entry facilities of the DTC.

         ELIGIBLE ACCOUNT -- An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by the
FDIC), the uninsured deposits in which account are otherwise

                                      124

secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this clause (ii)) delivered to the trustee prior to the establishment of the account, the securityholders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Instruments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating
Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the classes of the securities then rated by the
Rating Agencies). Eligible Accounts may or may not bear interest.

         EQUITY CERTIFICATES -- With respect to any series of notes, the certificate or certificates representing a beneficial ownership interest in the related issuer.

         ERISA -- The Employee Retirement Income Security Act of 1974, as
amended.

         ERISA PLANS -- Employee pension and welfare benefit plans subject to
ERISA.

         ES CLASS -- A class of exchangeable securities, as described under
"Description of the Certificates -- Exchangeable Securities."

         EXEMPTION -- An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July
21,1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000), and PTE 2002-41,
67 Fed. Reg. 54487 (August 22, 2002).

         EXEMPTION RATING AGENCY -- Standard & Poor's, a division of The
McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc.

         EXCHANGE ACT -- The Securities Exchange Act of 1934, as amended.

         EXTRAORDINARY LOSS -- Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

         FRAUD LOSS -- A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

         FRAUD LOSS AMOUNT - The amount of Fraud Losses that may be allocated to the credit enhancement of the related series.

         FTC RULE -- The so-called "Holder-in-Due-Course" Rule of the Federal
Trade Commission.

         GARN-ST GERMAIN ACT -- The Garn-St Germain Depository Institutions Act
of 1982.

         GINNIE MAE  -- The Government National Mortgage Association.

         GLOBAL SECURITIES -- The certificated securities registered in the name of DTC, its nominee or another depository representing interests in the class or classes specified in the related prospectus supplement which are held in book-entry form.

         GRANTOR TRUST CERTIFICATE -- A certificate representing an interest in a Grantor Trust Fund.

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATE -- A Grantor Trust
Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

                                      125

         GRANTOR TRUST STRIP CERTIFICATE -- A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

         GRANTOR TRUST FUND -- A trust fund as to which no REMIC election will be made and which qualifies as a "grantor trust" within the meaning of Subpart
E, part I of subchapter J of the Code.

         HIGH COST LOANS -- Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

         HIGH LTV LOANS -- Mortgage loans with Loan-to-Value Ratios in excess of
80% and as high as 150% and which are not be insured by a Primary Insurance
Policy.

         HOMEOWNERSHIP ACT --The Home Ownership and Equity Protection Act of
1994.

         HOUSING ACT -- The National Housing Act of 1934, as amended.

         INDEX -- With respect to an ARM Loan, the related index, which will be specified in the related prospectus supplement and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San
Francisco, (5) the interbank offered rates for U.S. dollar deposits in the
London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.

         INSURANCE PROCEEDS -- Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

         INTERMEDIARY -- An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

         IRS -- The Internal Revenue Service.

         ISSUE PREMIUM -- The excess of the issue price of a REMIC Regular
Certificate over its stated redemption price.

         ISSUER -- With respect to a series of notes, the Delaware statutory trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

         LIQUIDATION PROCEEDS -- (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise and (2) all proceeds of any mortgage loan or mortgage security purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the depositor, a
Seller or any other person pursuant to the terms of the related pooling and servicing agreement or servicing agreement as described under "The Mortgage
Pools--Representations by Sellers," "Servicing of Mortgage Loans--Realization
Upon and Sale of Defaulted Mortgage Loans," "--Assignment of Trust Fund

                                      126

Assets" above and "The Agreements--Termination."

         LOAN-TO-VALUE RATIO -- With respect to any mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan plus the principal balance of any senior mortgage loan to the Value of the related mortgaged property.

         MANUFACTURED HOME -- Manufactured homes within the meaning of 42 United
States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         MASTER SERVICER COLLECTION ACCOUNT -- One or more separate accounts established by a master servicer, into which each of the related servicers are required to remit collections of payments on the related mortgage loans included in the related trust fund.

         NET MORTGAGE RATE -- With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the depositor.

         NONRECOVERABLE ADVANCE -- An advance which, in the good faith judgment of the master servicer or a servicer, as applicable, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

         NOTE MARGIN -- With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

         OID REGULATIONS -- The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

         OTS -- The Office of Thrift Supervision.

         PARITY ACT -- THE ALTERNATIVE MORTGAGE TRANSACTION PARITY ACT OF 1982.

         PARTIES IN INTEREST -- With respect to a Plan, persons who have specified relationships to the Plans, either "Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code.

         PERCENTAGE INTEREST -- With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

         PERMITTED INVESTMENTS -- United States government securities and other investment grade obligations specified in the related pooling and servicing agreement or the related servicing agreement and indenture.

         PLAN ASSETS -- "Plan assets" of a Plan, within the meaning of the DOL
Regulations.

         PLANS -- ERISA Plans and Tax Favored Plans.

         PREPAYMENT ASSUMPTION -- With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the prepayment assumption used in pricing the initial offering of that security.

                                      127

         PREPAYMENT INTEREST SHORTFALL -- With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor).

         PRIMARY INSURANCE COVERED LOSS -- With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

         PRIMARY INSURANCE POLICY -- A primary mortgage guaranty insurance policy.

         PRIMARY INSURER -- An issuer of a Primary Insurance Policy.

         PROTECTED ACCOUNT -- One or more separate accounts established by each servicer servicing the mortgage loans, for the collection of payments on the related mortgage loans included in the related trust fund.

         PTCE -- Prohibited Transaction Class Exemption.

         QUALIFIED SUBSTITUTE MORTGAGE LOAN -- A mortgage loan substituted for a
Deleted Mortgage Loan, meeting the requirements described under "The Mortgage
Pools-- Representations by Sellers" in this prospectus.

         RATING AGENCY -- A "nationally recognized statistical rating organization" within the meaning of Section 3(a)(41) of the Exchange Act.

         REALIZED LOSS -- Any loss on a mortgage loan attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note.

         RECORD DATE -- The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

         RELIEF ACT -- The Servicemembers Civil Relief Act..

         REMIC -- A real estate mortgage investment conduit as defined in
Sections 860A through 860G of the Code.

         REMIC ADMINISTRATOR -- The trustee, the master servicer or another specified party who administers the related REMIC.

         REMIC CERTIFICATES -- Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

         REMIC PROVISIONS -- Sections 860A through 860G of the Code.

         REMIC REGULAR CERTIFICATE -- A REMIC Certificate designated as a
"regular interest" in the related REMIC.

         REMIC REGULAR CERTIFICATEHOLDER -- A holder of a REMIC Regular
Certificate.

         REMIC RESIDUAL CERTIFICATE -- A REMIC Certificate designated as a
"residual interest" in the related REMIC.

         REMIC RESIDUAL CERTIFICATEHOLDER -- A holder of a REMIC Residual
Certificate.

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         REMIC REGULATIONS -- The REMIC Provisions and the related Treasury regulations.

         REO MORTGAGE LOAN -- A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

         RICO -- The Racketeer Influenced and Corrupt Organizations statute.

         SECURITIES ACT -- The Securities Act of 1933, as amended.

         SELLER -- The seller of the mortgage loans or mortgage securities included in a trust fund to the depositor with respect a series of securities, who shall be an Affiliated Seller or an Unaffiliated Seller.

         SINGLE FAMILY PROPERTY -- An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

         SMMEA -- The Secondary Mortgage Market Enhancement Act of 1984.

         SPECIAL HAZARD AMOUNT - The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

         SPECIAL HAZARD LOSS -- (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

         STRIP SECURITY -- A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or
(2) interest distributions, with disproportionate, nominal or no principal distributions.

         TAX FAVORED PLANS -- Tax-qualified retirement plans described in
Section 401(a) of the Code and on individual retirement accounts described in
Section 408 of the Code.

         TILA -- The Federal Truth-in-Lending Act.

         TITLE V -- Title V of the Depository Institutions Deregulation and
Monetary Control Act of 1980, enacted in March 1980.

         TITLE VIII -- Title VIII of the Garn-St Germain Act.

         UNAFFILIATED SELLERS -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust
Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

         UNITED STATES PERSON -- A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia
(except, in the case of a partnership, to the extent provided in regulations),or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

         VALUE -- With respect to a mortgaged property securing a single family, multifamily, commercial or mixed-use

                                      129

loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family, multifamily, commercial or mixed-use loans, the "Value" of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the "Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including "accessories" identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the "Value" is the least of the sale price, the appraised value, and the National Automobile Dealer's
Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

                                      130

                           $135,000,000 (Approximate)

                  Structured Asset Mortgage Investments II Inc.
                                    Depositor

             Structured Asset Mortgage Investments II Trust 2005-F2

                           Pass-Through Certificates,
                                 Series 2005-F2

                                   ----------

                              Prospectus Supplement

                             Dated October 26, 2005

                                   ----------

                            Bear, Stearns & Co. Inc.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement.